   As filed with the Securities and Exchange Commission on November 20, 1996
                                                     Registration Nos. 333-05557
                                                                    333-05557-01

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                                Amendment No. 1
                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                --------------

                     AMERICAN TELESOURCE INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


         Ontario, Canada                      4813                  Applied For
  (state or other jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)  Classification Code Number)   Identification No.)

                               ATSI MERGER CORP.
             (Exact name of registrant as specified in its charter)

             Delaware                         4813                   Applied For
  (state or other jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)  Classification Code Number)   Identification No.)

                         12500 Network Blvd., Suite 407
                            San Antonio, Texas 78249
                                 (210) 558-6090
         (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)


                                ---------------


                           Arthur L. Smith, President
                         12500 Network Blvd., Suite 407
                            San Antonio, Texas 78249
                                 (210) 558-6090
       (Name, address including zip code, and telephone number, including area code, of agent for service for each registrant)

                               ----------------

                                with a copy to:

                             Matthew R. Bair, Esq.
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         300 Convent Street, Suite 1500
                            San Antonio, Texas 78205

  Telephone: (210) 270-0800

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [X].


                        CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                         Proposed         Proposed maximum
       Title of each class of           Amount to        maximum         aggregate offering         Amount of
    securities to be registered       be registered   offering price          price(1)(2)      registration fee(1)(3)
                                                       per share(1)
-------------------------------------------------------------------------------------------------------------------
Common Stock of American
   TeleSource International Inc.
   ("ATSI"), No Par Value                23,862,157          $0.640        $14,513,097.824           $5,004.516
-------------------------------------------------------------------------------------------------------------------
Warrants of ATSI to purchase
   Common Stock                           8,097,463          $0.001             $8,097.463               $2.792
-------------------------------------------------------------------------------------------------------------------
Common Stock of ATSI issuable
   upon exercise of Warrants(4)           8,097,463          $0.843        $ 6,826,161.309           $2,353.601
-------------------------------------------------------------------------------------------------------------------
Common Stock of ATSI Merger
   Corp. ("ATSI Merger Corp."),
   par value $0.001 per share            23,862,157          $0.640        $14,513,097.824           $5,004.516
-------------------------------------------------------------------------------------------------------------------
Warrants of ATSI Merger Corp.
   to purchase Common Stock               8,097,463          $0.001             $8,097.463               $2.792
-------------------------------------------------------------------------------------------------------------------
Common Stock of ATSI Merger
   Corp. issuable upon exercise of
   Warrants of ATSI                       8,097,463          $0.843        $ 6,826,161.309           $2,353.601
-------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                               $14,721.82(5)
===================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457.

(2) Calculated by multiplying the amount of each class of securities to be registered herein less the corresponding amount of such class of securities listed for registration in the Registration Statement initially filed with the Commission on June 7, 1996 (the "Initial Filing") by the proposed maximum offering price per share of such class of securities herein, and then adding the product (the "Product") to the corresponding proposed maximum aggregate offering price listed in the Initial Filing (except for Common Stock of ATSI issuable upon exercise of Warrants and Common Stock of ATSI Merger Corp. issuable upon exercise of Warrants of ATSI, which have been recalculated to accurately reflect the weighted average exercise price at the time of the Initial Filing and the filing of this Registration Statement).

(3) Calculated on the basis of the Product used to determine the proposed maximum aggregate offering price of each class of securities to be registered herein, and then adding the resultant amount of registration fee to the corresponding amount of registration fee listed in the Initial Filing (except for Common Stock of ATSI issuable upon exercise of Warrants and Common Stock of ATSI Merger Corp. issuable upon exercise of Warrants of ATSI, which have been recalculated to accurately reflect the weighted average exercise price at the time of the Initial Filing and the filing of this Registration Statement).

(4)  Reflects weighted average exercise price under outstanding warrants.


(5) A fee of $10,372.50 has been previously paid. The balance, resulting from an increase in the shares and Warrants offered, is paid herewith.

                          ---------------------------

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                     AMERICAN TELESOURCE INTERNATIONAL INC.

                               ATSI MERGER CORP.

                              ------------------

                             CROSS REFERENCE SHEET

                   Pursuant to Item 501(b) of Regulation S-K


    Form S-4 Item Number and Caption               Location in Prospectus
    --------------------------------               ----------------------

A.  Information About the Transaction

    1.  Forepart of Registration Statement
         and Outside Front Cover Page of
         Prospectus.........................    Cover Page

    2.  Inside Front and Outside Back Cover
         Pages of Prospectus................    Inside Front and Outside Back
                                                Cover Pages; Available
                                                Information
    3.  Risk Factors, Ratio of Earnings to
         Fixed Charges and Other Information    Summary; Risk Factors; General
                                                Proxy Information;
                                                Capitalization; Selected
                                                Financial Data; Management;
                                                Principal Shareholders

    4.  Terms of the Transaction............    Summary; Domestication and
                                                Merger; Effect of Domestication
                                                and Merger on Shareholder
                                                Rights; Dissent Rights of ATSI
                                                Shareholders; Description of
                                                ATSI Merger Corp. Securities;
                                                Canadian and United States
                                                Income Tax Considerations
    5.  Pro Forma Financial Information.....             *
    6.  Material Contracts with the Company
         Being Acquired.....................             *
    7.  Additional Information Required for
         Reoffering by Persons and Parties
         Deemed to be Underwriters..........             *
    8.  Interests of Named Experts and
         Counsel............................             *
    9.  Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities........................             *

B.  Information About the Registrant

    10. Information with Respect to S-3
         Registrants........................             *
    11. Incorporation of Certain Information
         by Reference.......................             *
    12. Information with Respect to S-2 or
         S-3 Registrants....................             *
    13. Incorporation of Certain Information
         by Reference.......................             *

    Form S-4 Item Number and Caption               Location in Prospectus
    --------------------------------               ----------------------


    14. Information with Respect to
         Registrants Other Than S-2 or S-3
         Registrants........................    Summary; Risk Factors; Price
                                                Range of Common Shares;
                                                Capitalization; Selected
                                                Financial Data; Management's
                                                Discussion and Analysis of
                                                Financial Condition and Results
                                                of Operations; Business;
                                                Management; Certain
                                                Transactions; Principal
                                                Shareholders; Description of
                                                ATSI Merger Corp. Securities

C.  Information About the Company
     Being Acquired

    15. Information with Respect to S-3
         Companies..........................                *
    16. Information with Respect to S-2 or
         S-3 Companies......................                *
    17. Information with Respect to
         Companies Other Than S-2 or S-3
         Companies..........................    Price Range of Common Shares;
                                                Summary; Risk Factors;
                                                Capitalization; Selected
                                                Financial Data; Management's
                                                Discussion and Analysis of
                                                Financial Condition and Results
                                                of Operations; Business;
                                                Management; Certain
                                                Transactions; Principal
                                                Shareholders; Description of
                                                ATSI Merger Corp. Securities

D.  Voting and Management Information

    18. Information if Proxies, Consents or
         Authorizations Are to be Solicited.    Available Information; Summary;
                                                General Proxy Information;
                                                Articles of Amendment;
                                                Domestication and Merger;
                                                Dissent Rights of ATSI
                                                Shareholders; Management;
                                                Certain Transactions; Principal
                                                Shareholders; 1996 Option Plan;
                                                Shareholder Proposals; Other
                                                Business at Annual and Special
                                                Meeting; Approval of Proxy
    19. Information if Proxies, Consents
         or Authorizations Are Not to be
         Solicited or in an Exchange Offer..                *

-----------
*Not applicable

                     AMERICAN TELESOURCE INTERNATIONAL INC.
                         12500 Network Blvd., Suite 407
                           San Antonio, Texas  78249


Dear Shareholders:

  Your approval is requested for the following transactions which American TeleSource International Inc. (the "Company" or "ATSI") is proposing to its shareholders in addition to the annual business which is to be conducted at the shareholders meeting.





Domestication. The Board of Directors will submit a proposal to domesticate the Company from a corporation existing under the laws of the Province of Ontario, Canada to a corporation existing under the laws of the State of Delaware, United States of America (the "Domestication"). If approved by at least two-thirds of the votes cast by holders of the Common Shares, without par value, of the Company ("Common Shares") represented in person or by proxy at the meeting, the Domestication will result in a change in the Company's jurisdiction of incorporation from the Province of Ontario to the State of Delaware and will also result in the adoption of a new certificate of incorporation for the Company, which will govern the Company under Delaware law. If approved by the shareholders and subject to requisite regulatory approval, it is anticipated that the Domestication will become effective on or about __________ ____, 1997, or as soon as practicable after the annual and special meeting of shareholders.


Merger. If the Domestication is approved and becomes effective, the shareholders of the Company, after it has been domesticated in Delaware, will be asked to approve by written consent the merger (the "Merger") of the Company with and into its wholly-owned subsidiary, ATSI Merger Corp. ("ATSI Merger Corp.") pursuant to the laws of the State of Delaware. Such written consent will be executed pursuant to proxies solicited hereby (the "Consent"). Accordingly, no shareholder meeting will be held with respect to the Merger proposal. If the Merger is completed, holders of Common Shares will receive one share of Common Stock, $0.001 par value per share, of ATSI Merger Corp. ("ATSI Merger Corp. Common Stock") for each Common Share held immediately prior to the Merger. In addition, all warrants of ATSI outstanding immediately prior to the Merger will become obligations of ATSI Merger Corp. upon consummation of the Merger. If approved by the shareholders of ATSI pursuant to the Consent, immediately following the Merger the name of the surviving company will change to American TeleSource International, Inc. or such other name as may be authorized by the Board of Directors of ATSI. It is anticipated that the Merger, if approved by the shareholders of ATSI pursuant to the Consent, will also become effective on or about __________ ____, 1997, or as soon as practicable after the completion of the Domestication.

  The Board of Directors has reserved the right to terminate or abandon the Domestication and/or the Merger at any time prior to the effectiveness of each, notwithstanding shareholder approval, if the Board of Directors determines for any reason that the consummation of the Domestication and/or the Merger would be inadvisable or not in the best interests of the Company or its shareholders.


  For a summary of the principal income tax consequences of the Domestication and Merger to United States shareholders and warrantholders, Canadian shareholders and warrantholders, and the Company, see "Canadian and United States Income Tax Considerations" contained in the Circular and Proxy Statement/Prospectus (the "Prospectus").

1996 Option Plan. The Board of Directors will submit the American TeleSource International Inc. 1996 Stock Option Plan (the "1996 Option Plan") to shareholders for their approval, which approval if given shall be effective only upon and as of the date of the Domestication. If approved by at least a majority of the votes cast by holders of the Common Shares represented in person or by proxy at the meeting, excluding votes cast by directors, executive officers and beneficial owners of 10% or more of the Common Shares, the 1996 Option Plan provides that options to purchase up to 4,000,000 Common Shares may be granted to employees and directors of, and consultants and advisors to, the Company or any subsidiary corporation or entity. The

1996 Option Plan is intended to promote the interest of the Company and its shareholders by providing an effective means to attract, retain and increase the commitment of certain individuals and to provide such individuals with additional incentive to contribute to the success of the Company.

  The only way a holder of Common Shares can express his approval of the Merger is by executing the proxy authorizing the persons named therein to approve the Merger by means of the Consent. The failure to grant a proxy or the withholding of authority to execute the Consent has the same effect as a vote "against" the Merger. Furthermore, a proxy authorizing the execution of the Consent is valid only if the person executing the proxy remains a holder of record of the shares represented thereby at the time the Domestication becomes effective and the Consent is executed. Therefore, if you wish to have your shares represented in the approval of the Merger, we urge you not to sell or transfer any shares prior to the effectiveness of the Domestication.

  IF THE MERGER IS COMPLETED, SHAREHOLDERS WILL BE REQUIRED TO SURRENDER THEIR CURRENT CERTIFICATES REPRESENTING COMMON SHARES IN EXCHANGE FOR CERTIFICATES REPRESENTING AN EQUAL NUMBER OF SHARES OF ATSI MERGER CORP. COMMON STOCK. IF THE DOMESTICATION OCCURS BUT THE MERGER DOES NOT, EVERY HOLDER OF COMMON SHARES WILL BE REQUIRED TO SURRENDER THE CERTIFICATES REPRESENTING SUCH SHARES IN ORDER FOR SUCH CERTIFICATES TO BE REPLACED WITH NEW CERTIFICATES OF ATSI, REPRESENTING AN EQUAL NUMBER OF COMMON SHARES, WHICH CONFORM TO THE REQUIREMENTS OF DELAWARE LAW. Appropriate transmittal forms will be sent to shareholders for this purpose.


  THE PROSPECTUS PROVIDES A DETAILED DESCRIPTION OF THE DOMESTICATION, MERGER AND 1996 OPTION PLAN AND OTHER INFORMATION TO ASSIST YOU IN CONSIDERING THE MATTERS TO BE VOTED ON. WE URGE YOU TO REVIEW THIS INFORMATION CAREFULLY AND, IF YOU REQUIRE ASSISTANCE, TO CONSULT WITH YOUR FINANCIAL, TAX OR OTHER PROFESSIONAL ADVISORS.

  FOR THE REASONS SET FORTH IN THE PROSPECTUS, YOUR BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THAT THE PROPOSED DOMESTICATION AND MERGER AND THE ADOPTION OF THE 1996 OPTION PLAN ARE IN THE BEST INTERESTS OF THE COMPANY AND ALL OF ITS SHAREHOLDERS. WE THEREFORE STRONGLY URGE YOU TO VOTE "FOR" THE DOMESTICATION AND MERGER AND 1996 OPTION PLAN.

                                    Very truly yours,

                                    /s/ ARTHUR L. SMITH

                                    Arthur L. Smith
                                    President, Chief Operating Officer and
                                    Director

                                    ON BEHALF OF THE BOARD OF DIRECTORS

                    AMERICAN TELESOURCE INTERNATIONAL INC.

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS


  TAKE NOTICE THAT an Annual and Special Meeting (the "Meeting") of the shareholders of American TeleSource International Inc. (the "Company") will be held at ____________________________, San Antonio, Texas, on January ____, 1997,
at the hour of ___:___ A.M./P.M. (Central Standard Time), for the following purposes:


  a. To receive and consider the annual report of management to the shareholders and the consolidated financial statements of the Company for the year ended July 31, 1996 and the report of the auditors thereon;

  b. To elect directors of the Company for the ensuing year;

  c. To appoint Arthur Andersen LLP as auditors of the Company for the current year and to authorize the directors to fix their remuneration;

  d. To consider and pass, with or without variation, a special resolution, subject to requisite regulatory approval, (i) authorizing the Company to become domesticated as a corporation existing under the laws of the State of Delaware in accordance with the Delaware General Corporation Law (the "Domestication") and (ii) approving the adoption of a new Certificate of Incorporation to govern the Company once it is domesticated and existing under the laws of the State of Delaware. A copy of the Certificate of Incorporation, which is attached to the Circular and Proxy Statement/Prospectus (the "Prospectus") accompanying this notice, will be effective upon the filing of the Certificate of Domestication with the Secretary of State of Delaware and will replace the Articles of the Company at such time;

  e. To consider and pass, with or without variation, a special resolution, subject to requisite regulatory approval, authorizing and approving the Company's 1996 Stock Option Plan, to be effective as of the date of the Domestication; and

  f. To transact such other business as may properly come before the Meeting or any adjournments thereof.

  If the Domestication is approved and becomes effective, the shareholders of the Company, after it has been domesticated in Delaware, will be asked to approve by written consent the merger (the "Merger") of the Company with and into its wholly owned subsidiary, ATSI Merger Corp., pursuant to the laws of the State of Delaware. Such written consent will be executed pursuant to proxies solicited hereby (the "Consent"). Accordingly, no shareholder meeting will be held with respect to the Merger proposal.

  FOR FULL INFORMATION, THIS NOTICE MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS ACCOMPANYING THIS NOTICE.

  Shareholders registered as holders of the Company's common shares, without par value (the "Common Shares"), who are now deemed to hold such shares as of the close of business on __________ ___, 1996, are entitled to Notice of the Meeting and are entitled to vote on all matters to be considered at the Meeting, except that if such person transfers his or her shares after said date and the transferee, at least 48 hours prior to the Meeting, produces properly endorsed share certificates to the Secretary or transfer agent of the Company, or otherwise establishes ownership of the shares, the transferee may vote those shares. The transfer register will not be closed at any time prior to the Meeting.

  The Board of Directors has by resolution fixed the close of business on the second business day preceding the day of the Meeting (excluding Saturdays, Sundays and holidays) and any adjournments thereof as the time before which proxies to be used or acted upon at the Meeting or any adjournments thereof shall be deposited with the Company or its transfer agent.

  A Shareholder who dissents in respect of item (d) above (the Domestication) is entitled to be paid the fair value of its Common Shares as set forth in the Prospectus. No dissenter's rights are available under Delaware law in connection with the Merger.

  A description of the procedure to be followed by shareholders dissenting from the Domestication is set out in the Prospectus under the heading "Dissent Rights of ATSI Shareholders" and the text of the special resolution to be submitted to the Meeting is set out in Exhibit A (with respect to the Domestication) to the Prospectus.


  Dated at Toronto, Ontario ____________ ___, 1996.

  By order of the Board of Directors


  /s/  H. DOUGLAS SAATHOFF
  ------------------------
  Secretary



  Shareholders, whether or not able to attend the Meeting in person are requested to date and sign the enclosed form of proxy and to return it to the Company's Transfer Agent, The R-M Trust Company, 393 University Avenue, Toronto, Ontario, M5G 1E6, by not later than 10:00 A.M. (Central Standard Time) on ____________ ___, 1996.

 Whether or not you are able to attend the Meeting, the only way in which you can express your approval of the Merger is by executing the Consent. The failure to grant a proxy or the withholding of authority to execute the Consent has the same effect as a vote "against" the Merger. Therefore, please complete the enclosed form of proxy for the Consent and forward it to the Company as indicated in the preceding paragraph.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   OF AMERICAN TELESOURCE INTERNATIONAL INC.

               FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ____________, 1997

I, the undersigned holder of Common Shares of American TeleSource International Inc. (the "Corporation"), hereby appoint Arthur L. Smith, President, and/or H.
Douglas Saathoff, Secretary and Treasurer, or *                             ,
acting individually or together, as my proxy to vote for me and on my behalf at the Annual and Special Meeting of the Shareholders of American TeleSource International Inc., to be held ____________, 1997 at _______ o'clock in the [morning/afternoon] (C.S.T.) at ________________________________________ and at
any adjournment thereof and at every poll which may take place in consequence thereof. The said proxy is directed to vote the shares represented by this form of proxy:

1. VOTE FOR [ ] or WITHHOLD VOTE [ ] with respect to the election of Arthur L. Smith, Murray R. Nye and John R. Moses as directors of the Company.

2. VOTE FOR [ ] or WITHHOLD VOTE [ ] with respect to the appointment of Arthur Andersen LLP as auditors of the Company for the current year and to authorize the directors to fix their remuneration.

3. VOTE FOR [ ] or AGAINST [ ] passing with or without variation, a special resolution authorizing the continuance of the existence of the Corporation into the State of Delaware through a domestication (the "Domestication"), and the discontinuance of the Corporation as an Ontario corporation, the complete text of which is reproduced in Exhibit A to the accompanying Information Circular and Proxy Statement/Prospectus.

4. VOTE FOR [ ] or AGAINST [ ] passing with or without variation, a resolution authorizing and approving the Corporation's 1996 Stock Option Plan, to be effective as of the date of the Domestication, the complete text of which is reproduced in Exhibit B to the accompanying Information Circular and Proxy Statement/Prospectus.

5. In his discretion upon any amendments or variations to the above matters and such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR EACH MATTER AND AT THE PROXY'S BEST JUDGMENT UPON OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.

                              DATED _____________, 1996.


                              --------------------------------------------------
                              (Signature of Shareholder(s))

                              --------------------------------------------------
                              (Print Name Plainly)

The abovesigned hereby revokes any proxy heretofore given and ratifies all things said proxy may do by virtue hereof.

Please sign exactly as your shares are registered and return in the enclosed envelope. Indicate your full title if signing as attorney, executor, administrator, trustee or guardian. When shares are held by joint tenants, both should sign. If the shareholder is a partnership, sign partnership name by authorized person. If the shareholder is a corporation, this proxy must be executed by an authorized officer who must sign the full corporate name.

To be valid, this form of proxy and the power of attorney, if any, under which it is signed must arrive duly signed at the office of the registrar and transfer agent of the corporation, The R-M Trust Company, 393 University Avenue, Toronto, Ontario, M8G 1C6, not later than 10:00 a.m. (Eastern Standard Time) on ____________, 1996 or, in the case of any adjournment of the Annual and Special Meeting, on the second business day immediately preceding the date of such adjournment.

If this proxy is not dated in the designated space, it is deemed to bear the date on which it is mailed by the Corporation to the shareholder.

*NOTE: If the Shareholder desires to appoint a proxy other than Arthur L. Smith and/or H. Douglas Saathoff, he should cross out their names and print the name of his proxy in the space provided for that purpose. A person so designated need not be a shareholder.

                     PROXY AND POWER OF ATTORNEY SOLICITED
                          BY THE BOARD OF DIRECTORS OF
                   OF AMERICAN TELESOURCE INTERNATIONAL INC.

                               To Be Continued as
                     AMERICAN TELESOURCE INTERNATIONAL INC.

                             FOR A WRITTEN CONSENT

                 TO BE EXECUTED ON OR ABOUT ____________, 1997


I, the undersigned holder of common shares of American TeleSource International
Inc., hereby appoint Arthur L. Smith and/or H. Douglas Saathoff or *         ,
acting individually or together, as my proxy and attorney-in-fact to execute a written consent for me and on my behalf after the Domestication (as defined in the accompanying Information Circular and Proxy Statement/Prospectus) becomes effective, on ____________, 1997 or on such later date, not later than ____________, 1997, that the said proxy and attorney-in-fact determines to execute such consent. The said proxy and attorney-in-fact is directed to express consent on behalf of the undersigned as follows:

       VOTE FOR [ ] or AGAINST [ ] the merger of American TeleSource International Inc. with and into its wholly owned subsidiary, ATSI Merger Corp. (the "Merger"), as described in the accompanying Information Circular and Proxy Statement/Prospectus.

NO SHAREHOLDER MEETING WILL BE HELD WITH RESPECT TO THE MERGER PROPOSAL. THE ONLY WAY A HOLDER OF COMMON SHARES OF AMERICAN TELESOURCE INTERNATIONAL INC. CAN EXPRESS HIS APPROVAL OF THE MERGER IS BY EXECUTING THIS PROXY AUTHORIZING THE PERSONS NAMED HEREIN TO EXPRESS CONSENT TO APPROVE THE MERGER. THIS PROXY WILL BE EXERCISED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE EXERCISED TO CONSENT FOR THE MERGER.
                                                          ---

                                  DATED__________________________________, 1996.


                                  ----------------------------------------------
                                      (Signature of Shareholder(s) of Record)

                                  ----------------------------------------------
                                            (Printed Name(s) Plainly)

                                  *NOTE: If the Shareholder desires to appoint a proxy other than Arthur L. Smith and/or H. Douglas Saathoff, he should cross out their names and print the name of his proxy in the space provided for that purpose. A person so designated need not be a shareholder.

The abovesigned hereby revokes any proxy heretofore given and ratifies all things said proxy may do by virtue hereof.

Please sign exactly as your shares are registered and return in the enclosed envelope. Indicate your full title if signing as attorney, executor, administrator, trustee or guardian. When shares are held by joint tenants, both should sign. If the shareholder is a partnership, sign partnership name by authorized person. If the shareholder is a corporation, this proxy must be executed by an authorized officer who must sign the full corporate name.

To be valid, this form of proxy and the power of attorney, if any, under which it is signed must arrive duly signed at the office of the registrar and transfer agent of the corporation, The R-M Trust Company, 393 University Avenue, Toronto, Ontario, M8G 1C6, not later than 10:00 a.m. (Eastern Standard Time) on ____________, 1996 or, in the case of any adjournment of the Annual and Special Meeting, on the second business day immediately preceding the date of such adjournment.

If this proxy is not dated in the designated space, it is deemed to bear the date on which it is mailed by the Corporation to the shareholder.

PLEASE NOTE THAT A PROXY AND POWER OF ATTORNEY TO "ABSTAIN FROM" THE CONSENT ON THE MERGER OR THE FAILURE TO GRANT A PROXY AND POWER OF ATTORNEY HAS THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ Information contained herein is subject to completion or amendment. A        +
+ registration statement relating to these securities has been filed with the + + Securities and Exchange Commission. These securities may not be sold nor may +
+ offers to buy be accepted prior to the time the registration statement       +
+ becomes effective. This prospectus shall not constitute an offer to sell or + + the solicitation of an offer to buy nor shall there be any sale of these + + securities in any State in which such offer, solicitation or sale would be + + unlawful prior to registration or qualification under the securities laws of +
+ any such State.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

     PRELIMINARY PROSPECTUS DATED NOVEMBER ____, 1996, SUBJECT TO COMPLETION
                     AMERICAN TELESOURCE INTERNATIONAL INC.
                               ATSI MERGER CORP.

                              ------------------
                   Annual and Special Meeting of Shareholders
                       to be held on __________ ___, 1997

                              ------------------
                  PROSPECTUS 31,959,620 SHARES OF COMMON STOCK
                           AND 8,097,463 WARRANTS OF
                     AMERICAN TELESOURCE INTERNATIONAL INC.
                                    AND FOR
                       31,959,620 SHARES OF COMMON STOCK
                  AND 8,097,463 WARRANTS OF ATSI MERGER CORP.
                               -----------------


     This Circular and Proxy Statement/Prospectus (this "Prospectus") is being furnished as a management proxy circular in connection with the solicitation by the Board of Directors and management of American TeleSource International Inc. ("ATSI") of proxies for use at the Annual and Special Meeting of Common Shareholders (the "Meeting") or any adjournment(s) thereof. The Meeting will be held on __________ ___, 1997 at the time, place and for the purposes set forth in the Notice of Meeting.

     This Prospectus constitutes the Prospectus of ATSI under the United States Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) 23,862,157 Common Shares (the "Common Shares") of ATSI, (ii) 8,097,463 warrants ("ATSI Warrants") of ATSI, and (iii) 8,097,463 Common Shares issuable upon the exercise of the ATSI Warrants, to be issued to or held by holders of shares in the capital and warrants, as applicable, of ATSI as a result of its domestication from the Province of Ontario to the State of Delaware. This Prospectus also constitutes the Prospectus of ATSI Merger Corp. ("ATSI Merger Corp." and, together with ATSI, the "ATSI Companies"), a Delaware corporation and a wholly owned subsidiary of ATSI, under the Securities Act with respect to
(i) 23,862,157 shares of Common Stock, par value $0.001 per share ("ATSI Merger Corp. Common Stock"), of ATSI Merger Corp., (ii) 8,097,463 warrants ("ATSI Merger Corp. Warrants") of ATSI Merger Corp., and (iii) 8,097,463 shares of ATSI Merger Corp. Common Stock issuable upon the exercise of the ATSI Merger Corp. Warrants, of ATSI Merger Corp. to be issued to or held by holders of Common Shares and ATSI Warrants, as applicable, as a result of the merger of ATSI with and into ATSI Merger Corp. To effect such domestication and merger, ATSI first will be domesticated (the "Domestication") as a corporation organized under the General Corporation Law of the State of Delaware, as amended (the "DGCL"), and then will be merged (the "Merger") with and into ATSI Merger Corp. See "Domestication and Merger."
     At the Meeting, holders of Common Shares will also be asked to vote on the approval and adoption of the Company's 1996 Stock Option Plan (the "1996 Option Plan").

     Subject to certain conditions and applicable law, holders of at least
66 2/3% of the ATSI Common Shares voting in person or by proxy at the Meeting must approve the Domestication and holders of greater than 50% of the Common Shares voting in person or by proxy at the Meeting, excluding votes cast by directors, executive officers and beneficial owners of 10% or more of the Common Shares, must approve the 1996 Option Plan. Subsequent to the Domestication, approval by a majority of the outstanding Common Shares by means of a written consent, executed pursuant to proxies solicited hereby (the "Consent"), and by the Board of Directors, is required to authorize the Merger. If the Domestication and the Merger are both approved and become effective, all holders of Common Shares, except those who have properly exercised their dissenter's rights under applicable law, will be deemed to be stockholders of ATSI Merger Corp. as of the date when the certificate of ownership and merger has been properly executed and duly filed with the Secretary of State of Delaware (the "Effective Date"). See "Dissent Rights of ATSI Shareholders." If the Domestication occurs but the Merger does not, ATSI will be continued as a Delaware corporation. The Board of Directors of ATSI has reserved the right to terminate or abandon the Domestication and/or the Merger at any time prior to the effectiveness of each, notwithstanding shareholder approval, if the Board of Directors determines for any reason that the consummation of the Domestication and/or Merger would be inadvisable or not in the best interests of the Company or its shareholders. See "Domestication and Merger" and "Canadian and United States Income Tax Consequences."

The Securities offered hereby involve a high degree of risk. See "Risk Factors" on page ___.

                               -----------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CIRCULAR AND PROXY
    STATEMENT/PROSPECTUS. ANY REPRE-SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

 The date of this Circular and Proxy Statement/Prospectus is ____________, 1996.

                             AVAILABLE INFORMATION

     The ATSI Companies have filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement (which term shall include any amendment thereto) on Form S-4 under the Securities Act for the registration of the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the ATSI Companies and such securities, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto. Statements made in this Prospectus concerning the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed with the Commission as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto filed by the ATSI Companies with the Commission may be inspected at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     As a result of the issuance of securities contemplated hereby, ATSI, prior to the Merger, and ATSI Merger Corp., after the Merger, will be subject to certain periodic reporting and other information requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). As long as either company is subject to such periodic reporting and information requirements, it will file with the Commission all reports and other information required thereby, which may be inspected at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 14th Floor, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Branch of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     ATSI's Common Shares are posted and listed for trading on the Canadian Dealing Network. Upon completion of the Domestication and/or the Merger, the Common Shares or the ATSI Merger Corp. Common Stock, as the case may be, will continue to be listed on the Canadian Dealing Network subject to the satisfaction of certain conditions imposed by the Canadian Dealing Network. In addition, the Company intends to eventually apply for listing of the ATSI Merger Corp. Common Stock, or ATSI Common Shares in the event the Domestication occurs but the Merger does not, on the Nasdaq National Market or Nasdaq SmallCap Market.

     No person has been authorized to give any information or to make any representations other than those included in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, any such information or representations must not be relied upon as having been authorized by either ATSI Company. This Prospectus does not constitute an offer within any jurisdiction to any person to whom it is unlawful to make such offer within such jurisdiction. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

     THIS PROSPECTUS MAKES REFERENCE TO CERTAIN DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM H. DOUGLAS SAATHOFF, VICE PRESIDENT FINANCE, 12500 NETWORK BLVD., SUITE 407, SAN ANTONIO, TEXAS 78249 (210/558-6090). TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY [DATE FIVE DAYS PRIOR TO MEETING], 1997.
                        ------------------------------

  The date on which this Prospectus was first mailed to shareholders was on or about __________, 1996.

                                      (i)

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

AVAILABLE INFORMATION..................................................     (i)

SUMMARY................................................................      1

RISK FACTORS...........................................................     13
  Risks Relating to the Company........................................     13
  Risks of Latin American Operations...................................     17
  Risks Relating to Ownership of Company Securities and this Offering..     18

GENERAL PROXY INFORMATION..............................................     20
  Solicitation of Proxies..............................................     20
  Appointment and Revocation of Proxies................................     20
  Voting of Shares Represented by Management Proxies...................     20
  Voting Shares and Record Date........................................     21
  Statement of Executive Compensation..................................     22
  Election of Directors................................................     22

DOMESTICATION AND MERGER...............................................     23
  The Domestication....................................................     23
  The Merger...........................................................     24
  Conditions to Domestication and Merger; Shareholder Approvals........     25
  Proceedings before Governmental Authorities..........................     26
  Principal Reasons for the Domestication and Merger...................     27

EFFECT OF DOMESTICATION ON SHAREHOLDER RIGHTS..........................     28
  Differences Between Ontario and Delaware Corporate Law...............     28
  Differences Between the ATSI Articles and the ATSI Merger Corp.
    Certificate........................................................     31

DISSENT RIGHTS OF ATSI SHAREHOLDERS....................................     32
  Business Corporations Act (Ontario)..................................     33
  General Corporation Law of the State of Delaware.....................     34

THE 1996 OPTION PLAN...................................................     34
  Summary of the 1996 Option Plan......................................     35
  U.S. Federal Income Tax Consequences.................................     35

PRICE RANGE OF COMMON SHARES...........................................     40

CAPITALIZATION.........................................................     41

SELECTED CONSOLIDATED FINANCIAL DATA...................................     42


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
    OF OPERATIONS......................................................     44
  Overview.............................................................     44
  Results of Operations................................................     46

BUSINESS...............................................................     52
  Network Management...................................................     52
  Long Distance Call Services..........................................     62
  ATSI-Mexico..........................................................     68
  ATSI's International Teleport and Network Control Center.............     69
  Employees............................................................     73
  Properties...........................................................     73
  Legal Proceedings....................................................     74

MANAGEMENT.............................................................     75
  Executive Officers and Directors.....................................     75
  Compensation of Directors............................................     77
  Committees of the Board of Directors.................................     78
  Executive Compensation...............................................     78
  Employment Agreements................................................     79
  1996 Option Plan.....................................................     79
  Exculpatory Charter Provision........................................     80

CERTAIN TRANSACTIONS...................................................     81

PRINCIPAL SHAREHOLDERS.................................................     82

DESCRIPTION OF THE ATSI MERGER CORP. SECURITIES........................     83
  General..............................................................     83
  Common Stock.........................................................     83
  Preferred Stock......................................................     83
  Warrants and Convertible Securities..................................     84
  Provisions Having Possible Anti-Takeover Effects.....................     84
  Canadian Dealing Network.............................................     86
  Exchange Agent, Transfer Agent and Registrars........................     86
  Dividend Policy......................................................     86
  Registration Rights..................................................     86

CANADIAN AND UNITED STATES INCOME TAX CONSIDERATIONS...................     87
  United States Tax Consequences.......................................     87

  Canadian Federal Income Tax Consequences.............................     91

                                     (ii)

LEGAL OPINIONS.........................................................     94

SHAREHOLDER PROPOSALS..................................................     94

OTHER BUSINESS AT ANNUAL AND SPECIAL MEETING...........................     94

APPROVAL OF PROSPECTUS.................................................     94

INDEX TO FINANCIAL STATEMENTS..........................................    F-1

APPENDIX A - AMERICAN TELESOURCE INTERNATIONAL, INC. 1996 STOCK OPTION
    PLAN...............................................................    A-1

EXHIBIT A -- SPECIAL RESOLUTION - DOMESTICATION........................  A-1-1

EXHIBIT B -- RESOLUTION - 1996 OPTION PLAN............................     B-1

EXHIBIT C -- CERTIFICATE OF DOMESTICATION OF AMERICAN TELESOURCE
    INTERNATIONAL INC..................................................    C-1

EXHIBIT D -- CERTIFICATE OF INCORPORATION OF ATSI (ONTARIO CORPORATION)    D-1

EXHIBIT E - BYLAWS OF ATSI (ONTARIO CORPORATION).......................    E-1

EXHIBIT F -- CERTIFICATE OF OWNERSHIP AND MERGER MERGING AMERICAN
    TELESOURCE INTERNATIONAL INC. INTO ATSI MERGER CORP................    F-1

EXHIBIT G -- CERTIFICATE OF INCORPORATION OF ATSI MERGER CORP..........    G-1

EXHIBIT H -- BYLAWS OF ATSI MERGER CORP................................    H-1

EXHIBIT I -- TEXT OF ONTARIO BUSINESS CORPORATION ACT SECTION 185
    (DISSENTERS' RIGHTS)...............................................    I-1

EXHIBIT J -- CERTIFICATE OF INCORPORATION OF ATSI
    (to be filed in Delaware in connection with the Domestication).....    J-1

EXHIBIT K -- BYLAWS OF ATSI
    (to be adopted by the Board of Directors of ATSI in connection
    with the Domestication)............................................    K-1

                                     (iii)

                                    SUMMARY


 The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, which should be read in its entirety. All dollar amounts stated in this Prospectus are in U.S. dollars unless otherwise indicated.

                                  The Company

General Upon successful completion of the Domestication and Merger, ATSI will be domesticated in Delaware and merged with and into its wholly owned subsidiary, ATSI Merger Corp., a Delaware corporation. The principal executive offices of ATSI Merger Corp. after the Domestication and Merger will continue to be located at 12500 Network Blvd., Suite 407, San Antonio, Texas 78249 and its telephone number will continue to be
                                        (210) 558-6090.

ATSI ATSI serves primarily as a holding company for its wholly owned subsidiary, American TeleSource
                                        International, Inc., a Texas
                                        corporation ("ATSI-Texas"), which
                                        provides international
                                        telecommunications networks for
                                        voice, data, fax and video
                                        transmission via satellite and fiber
                                        optics between the United States and
                                        Latin America and within Latin
                                        America, and call services for
                                        domestic and international long
                                        distance.  The Company has chosen to
                                        concentrate on the niche market of
                                        Latin America because it believes
                                        that the recent privatization of many
                                        of the region's major telephone
                                        companies and overall trend towards
                                        deregulation, particularly in Mexico
                                        where the Company has focused the
                                        majority of its initial efforts,
                                        present significant opportunities to
                                        provide international
                                        telecommunications services to, from
                                        and within this fast-growing market.

                                        ATSI was formed in May 1994 as a
                                        result of the amalgamation (the
                                        "Amalgamation") of Willingdon
                                        Resources Ltd., an Ontario
                                        corporation ("Willingdon"), with and
                                        into Latcomm International Inc., an
                                        Alberta corporation ("Latcomm")
                                        organized contemporaneously with
                                        ATSI-Texas for the purpose of
                                        acquiring ATSI-Texas.  ATSI-Texas
                                        began providing network management
                                        services in April 1994 and long
                                        distance call services in May 1994.
                                        Prior to the Amalgamation, Willingdon
                                        had been engaged in the exploration
                                        of its mining property in Northern
                                        Ontario, but was unable to prove up
                                        an economic orebody.  Willingdon had
                                        no material assets and only one
                                        material liability in the amount of
                                        approximately $55,000 at the time of
                                        the Amalgamation.

ATSI Merger Corp.                       ATSI Merger Corp. is a wholly owned
                                        subsidiary of ATSI and was formed on
                                        June 7, 1996.  ATSI Merger Corp.
                                        currently has no business or assets
                                        and has 1,000 shares of Common Stock
                                        outstanding, all of which are owned
                                        by ATSI.  ATSI Merger Corp. will have
                                        no business operations until the
                                        completion of the Merger, at which
                                        time ATSI Merger Corp. will succeed
                                        to all of the business operations,
                                        properties, rights and assume all of
                                        the obligations and liabilities of
                                        ATSI.

                                  The Meeting


Time, Date and Place of the Meeting     The Meeting is scheduled to be held
                                        on __________, 1997 at __:__ .M.
                                        (Central Standard Time) at__________
                                        _________________________, San
                                        Antonio, Texas.  The Meeting will
                                        initially be called pursuant to and
                                        governed by the requirements of the
                                        Business Corporation Act (Ontario)
                                        (the "OBCA").

Purpose The Meeting will be convened to authorize the Domestication and the adoption of the 1996 Option Plan and certain related matters, and to transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

Who May Vote                            Holders of Common Shares as of the
                                        close of business on __________ ___,
                                        1996, will be entitled to Notice of
                                        Meeting and, subject to the rights of
                                        certain transferees thereof as
                                        described under "General Proxy
                                        Information," to vote in person or by
                                        proxy.

Recommendation of the Board of          ATSI's Board of Directors recommends
Directors                               that the holders of Common Shares
                                        vote FOR the Domestication, the
                                        Merger and the adoption of the 1996
                                        Option Plan and execute proxies
                                        authorizing the persons named therein
                                        to approve the Merger by written
                                        consent.

                                  The Consent



Purpose of Consent                      To approve the Merger.

Time and Date of Consent                The Consent will be executed at or
                                        about the opening of business on
                                        __________ ___, 1997, or on such
                                        later date that the Domestication
                                        shall have become effective and the
                                        directors of ATSI shall have approved
                                        the Merger.

Who May Consent                         Holders of Common Shares at the time
                                        the Domestication becomes effective
                                        (who will be the persons registered
                                        as shareholders of ATSI once it is
                                        domiciled in Delaware) will
                                        be entitled to express their consent
                                        to the Merger by means of the proxies
                                        solicited hereby.  Any proxy relating
                                        to the Consent executed by a holder
                                        who is no longer a shareholder of
                                        record at the time the Domestication
                                        becomes effective and the Consent is
                                        executed, shall become null and void
                                        and of no further force and effect.

Recommendation of the Board of          The Board of Directors of ATSI
Directors                               recommends that the holders of ATSI
                                        Common Shares execute proxies
                                        authorizing the persons named therein
                                        to execute written consents
                                        expressing consent FOR the Merger.
                                                           ---

                            Domestication and Merger




Domestication                           ATSI will change its jurisdiction of
                                        incorporation from Ontario to
                                        Delaware by means of a domestication
                                        under the DGCL.  Upon the
                                        effectiveness of the Domestication,
                                        ATSI will become a Delaware
                                        corporation as if it had originally
                                        been incorporated in that
                                        jurisdiction and ATSI will be
                                        discontinued in Ontario.

Merger Subject to completion of the Domestication and the execution of consents by persons holding proxies of holders of a majority of the outstanding Common Shares, ATSI, then a Delaware corporation, will be merged with and into ATSI Merger Corp. pursuant to the DGCL and ATSI Merger Corp. will be the surviving corporation. If approved by the shareholders of ATSI pursuant to the Consent, immediately following the Merger the name of the surviving company will change to American TeleSource International, Inc. or such other name as may be authorized by the Board of Directors of ATSI.
                                        If the Merger fails to occur, ATSI
                                        will continue operating as a Delaware
                                        corporation.

Treatment of ATSI Common Shares         Immediately following the completion
and Warrants                            of the Domestication, each Common
                                        Share and ATSI Warrant will remain
                                        issued and outstanding as an
                                        equivalent security of ATSI, then a
                                        Delaware corporation.

                                        As a result of the Merger, (i)
                                        holders of Common Shares will receive
                                        one share of ATSI Merger Corp. Common
                                        Stock for every Common Share held by
                                        such holder and (ii) each ATSI
                                        Warrant will be exercisable for one
                                        share of ATSI Merger Corp. Common
                                        Stock.

                                        Once the Domestication and Merger
                                        have been effected, each holder of
                                        certificates formerly representing
                                        Common Shares will be required to
                                        surrender such certificates for a
                                        certificate representing an equal
                                        number of shares of ATSI

                                        Merger Corp. Common Stock, subject to
                                        certain appraisal and other statutory
                                        rights afforded by applicable law.
                                        If the Domestication occurs but the
                                        Merger does not, each holder of
                                        Common Shares will be requested to
                                        surrender the certificates
                                        representing such shares in order for
                                        such certificates to be replaced with
                                        new Delaware certificates of ATSI.
                                        In either case, holders of ATSI
                                        Warrants will continue to hold such
                                        securities which will be exercisable
                                        for Common Shares or ATSI Merger
                                        Corp. Common Stock, as the case may
                                        be.  See "Description of the ATSI
                                        Merger Corp. Securities."

Directors and Officers                  The ATSI Board currently consists of
                                        three members, Arthur L. Smith,
                                        Murray R. Nye and John R. Moses.
                                        Upon Domestication, the ATSI Board
                                        will be increased to six members and
                                        will be divided into three classes,
                                        one class of which is to be elected
                                        each year to hold office for a
                                        three-year term and until successors
                                        are elected and qualified, as
                                        provided by the terms of the
                                        Certificate of Incorporation to be
                                        filed pursuant to the Company's
                                        Domestication into Delaware.  If
                                        elected at the Meeting, it is
                                        anticipated that immediately
                                        following the Domestication, John R.
                                        Moses will resign as a director of
                                        ATSI and Arthur L. Smith and Murray
                                        R. Nye, representing a majority of
                                        the directors then in office, will
                                        elect, in order to fill such
                                        vacancies and newly created
                                        directorships on the Board of ATSI,
                                        then a Delaware corporation, Terry
                                        Colbert and Carlos Kauachi to serve
                                        as the Class A directors, Richard
                                        Benkendorf and Tomas Revesz to serve
                                        as the Class B directors and Arthur
                                        L. Smith and Murray R. Nye to serve
                                        as the Class C directors.
                                        Additionally, immediately following
                                        the Domestication, the officers of
                                        ATSI will be as follows:  Arthur L.
                                        Smith - President and Chief Executive
                                        Officer; H. Douglas Saathoff -
                                        Secretary, Treasurer and Chief
                                        Financial Officer; Craig K. Clement -
                                        Vice President; and Everett Waller -
                                        Vice President.  All such individuals
                                        who are expected to be the directors
                                        and officers of ATSI immediately
                                        prior to the Merger currently are,
                                        and immediately after the Merger will
                                        be, the directors and officers of
                                        ATSI Merger Corp.  See "Management--
                                        Executive Officers and Directors" for
                                        more information concerning such
                                        individuals.

Principal Reasons for the               The Domestication and Merger are
Domestication and Merger                intended to enhance shareholder value
                                        over the long-term by, among other
                                        things, improving the Company's
                                        ability and flexibility to meet its
                                        future equity and debt financing
                                        needs, enhancing the marketability of
                                        the Company's capital stock by
                                        raising the Company's profile in U.S.
                                        and international capital markets,
                                        and providing greater ease in dealing
                                        with income
                                        tax complexities associated with
                                        multi-jurisdictional operations.

                                        ATSI chose the State of Delaware to
                                        be its domicile because Delaware,
                                        like Ontario, has a modern and
                                        flexible corporate code.  In
                                        particular, ATSI believes that the
                                        various indemnity and exculpation
                                        provisions of the DGCL will help it
                                        to attract and retain competent
                                        directors at a time when the
                                        escalating risks and resultant costs
                                        of director liability have made it
                                        increasingly difficult for
                                        corporations to find and retain
                                        competent directors.  In addition,
                                        the State of Delaware has an active
                                        bar which is continually assessing
                                        and recommending improvements to the
                                        DGCL, and the substantial body of
                                        settled case law under the DGCL adds
                                        greater certainty in assessing risks
                                        associated with conducting business.

                                        Because the corporate records
                                        relating to Willingdon's operations
                                        prior to the Amalgamation are
                                        incomplete, the Company cannot
                                        accurately establish with complete
                                        certainty the circumstances
                                        surrounding each and every share
                                        issuance. Although the Company has
                                        not identified any defects in share
                                        issuances during the period of time
                                        prior to the Amalgamation, and has
                                        not been notified that any exist, it
                                        intends to undertake the Merger in an
                                        effort to ensure that no such issues
                                        arise in the future.  Accordingly, in
                                        connection with the Merger, when each
                                        shareholder surrenders his
                                        certificate, he will be deemed to be
                                        surrendering any and all claims, if
                                        any, he may have against the Company
                                        in respect of a defective issuance
                                        which he alleges may have occurred.
                                        If the Merger is not completed, the
                                        Company will not have the same level
                                        of certainty with respect to the
                                        circumstances relating to the
                                        issuance of the Common Shares that
                                        would be afforded if the Merger were
                                        to occur.  The Company does not
                                        believe, however, that it will be
                                        adversely affected in any material
                                        way by the failure to complete the
                                        Merger.

Conditions to Domestication and Merger  The Domestication must receive the favorable vote, in person or by
                                        proxy, of the holders of at least
                                        two-thirds of the Common Shares
                                        voting on the special resolution at
                                        the Meeting.  The Domestication is
                                        also conditioned upon the receipt of
                                        the requisite authorization of the
                                        Director under the OBCA (the "OBCA
                                        Director") and applicable regulatory
                                        authorities.

                                        The Merger is conditioned upon the
                                        effectiveness of the Domestication,
                                        the approval of the Merger by the
                                        Board of Directors of ATSI
                                        immediately following the
                                        effectiveness of the Domestication
                                        and the approval by holders of
                                        a
                                        majority of the outstanding Common
                                        Shares pursuant to the Consent.

                                        The Domestication and/or the Merger
                                        are also subject to abandonment or
                                        termination by the Board of Directors
                                        under certain circumstances.  See
                                        "Domestication and Merger--Conditions
                                        to Domestication and Merger."

Effect of Transactions on               Because ATSI currently prepares its
Consolidated Financial Statements       consolidated financial statements in
                                        U.S. dollars using U.S. generally
                                        accepted accounting principles ("U.S.
                                        GAAP") and, after the Domestication
                                        and Merger, the consolidated
                                        financial statements of the Company
                                        will continue to be presented in U.S.
                                        dollars and prepared in accordance
                                        with U.S. GAAP, the Domestication and
                                        Merger will have no accounting
                                        implications with respect to the
                                        consolidated financial statements of
                                        the Company.

Certain Differences Between Common      ATSI Merger Corp.'s authorized
Shares and ATSI Merger Corp. Common     capital stock will consist of
Stock                                   110,000,000 shares (100,000,000
                                        shares of ATSI Merger Corp. Common
                                        Stock and 10,000,000 shares of
                                        preferred stock, par value $0.001 per
                                        share (the "ATSI Merger Corp.
                                        Preferred Stock")) as compared to an
                                        unlimited number of authorized common
                                        shares of ATSI.  The par value per
                                        share of ATSI Merger Corp. Common
                                        Stock will be $0.001, while the
                                        common shares of ATSI currently are
                                        without par value.  The Domestication
                                        will not affect the Common Shares
                                        outstanding immediately prior to the
                                        Merger, except to the extent of
                                        differences in governing law and
                                        changes to ATSI's charter and bylaws
                                        being effected in the Domestication.

Certain Differences Between Rights Of   After the Domestication, ATSI, and
Shareholders Before And After The       after the Merger, ATSI Merger Corp.
Domestication And Merger                (as the surviving corporation), will
                                        be subject to the provisions of the
                                        DGCL.  The DGCL and OBCA are similar
                                        in many respects, but do differ from
                                        each other in certain areas.  These
                                        differences include, among other
                                        things, the percentage and basis for
                                        calculating the number of shares
                                        needed to approve extraordinary
                                        matters submitted to a shareholder
                                        vote, the obligation of a corporation
                                        to indemnify its officers and
                                        directors for liabilities, losses or
                                        claims incurred while acting on
                                        behalf of the corporation,
                                        restrictions on business combinations
                                        with related parties, the percentage
                                        of shareholders needed to act by
                                        written consent without a meeting,
                                        the right to appoint more than one
                                        class of directors, the types of
                                        transactions for which statutory
                                        appraisal rights are available,
                                        calling a shareholders meeting, the
                                        availability of a corporation's
                                        shareholder list for inspection, the
                                        liability and qualification of
                                        corporate
                                        directors, the parties that may bring
                                        a derivative action, the manner of
                                        setting the number of directors and
                                        the remedies for oppression with
                                        respect to corporate security
                                        holders.  See "Effect of
                                        Domestication and Merger on
                                        Shareholder Rights."

                                        In addition to the differences
                                        embodied in the applicable governing
                                        statutes, there are also differences
                                        between the ATSI Certificate of
                                        Incorporation and the Certificate of
                                        Incorporation of ATSI Merger Corp.
                                        These include the capitalization of
                                        the two corporations, the directors'
                                        power to adopt bylaws without
                                        shareholder approval, the
                                        indemnification of directors and
                                        officers, the expanded limitations on
                                        director liability, the notice and
                                        calling of a shareholders meeting,
                                        the ability of the shareholders to
                                        take action without a meeting, the
                                        power to effect certain business
                                        combinations with related parties,
                                        the power of the shareholders to
                                        remove directors and the
                                        establishment of the number of
                                        directors that will comprise the
                                        Board of Directors.  See "Effect of
                                        Domestication and Merger on
                                        Shareholder Rights" and "Description
                                        of ATSI Merger Corp. Securities."

Right to Dissent                        Holders of Common Shares have the
                                        right to dissent from the
                                        Domestication and, if such event
                                        becomes effective, to be paid the
                                        fair value of all but not less than
                                        all of their shares provided that
                                        written objection is received at or
                                        prior to the Meeting and such holders
                                        otherwise comply strictly with the
                                        applicable provisions of the OBCA.
                                        See "Dissent Rights of ATSI
                                        Shareholders."  No dissenter's rights
                                        are available under Delaware law in
                                        connection with the Merger.


Timing of the Effective Date            Assuming that the Domestication and
                                        Merger are each approved by requisite
                                        shareholder action and all other
                                        conditions thereto are satisfied, it
                                        is currently expected that the
                                        Domestication and Merger will all be
                                        completed on or about __________ ___,
                                        1997 subject to receipt of requisite
                                        regulatory approval or as soon
                                        thereafter as practicable.

Stock Exchange Listings                 The Common Shares are listed on the
                                        Canadian Dealing Network.  Upon the
                                        consummation of the Merger, the ATSI
                                        Merger Corp. Common Stock will be
                                        listed on the Canadian Dealing
                                        Network.  Furthermore, ATSI, or ATSI
                                        Merger Corp. in the event the Merger
                                        occurs, may in the future apply for
                                        listing on the Nasdaq National
                                        Market, Nasdaq SmallCap or another
                                        securities market or exchange,
                                        provided that ATSI or ATSI Merger
                                        Corp., as the case may be, is at the
                                        time of a proposed listing able to
                                        satisfy
                                        applicable listing conditions,
                                        including possible minimum per share
                                        price requirements.

Recent Market Prices for ATSI           There is no established market in the
Common Stock                            United States for the Common Shares.
                                        However, the Common Shares are listed
                                        and traded on the Canadian Dealing
                                        Network.  The closing sales price of
                                        the Common Shares on the Canadian
                                        Dealing Network on November 13, 1996
                                        was CDN$0.85.  For additional
                                        information see "Price Range of
                                        Common Shares."

Future Dividend Policy                  ATSI Merger Corp. does not expect to
                                        pay dividends on its capital stock in
                                        the foreseeable future.  See
                                        "Description of ATSI Merger Corp.
                                        Securities -- Dividend Policy."

                  Tax Consequences of Domestication and Merger

Canadian Income Tax Consequences        The Domestication will not constitute
                                        a taxable event for the Company's
                                        shareholders or holders of Warrants.
                                        Shareholders or holders of Warrants
                                        of the Company will continue to hold
                                        their shares or Warrants at the same
                                        aggregate adjusted cost base as
                                        before the Domestication.

                                        Any dividends paid by the Company or
                                        ATSI Merger Corp. after the
                                        Domestication must be included by
                                        shareholders in computing their
                                        income and will not be eligible for
                                        the gross up and dividend tax credit
                                        or other rules applicable to
                                        dividends from Canadian corporations.

                                        Shareholders who exercise dissenters'
                                        rights in respect of the
                                        Domestication may be deemed to have
                                        received a dividend and may realize a
                                        capital gain or loss on receipt of
                                        payment for their shares.

                                        A shareholder will not realize a
                                        capital gain or loss on the Merger,
                                        unless he or she elects otherwise.
                                        Absent such election, the shareholder
                                        will continue to hold his or her
                                        shares at the same adjusted cost base
                                        as before the Merger.  A holder of
                                        Warrants of ATSI may realize a
                                        capital gain or loss as a result of
                                        the Merger.  See "Canadian and United
                                        States Income Tax Considerations".

                                        The Company will be deemed to have
                                        completed a tax year for Canadian tax
                                        purposes immediately prior to the
                                        Domestication. Any assets owned by the
                                        Company immediately prior to the
                                        Domestication will be deemed to have
                                        been disposed of by the Company at their fair market value, and any gains or losses recognized by the Company on the deemed disposition of those assets will be included in the Company's Canadian taxable income for that year.
                                        Accordingly, the Company may incur a
                                        Canadian tax liability upon the
                                        effective date of the Domestication,
                                        which liability could be in excess of
                                        $2.0 million, payable within 60 days of
                                        the effective date of the Domestication.
                                        The Company does not currently have
                                        adequate resources to pay such a
                                        liability. However, the Company has not
                                        completed a valuation of its assets, and therefore is unable to estimate such amount of tax, if any, that may be due upon Domestication.


United States Federal Income Tax        The Company believes that the
Consequences                            Domestication and Merger will
                                        constitute a tax-free reorganization
                                        for United States federal income tax
                                        purposes and that no gain or loss
                                        will be recognized by United States
                                        shareholders of ATSI as a result of
                                        the exchange of Common Shares for
                                        shares of ATSI Merger Corp. Common
                                        Stock in connection with the
                                        Domestication and Merger.  Thus,
                                        provided they satisfy the necessary
                                        filing requirements, shareholders
                                        will not be
                                        subject to United States income tax
                                        as the result of the Domestication
                                        and Merger except to the extent that
                                        (i) they receive cash as a result of
                                        dissenting and (ii) either such
                                        shareholders are U.S. persons or such
                                        gain is effectively connected to a
                                        U.S. trade or business of such
                                        shareholder.  See "Canadian and
                                        United States Income Tax
                                        Considerations."  After the Effective
                                        Date, dividends received by corporate
                                        shareholders will, subject to
                                        applicable exceptions and
                                        restrictions, be eligible for the 70%
                                        dividends received deduction.
                                        Moreover, dividends paid to United
                                        States shareholders after the
                                        Domestication and Merger will no
                                        longer be subject to Canadian
                                        withholding tax.  ATSI has never paid
                                        cash dividends on its Common Shares.
                                        There is no current expectation that
                                        dividends will be paid on the ATSI
                                        Merger Corp. Common Stock for the
                                        foreseeable future.  See "Description
                                        of ATSI Merger Corp.
                                        Securities--Dividend Policy."

                                        Holders of Warrants of ATSI should
                                        not recognize gain or loss.  However,
                                        the IRS or courts could disagree with
                                        this characterization of the results
                                        to Warrant holders and instead treat
                                        the transaction in connection with
                                        the Warrants as a taxable exchange of
                                        the Warrants.

                                        All Company shareholders should read
                                        carefully the more detailed
                                        discussions under "Canadian and
                                        United States Income Tax
                                        Considerations" and are urged to
                                        consult their own tax advisors.

                                1996 Option Plan

1996 Option Plan                        The Board of Directors of the Company
                                        adopted the American TeleSource
                                        International Inc. 1996 Stock Option
                                        Plan (the "1996 Option Plan") in June
                                        1996.  The Company will submit the
                                        1996 Option Plan to shareholders for
                                        their approval, which approval if
                                        given shall be effective only upon
                                        and as of the date of the
                                        Domestication.  If approval by at
                                        least a majority of the votes cast by
                                        the holders of the Common Shares
                                        represented in person or by proxy at
                                        the Meeting, 1996 Option Plan
                                        provides that options to purchase up
                                        to 4,000,000 Common Shares may be
                                        granted to employees and directors
                                        of, and consultants and advisors to,
                                        the Company or any subsidiary
                                        corporation or entity.

                                        The Company's employees will be
                                        eligible to receive either incentive
                                        stock options or nonqualified stock
                                        options or a combination of both, as
                                        the Company determines.  Non-employee
                                        participants may be granted only
                                        nonqualified stock options.

                                        No options may be granted under the
                                        1996 Option Plan subsequent to 10
                                        years after the date such plan was
                                        adopted by the Board of Directors.
                                        The Board of Directors may, however,
                                        terminate the 1996 Option Plan at any
                                        time prior to the end of such period.
                                        Termination of the 1996 Option Plan
                                        will not alter or impair, without the
                                        consent of the optionee, any of the
                                        rights or obligations pursuant to any
                                        then-outstanding option granted under
                                        the 1996 Option Plan.

Principal Reasons for Approving the     The purpose of the 1996 Option Plan
1996 Option Plan                        is to promote the interest of the
                                        Company and its shareholders by
                                        providing an effective means to
                                        attract, retain and increase the
                                        commitment of certain individuals and
                                        to provide such individuals with
                                        additional incentive to contribute to
                                        the success of the Company.

Tax Consequences                        There exist certain tax consequences
                                        in connection with options granted
                                        under and exercised pursuant to the
                                        1996 Option Plan.  For a general
                                        description of such tax consequences
                                        based on present tax law, which is
                                        subject to change, see "1996 Option
                                        Plan--U.S. Federal Income Tax
                                        Consequences."

                 Summary Historical Consolidated Financial Data

     The summary historical financial data set forth below for the period from December 17, 1993 through July 31, 1994 and the years ended July 31, 1995 and 1996 have been derived from the Company's historical financial statements appearing elsewhere in this Prospectus.

     The Company has a limited operating history, has incurred significant losses from operations since its inception and has had working capital deficits in the past. There is no assurance that the Company will become profitable or will be able to generate future revenue levels sufficient to support operations or recover its investment in property and equipment. These matters raise substantial doubt about the Company's ability to continue as a going concern. The independent accountant's report on the Company's financial statements for the year ended July 31, 1996 contains an explanatory paragraph regarding the Company's ability to continue as a going concern. See Report of Independent Public Accountants contained in, and Note 2 to, the Financial Statements for the year ended July 31, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources"; and "Risk Factors--Risks Relating to the Company-Limited Operating History; History of Losses; Need for Capital; Report of Independent Accountants." The summary historical financial data presented below should be read in conjunction with the Company's historical financial statements included elsewhere in this Prospectus, the notes thereto and the information set forth under the headings "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." The Company's historical financial statements have been prepared on the accrual basis of accounting in conformity with U.S. GAAP. The following data is presented in U.S. dollars.






                                                       Period from
                                                      Dec. 17, 1993
                                                         through           Years ended July 31,
                                                                        --------------------------
                                                    July 31, 1994(1)       1995          1996
                                                   -------------------  -----------  -------------
                                                     (In thousands of $, except per share data)
Consolidated Statement of Operations Data:
Operating revenues:
  Private network services...................            $  132            $   318        $ 2,411
  Operator services..........................               110              4,470         10,807
                                                         ------             ------       --------
    Total operating revenues.................               242              4,788         13,218
                                                         ------             ------       --------
Operating expenses:
  Cost of services...........................               201              4,061         10,575
  Selling, general and administrative........               373              2,588          4,535
  Depreciation and amortization..............                11                141            281
                                                         ------             ------       --------
     Total operating expenses................               585              6,790         15,391
                                                         ------             ------       --------
Loss from operations.........................              (343)            (2,002)        (2,173)
                                                         ------             ------         --------
Net loss.....................................            $ (343)           $(2,004)       $(2,205)
                                                         ------             ------       --------
Per share information:
  Net income (loss)..........................            $(0.04)           $ (0.14)       $ (0.11)
                                                        -------            -------       --------
Weighted average common shares outstanding...             9,146             13,992         19,803




                                                      July 31, 1994  July 31, 1995   July 31, 1996
                                                      -------------  --------------  --------------
                                                      (In thousands of $, except per share data)

Consolidated Balance Sheet Data:
Working capital (deficit)..........................      $  114         $ (446)         $ (592)
Current assets.....................................         344          1,088           1,789
Total assets.......................................       1,049          2,766           4,348
Long-term obligations, including current portion...           0            133             621
Total stockholders' equity (2).....................         819          1,231           1,629

----------------

(1) Represents the period from the date of organization of Latcomm International Inc., an Alberta, Canada corporation ("Latcomm"), which company amalgamated with Willingdon Resources Ltd., an Ontario, Canada corporation ("Willlingdon"), in May 1994 (the "Amalgamation") to form American TeleSource International Inc., until July 31, 1994, the date of the Company's fiscal year end. The Amalgamation was accounted for as a recapitalization of Latcomm, and, with the exception of an approximately $55,000 liability of Willingdon (see Note 1 to the Financial Statements for the year ended July 31, 1996), the financial data utilized for the period from Dec. 17, 1993 until the Amalgamation were derived solely from Latcomm's financial statements.
(2) The Domestication and Merger have no pro forma effect on stockholders' equity.

                                 RISK FACTORS

     The Company's operations and the transactions described herein are subject to certain significant risks, including the following:

Risks Relating to the Company

     Limited Operating History; History of Losses; Need for Capital; Report of Independent Public Accountants. The Company has a limited operating history, has incurred significant losses from operations since its inception and has had working capital deficits in the past. In addition, the Company had negative cash flows from operations during fiscal years 1994, 1995 and 1996. Since its formation, the Company has required ongoing capital investment. There can be no assurance that the Company will become profitable or will be able to generate future revenue levels sufficient to support operations or recover its investment in property and equipment. The Company anticipates that significant financing will be required from time-to-time to fund various of the Company's capital commitments, expansion plans and ongoing operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the ongoing support of its stockholders and customers and its ability to obtain capital resources. Although the Company is currently involved in discussions with potential investors and/or strategic partners, there can be no assurance that additional capital will be available to the Company from any source or that, if available, it will be on terms acceptable to the Company. The unavailability of acceptable financing would materially and adversely impact the Company's ability to implement development plans for its operations. The independent public accountant's report on the Company's financial statements for the year ended July 31, 1996 contains an explanatory paragraph regarding the Company's ability to continue as a going concern. See Report of Independent Public Accountants contained in, and Note 2 to, the Financial Statements for the year ended July 31, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

     Failure to Achieve Anticipated Growth. Although the Company believes that its infrastructure relative to private networks and long distance call services is relatively complete and, therefore, capable of handling substantial amounts of traffic, the Company's business development plans, particularly with respect to private networks and international long distance call services, are currently in the initial stages. The Company believes, however, that the markets it serves with respect to private networks and long distance call services have the potential to grow significantly in the future. Accordingly, the Company expects that the number of and volume utilization within its private networks, and volume of international long distance calls handled, will be relatively low initially, but that such volume will increase as the development plans are implemented. Because of all of the factors described herein affecting the Company's operations, however, there can be no assurance that such market growth or volume increase will actually be realized or, if so, when such growth or increase will occur.

  Reliance on Key Personnel. The Company's success depends to a significant extent on a small number of key technical and managerial personnel, the loss of any one of which could have a material adverse effect on the Company's operations. The Company believes that its future success will also depend in part upon its ability to attract and retain highly skilled technical and managerial personnel. Competition for such personnel is intense. On May 10, 1994, the Company purchased a $500,000 life insurance policy on Arthur L. Smith, the Company's President, in his name. Mr. Smith has named the Company as the beneficiary of the policy. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to grow and operate profitably. See "Management."

  Competition. The U.S.-based international communications services market is dominated by American Telephone and Telegraph Company ("AT&T"), MCI Communications Corporation ("MCI") and Sprint Communications Company, L.P. ("Sprint"). The Company competes with Telmex and GeoComm/SERSA, among others, in providing private network management services to and from Mexico. As the Company's network expands to serve a broader range of users, ATSI expects to encounter increasing competition from major domestic and international communications companies, including the aforementioned carriers, many of which have significantly greater resources and more extensive domestic and international satellite and fiber optic communications networks than the Company. See "Business--Network Management--Competition" and "Business--Long Distance Call Services--Competition."

     The long distance call services market is intensely competitive and is significantly affected by new service introductions and the market activities of major industry participants. Competition in the operator services business is based upon pricing, customer service, network quality and value-added services. In operator services within the U.S., the Company competes with AT&T, MCI, Sprint and over 100 other operator services companies across the continental United States. Some of the Company's competitors have greater name recognition, more extensive transmission networks and greater engineering and marketing capabilities than the Company and have, or have access to, substantially greater financial and personnel resources than those available to the Company. The Company competes in the international long distance call service market with AT&T, Sprint, MCI, CNSI and others, many of which also have considerably greater financial and other resources than the Company. The ability of the Company to compete effectively in the telecommunications industry will depend upon its continued ability to maintain high quality, market driven services at prices generally equal to or below those charged by its competitors. There can be no assurance that the Company will be able to compete successfully with existing or future competitors.

     Regulations.

     The Company's domestic long distance call services activities are subject to the regulations of the U.S. Federal Communications Commission ("FCC") and the public utility commissions of the various states in which the Company operates. These regulatory agencies are governed by respective federal or state legislation and, therefore, any change or modification to such regulation or legislation can result in positive or negative effects upon the Company. Decisions by the state or federal legislative or regulatory bodies with respect to the permissible business activities or pricing practices of the Company's competitors, such as AT&T and the seven Regional Bell Operating Companies ("RBOCs"), may also have an adverse impact on the Company's operations. Moreover, any significant change in regulations by federal or state governmental agencies could significantly increase the Company's costs or otherwise have an adverse effect on the Company's activities and on its expansion efforts.

     Federal. The Company is subject to regulation by the FCC, and the regulations promulgated by the FCC are subject to change in the future. There can be no assurance that future judicial and legislative changes will not have a material adverse effect on the Company, that regulators or third parties will not raise material issues with regard to the Company's compliance with applicable regulations, or that regulatory activities will not have a material adverse effect on the Company.

     The Company has been granted requisite authorization from the FCC to operate its San Antonio, Texas-based satellite teleport (the "Teleport"), which transmits and receives signals from the Hughes built, Mexican owned and operated Solidaridad Satellite System ("Solidaridad"). FCC licensing decisions or changes in U.S. government policies increasing or decreasing access to non-Intelsat satellites or other network components could adversely affect the Company, particularly if such decisions or changes were to result in a reallocation of access rights among the Company and its competitors. There can be no assurance that the Company will receive all authorizations or licenses necessary for new communications services or that delays in the licensing process will not adversely affect the Company's business. In addition, there can be no assurance that such authorizations will not be rescinded, although such action is unlikely.

  The Company's transmitting equipment must comply with FCC technical standards, which are subject to change and can result in the premature obsolescence of equipment. The Company monitors its compliance with federal, state, and local regulations governing the discharge and disposal of hazardous and environmentally sensitive materials including, but not limited to, the emission of electromagnetic radiation. Although the Company believes it is in compliance with such regulations, there can be no assurance that any such discharge, disposal or emission will not expose the Company to claims or actions that could have a material adverse effect on the Company's financial results.

     To originate and terminate calls in connection with providing their services, long distance carriers such as the Company must purchase "access" from the local exchange carriers ("LECs"). Access charges represent a portion of the Company's cost of services and, generally, such access charges are regulated by the FCC. The FCC has informally announced that it intends, in the near future, to undertake a comprehensive review of its regulation of LEC access charges to better account for increasing levels of local competition. Implementation of a new access charge structure could place many interexchange carriers, including the Company, at a significant cost disadvantage, either in absolute terms or in relative terms, to the larger competitors. Agreements with foreign carriers are also subject to FCC regulations, foreign laws, and the terms of international treaties. If these regulations, laws or treaties are construed in such fashion to require changes to the Company's current agreements, such changes could have a material adverse effect on the Company. Additionally, if a concept proposed by the FCC whereby a caller could make a long distance call from any publicly available telephone and have the call automatically routed over the long distance telephone network of the caller's choice, called Billed Party Preference ("BPP"), is implemented, such implementation could have a material adverse effect on the Company. See "Business-Regulation."

         State. The Company is subject to state regulation that varies by jurisdiction and is subject to change. Generally, the Company must obtain and maintain certificates of public convenience and necessity from many state regulatory authorities where it offers intrastate long distance services. In most cases, it must also file tariffs for its intrastate offerings. To date, the Company has experienced no unusual difficulties or delays in obtaining necessary state authorizations. However, there can be no assurance that the Company will not experience difficulties or delays in the future or that any such difficulties or delays will not adversely affect the Company's business. Additionally, many states are relaxing the regulatory restrictions currently imposed on the LECs. There can also be no assurance that future judicial and legislative changes will not have a material adverse effect on the Company. See "Business-Regulation."

         Foreign. The services currently provided by the Company are not directly subject to laws of other countries, but the foreign carriers with which the Company conducts business are subject to those laws. Certain countries are considering opening their markets to competition. In the process, they may impose regulatory requirements that could have a material adverse effect on the Company. See "Business-Regulation."

     Possible Unavailability of Leased Transmission Facilities. The Company believes it has ample access to leased transmission facilities at cost-effective rates and expects to continue to have such access in the foreseeable future because technological improvements in recent years have increased the capacity of existing digital fiber optic and satellite-based transmission facilities. There can be no assurance, however, that such leased facilities will be available to the Company at cost-effective rates in the future.

  The Company currently owns only a portion of the transmission facilities needed to complete long distance telephone calls. Therefore, the Company's long distance call services business is dependent upon contractual arrangements, both long and short-term, with carriers for the transmission of calls. While the Company believes that it has ample access to transmission facilities at competitive rates and expects to continue to have such access in the foreseeable future, this ongoing availability cannot be assured.

  Since its inception, the Company has provided long distance services for calls originating from Mexico without the benefit of laws in Mexico requiring Telefonos de Mexico ("Telmex") to resell its available network capacity to other carriers at a wholesale price. Although the Company has contracted with major U.S. carriers to originate calls from Mexico, Telmex has on occasion refused to provide those services to those carriers. Telmex has also increased per minute charges to those carriers, and, consequently, those carriers have increased per minute charges to the Company, the result of which has been a rapidly changing, and often increasing cost structure relative to the Company's international long distance services. The Company, through its Mexican subsidiary, American TeleSource International de Mexico, S.A. de C.V. ("ATSI-Mexico"), has applied or intends to apply to the SCT for several licenses, which, if obtained, the Company believes will enable it to expand significantly its call services business in Mexico by, among other things, permitting the Company to purchase Telmex network capacity at a more stable wholesale price. There can be no assurance, however, that such licenses will be obtained, and, if obtained, that Telmex will not again refuse to provide service or increase charges, the result of either of which could have a materially adverse effect on the Company's business. See "Business--ATSI-Mexico."

     Risk of Damage, Loss or Malfunction of Satellite. The loss, damage or destruction of any of the Solidaridad satellites as a result of military actions or acts of war, anti-satellite devices, electrostatic storm or collision with space debris, or a temporary or permanent malfunction of any of the Solidaridad satellites, would have a material adverse short-term effect on the Company; however, the Company believes that suitable arrangements could be obtained with other satellite operators to provide satellite transmission capacity, although the interruption of service, if any, could have a detrimental effect on the Company's business.

     Dependence on Independent Marketing Representatives. The Company's business depends on its major independent marketing representatives continuing to provide the Company with customers requiring the provision of long distance call services, such as hotels, motels and pay telephone owners. The loss of one or more such independent marketing representative, or the loss of active solicitation of customers on behalf of the Company by one or more such independent marketing representative, would have a materially adverse effect on the Company's business, the effect of which would depend primarily on the length of time necessary for the Company to find suitable alternative independent marketing representatives, which the Company believes, in most instances, would be relatively short. There can be no assurance, however, that alternative independent marketing representatives can be located in a timely manner.

     Technological Change and New Services. The telecommunications industry has been characterized by steady technological change, frequent new service introductions and evolving industry standards. The Company believes that its future success will depend on its ability to anticipate such changes and to offer on a timely basis market responsive services that meet these evolving industry standards. The Company has constructed its San Antonio, Texas-based Network Control Center/Teleport using state-of-the-art digital satellite communications equipment, and built the network operating system modularly to enable it to expand telecommunications capacity quickly, on an as-needed basis. However, there can be no assurance that the Company will have sufficient resources to make the investments necessary to acquire new technology or to introduce new services that would satisfy an expanded range of customer needs.

     Service Interruptions; Equipment Failures. The Company's business requires that transmission and switching facilities and other equipment be operational 24 hours per day, 365 days per year. Long distance telephone companies such as the Company on occasion may experience temporary service interruptions or equipment failures, in some cases resulting from causes beyond their control. Any such event experienced by the Company would impair the Company's ability to service its customers and could have a material adverse effect on the Company's business. The Company's Control Center is, however, protected through an uninterruptable power supply system which, upon commercial power failure, utilizes battery back-up until an on-site diesel generator is automatically triggered to supply AC power.

  Increased Expenditures for Anticipated Expansion. To facilitate and support the growth anticipated in its business, the Company anticipates that it will expand operations, and thus increase its investments in personnel and facilities. Due to the anticipated increase in the Company's overhead and operating expenses resulting from any such expansion, the Company's operating results may be adversely affected if its revenues do not increase to the extent expected.

     Potential Canadian Tax Consequences of Domestication. The Company will be deemed to have completed a tax year for Canadian tax purposes immediately prior to the Domestication. Any assets owned by the Company immediately prior to the Domestication will be deemed to have been disposed of by the Company at their fair market value, and any gains or losses recognized by the Company on the deemed disposition of those assets will be included in the Company's Canadian taxable income for that year. Accordingly, the Company may incur a Canadian tax liability upon the effective date of the Domestication, which liability could be in excess of $2.0 million, payable within 60 days of the effective date of the Domestication. The Company does not currently have adequate resources to pay such a liability. However, the Company has not completed a valuation of its assets, and therefore is unable to estimate such amount of tax, if any, that may be due upon Domestication.

     Seasonal Variations in Revenues. Seasonal variation in call volume is expected by the Company from hospitality and payphone subscribers, reflecting the higher occupancy rates during the winter vacation months in Mexico (when U.S. volume is at its lowest) and lower rates during summer months in Mexico (when U.S. volume is at its peak).

     Customer Attrition. The Company believes that a certain level of customer attrition is common in the long distance call services industry. Although the Company has not experienced significant attrition in its various businesses, the Company's historical levels of customer attrition may not be indicative of future attrition levels, and there can be no assurance that any steps taken by the Company to counter increased customer attrition would accomplish the Company's objectives. In addition, recent acquisitions and consolidations in the telecommunications industry have resulted in, and may in the future result in, the loss of customers by the Company because of the acquisition of these customers by large companies that have existing contractual relationships with the Company's competitors.

Risks of Latin American Operations

     General. The majority of the Company's international operations are currently being conducted in Mexico. As a result, such operations are subject to political, economic and other uncertainties, including, among others, risk of war, revolution, expropriation, renegotiation or modification of existing contracts, communications regulations, standards and tariffs, taxation policies, licensing requirements, as well as international monetary fluctuations which may make payment in U.S. dollars more expensive for foreign customers and other uncertainties and trade barriers. Consequently, the Company may encounter unforeseen difficulties in conducting operations in Mexico, including but not limited to the risks set forth below. The Company also intends to conduct operations in other countries within Latin America and all of these factors could also apply to a greater or lesser extent to operations conducted by the Company in such other countries.

     Legal Framework Governing Communications Operations. On June 7, 1995, the Secretaria de Communicaciones y Transportes ("SCT"), the agency which is responsible for governing telecommunications services in Mexico, promulgated a law prescribing the method by which companies could apply for concessions and licenses to establish and operate telecommunications services businesses within Mexico. This was, effectively, the first step in the deregulation of the telephone industry within Mexico. It also formalized the methods by which companies such as ATSI may compete against Telmex, the privately-owned telecommunications monopoly in Mexico. The Company, through ATSI-Mexico, has applied or intends to apply for several licenses to provide various telecommunications services within Mexico. The Company anticipates receiving various of these licenses during calendar year 1997, and believes that the receipt of such licenses will enable the Company to expand significantly its call services business in Mexico; however, there can be no assurance that such licenses will be obtained, and, if obtained, that such licenses will enable the Company to expand operations or increase revenues in Mexico. In the event that there is a significant delay in obtaining the licenses, or in the event that future regulations promulgated by the SCT are unfavorable to the Company's business, the Company could be materially adversely affected.

     Changes in Laws. Changes in laws applicable to the Company's business, including income tax laws, communications laws, foreign investment laws and currency exchange laws could materially and adversely affect the results of the Company's operations. Recently, certain changes in some laws have been implemented which the Company believes will enable it to expand its business, particularly in Mexico. There can be no assurance, however, that subsequent changes in such laws will not have a material adverse effect on the Company or the material terms of contracts to which it is a party.

     Political Instability. The political and economic instability in Mexico and other countries in Latin America could result in the adoption of new policies, lead to trade disputes or impede the access of the Company to sources of financing for its operations in the future, any of which could materially and adversely affect the Company. The Company has no insurance against political instability.

     Uncertain Operating Conditions. The Company believes that, through its own resources and those of potential joint venture partners and available independent contractors, it will have adequate access to the equipment, personnel, communications service organizations and technical expertise necessary to conduct future operations in Mexico and other countries in Latin America. However, if any of the Company's understandings or assumptions change or prove inaccurate, the Company's operations could be materially adversely affected.

Risks Relating to Ownership of Company Securities and this Offering.

     Anti-Takeover Protections. ATSI Merger Corp.'s Certificate of Incorporation and Bylaws contain certain provisions, including a classified board of directors, prohibitions on stockholder actions by written consent in certain circumstances, "blank check" preferred stock, advance notice requirements for director nominations and actions to be taken at annual meetings and the protections afforded by Section 203 of the DGCL and certain super-majority voting requirements. Such provisions could impede any merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company. See "Description of ATSI Merger Corp. Securities-- Provisions Having Anti-Takeover Effects" and "Management--Executive Officers and Directors."

     Issuance of Additional Shares. The Company currently has outstanding warrants to purchase approximately 8.1 million Common Shares at a weighted average purchase price of $0.84 per share. See "Description of ATSI Merger Corp. Securities." In view of the Company's continued cash needs to meet it commitments, the Company is currently involved in discussions with potential investors and/or strategic partners. Transactions with such persons could involve the issuance of shares of additional capital stock. However, ATSI has only one definitive agreement with any such potential investor or strategic partner and there can be no assurances that such an agreement will be concluded. See Note 16 to the Financial Statements for the year ended July 31, 1996. Sales of a substantial amount of Common Shares or a perception that such sales could occur, may adversely affect the prevailing market price of the Common Shares.

     No Dividends. The Company intends to retain future earnings for use in its business and does not anticipate paying any dividends on any of its capital stock in the near future. See "Dividend Policy."

     Inability to Exercise, Convert or Exchange the Securities Under Federal and State Securities Laws. No warrants, the underlying shares of which are registered hereunder, will be exercisable unless at the time of exercise the Company has a current prospectus effective with the Commission covering the Common Shares, or shares of ATSI Merger Corp. Common Stock in the event the Merger occurs, issuable upon exercise of such warrants and such shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder. The Company will endeavor to have the Common Shares or shares of Common Stock, as the case may be, so registered or qualified on or before the exercise or exchange date (as applicable) and to maintain a current prospectus relating thereto, although there can be no assurance that the Company will be able to do so (or determine that doing so is cost effective).
If a registration statement covering such shares is not kept effective for any reason, or if the shares issuable upon the exercise of the warrants are not registered in the state in which a holder resides, the warrants will not be exercisable and may be deprived of substantial or all of their value.

     Absence of Efficient Public Market; Possible Volatility of Stock Price. The Company's Common Shares are currently traded on the Canadian Dealing Network. Such exchange may not provide for an active public market for the Company's securities and there can be no assurance that an active trading market for the Common Shares, or shares of ATSI Merger Corp. Common Stock in the event the Merger occurs, will develop or, if developed, that it will be sustained. The market price of the Common Shares or shares of Common Stock, as the case may be, could be subject to significant fluctuations in response to variations in results of operations and other factors. Developments affecting the telecommunications industry generally, including national and international economic conditions and government regulations, could also have a significant impact on the market price of the Common Shares or shares of Common Stock, as the case may be. In addition, the equity markets in recent years have experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies; the price of the Common Shares or shares of Common Stock, as the case may be, could be affected by such fluctuations.

     Market Listing. ATSI Merger Corp., or ATSI in the event the Merger is not approved by the shareholders or otherwise does not occur, may in the future apply for listing on the Nasdaq National Market, Nasdaq SmallCap Market or another securities market or exchange, which listing may require the satisfaction of certain conditions, including without limitation minimum per share price requirements. There can be no assurance, however, that ATSI or ATSI Merger Corp., as the case may be, will at the time of a proposed listing be able to satisfy such listing requirements or, if so, that the applicable securities market or exchange would in any event accept the Common Shares or ATSI Merger Corp. Common Stock for listing. The ATSI Merger Corp. Common Stock or the Common Shares, as the case may be, would, however, remain listed on the Canadian Dealing Network.

     Tax Consequences of the Domestication and Merger on Holders of Warrants Although the matter is not free from doubt, for United States federal income tax purposes, the Domestication and Merger should not result in the recognition of gain or loss under Section 1001 of the Internal Revenue Code of 1986, as amended (the "Code") to the holders of Warrants in ATSI. The Internal Revenue Service or the courts could disagree with this characterization of the results to Warrant holders and instead treat the transaction in connection with the Warrants as a taxable exchange. In such event, each U.S. Holder (as defined under "Canadian and United States Income Tax Considerations--United States Tax Consequences") of Warrants will recognize gain or loss on the exchange equal to the difference between the fair market value of its Warrants after the Merger and the adjusted tax basis of its Warrants of ATSI (which such gain or loss will be capital gain or loss if the Warrants are capital assets that have been held for more than one year). Each holder of Warrants is urged to consult its own tax advisor regarding the tax consequences of the Domestication and Merger on its particular circumstances.


     See "Canadian and United States Income Tax Considerations" for a further description of the tax consequences of the Domestication and the Merger.

                           GENERAL PROXY INFORMATION

Solicitation of Proxies

     Proxies are being solicited by and on behalf of the management of ATSI. All expenses in connection with the solicitation of proxies will be borne by ATSI, including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. Solicitation will be by mail or by regular employees of ATSI. No arrangement has been entered into with any other party for the solicitation of proxies for a fee.

Appointment and Revocation of Proxies

     The persons named in the enclosed forms of proxy (the "Proxy") are members of management of ATSI. Two forms of Proxy are being solicited through this
Prospectus: the first form seeks to appoint the persons named therein to represent the holder at the Meeting to vote on annual business and a special resolution to authorize the Domestication and the adoption of the 1996 Option Plan and certain related matters, and to transact such other business as may properly come before the Meeting or any adjournment(s) thereof. The second form seeks to appoint the persons named therein to act as proxy and attorney-in-fact to execute the Consent following the completion of the Domestication to authorize the Merger.

     The holder of or a person deemed to be the holder of Common Shares has the right to appoint a person to represent him or her at the Meeting or for the execution of the Consent other than the persons designated in the respective form of Proxy. Such right may be exercised by striking out the names of the persons named in that form of Proxy and inserting the name of the shareholder's nominee in the space provided, or by completing another proper form of Proxy. A Proxy for the Meeting or the execution of the Consent must be received (i) in the case of the Meeting, by the Secretary of ATSI or the Chairman of the Meeting, at any time prior to or during the Meeting or any adjournment thereof or (ii) in the case of the Consent in lieu of meeting, by the Secretary prior to effectiveness of the Consent.

     A shareholder forwarding the Proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. If the shareholder giving the Proxy wishes to confer a discretionary authority with respect to any item of business then the space opposite the item is to be left blank. The shares represented by the Proxy submitted by a shareholder will be voted in accordance with the directions, if any, given in the Proxy. An automated system administered by The R-M Trust Company, the Company's transfer agent, is used to tabulate the votes.

     A shareholder who has given a Proxy may revoke it at any time in so far as it has not been exercised. A Proxy may be revoked, as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such Proxy, by depositing an instrument in writing executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, at the registered office of ATSI at any time up to and including the last business day preceding the day of the Meeting or any adjournment(s) thereof at which the Proxy is to be used or with the Chairman of such Meeting on the date of the Meeting or any adjournment(s) thereof. A Proxy may also be revoked in any manner permitted by law.

Voting of Shares Represented by Management Proxies

     General

     As at the date hereof, 23,862,157 Common Shares were issued and outstanding. Each such Common Share entitles the holder thereof to one vote on all matters to be acted upon at the Meeting. All holders of Common Shares of record as of the time of the Meeting or any adjournment(s) thereof are entitled either to attend and vote thereat in person the Common Shares held by them or, provided an executed Proxy shall have been delivered to ATSI within the time specified in the attached Notice of Meeting, to attend and vote thereat by Proxy the Common Shares held by them. See "Description of ATSI Merger Corp. Securities."

     Meeting

     A shareholder forwarding the Proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. The persons named in the form of Proxy will vote the shares in respect of which they are appointed in accordance with the direction of the shareholders appointing them. However, in the absence of such direction, THE NOMINEES INTEND TO VOTE THE SHARES REPRESENTED BY THE PROXY:

     1. FOR the election of Arthur L. Smith, Murray R. Nye and John R. Moses as directors of ATSI.

     2. FOR the appointment of Arthur Andersen LLP as the Company's auditors and to authorize the directors to fix the remuneration of the auditors.

     3. FOR the special resolution authorizing the Domestication (See "Domestication and Merger -- The Domestication").

     4. FOR the resolution authorizing the adoption of the 1996 Option Plan (See "The 1996 Option Plan").

     The enclosed form of Proxy, when properly signed, confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting or any adjournment(s) thereof. At the time of the printing of this Prospectus, management knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if any other matters which are not now known to management should properly come before the Meeting or any adjournment(s) thereof, the Proxy will be voted on such matters in accordance with the best judgment of the proxies named therein.

     Consent

     A Proxy from a shareholder for the Consent in lieu of meeting received by management will be exercised in the manner specified in the Proxy by such shareholder, unless authority to exercise the Proxy is withheld or the Proxy is left blank. If the Proxy is left blank, the proxies named in the Proxy for the Consent in lieu of meeting will exercise the authority with respect to the shares represented by such Proxy by executing a Consent FOR the Merger.

     Because the Consent is effective only if executed on behalf of a majority of the total number of Common Shares outstanding, the failure to convey a Proxy to express Consent or the withholding of authority to express Consent has the same effect as a vote "against" the Merger.

Voting Shares and Record Date

     Meeting

     The Board of Directors has fixed __________, 1996 as the record date, being the date for the determination of the registered holders of securities entitled to receive Notice of the Meeting pursuant to National Policy No. 41, as amended, issued by the securities commissions and comparable regulatory bodies of the Provinces of Canada. Any non-registered shareholder that has requested or requests to be registered as a shareholder in the time allotted pursuant to such Policy will be listed on the list of shareholders referred to below.

     In accordance with the provisions of the OBCA, ATSI will prepare a list of holders of Common Shares at the close of business on a date not later than 10 days after the record date. Each holder of Common Shares named in the list will be entitled to vote the Common Shares shown opposite his name except to the extent that: (i) the shareholder has transferred any of his shares after the record date and (ii) the transferee of those shares produces properly endorsed share certificates or otherwise establishes that he owns such shares and demands not later than 48 hours before the Meeting that his name be included in the list before the Meeting, in which case the transferee is entitled to vote his shares at the Meeting.

     Consent

     After the Domestication becomes effective, pursuant to the DGCL, the Consent will be executed on behalf of those shareholders who (i) have delivered proxies marked in favor of or not against the Merger and (ii) are shareholders of the Company on the record date with respect to the Merger. The record date with respect to shareholders entitled to be included in the Consent to the Merger will be deemed to be the date the Consent is presented to the Company. This date will be as soon as practicable after the Domestication becomes effective. Since a shareholder must hold the Common Shares to be voted in his name under the Consent on the date the Consent is executed, no Proxy with respect to the Consent will be effective if the holder executing the Proxy is no longer a holder of record at the time the Consent is executed. Accordingly, holders of Common Shares who wish to have their shares represented in the execution of the Consent to the Merger should refrain from selling or transferring any Common Shares until after the Merger becomes effective.

Statement of Executive Compensation

     For information with respect to executive compensation, see "Management."


Election of Directors

     Three directors will be elected at the Meeting. Management does not contemplate that any of the nominees will be unable to serve as a director but if that should occur for any reason prior to the Meeting, it is intended that discretionary authority shall be exercised by the persons named in the enclosed form of Proxy to vote the Proxy for the election of any other person or persons in place of any nominee or nominees unable to serve. The term of office of each of the following proposed nominees will expire at the next meeting of shareholders of the Company when a successor is duly elected or appointed unless his office is earlier vacated in accordance with the Company's bylaws; provided, however, that if the Domestication is completed, then upon the Domestication the ATSI Board will be increased to six members and will be divided into three classes, one class of which is to be elected each year to hold office for a three-year term and until successors are elected and qualified, as provided by the terms of the Certificate of Incorporation to be filed pursuant to the Company's Domestication into Delaware. If elected, it is anticipated that immediately following the Domestication, John R. Moses will resign as a director of ATSI and Arthur L. Smith and Murray R. Nye, representing a majority of the directors then in office, will elect, in order to fill such vacancies and newly created directorships on the Board of ATSI, then a Delaware corporation, Terry Colbert and Carlos Kauachi to serve as the Class A directors, Richard Benkendorf and Tomas Revesz to serve as the Class B directors and Arthur L. Smith and Murray R. Nye to serve as the Class C directors. If the Merger is completed, the directors of ATSI Merger Corp., who are the persons anticipated to be the Class A, B and C directors of ATSI immediately following the Domestication, will be the directors of the surviving company after the Merger. See "Management--Executive Officers and Directors" for information concerning ATSI Merger Corp.'s directors.

     The following table sets forth certain information pertaining to the persons proposed to be nominated for election as directors of ATSI.


                              Principal Occupation                                 Year First Became      Number of
        Name                     or Employment            Position with ATSI          a Director            Shares(1)
--------------------          --------------------        ------------------       -----------------    -------------

Arthur L. Smith                President and COO of        President, COO and            1994              2,538,767
                               the Company                 Director

Murray R. Nye                  CEO of the Company          CEO and Director              1994                215,500

John R. Moses                  Consultant                  Director                      1994                  -


(1) Information with respect to the number of shares beneficially owned, directly or indirectly, or over which control or direction is exercised, not being within the knowledge of ATSI, has been provided by the nominees. For further information concerning each director nominee's holdings of ATSI securities, see "Principal Shareholders."

     For further information with respect to the persons nominated to be directors of ATSI, the directors of ATSI Merger Corp. and members of the Company's management, including the number of Common Shares beneficially owned, directly or indirectly or over which control or direction is exercised, see "Management" and "Principal Shareholders."

Appointment of Auditors

     Unless such authority is withheld, the persons named in the Proxy intend to vote for the appointment of Arthur Andersen LLP as the auditors of the Company for the next year and to authorize the directors to fix their remuneration.


                            DOMESTICATION AND MERGER

The Domestication

     ATSI is proposing to continue its existence through a "domestication" under
Section 388 of the DGCL (the "Domestication") (also referred to as a "continuance" under section 181 of the OBCA). The continued, or domesticated, corporation will become subject to the DGCL on the date of its domestication, but will be deemed to have commenced its existence in Delaware on the date it originally commenced existence in Ontario. Under the DGCL, a corporation becomes domesticated in Delaware by filing a certificate of domestication and a certificate of incorporation for the corporation being domesticated. A copy of the proposed form of the Certificate of Domestication of ATSI that will be filed in Delaware is attached as Exhibit C. The Certificate of Incorporation of ATSI that will be filed in Delaware is the same as the Certificate of Incorporation of ATSI Merger Corp. (except for the name of the corporation), a copy of which is attached as Exhibit G. The Domestication will be effective upon the filing of such certificates and thereafter ATSI will be subject to such Certificate of Incorporation. ATSI will be discontinued in Ontario as of the date a certificate of discontinuance is issued by the OBCA Director. Upon the Domestication, the Board of Directors of ATSI will adopt bylaws which are the same as the Bylaws of ATSI Merger Corp. (except for the name of the corporation), a copy of which is attached as Exhibit H.

    The Domestication will not interrupt the existence of ATSI. Each Common Share will remain issued and outstanding as a Common Share of ATSI after its corporate existence is continued from Ontario under the OBCA and domesticated in Delaware pursuant to the DGCL. For a summary of certain of the rights of shareholders of the Company before and after the Domestication, see "Effects of Domestication on Shareholder Rights."

The Merger

     The Merger is proposed to be accomplished as a "short-form" merger of ATSI, then a Delaware corporation, into its wholly owned subsidiary, ATSI Merger Corp., pursuant to Section 253 of the DGCL. The Certificate of Incorporation and Bylaws of ATSI Merger Corp. (the "ATSI Merger Corp. Certificate" and "ATSI Merger Corp. Bylaws," respectively) attached as Exhibits G and H, respectively, will remain the Certificate of Incorporation and Bylaws of the surviving corporation in connection with the Merger. A copy of each of the proposed Certificate of Ownership and Merger relating to the Merger, the ATSI Merger Corp. Certificate and the ATSI Merger Corp. Bylaws is attached as Exhibit F, G and H, respectively.

     In the Merger, each Common Share issued and outstanding immediately prior to the Merger will be converted into one share of ATSI Merger Corp. Common Stock. See "-- Mechanics of Merger." If the Merger fails to occur, ATSI will continue its operations as a Delaware corporation and will be governed by the Certificate of Incorporation of ATSI that will be filed in Delaware and the Bylaws that will be adopted by the Board of Directors in connection with the Domestication, the provisions of which are the same as the provisions of the Certificate of Incorporation and Bylaws of ATSI Merger Corp., copies of which are attached as Exhibits G and H, respectively.

     Additionally, if approved by the shareholders of ATSI pursuant to the Consent, immediately following the Merger the name of the surviving company will change to American TeleSource International, Inc. or such other name as may be authorized by the Board of Directors of ATSI.

     In the Merger, holders of Common Shares will receive one share of ATSI Merger Corp. Common Stock for every Common Share held by such holder. Following the Merger, holders of Common Shares will continue to hold the same percentage interest in ATSI Merger Corp. that they held in ATSI immediately prior to the Merger. In addition, in connection with the Merger, the ATSI Warrants outstanding immediately prior to the Merger will become obligations of ATSI Merger Corp.

Officers and Directors

     The ATSI Board currently consists of three members, Arthur L. Smith, Murray
R. Nye and John R. Moses. Upon Domestication, the ATSI Board will be increased to six members and will be divided into three classes, one class of which is to be elected each year to hold office for a three-year term and until successors are elected and qualified, as provided by the terms of the Certificate of Incorporation to be filed pursuant to the Company's Domestication into Delaware. If elected at the Meeting, it is anticipated that immediately following the Domestication, John R. Moses will resign as a director of ATSI and Arthur L. Smith and Murray R. Nye, representing a majority of the directors then in office, will elect, in order to fill such vacancies and newly created directorships on the Board of ATSI, then a Delaware corporation, Terry Colbert and Carlos Kauachi to serve as the Class A directors, Richard Benkendorf and Tomas Revesz to serve as the Class B directors and Arthur L. Smith and Murray R. Nye to serve as the Class C directors. Additionally, immediately following the Domestication, the officers of ATSI will be as follows: Arthur L. Smith - President and Chief Executive Officer; H. Douglas Saathoff - Secretary, Treasurer and Chief Financial Officer; Craig K. Clement - Vice President; and Everett Waller - Vice President. All such individuals who are expected to be the directors and officers of ATSI immediately prior to the Merger currently are, and immediately after the Merger will be, the directors and officers of ATSI Merger Corp. See "Management--Executive Officers and Directors" for more information concerning such individuals.

Exchange of Share Certificates

     As soon as practicable on or after the Merger, ATSI shareholders of record immediately prior to the Merger will be sent detailed instructions concerning the procedures to be followed for submission of certificates representing Common Shares to an exchange agent appointed by ATSI (the "Exchange Agent"), together with a form of transmittal letter to be sent to the Exchange Agent at the time such certificates are submitted.

     After the Merger, the Exchange Agent will deliver to any holder who has previously submitted a duly completed and executed transmittal letter and a certificate representing Common Shares, a certificate issued by ATSI Merger Corp. representing an equal number of shares of ATSI Merger Corp. Common Stock into which such Common Shares were converted.

     After the Merger but before a certificate representing Common Shares is surrendered, certificates representing Common Shares will represent the number of shares of ATSI Merger Corp. Common Stock into which such Common Shares were converted pursuant to the terms of the Merger. The transfer agent for the Company will be instructed to forward to the Exchange Agent any certificates for shares of capital stock of ATSI otherwise delivered by the shareholder. The Exchange Agent will deliver certificates representing the appropriate amount and type of ATSI Merger Corp. capital stock in accordance with the stockholder's instructions for transfer or exchange.

     Failure by a shareholder to return appropriate transmittal letter(s) or to surrender certificate(s) representing Common Shares will not affect such person's rights as a shareholder, as such shareholder's certificate(s) representing Common Shares following the Merger will represent the number of shares of ATSI Merger Corp. Common Stock into which such Common Shares were converted pursuant to the terms of the Merger, and will present no material consequences to the Company.

Conditions to Domestication and Merger; Shareholder Approvals

     Domestication

     The Domestication is subject to, among other things, (i) approval by the ATSI shareholders of a special resolution authorizing the Domestication (a copy of which is attached as Exhibit A) by the affirmative vote of at least two-thirds of the Common Shares voting in person or by proxy at the Meeting or any adjournment(s) thereof and (ii) authorization of the OBCA Director (ATSI intends to apply to the OBCA Director to authorize the Domestication sufficiently in advance of the Domestication in order to obtain such authorization as soon as possible following approval of the Domestication by the ATSI shareholders).

     Merger

     The consummation of the Merger is subject to the following conditions: (i) the effectiveness of the Domestication; (ii) the adoption of a resolution approving the Merger by the Board of Directors of ATSI after the Domestication; and (iii) the approval of the Merger by the Consent executed on behalf of holders of record of a majority of the outstanding Common Shares after the Domestication.

     The shareholders of ATSI are being requested to approve the Merger by written consent, instead of at a special meeting, because the notice and voting requirements under the DGCL could not be satisfied on a timely basis if a meeting of the shareholders of ATSI, once domesticated under the DGCL, were held immediately following the Domestication. For the Consent to be effective under the DGCL, it must be expressed, in person or by proxy, by the holders of record of a majority of the outstanding Common Shares, once ATSI is domesticated under the DGCL. Under the DGCL, notice of the Merger must be sent to the non-consenting shareholders of ATSI promptly following the effectiveness of the Merger.

     Notwithstanding the requisite shareholder approvals of the Domestication and Merger, the Board of Directors of ATSI has reserved the right to terminate or abandon the Domestication and/or the Merger without further shareholder approval if the Board of Directors determines that the consummation of the Domestication and/or the Merger would be inadvisable or not in the best interests of ATSI or its shareholders, or if all of the respective conditions to consummation of the Domestication and Merger have not occurred within a reasonable period of time.

Proceedings before Governmental Authorities

     Ontario Registrar

     The Domestication is subject to the authorization of the OBCA Director pursuant to Section 181 of the OBCA. If the special resolution is passed by the requisite number of Common Shares, ATSI intends to apply to the OBCA Director for authorization of the Domestication. The OBCA Director is empowered to authorize the Domestication if, among other things, the OBCA Director is satisfied that the Domestication will not adversely affect creditors or shareholders of ATSI and has set out five conditions in this regard.

     Under the laws of the State of Delaware:

        (i) the property of ATSI continues to be the property of ATSI, once domiciled in Delaware;

        (ii) ATSI, once domiciled in Delaware, continues to be liable for the obligations of ATSI prior to the Domestication;

        (iii) an existing cause of action, claim or liability to prosecution is unaffected;

        (iv) a civil, criminal or administrative action or proceeding pending by or against ATSI may be continued to be prosecuted by or against ATSI after the Domestication; and

        (v) a conviction against, or ruling, order or judgment in favor of or against ATSI prior to the Domestication may be enforced by or against ATSI after the Domestication .

      Furthermore, pursuant to Section 51 of the Regulations to the OBCA, an application for authorization of an Ontario company to continue in another jurisdiction must be accompanied by:

         (i) a consent from the Corporations Tax Branch of the Ministry of Revenue;

         (ii)   a consent from the Ontario Securities Commission;

         (iii) a legal opinion to the effect that the laws of the other jurisdiction meet the requirements of Section 181 of the OBCA.

     Delaware

     Subject to receipt of the authorization of the OBCA Director to the Domestication, ATSI anticipates that it will file with the Secretary of State of Delaware a Certificate of Domestication and a Certificate of Incorporation under
Section 388 of the DGCL, and that ATSI will be domesticated in Delaware on the date that all of the conditions to the Domestication have been satisfied. Promptly thereafter, ATSI intends to give notice to the OBCA Director that ATSI has been continued under the laws of Delaware and, pursuant to Section 181 of the OBCA, request that the OBCA Director issue a Certificate of Discontinuance bearing the same date as the date shown in the Certificate of Incorporation issued under the DGCL.

Principal Reasons for the Domestication and Merger

     The Domestication and Merger will result in ATSI Merger Corp., a Delaware corporation, succeeding to all of the operations, assets and liabilities of ATSI, an Ontario, Canada corporation. The Board of Directors believes that, by domiciling in the United States, ATSI will be able to enhance shareholder value over the long term. The Board's belief is based, in part, on the following factors:

     (i) by domiciling in the United States, the marketability of the Company's Common Shares will be enhanced by raising the Company's profile in various capital markets; and

     (ii) by becoming subject to United States tax laws, it will be provided with greater ease in dealing with income tax complexities associated with multi-jurisdictional operations.

     Furthermore, in the experience of management, potential debt and equity capital sources and strategic partners in the United States are more comfortable dealing with a United States corporation than a foreign corporation. Management believes this may be because U.S. entities are likely to be more familiar with U.S. standards of accounting, U.S. securities law disclosure requirements and U.S. legal principles.

     The Company chose the State of Delaware to be its domicile because Delaware, like Ontario, has a modern and flexible corporate code. The escalating risks and resultant costs of director liability have made it increasingly difficult for corporations to find and retain competent directors, and the Company believes the various indemnity and exculpation provisions of the DGCL will help it to attract and retain competent directors. Delaware has an active bar which is continually assessing and recommending improvements to the DGCL, and the substantial body of settled case law under the DGCL adds greater certainty in assessing risks associated with conducting business.

     The Company will be deemed to have completed a tax year for Canadian tax purposes immediately prior to the Domestication. Any assets owned by the Company immediately prior to the Domestication will be deemed to have been disposed of by the Company at their fair market value, and any gains or losses recognized by the Company on the deemed disposition of those assets will be included in the Company's Canadian taxable income for that year. Accordingly, the Company may incur a Canadian tax liability upon the effective date of the Domestication, which liability could be in excess of $2.0 million, payable within 60 days of the effective date of the Domestication. The Company does not currently have adequate resources to pay such a liability. However, the Company has not completed a valuation of its assets, and therefore is unable to estimate such amount of tax, if any, that may be due upon Domestication.

     The Company was formed in May 1994 as a result of the amalgamation (the "Amalgamation") of Willingdon Resources Ltd., an Ontario, Canada corporation ("Willingdon"), with Latcomm International Inc. ("Latcomm"), an Alberta, Canada corporation organized contemporaneously in December 1993 with its wholly owned subsidiary, Latin American Telecomm, Inc., a Texas corporation formed for the primary purpose of providing private international telecommunications networks between Latin America and the United States, to carry on the business of Latcomm as American TeleSource International Inc. Prior to the Amalgamation, Willingdon carried on exploration on its mining property in Northern Ontario, but was unable to prove up an economic orebody. Because the corporate records relating to Willingdon's operations prior to the Amalgamation are incomplete, the Company cannot accurately establish with complete certainty the circumstances surrounding each and every share issuance. Although the Company has not identified any defects in share issuances during the period of time prior to the Amalgamation, and has not been notified that any exist, it intends to undertake the Merger in an effort to ensure that no such issues arise in the future. Accordingly, in connection with the Merger, when each shareholder surrenders his certificate, he will be deemed to be surrendering any and all claims, if any, he may have against the Company in respect of a defective issuance which he alleges may have occurred.

     If the Merger is not completed, the Company will not have the same level of certainty with respect to the circumstances relating to the issuance of the Common Shares that would be afforded if the Merger were to occur. The Company does not believe, however, that it will be adversely affected in any material way by the failure to complete the Merger.

                 EFFECT OF DOMESTICATION ON SHAREHOLDER RIGHTS

     On the effective date of the Domestication, ATSI will be deemed incorporated under the laws of the State of Delaware and will be governed by the Certificate of Incorporation filed with the Certificate of Domestication and the new Delaware bylaws adopted in connection therewith. On the effective date of the Merger (as soon as practicable after the Domestication), ATSI will be merged into ATSI Merger Corp., the shareholders of ATSI will become stockholders of the surviving corporation and the surviving corporation will be governed by the Certificate of Incorporation and Bylaws of ATSI Merger Corp., both of which will be identical to the Delaware Certificate of Incorporation and Bylaws of ATSI. Accordingly, because the rights of shareholders of ATSI after the Domestication, but prior to the Merger will be substantially similar to their post-Merger rights, the discussion below sets forth the rights of the shareholders of ATSI following the Domestication, whether or not the Merger occurs.

     Differences between the OBCA and the DGCL and between the ATSI Articles and the proposed ATSI Merger Corp. Certificate will result in various changes in the rights of shareholders of ATSI. The following is a summary of the rights of the Company's stockholders after the Domestication, as compared with those of ATSI shareholders prior to the Domestication. This summary does not purport to be complete and is qualified in its entirety by reference to the ATSI Merger Corp. Certificate, ATSI Merger Corp. Bylaws, ATSI Articles and ATSI Bylaws, the text of which are included in this Prospectus as Exhibits G, H, D and E, respectively. For further discussion of certain provisions of the ATSI Merger Corp. Certificate, see "Description of ATSI Merger Corp. Securities."

Differences Between Ontario and Delaware Corporate Law

     Upon the consummation of the Domestication and Merger, the Corporation will be subject to the provisions of the DGCL. Set forth below is a comparison of certain material provisions of the DGCL and the OBCA.

     Vote on Extraordinary Corporate Transactions. Under the OBCA, amalgamations, continuances, sales or leases or exchanges of all or substantially all of the assets of a company and other extraordinary corporate actions require the approval of the holders of two-thirds of the shares being voted thereon in person or by proxy. Under the DGCL, mergers or consolidations require the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon except: (i) for a corporation that survives the merger where the merger requires the issuance of Common Stock not exceeding 20% of such corporation's shares outstanding immediately prior to the merger, the merger agreement does not amend in any respect the survivor's certificate of incorporation and shareholder approval is not specifically mandated in the survivor's certificate of incorporation; and (ii) for both corporations where the corporation surviving the merger was a 90% or greater parent of the other corporation. Unless a greater percentage is required by the charter, a sale, lease or exchange of all or substantially all the property or assets of a corporation or an amendment to the certificate of incorporation also require the approval of the holders of a majority of the outstanding stock entitled to vote thereon.

     Bylaw Amendments. Under the OBCA, either shareholders or directors may make, amend or repeal bylaws, but director bylaws are subject to later confirmation by the shareholders. Under the DGCL, stockholders may adopt, amend or repeal bylaws. In addition, directors of a corporation, if authorized by the certificate of incorporation, may adopt, amend or repeal bylaws, such action not being subject to later shareholder confirmation.

     Amendments to the Charter. Under the OBCA, an amendment to a corporation's articles of incorporation requires the affirmative vote of at least two-thirds of the votes cast by shareholders entitled to vote thereon represented in person or by proxy and in most instances, the affirmative vote of at least two-thirds of the votes cast within each class or series of outstanding shares by shareholders represented in person or by proxy.

Under the DGCL, an amendment to a corporation's certificate of incorporation requires the approval of a majority of the outstanding stock entitled to vote, unless such level of approval is increased by the certificate of incorporation. In addition, under the DGCL, if the amendment to the certificate of incorporation adversely affects the rights of a particular class of stock, that class is entitled to vote separately on the amendment whether or not it is designated as voting stock.

     Removal of Directors. Under both the OBCA and the DGCL, directors may generally be removed, with or without cause, by a vote of the holders of a majority of the shares being voted. However, under the DGCL, if the board is classified, which the Board of ATSI Merger Corp. is, directors may be removed only for cause, unless the certificate of incorporation provides otherwise, which the ATSI Merger Corp. Certificate of Incorporation does not. Further, if a director is elected by holders of a class or series of shares, the OBCA provides that only the shareholders of that class or series can vote to remove that director, with or without cause, whereas the DGCL provides that only the shareholders of that class or series can vote to remove that director without cause. Finally, in the case of a corporation having cumulative voting, under both the OBCA and the DGCL a director may not be removed from office if the votes cast against the director's removal would be sufficient to elect such director and such votes could be voted cumulatively at an election at which the same total number of votes were cast and, (i) in the case of the OBCA, the number of directors required by the articles were then being elected, or (ii) in the case of DGCL, the entire board is being elected or, if there are classes of directors, the class of directors of which such director is a part is being elected.

     Quorum of Shareholders. Under the OBCA, a quorum for shareholders' meetings consists of the holders of a majority of the outstanding shares, present in person or represented by proxy, unless the bylaws otherwise provide. Under the DGCL, a quorum consists of a majority of shares entitled to vote, present in person or represented by proxy, unless the charter or bylaws provide otherwise, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting.

     Notice and Calling of Shareholder Meetings. Under the OBCA, shareholders' meetings may be called by the board of directors who must call a meeting when so requested by the holders of not less than 5% of the voting shares, on a minimum of 21 days' notice. Under the DGCL, unless the certificate of incorporation or bylaws authorize additional persons, only the board of directors may call a shareholders' meeting, on ten days' notice.

     Shareholder Consent in Lieu of Meeting. Under the OBCA, shareholder action without a meeting may only be taken by unanimous written consent of all shareholders. Under the DGCL, unless otherwise provided in the charter, shareholders may act by written consent without a meeting if holders of outstanding stock representing not less than the minimum number of votes that would be necessary to take such action at an annual or special meeting execute a written consent providing for such action.

     Appraisal Rights. The DGCL does not give appraisal rights in a merger or consolidation to holders of stock listed on a national securities exchange (such as the Nasdaq National Market) or held of record by more than 2,000 shareholders, provided that such holders receive shares of stock of the company surviving the merger or consolidation or shares of stock of any other company which is either listed on a national securities exchange or held of record by more than 2,000 shareholders. The OBCA does not contain any similar exemption from its provisions relating to dissenter's rights of appraisal for amalgamations. In addition, appraisal rights are available under the DGCL for sales of all or substantially all of the Corporation's assets or charter amendments only if the charter so provides. Shareholders are entitled to appraisal rights under the OBCA in connection with the sale, lease or exchange of all or substantially all the assets of a company and for charter amendments which affect share issuance or transferability or corporate purposes or which would require a separate class vote.

     Shareholder Register. A Delaware company's stock ledger showing the names, addresses and security ownership of its shareholders may be inspected only by directors and shareholders of record for a purpose reasonably related to their respective interests as directors or shareholders. Shareholders and certain other persons may inspect the shareholder list of an Ontario company that is an offering corporation.

     Dividends and Distributions. The DGCL and OBCA treat dividends similarly. The DGCL permits a company, unless otherwise restricted by the certificate of incorporation, to pay dividends out of surplus or, if there is no surplus, out of net profits for the current and preceding fiscal year (provided that the amount of capital of the company is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the DGCL generally provides that a company may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware company to pay dividends on, or to make repurchases of redemptions of, its shares is dependent on the financial status of the company standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware company, the assets of the company, including stock of subsidiaries owned by the company, must be valued at their fair market value as determined by the board of directors if fair market value is less than historical book value and may be valued at their fair market value if fair market value is greater than historical book value. Under the OBCA, a company may not declare or pay a dividend if there are reasonable grounds for believing that the company is or after the payment would be, unable to pay its liabilities as they become due, or if the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

     Director Qualification and Number. A majority of the directors of an Ontario company must be Canadian residents. The DGCL has no similar requirement. The number of directors of a Delaware company may be changed by resolution of the directors if the charter or bylaws so provide (as will be the case with the proposed ATSI Merger Corp. certificate and bylaws) while the charter of an Ontario company must specify the number or a range for the number of directors and if authorized by a special shareholders' resolution, in between shareholders' meetings, the directors may increase the number of directors within the minimum and maximum range provided that they may not do so if after such appointment, the total number of directors would be one and one-third times greater than the number of directors required to have been elected at the last annual meeting of shareholders.

     Director Liability. Under the DGCL, the charter of a Delaware company may limit the personal liability of a director to the shareholders of the company for monetary damages for breach of fiduciary duty, except for: (i) any breach of a director's duty of loyalty to the company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase in violation of statutory limitations; or (iv) any transaction from which a director derived an improper personal benefit. The OBCA has no comparable provision. Such a charter provision under the DGCL does not affect the right of a company or its shareholders to pursue equitable remedies such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care (although such equitable remedies may not always be available) and in no way affects a director's liability under United States federal securities laws.

     Oppression Relief and Equitable Remedies. The OBCA creates a cause of action for "oppression" and "unfairness" with respect to shareholders, creditors, directors and officers and vests the court with broad remedial powers in connection therewith. The DGCL contains no comparable provision and the scope of the equitable powers of the Delaware courts as defined by existing case law is less certain than the scope of the powers of Ontario courts.

     In addition, certain differences between the powers granted to companies under the DGCL and the powers granted to companies under the OBCA may make a Delaware company less vulnerable than an Ontario company to hostile takeover attempts. These differences include the absence of power of shareholders to call special meetings unless expressly granted as discussed above. On the other hand, because of such provisions as the power of shareholders to take action without a meeting by less than unanimous consent, the DGCL may, under some circumstances, facilitate a hostile takeover attempt.

Differences Between the ATSI Articles and the ATSI Merger Corp. Certificate

     The ATSI Merger Corp. Certificate to be adopted in connection with the Merger (and the ATSI Certificate after the Domestication) differ substantially from the ATSI Articles. Differences include, but are not limited to, the following:

     Capital Structure. Under the ATSI Merger Corp. Certificate, the total number of shares of capital stock that the Company will have the authority to issue is 110,000,000, $0.001 par value per share, consisting of 100,000,000 shares of ATSI Merger Corp. Common Stock and 10,000,000 shares of ATSI Merger Corp. Preferred Stock. Under the ATSI Articles, the Company has the authority to issue unlimited amounts of no par value stock for common shares.

     Board of Director Size. The ATSI Merger Corp. Certificate (i) contains no restrictions on the minimum or maximum number of directors except as provided by Delaware law and (ii) divides the Board of Directors into three classes, one of which is elected each year to hold office for a three-year term and until successors are elected and qualified. The ATSI Articles provide for a minimum of three and a maximum of ten directors. ATSI currently has three directors, although the ATSI Board will be increased to six members, and will be divided into three classes, one of which is elected each year to hold office for a three-year term and until his successors are elected and qualified, under the terms of the Certificate of Incorporation to be filed pursuant to the Company's Domestication into Delaware. ATSI Merger Corp. currently has six directors. See "Management."

     Liability of Directors. The ATSI Merger Corp. Certificate provides that directors of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that a director may be personally liable to the extent provided by applicable Delaware law which currently prohibits limitation of director liability for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) authorizing the payment of a dividend or repurchase of stock; or (iv) any transaction from which the director derived an improper personal benefit. The ATSI Articles prior to the Domestication contain no similar provision.

     Indemnification. The ATSI Merger Corp. Certificate provides that ATSI Merger Corp. will indemnify each director and officer of ATSI Merger Corp. who may be indemnified, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), as it may be amended from time to time, in each and every situation where ATSI Merger Corp. is obligated to make such indemnification pursuant to Section 145. In addition, ATSI Merger Corp. will indemnify each of ATSI Merger Corp.'s directors and officers in each and every situation where, under Section 145, ATSI Merger Corp. is not obligated, but is permitted or empowered, to make such indemnification. ATSI Merger Corp. may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board deems advisable, as permitted by such section. ATSI Merger Corp. will promptly make or cause to be made any determination which Section 145 requires. The ATSI Articles prior to the Domestication contain no similar provision.

     Shareholder Consent in Lieu of Meeting. As noted previously, under the OBCA, the shareholders of a corporation may take action without a meeting only by unanimous consent of all shareholders. Under Section 203 of the DGCL, unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under the ATSI Merger Corp. Certificate (and the ATSI Certificate after the Domestication), the shareholders of the Company will not be permitted to take action without a meeting unless the board of directors shall have previously approved the taking of such action by written consent.

     Shareholder Nomination of Directors. The ATSI Merger Corp. Certificate (and the ATSI Certificate after the Domestication) will require shareholder nominations of directors for an election to be held at an annual meeting or special meeting of shareholders to meet certain procedural requirements including disclosure of such information regarding the proposed nominees as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, a description of all arrangements or any affiliation between the shareholder and the proposed nominee and the consent of the nominee to serve as a director of the Corporation if so elected. Although such provision is not explicitly provided for in the ATSI Articles prior to the Domestication, the OBCA contains similar provisions.

     Business Combinations. After both the Domestication and the Merger, the Company will be subject to the provisions of Section 203 of the DGCL ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person, or an affiliate or associate of such person, who is an "interested stockholder" for three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three years immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws by action of its stockholders to exempt itself from coverage. The Company has not adopted such an amendment to its Certificate of Incorporation or Bylaws. There is no comparable provision under the OBCA. For further discussion of the ATSI Merger Corp. Certificate of Incorporation, see "Description of ATSI Merger Corp. Securities."


                      DISSENT RIGHTS OF ATSI SHAREHOLDERS

     In addition to any other rights a shareholder may have when a Certificate of Domestication is filed with the Secretary of State of Delaware pursuant to the special resolution authorizing a company to be domesticated in Delaware under the provisions of the DGCL (the "Domestication Resolution"), a shareholder who complies with the dissent procedure of Section 185 of the OBCA is entitled to be paid by the Company the fair value of the shares held by him in respect of which he dissents determined as of the close of business on the day before the Domestication becomes effective. The dissent procedure of Section 185 of the OBCA is summarized below and shareholders who may wish to dissent are specifically referred to the disclosure set forth below, as failure by such shareholder to adhere strictly to the requirements of such section may result in the loss of such shareholder's rights under that section. Each shareholder who might desire to exercise these rights of dissent should carefully consider and comply with the provisions of such section and consult with his legal advisor.

     The following summary is qualified in its entirety by reference to Section 185 of the OBCA, a copy of which is attached as Exhibit I.

Business Corporations Act (Ontario)

     A dissenting shareholder may only claim under Section 185 of the OBCA with respect to all of the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

     A shareholder who wishes to invoke the provisions of Section 185 of the OBCA must send a written objection (the "Objection Notice") to the Domestication Resolution at or before the meeting at which such resolution is to be considered.

     The sending of a written objection to the Domestication Resolution does not deprive the shareholder of the right to vote thereon. Moreover, the OBCA specifically provides that the execution or exercise of a proxy does not constitute a written objection for the purposes of the dissent procedure.

     A vote in favor of the Domestication Resolution or the execution of a proxy which is so voted, will constitute a waiver of the right of dissent with respect to such resolution.

     Within ten days of the passing of the Domestication Resolution, the Company is required to notify in writing each dissenting shareholder that such resolution has been adopted.

     A dissenting shareholder shall within 20 days after he receives notice of the adoption of the Domestication Resolution or, if he does not receive such notice, within 20 days after he learns that the Domestication Resolution has been adopted, send to the Company a written notice (the "Demand for Payment"), containing his name and address, the number and class of shares in respect of which he dissents and a demand for payment of the fair value of the shares of the Company held by him.

     Within 30 days of the sending of the Demand for Payment, the dissenting shareholder shall send the certificates representing the shares of which he dissents to the Company or to the Company's transfer agent. The Company or the Company's transfer agent shall endorse thereon notice that the holder thereof is a dissenting shareholder and shall forthwith return the share certificates to the dissenting shareholder. A dissenting shareholder who fails to forward an Objection Notice, Demand for Payment and share certificates within the time required will lose any right to make a claim to be paid the fair value of his securities.

     On sending a Demand for Payment, a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares held by him, unless (i) the dissenting shareholder withdraws his demand for payment before the Company makes an offer to pay (the "Offer to Pay"), (ii) the Company fails to make an Offer to Pay and the dissenting shareholder withdraws his Demand for Payment or (iii) the directors revoke the Domestication Resolution, in which case his rights as a shareholder are reinstated as of the date he sent the Demand for Payment.

     Not later than seven days after the later of the day on which the action approved by the Domestication Resolution is effective or the day the Company receives a Demand for Payment, the Company shall send to each dissenting shareholder who has sent a Demand for Payment, an Offer to Pay for the shares of the dissenting shareholder in an amount considered by the directors of the Company to be the fair value thereof, accompanied by a statement showing how the fair value was determined or a notification that it is lawfully unable to pay the dissenting shareholders for their shares. Every Offer to Pay for shares of the same class or series held by dissenting shareholders for their shares shall be on the same terms. Any Offer to Pay accepted by a dissenting shareholder shall be paid by the Company within ten days of the acceptance but an Offer to Pay lapses if the Company has not received an acceptance thereof within 30 days after the Offer to Pay has been made.

  If an Offer to Pay is not made by the Company or if a dissenting shareholder fails to accept an Offer to Pay, the Company may, within 50 days after the action approved by the Domestication Resolution is effective or within such further period as the court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder. If the Company fails to apply to a court within such 50 day period, the dissenting shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as the court may allow. Any such application shall be made to the Ontario Court (General Division).

  A dissenting shareholder is not required to give security for costs in any application to the court and all dissenting shareholders whose shares have not been purchased by the Company shall be deemed to be joined as parties and be bound by the decision of the court. The Company shall notify each affected dissenting shareholder of the date, place and consequences of any application and of the right of a dissenting shareholder to appear and be heard in person or by counsel.

  The court shall fix a fair value for the shares of all dissenting shareholders and may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the Domestication Resolution is effective until the date of payment of the amount ordered by the court.

  If the Company fails to make an Offer to Pay, then the costs of a shareholder application to the court shall be borne by the Company unless the court otherwise orders. In other cases, the cost of any application to a court by the Company or a dissenting shareholder will be in the discretion of the court.

  THE FOREGOING TEXT PROVIDES ONLY A SUMMARY OF THE HIGHLY TECHNICAL AND COMPLEX PROVISIONS OF SECTION 185 OF THE OBCA. FAILURE TO STRICTLY COMPLY WITH THE REQUIREMENTS SET FORTH IN THE FOREGOING SECTION MAY RESULT IN THE LOSS OF A SHAREHOLDER'S APPRAISAL RIGHTS. ACCORDINGLY, ANY HOLDER OF COMMON SHARES WISHING TO ASSERT HIS RIGHT TO DISSENT SHOULD SEEK LEGAL ADVICE.

General Corporation Law of the State of Delaware

  Shareholders of ATSI will not be entitled to dissenter's or appraisal rights under the DGCL in connection with the Domestication or Merger.


                              THE 1996 OPTION PLAN

  The Board of Directors unanimously adopted the American TeleSource International Inc. 1996 Stock Option Plan (the "1996 Option Plan") in June 1996 and directed that the 1996 Option Plan be submitted to the shareholders for their approval, which approval if given shall be effective only upon and as of the date of the Domestication.

  The following summary of the 1996 Option Plan is qualified in its entirety by reference to the text of such Plan, which is set forth in Appendix A.

Summary of the 1996 Option Plan

  Under the 1996 Option Plan, options to purchase up to 4,000,000 Common Shares may be granted to employees and directors of, and consultants and advisors to, the Company or any subsidiary corporation or entity. The 1996 Option Plan is intended to permit the Company to retain and attract qualified individuals who will contribute to its overall success. Shares that by reason of the expiration of an option (other than by reason of exercise) or which are no longer subject to purchase pursuant to an option granted under the 1996 Option Plan may be reoptioned thereunder. The 1996 Option Plan will be administered by the Compensation Committee, consisting of non-employee directors (the "Committee"). The Committee will set the specific terms and conditions of options granted under the 1996 Option Plan, except that the full Board will set the specific terms and conditions of options granted to members of the Committee.

  The Company's employees will be eligible to receive either incentive stock options or nonqualified stock options or a combination of both, as the Committee determines. Non-employee participants may be granted only nonqualified stock options. Stock options may be granted for a term not to exceed ten years (five years with respect to a holder of 10% or more of the Company's shares in the case of an incentive stock option) and are not transferable other than by will or the laws of descent and distribution. Each option may be exercised within the term of the option pursuant to which it is granted (so long as the optionee, if an employee, continues to be employed by the Company). In addition, unless a shorter period is specified in a particular option agreement, an option may be exercised within three months after the termination of employment of the optionee (subject to any limitations in the particular option), within one year after termination in case of termination because of disability, or throughout the term of the option in the event of the optionee's death, to the extent in each case the option was exercisable at the termination date.

  The exercise price of all nonqualified stock options must be at least equal to 100% of the fair market value of the Common Shares on the date of grant. The exercise price of all incentive stock options must be at least equal to 100% of the fair market value of the Common Shares on the date of grant, or 110% of the fair market value with respect to any incentive stock option issued to a holder of 10% or more of the Company's shares. Stock options may be exercised by payment in cash of the exercise price with respect to each share to be purchased or by delivering Common Shares of the Company already owned by such optionee with a market value equal to the exercise price, or by a method in which a concurrent sale of the acquired stock is arranged, with the exercise price payable in cash from such sale proceeds.



  The 1996 Option Plan will terminate 10 years after the date such plan was adopted by the Board of Directors. The Board of Directors may, however, terminate the 1996 Option Plan at any time prior to such date. Termination of the 1996 Option Plan will not alter or impair, without the consent of the optionee, any of the rights or obligations pursuant to any option granted under the 1996 Option Plan.

U.S. Federal Income Tax Consequences

  The following is a general description of the U.S. federal income tax consequences of options granted and exercised under the 1996 Option Plan based upon federal tax law as it exists on the date of this Prospectus. Statements made in this description may become inaccurate or incorrect in the event of a change in U.S. federal tax law. Each optionee should consult with his or her own tax advisor with respect to the specific tax treatment of his or her particular transactions under the Plan.

  Incentive Stock Options

  Incentive options issued to employees under the 1996 Option Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). These options may only be issued to employees.

  Grant and Exercise. The granting of an incentive stock option is a non-taxable event. The exercise of an incentive stock option is also a non-taxable event provided the option is exercised during the employment of the optionee or within three months after the optionee's employment has been terminated; however, the "spread" between the fair market value of the optioned stock and the exercise price is an adjustment to alternative minimum taxable income and may be subject to the alternative minimum tax as discussed below.

  Disposition. The optionee will recognize gain or loss in the year in which the shares purchased under an incentive option are sold or otherwise made the subject of disposition. Generally, a disposition of the purchased shares will include any transfer of legal title, including a transfer by sale, exchange or gift, but it will not include (i) a transfer into joint ownership with right of survivorship if the optionee remains one of the joint owners, (ii) a pledge, or
(iii) a transfer by bequest or inheritance.

  For federal income tax purposes, dispositions of incentive option shares are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition of the purchased shares will occur if the sale or other disposition is made after the optionee has held such shares for more than two years after the date the option is granted and more than one year after the date the particular shares involved in the disposition are transferred to the optionee. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

  Upon a qualifying disposition, the optionee will recognize gain or loss in an amount equal to the amount realized upon the sale or disposition, less the exercise price paid for such shares. Any gain recognized will generally be subject to capital gain treatment. Upon a disqualifying disposition, the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of such shares on the date of exercise over the exercise price paid for such shares, and the Company will be required to satisfy reporting and federal tax withholding requirements. If the disqualifying disposition is effected by means of an arms-length sale or exchange to an unrelated party, the ordinary income will be limited to the amount by which the amount realized, or the fair market value at the date of exercise, whichever is less, exceeds the exercise price. The amount of ordinary income recognized is added to the basis of the stock for purposes of determining the additional gain, if any, on the disposition of the shares. If additional gain is recognized, it will be subject to capital gain treatment.

  Payments in Common Shares. U.S. Treasury Regulations provide the following guidelines with respect to the delivery of Common Shares in payment of the exercise price of an incentive stock option:

    (a) Disqualifying Disposition of Delivered Shares. The use of Common Shares acquired upon the exercise of an earlier granted incentive option to exercise an outstanding incentive option will constitute a "disqualifying disposition" of the delivered shares if such shares have not been held long enough to satisfy the requisite two-year and one-year holding periods applicable to incentive options. Such a disposition will generally render the optionee subject to ordinary income taxation on the difference between (i) the fair market value of the delivered shares at the time of their original purchase and (ii) the purchase price paid for such shares. In all other cases, no taxable income will be recognized with respect to the delivered shares.

    (b) Attributes of Purchased Shares Where There Is No Disqualifying Disposition. If an incentive stock option is exercised with (i) Common Shares acquired under an incentive option and held for the requisite holding periods prior to delivery, (ii) Common Shares acquired under a nonqualified option, or
  (iii) Common Shares acquired through open-market purchases, then the optionee will not recognize any taxable income with respect to the Common Shares purchased upon exercise of the incentive stock option. To the extent the purchased shares equal in number the Common Shares delivered in payment of the option price, the new shares will have the same basis and holding period as the delivered shares. The balance of the purchased shares will have a zero basis for tax purposes, and their holding period will commence on the date these shares are transferred to the optionee. However, all the purchased shares will be subject to the "disqualifying disposition" rules applicable to incentive options, and the two-year and one-year holding periods will be measured, respectively, from the date the incentive option was granted and the date it was exercised.

   (c) Attributes of Purchased Shares Where There is A Disqualifying Disposition of Delivered Shares. If the delivery of shares acquired under an incentive option results in a disqualifying disposition pursuant to the principles of paragraph (a) above, then the tax basis and holding periods for the new shares transferred to the optionee upon exercise of the incentive option will be determined as follows:

      1. To the extent the number of new shares equals the number of delivered shares as to which there was a disqualifying disposition, the basis for such shares will be equal to the fair market value of the delivered shares at the time they were originally purchased and the holding period for these shares will, except for disqualifying disposition purposes, include the period for which the delivered shares were held; and

      2. To the extent the number of new shares exceeds the number of delivered shares, these shares will have a zero basis and a holding period measured from the date of exercise of the option.

  For disqualifying disposition purposes, all the shares received will be subject to the two-year and one-year holding period requirements for incentive option shares, measured, respectively, from the date the incentive option was granted and the date it was exercised.

  Special Rule. If the shares purchased under the incentive option are subject to a substantial risk of forfeiture, such as the insider trading restrictions of
Section 16(b) of the Exchange Act, the amount of ordinary income recognized by the optionee upon a disqualifying disposition will be based upon the fair market value of such shares on the date such risk of forfeiture lapses rather than the date the option is exercised. In the absence of final U.S. Treasury regulations relating to incentive options, it is not certain whether such result can be avoided by making a conditional election pursuant to Section 83(b) of the Code at the time the incentive option is exercised.

  Federal Tax Rates. On the date of this Prospectus, income is subject to a maximum U.S. federal tax rate of 39.6% and net capital gains are subject to a maximum U.S. federal tax rate of 28%.

  Alternative Minimum Tax. Unless the optionee makes a disqualifying disposition or his rights are not fully transferrable or subject to a substantial risk of forfeiture, the amount by which the value of the optioned stock at the time of exercise exceeds the option price will increase the optionee's alternative minimum taxable income in the year the option is exercised. If the optionee makes a disqualifying disposition in the year in which the option is exercised, the maximum amount that will be included in alternative minimum taxable income is the gain on the disposition of the stock. Income triggered by a disqualifying disposition in a year other than the year of exercise will not affect the optionee's alternative minimum taxable income.

  The alternative minimum tax will be equal to 26% of the amount by which the optionee's taxable excess does not exceed $175,000 ($87,500 in the case of a married taxpayer who files a separate return) plus 28% of the amount by which the optionee's taxable excess exceeds $175,000 ($87,500 in the case of a married taxpayer who files a separate return). The optionee's "taxable excess" is the amount by which the optionee's alternative minimum taxable income exceeds the optionee's exemption amount which is $45,000 for married individuals filing jointly, $33,750 for single individuals and $22,500 for married individuals filing separately.

  The allowable exemption from the alternative minimum tax is reduced by 25% of the excess of an individual's alternative minimum taxable income for the year over $150,000 for a married taxpayer filing a joint return, $112,500 for an unmarried taxpayer, and $75,000 for a married taxpayer filing a separate return.

  A married taxpayer who files a separate return must increase his alternative minimum taxable income by the lesser of (i) 25% of the excess of alternative minimum taxable income (determined without regard to this sentence) over $165,000 or (ii) $22,500.

  For purposes of determining an individual's alternative minimum taxable income (but not regular taxable income) for any subsequent year in which the shares are sold, the basis of such shares will be their fair market value at the time the incentive stock option was exercised. If an individual pays alternative minimum taxes for one or more taxable years after December 31, 1986, the amount of such taxes (subject to certain adjustments and reductions) will be applied as a partial credit against the individual's regular tax liability (but not alternative minimum tax liability) for subsequent taxable years.

  Employer Deduction. If the optionee makes a disqualifying disposition and the Company complies with reporting requirements, then the Company will be entitled to an income tax deduction equal to the amount by which the fair market value of such shares on the date of exercise exceeded the option exercise price. The deduction will only be allowed for the Company's taxable year in which the optionee makes a disqualifying disposition.

Nonqualified Stock Options

  Options issued under the 1996 Option Plan which are intended not to qualify as incentive stock options are referred to herein as "nonqualified stock options."

  The taxability of nonqualified stock options is governed by Section 83 of the Code. The recipients of nonqualified stock options will not be taxed upon the grant of such options, because such options, which will not be actively traded on an established market, have no readily ascertainable fair market value. The optionee will, in general, recognize ordinary income in the year in which the nonqualified option is exercised, equal to the excess of the fair market value of the purchased shares at the date of exercise over the exercise price, and the Company will be required to satisfy federal reporting and tax withholding requirements. If the shares purchased by an optionee are subject to the insider trading restrictions of Section 16(b) of the Exchange Act, taxation of the income may be deferred from the date of exercise to the date the optionee becomes free to sell the shares without liability under Section 16(b). An optionee subject to Section 16(b) restrictions may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise the fair market value of the shares received on the date of exercise. The Section 83(b) election must be made within 30 days following the date the nonqualified stock option is exercised, and if made, the optionee will not recognize additional income at the time the shares may first be sold free of the Section 16(b) restrictions. The Company will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the nonqualified option, provided the Company complies with applicable reporting requirements. The deduction will only be allowed for the Company's taxable year in which ordinary income is recognized by the optionee.

  If the option price under any nonqualified option is paid in the form of Common Shares previously acquired either upon the exercise of stock options (incentive, if held for the requisite holding period, or nonqualified) or through open-market purchases, then the optionee will not recognize any taxable income to the extent that the Common Shares received upon the exercise of the option equal the number of Common Shares delivered in payment of the option price. For federal income tax purposes, these newly acquired shares will have the same basis and holding period as the delivered shares. The fair market value of additional Common Shares received upon the exercise of the nonqualified option will, in general, have to be reported as ordinary income for the year of exercise, and the Company will be required to satisfy federal reporting and tax withholding requirements. These additional shares will have a tax basis equal to such fair market value, and their holding period will, in general, be measured from their date of transfer to the optionee.

  In the event an optionee surrenders an exercisable option in exchange for a cash payment from the Company, the optionee will recognize ordinary income equal to the amount of the cash payment due the optionee (before required income tax withholding). The Company will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the surrender of the option, provided the Company complies with applicable reporting requirements. The deduction will only be allowed for the Company's taxable year in which ordinary income is recognized by the optionee.

  The affirmative vote of a majority of the Common Shares present and entitled to vote at the Meeting is required to approve the 1996 Option Plan. Appendix A to this Prospectus contains the text of the 1996 Option Plan to be submitted to the shareholders at the meeting.

                         PRICE RANGE OF COMMON SHARES

  Since June 7, 1994, the Common Shares have been traded on the Canadian Dealing Network under the symbol ATIL.CDN. The following table sets forth the high and low bid prices, in Canadian dollars, per Common Share for the periods indicated as reported by the Canadian Dealing Network. The prices are also provided in U.S. dollars determined using the exchange rates based on published spot exchange rates for United States dollars on the respective dates.


                                                 Price Range
                                 -----------------------------------------
                                        High                  Low
                                 ------------------    -------------------
                                   CDN$       US$        CDN$        US$
                                 --------   -------    --------    -------
     Fiscal 1994:
     Fourth quarter..............  $1.40     $1.01       $1.00       $0.72

     Fiscal 1995:
     First quarter...............  $1.00     $0.72       $0.75       $0.55
     Second quarter..............    .90       .65         .70         .52
     Third quarter...............    .95       .69         .50         .36
     Fourth quarter..............    .90       .66         .55         .41

     Fiscal 1996:
     First quarter...............  $1.20     $0.88       $0.65       $0.48
     Second quarter..............   1.15       .84         .65         .48
     Third quarter...............   1.05       .77         .85         .62
     Fourth quarter..............   1.25       .91         .50         .37

     Fiscal 1997:
     First quarter...............   1.10       .80         .75         .55
     Second quarter(1)...........    .92       .69         .85         .64

-------------------

(1) On November 13, 1996, the last sale price of the Common Shares as reported by the Canadian Dealing Network was CDN$0.85 per share, which, using the exchange rate based on the published spot exchange rate for United States dollars on such date, converts to US$0.64 per share.

    At October 31, 1996, the Company had 3,039 holders of record of its Common Shares.

                                 CAPITALIZATION

  The following table sets forth the capitalization of the Company at July 31, 1996. This table should be read in conjunction with the Company's consolidated financial statements and the related notes thereto included elsewhere in this Prospectus. The following table reflects U.S. dollar amounts included in the Company's consolidated financial statements.

                                                                           July 31, 1996 ($)
                                                      ---------------------------------------------------------
                                                                                                 As Further
                                                                         As Adjusted for the   Adjusted for the
                                                             Actual         Domestication          Merger
                                                      ----------------  ---------------------  ----------------
Notes Payable, including current portion...........         $100,000           $100,000           $100,000
Capital Leases, including current portion..........         $504,459           $504,459           $504,459

  Total Long-Term Obligations......................         $604,459           $604,459           $604.459

Stockholders' equity:

 Common Stock of American TeleSource
 International Inc.; no par value, an unlimited
 number of shares authorized and 23,849,657
 shares issued and outstanding as of July 31,
 1996; $0.001 par value, 100,000,000 authorized
 and 23,849,657 issued and outstanding as
 adjusted..........................................         $6,231,953         $6,231,953               --

 Preferred Stock of American TeleSource
 International Inc., $0.001 par value, 10,000,000
 shares authorized, none issued or outstanding.....                 --                 --               --

 Preferred Stock of ATSI Merger Corp., par
 value $0.001, 10,000,000 shares to be
 authorized, none issued and outstanding...........                 --                 --               --

 Common Stock of ATSI Merger Corp., par
 value $0.001, 100,000,000 shares to be
 authorized, 23,849,657 issued and outstanding.....                 --                 --          $23,850

Capital in excess of stated value..................                 --                 --       $6,208,103

Accumulated Deficit................................        ($4,607,246)       ($4,607,246)     ($4,607,246)

Cumulative translation adjustment..................              3,918              3,918            3,918

Total stockholders' equity.........................          1,628,525         $1,628,625       $1,628,625

Total capitalization................................        $2,233,084         $2,233,084       $2,233,084

                      SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated financial data set forth below for the period from December 17, 1993 through July 31, 1994 and the years ended July 31, 1995 and 1996 have been derived from the Company's historical financial statements appearing elsewhere in this Prospectus. The results for the six months ended January 31, 1996 are not necessarily indicative of the results to be expected for the full year.

  The independent accountant's report on the Company's financial statements for the year ended July 31, 1996 contains an explanatory paragraph regarding the Company's ability to continue as a going concern. See Report of Independent Public Accountants contained in, and Note 2 to, the Financial Statements for the year ended July 31, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources"; and Risk Factors--Risk Relating to the Company-Limited Operating History; History of Losses; Need for Capital; Report of Independent Public Accountants." The selected consolidated financial data presented below should be read in conjunction with the Company's historical financial statements included elsewhere in this Prospectus, the notes thereto and the information set forth under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." The Company's historical financial statements have been prepared on the accrual basis of accounting in conformity with U.S. GAAP. The following data is presented in U.S. dollars.

                                                           Period from
                                                          Dec. 17, 1993      Years ended July 31,
                                                             through      --------------------------
                                                        July 31, 1994(1)      1995          1996
                                                       ------------------ -----------  -------------
                                                        (In thousands of $, except per share data)
Consolidated Statement of Operations Data:
Operating revenues:
  Private network services........................              $132           $318         $2,411
  Operator services...............................               110          4,470         10,807
                                                              ------        -------        -------
    Total operating revenues......................               242          4,788         13,218
                                                              ------        -------        -------
Operating expenses:
  Cost of services................................               201          4,061         10,575
  Selling, general and administrative.............               373          2,588          4,535
  Depreciation and amortization...................                11            141            281
                                                              ------        -------        -------
    Total operating expenses......................               585          6,790         15,391
                                                              ------        -------        -------
Loss from operations..............................              (343)        (2,002)        (2,173)
                                                              ------        -------        -------
Net loss..........................................             $(343)       $(2,004)       $(2,205)
                                                              ------        -------        -------

Per share information:
  Net income (loss)...............................            $(0.04)        $(0.14)        $(0.11)
                                                              ------        -------        -------
Weighted average common shares outstanding........            $9,146         13,992         19,803

                                                         July 31, 1994    July 31, 1995     July 31, 1996
                                                         -------------    --------------    --------------
                                                          (In thousands of $, except per share data)
Consolidated Balance Sheet Data:
Working capital (deficit).............................         $114            $(446)            $(592)
Current assets........................................          344            1,088             1,789
Total assets..........................................        1,049            2,766             4,348
Long-term obligations, including current portion......            0              133               621
Total stockholders' equity (2)........................          819            1,231             1,629
----------------

(1) Represents the period from the date of organization of Latcomm International Inc., an Alberta, Canada corporation ("Latcomm"), which company amalgamated with Willingdon Resources Ltd., an Ontario, Canada corporation ("Willlingdon"), in May 1994 (the "Amalgamation") to form American TeleSource International Inc., until July 31, 1994, the date of the Company's fiscal year end. The Amalgamation was accounted for as a recapitalization of Latcomm, and, with the exception of an approximately $55,000 liability of Willingdon (see Note 1 to the Financial Statements for the year ended July 31, 1996), the financial data utilized for the period from Dec. 17, 1993 until the Amalgamation were derived solely from Latcomm's financial statements.

(2) The Domestication and Merger have no pro forma effect on stockholders' equity.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


  The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus. The Company's historical financial statements have been prepared on a accrual basis in accordance with U.S. GAAP, and the financial information utilized in the following discussion and analysis is presented in U.S.
dollars.

Overview

  ATSI provides international telecommunications networks for voice, data, fax and video transmission via satellite and fiber optics between the United States and Latin America and within Latin America, and call services for domestic and international long distance.

  The Company began operations in December of 1993, and first generated revenues in April 1994. Since that time, monthly revenues have increased from approximately $17,000 to approximately $1.0 million in September 1996. Such rapid growth in revenue has resulted primarily from the provision of domestic and international long distance operator services to entities in the United States and Mexico, which in September 1996 represented 92% of the total revenues. The remainder of the Company's revenue has come primarily from the sale, installation and monthly maintenance of satellite-based international private networks. With the exception of a portion of a $1.4 million contract which was completed in April 1996, all of the Company's contracts to date have been denominated in, and have called for payment in U.S. dollars. See "Results of Operations--Year Ended July 31, 1996 Compared to Year Ended July 31, 1995." Some of the expenses directly related to such contracts have been denominated in foreign currencies, primarily Mexican pesos. These foreign-denominated expenses consist primarily of costs incurred in transmitting long distance calls from Mexico to the Company's switching facilities in San Antonio, Texas, as well as payroll and other administrative costs associated with ATSI-Mexico. The Company seeks to expand its revenues and customer base from internal growth, primarily through direct sales and marketing efforts and an agent sales network.

  Since its inception, the Company's near-term strategy has been to position itself to take advantage of the deregulation of the Mexican telecommunications industry. The Company believes that significant opportunities to provide call services within Mexico and between Mexico and the U.S. will arise from the law written into effect in June 1995 by the Secretaria de Communicaciones y Transportes ("SCT"), which provides for the methods by which companies can apply for concessions and licenses to establish and operate telecommunications services businesses within Mexico. This law was, effectively, the first step in the deregulation of the telephone industry within Mexico. It also formalized the methods by which companies such as ATSI may compete against Telefonos de Mexico ("Telmex"), the privately-owned telecommunications monopoly in Mexico.
On August 10, 1996 Telemex lost its monopoly status and long distance exclusivity, thereby allowing other concessioned carriers to begin offering domestic and international long distance services within Mexico; however, new carriers must still interconnect to Telmex's local network and pay a fee per minute of usage. Beginning in January 1997, Telmex must begin implementation of a plan imposed by the SCT which mandates that Telmex offer local interconnection to other carriers in all Mexican cities by July 1997. Concessioned carriers with wireless local access, such as via cellular or microwave, are currently allowed by Mexican law to bypass Telmex's local network and connect directly into their own long distance networks. There can be no assurance, however, that the deregulation of the Mexican telephone industry will continue and, if so, that such deregulation will occur to an extent that will provide ATSI opportunities to provide additional call services within Mexico and between Mexico and the U.S. See "Business ATSI Mexico."

  The Company, through ATSI-Mexico, has applied and intends to apply to the SCT for several licenses, which, if obtained, the Company believes will enable it to expand significantly its call services that currently originate in Mexico. It is anticipated that such licenses, among other things, will enable the Company to purchase network capacity from Telmex or other concessioned carriers at stable, wholesale prices. However, there can be no assurance that such licenses will be obtained and, if obtained, that such licenses will enable the Company to expand operations or increase revenue in Mexico. See "Business--ATSI-Mexico."

  The Company has built an international long distance call services business which processes calls primarily between the United States and Mexico through the use of a small direct sales force and independent marketing representatives. Additionally, the Company has developed an operator services customer base in the United States; however, because the Company believes that international long distance will continue to grow at a faster rate and provide higher revenue and gross profit per minute than domestic long distance, the Company intends to minimize efforts toward providing operator services in the United States and increase its focus on the international long distance market, and, as a result, the Company does not foresee significant growth of this portion of its revenue base. The Company has also focused direct sales efforts on international private networks between the United States and Latin America.

  By providing international operator services to hotels and properties in major tourist areas of Mexico, the Company has been able to quickly generate high volume business. The Company has complemented this business with the higher margin, relatively low monthly revenue business generated by the international private networks. As regulatory environments permit in Latin America, the Company anticipates that it will benefit from the synergy of its long distance and private networks by transporting international long distance traffic over its own satellite-based network. However, there can be no assurance that adequate, if any, deregulation will occur and, if so, that the Company will be able to benefit from any such business synergy. See "Business."

  The Company provides international telecommunications networks through utilization of its teleport and switching facility in San Antonio, Texas (the "Teleport"). Typically, the Company installs its own equipment on a customer's foreign premises. This equipment is used to send and/or receive signals from the Teleport via the Solidaridad Satellite System ("Solidaridad"), which is owned by Telecomunicaciones de Mexico ("Telecomm"). The Company provides fiber optic integration into U.S.-based private and public telecommunications networks from its Teleport for its customers via a fiber optic link to a facility in downtown San Antonio, where all major long distance carriers have a point of presence. The Company considers itself to be the owner of that portion of the network between the customer's premises and the point at which the signal is integrated into a third party's network. Any costs associated with connecting to or utilizing third party carriers is considered to be a direct cost of services. The Company must pay a tariff to Telecomm for utilization of Solidaridad, which is passed through on a dollar-for-dollar basis to the customer. As a result, revenues from private network customers are recorded net of any associated tariffs paid. Due to the increasing volume of traffic transported by the Company over Solidaridad, the Company became a licensed agent for Telecomm during calendar 1996, thus enabling the Company to earn discounts from Telecomm on future network traffic.

  Cost of services related to operator services includes primarily those costs associated with originating and terminating calls which pass through the Company's switch and operator center (collectively referred to as "transmission costs"), commissions paid to properties which subscribe to the Company's services or their representatives, wages and benefits paid to operators and costs of billing those calls.

  Since its inception, the Company has provided long distance services for calls originating from Mexico without the benefit of a license from the SCT. Although the Company has contracted with major U.S. carriers to originate calls from Mexico, Telmex did not have a legal obligation to provide services to those carriers prior to August 10, 1996, and on occasion refused to provide those services to such carriers. In addition, because it was operating in a noncompetitive environment prior to August 10, 1996, Telmex was able to raise prices charged to those U.S. carriers, the result of which was a rapidly changing and often increasing cost structure relative to the Company's international long distance business from its inception through August 10, 1996.

  Because of the rapid growth of ATSI's customer base and the uncertainties surrounding the regulatory environment in Mexico during the past two years, the Company's results of operations in any reporting period may not be directly comparable to (i) its results of operations in other reporting periods or (ii) the results of operations of other telecommunications companies operating in the United States or Mexico.

Results of Operations

     The following table sets forth the Company's results of operations, in dollar amounts and as a percentage of total revenues (or, as indicated, other pertinent revenues) for the period from December 17, 1993 (date of inception or "Inception") to July 31, 1994, and for the years ended July 31, 1995 and 1996.

                                                                      Year Ended July 31,
                                          ----------------------------------------------------------------------
                                                  1994                      1995                    1996
                                          ------------------       --------------------    ---------------------
                                              $           %            $          %             $            %
                                          ------------------       --------------------    ---------------------
                                                                    (In thousands of $)
Operator services                           $110         45%        $4,470        93%        $10,806        82%
Private network services                     132         55%           318         7%          2,411        18%
                                         -------                  --------                  --------

Total operating revenues                     242        100%         4,788       100%         13,217       100%
                                         -------                  --------                  --------

Cost of services                             201         83%         4,061        85%         10,575        80%
Selling, general & admin.                    373        154%         2,588        54%          4,535        34%
Depr. and amort.                              11          5%           141         3%            281         2%
                                         -------                  --------                  --------

Total operating expenses                     585        242%         6,790       142%         15,391       116%
                                         -------                  --------                  --------

Loss from operations                       ($343)      (142%)      ($2,002)      (42%)       ($2,174)      (16%)
                                         =======                  ========                  ========

Year ended July 31, 1996 Compared to Year Ended July 31, 1995



     Operating Revenues. Operating revenues for the year ended July 31, 1996 increased approximately $8.4 million , or 176%, when compared to the same period in the prior year. Operating revenues attributable to new operator services locations contributed approximately $6.3 million, or 75%, of this growth. The number of operator service calls handled by the Company increased to approximately 724,000 during the year ended July 31, 1996, as compared to approximately 311,000 for the same period ended July 31, 1995, representing an overall increase in call volume of 133% during such period. The percentage of calls handled by the Company which originated in Mexico and terminated in the United States (referred to hereinafter as "Mexico International Calls"), and the percentage of calls which originated and terminated in the United States, decreased slightly between fiscal years 1995 and 1996 from 29% and 70%, respectively, to 26% and 66%, respectively. These decreases were offset by growth attributable to other call services offered by the Company, some of which were offered for the first time during fiscal 1996.

     In June 1995, the Company began distributing calling cards to Visa cardholders issued by the Bank of Brazil. These cards may be used by Brazilians traveling outside of their native country, but primarily in the United States, for calling within the United States or to other world-wide destinations. Additionally, in November 1995 the Company began providing service to cellular telephone customers of a Mexican based cellular company with in excess of 40,000 subscribers, which service enables subscribers to access the

Company's network when traveling in the United States for the purpose of placing cellular calls domestically within the United States or internationally to Mexico. The Company also expanded its international operator services to locations in Jamaica in October 1995. Collectively, the above-mentioned services accounted for approximately 8% of all calls handled, and 9% of all long distance revenue generated by the Company in fiscal 1996.

     As noted previously, the Company continued to provide long distance services throughout fiscal 1996 in a changing regulatory environment in Mexico, but one in which Telmex still maintained a legal monopoly. Because of its dependence on Telmex to transport calls from Mexico to its operator center in San Antonio, the Company was subject to payment of rising retail rates for a majority of fiscal 1996 in order to process calls out of Mexico. As a result, the Company raised per minute rates charged to callers from some locations in Mexico. The average revenue to the Company on a call originating in Mexico increased from $33 per call in fiscal 1995 to $36 per call in fiscal 1996.

     Revenues generated from private network services increased $2.1 million, or 658%, from the year ended July 31, 1995 to the year ended July 31, 1996. Included in this amount is approximately $1.6 million of revenue from two separate contracts which called for the company to sell and install networks in Mexico. The remainder of the private network revenue was generated from long-term maintenance contracts, each of which produces a fixed amount of revenues on a monthly basis. As of October 1996, the Company was servicing eight private network customers under long-term contracts producing monthly revenues of approximately $83,000.

     Cost of services. Cost of services increased approximately $6.5 million, or 160%, from the year ended July 31, 1995 to the year ended July 31, 1996, but decreased as a percentage of operating revenues. As a result, the Company's gross margin increased from 15% to 20% from fiscal 1995 to fiscal 1996. The majority of the Company's direct costs are variable and pertain to the long distance services that it provides. Therefore, the total costs incurred increase as the Company processes more calls. However, as the Company increases call volumes it is able to realize certain operating efficiencies, and is also able to take advantage of volume discounts offered by some of the carriers it utilizes to transport its call traffic.

     Commissions paid to properties, which are based on revenues generated from those properties, increased significantly as a result of increased revenues from such properties from fiscal 1995 to fiscal 1996. As noted, the Company raised per minute rates at some locations in Mexico. This resulted in a higher commission cost per call in fiscal 1996 as compared to 1995. Transmission costs are incurred on each minute of traffic carried by the Company. Although transmission costs for transporting calls from Mexico to San Antonio varied widely throughout fiscal 1996, the overall average price per call paid by the Company during fiscal 1996 as compared to fiscal 1995 decreased due to volume discounts obtained by the Company on calls regardless of their country of origin. In addition, increased call volume allowed the Company's operators to process more calls per shift, thereby lowering the Company's operator cost on a per call basis.

     The net result of the above factors was an increase from fiscal 1995 to fiscal 1996 in the average revenue per call for the Company from $14.39 per call to $14.92, an increase in the average cost per call from $12.52 to $12.63, and an improved average gross margin per call from $1.87 to $2.29.

     The improved gross margin of the Company from fiscal 1995 to 1996 resulted in part from the two contracts discussed previously for the sale and installation of private networks in Mexico. Combined, these two contracts accounted for approximately 12% of overall revenues for fiscal 1996. As is typical for private network transactions, these two contracts produced a higher gross margin percentage when compared to contracts for long distance.

     Selling, General and Administrative. SG&A expenses rose 75%, or approximately $1.9 million, from the year ended July 31, 1995 to the year ended July 31, 1996. However, these expenses decreased as a percentage of operating revenues from 54% in fiscal 1995 to 34% in fiscal 1996. The increase in SG&A expenses from fiscal 1995 to fiscal 1996 is partly a result of increased personnel costs. The number of employees of the Company increased from less than 30 at the start of fiscal 1995 to 96 at July 31, 1996, including 23 at ATSI-Mexico. The growth of this entity has also added to the overall increase in the Company's SG&A costs, as additional space and related office equipment was leased or purchased during fiscal 1996 for its Mexico City headquarters, which became fully operational in the fourth quarter of fiscal 1996. The Company also leased an additional 5,400 square feet of space to provide for further growth of its San Antonio headquarters.

     The Company's provision for bad debts relating to its long distance revenues also contributed to the increase in SG&A costs between fiscal 1995 and fiscal 1996. However, the Company decreased the rate at which it provides for uncollectible long distance revenues from 8% in fiscal 1995 to approximately 6.5% in fiscal 1996. Actual historical results from the local exchange carriers ("LEC's"), which ultimately bill and collect the calls on behalf of the Company, indicated that bad debts were being incurred at a lesser rate than was being recorded by the Company. As such, the provision rate was reduced.

     Depreciation and amortization. Depreciation and amortization grew approximately $140,000, or 99%, from fiscal 1995 to fiscal 1996 as the Company leased and/or purchased approximately $1.0 million of equipment during fiscal 1996. The majority of the equipment obtained during such period was for the completion of the Company's Teleport, which took place early in fiscal 1996, and for other telecommunications purposes related to the production of international call services.

     Loss from Operations. The loss from operations increased approximately $171,000 from fiscal 1995 to fiscal 1996. However, the loss from operations improved as a percentage of operating revenues from (42%) in fiscal 1995 to (16%) in fiscal 1996 due to the reasons discussed previously.



Year Ended July 31, 1995 Compared to Year Ended July 31, 1994




     Operating revenues. Operating revenues increased approximately $4.5 million from the fiscal year ended July 31, 1994 to the fiscal year ended July 31, 1995. During this time, the Company's private network customer base grew from a single customer generating $17,334 in monthly revenues to five customers producing $43,220 in monthly revenues. The Company initially provided operator services in May 1994 for a resort property in Cancun, Mexico. As of July 31, 1995, the Company's operator services division was servicing in excess of 5,600 rooms and 1,900 public telephones in the United States and Mexico.
Approximately 33% of the operator services revenues for the year ended July 31, 1995 were generated from calls originating in the United States. The Company gained regulatory approval to process interstate calls originating in the United States on September 8, 1994. During 1995, the Company gained the authority to process intrastate calls in 15 states. As of July 31, 1995 the majority of the Company's domestic operator services revenues were being produced by payphones located in Virginia and Michigan, hotels and payphones in Florida and Texas, and casinos located in Mississippi and Louisiana. The remaining 67% of the operator services revenue for fiscal 1995 was produced by calls originating outside the United States. Utilizing a bilingual and bicultural direct sales staff, as well as independent marketing representatives, the Company was able to establish and grow customer bases in the following major tourist destinations in Mexico: Cancun, Cozumel, Cabo San Lucas, Guadalajara and Puerto Vallarta.

     Cost of services. As the Company's customer base grew, the cost of providing those services grew at a correlative rate from $201,000 in fiscal 1994 to $4.06 million in fiscal 1995. Although the Company had contracted with MCI to transport its operator services calls from Mexico to its operator center in San Antonio, Telmex began refusing such services to MCI in July 1994. During the 1995 fiscal year, the Company originated calls from Mexico through a combination of MCI's network and utilization of Telmex's network. At times this methodology proved neither reliable nor cost effective. MCI was unable to guarantee reliable services, and subsequently increased prices during the year ended July 31, 1995 by more than 50%. As a result, the Company utilized direct dial services offered by Telmex, which were less costly due to the devaluation of the peso, but more difficult for the Company to monitor and administer.

     Gross Profit. The Company's gross profit margin decreased from 17% for the period ended July 31, 1994 to 15% for the year ended July 31, 1995. This was due to the increased percentage of overall revenues generated by operator services as compared to private network services.

     Selling, General and Administrative. SG&A expenses also grew throughout fiscal 1995 to approximately $2.6 million from approximately $373,000 in fiscal 1994, as the Company completed the buildout of its Teleport; however, such expenses steadily decreased as a percentage of overall revenues. The largest increase was in the provision for bad debt related to the Company's operator services calls. Throughout fiscal 1995, the Company provided for uncollectible operator services revenues at the rate of 8% in anticipation of the rates to be charged by LEC's who ultimately bill and collect on the calls processed by the Company. The LEC's charge an average rate for the initial six to eighteen months, and then "true-up" these rates based upon actual results. The net effect of the "true-ups" has been positive subsequent to July 31, 1995.

     Depreciation and amortization. Depreciation and amortization increased $130,085 between the years ended July 31, 1994 and 1995 as the Company steadily completed the buildout and increased utilization of its Teleport.

     Loss from Operations. The loss from operations increased approximately $1.66 million from $343,000 for the fiscal year ended July 31, 1994 to approximately $2 million for the fiscal year ended July 31, 1995 due to the above factors.

Liquidity and Capital Resources

     The Company's liquidity requirements arise from working capital needs, primarily the maintenance and growth of its satellite network and switching capacity and cost of services. The Company has relied primarily on private equity placements to fund its operations since its formation in December 1993. From that time through July 31, 1994, the Company generated $922,835 in cash from its founding shareholders in the form of a private placement. An additional $294,067 was generated by warrants and options which were exercised. During this time, $617,645 was spent on the buildout of the Company's Teleport and $426,893 was used to fund its operations, resulting in a cash balance of $117,540 and net working capital of $113,637 at July 31, 1994.

     The Company's cash position remained relatively constant during the fiscal year ended July 31, 1995. The Company generated approximately $2.0 million in cash through private placements and warrant conversions during the fiscal year, of which approximately $1.3 million was used in the operation of the Company. An additional $858,616 was used to purchase equipment utilized in the Company's Teleport. The

Company also generated approximately $175,000 through the issuance of promissory notes to two of its shareholders in 1995, of which one 12% convertible promissory note in the amount of $100,000, due on January 1, 1997, remains outstanding. See "Description of ATSI Merger Corp. Securities--Warrants and
Convertible Securities."   During this period, the Company did not obtain any
long-term financing to assist it in the purchase of assets. As such, the Company's working capital position declined to a deficit of $446,370 at July 31, 1995.

     For the year ending July 31, 1996, the Company generated negative cash flow from operations of approximately $1.4 million and produced cash proceeds from private equity placements of approximately $2.5 million. Approximately $475,000 in cash was used for the purchase of equipment, and approximately $570,000 of additional equipment was financed through capital lease arrangements. The net result of operating, investing and financing activities was an improvement in the Company's cash balance from approximately $102,000 at July 31, 1995 to approximately $656,000 at July 31, 1996, but a decrease in its working capital position from a deficit of approximately $446,000 to a deficit of approximately $592,000. In addition to the capital raised from private equity placements, the Company continued to utilize amounts received from the advanced funding program which it utilizes to sell its operator services receivables to satisfy vendors. The Company currently receives 75% of the value of its receivables within five days of generating the revenues. The remaining 25% is received, net of fees and uncollectible amounts, over periods ranging from 30 to 75 days after the associated revenue is generated.

     Until the Company, if ever, is able to generate positive cash flow from its operations, or until the Company is able to borrow material amounts from financial institutions, the Company will be dependent upon its shareholders and/or its ability to complete private equity placements in order to fund its current working capital deficit and monthly cash flow deficits. There can be no assurances, however, that the Company will be able to achieve future revenue levels sufficient to support operations or that such equity offerings or other financing arrangements will actually be consummated or that such funds, if received, will be sufficient to support existing operations until revenue levels are achieved sufficient to generate positive cash flow from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon the ongoing support of its stockholders, customers and its ability to obtain capital resources to support development operations. See "Notes to Consolidated Financial Statements-Note 2." During the period ended July 31, 1996, the Company was able to obtain long-term leasing arrangements in order to assist it in purchasing equipment for its Teleport. As of July 31, 1996 the Company had approximately $500,000 outstanding under these arrangements. The independent accountants report on the Company's financial statements for the year ended July 31, 1996 contains an explanatory paragraph regarding the Company's ability to continue as a going concern. See Report of Independent Public Accountants contained in, and Note 2 to, the Consolidated Financial Statements for the year ended July 31, 1996.

     On October 7, 1996, the Company entered into definitive agreements for the private placement to a certain investor of up to $2.0 million in convertible notes and detachable warrants of the Company over a 90 day period. The private placement calls for the Company to issue to the investor up to four convertible notes at a price of $495,000 each, convertible into Common Shares at $.55 per share, along with four additional convertible notes at a price of $5,000 each, also convertible into Common Shares at $.55 per share, each accompanied by 550,000 detachable warrants to purchase Common Shares at an exercise price of $.85 per share. The convertible notes, if and when issued, will bear interest at an annual rate of 10%, and will mature 18 months from the date of issue or automatically convert to Common Shares on the effective date of the Domestication of the Company into the State of Delaware. The warrants, if and when issued, will be exercisable at any time for a period of one year from the date of issue. The Company has the right to terminate the private placement at any time; however, if the Company terminates prior to receiving any funds from the investor, the Company must issue 200,000 warrants to the investor to purchase Common Shares at an exercise price of $.70 per share. As of November 15, 1996, the Company had not received any funds to purchase the convertible notes and detachable warrants in connection with this private placement.

     In November 1996, the Company signed a note with a vendor, allowing it to finance amounts currently due to the vendor over a period extending until March 13, 1997. The note, which bears an annual interest rate of 12%, calls for monthly principal and interest payments of $105,503.75.

     As of October 9, 1996 the Company had warrants outstanding to purchase approximately 8.1 million Common Shares which, if exercised, would generate approximately $6.8 million in cash proceeds for the Company's use.

     The Company will continue to seek long-term strategic investment partners to help it meet its working capital and growth needs until such time as it is able to borrow material amounts from financial institutions.

     The Company will be deemed to have completed a tax year for Canadian tax purposes immediately prior to the Domestication. Any assets owned by the Company immediately prior to the Domestication will be deemed to have been disposed of by the Company at their fair market value, and any gains or losses recognized by the Company on the deemed disposition of those assets will be included in the Company's Canadian taxable income for that year. Accordingly, the Company may incur a Canadian tax liability upon the effective date of the Domestication, which liability could be in excess of $2.0 million, payable within 60 days of the effective date of the Domestication. The Company does not currently have adequate resources to pay such a liability. However, the Company has not completed a valuation of its assets, and therefore is unable to estimate such amount of tax, if any, that may be due upon Domestication.

     The Company's teleport and switching facilities in San Antonio were fully implemented in fiscal 1996 and were operating at approximately 20% of their capacity at October 1996. To utilize the excess capacity, the Company plans to increase sales efforts in Mexico and certain other Latin American countries during fiscal 1997. Planned expenditures call for the buildout of teleport facilities in Mexico City and Costa Rica, the purchase and installation of public coin phones in strategic locations throughout Mexico, as well as the sale and distribution of international travel cards to be used throughout Latin America and the United States.



Inflation/Foreign Currency

     Inflation has not had a significant impact on the Company's operations. With the exception of a portion of a $1.4 million contract which was completed in April 1996, all of the Company's contracts to date have been denominated in, and have called for payment in U.S. dollars. See "Results of Operations--Year Ended July 31, 1996 Compared to Year Ended July 31, 1995". Some of the expenses directly related to such contracts have been denominated in foreign currencies, primarily Mexican pesos. These foreign-denominated expenses consist primarily of costs incurred in transmitting long distance calls from Mexico to the Company's switching facilities in San Antonio, Texas, as well as payroll and other administrative costs associated with ATSI-Mexico. The devaluation of the Mexican peso over the past two years has not had a material adverse effect on the Company's financial condition or operating results. Rather, it has had a positive effect at times due to the favorable conversion rates used in paying for some of the Company's expenses. The Company attempts to keep a minimum portion of it's available cash balances denominated in foreign currencies. The devaluation of the peso has in fact stimulated tourism in Mexico, which is a primary source of the Company's operator services revenues.

Seasonality

          As the portion of the Company's revenues which are generated from tourists in Mexico continues to increase, so does the effect of seasonality on the Company's long distance services business. The Company's operator services revenues are typically higher on a per phone basis during the peak tourism months in Mexico of January through July than in the remaining months of the year.

                                    BUSINESS

     American TeleSource International Inc. provides international telecommunications networks for voice, data, fax and video transmission via satellite and fiber optics between the United States and Latin America and within Latin America, and call services for domestic and international long distance. The Company has chosen to concentrate on the niche market of Latin America because it believes that the recent privatization of many of the region's major telephone companies and overall trend towards deregulation, particularly in Mexico where the Company has focused the majority of its initial efforts, present significant opportunities to provide international telecommunications services to, from and within this fast-growing market. ATSI is able to provide United States telecommunications standards of reliability and connectivity to the Latin American region, where telecommunications services remain limited and unreliable in many areas due to poor local infrastructure, through its San Antonio, Texas-based satellite teleport (the "Teleport").

     The Company was formed in May 1994 as a result of the amalgamation (the "Amalgamation") of Willingdon Resources Ltd., an Ontario, Canada corporation ("Willingdon"), with Latcomm International Inc. ("Latcomm"), an Alberta, Canada corporation organized contemporaneously in December 1993 with its wholly owned subsidiary, Latin American Telecomm, Inc. (now ATSI-Texas), a Texas corporation formed for the primary purpose of providing international telecommunications networks between Latin America and the United States, to carry on the business of Latcomm as American TeleSource International Inc. Prior to the Amalgamation, Willingdon carried on exploration on its mining property in Northern Ontario, but was unable to prove up an economic orebody. Willingdon paid down various of its outstanding liabilities prior to the Amalgamation, and also transferred all of its remaining assets to a wholly owned subsidiary, which was subsequently spun off to its shareholders. As a result, at the time of the Amalgamation Willingdon had no material assets and only one material liability in the amount of approximately $55,000, which debt was assumed by the Company. ATSI assumed no other assets or liabilities of Willingdon; however, ATSI succeeded to all of the assets and liabilities of Latcomm.

     The Company commenced operations with network management services in April 1994, and expanded to long distance call services in May 1994. In June 1995 American TeleSource International de Mexico, S.A. de C.V. ("ATSI-Mexico") was formed to aid the Company in the provision of long distance and private network services within Mexico and internationally. In June 1996 ATSI Merger
Corp., a Delaware corporation and wholly owned subsidiary of ATSI, was formed for the purpose of effecting the merger of ATSI with and into ATSI Merger Corp. (the "Merger"). ATSI Merger Corp. currently has no business or assets and has 1,000 shares of Common Stock outstanding, all of which are owned by ATSI. ATSI Merger Corp. will have no business operations until the completion of the Merger, at which time ATSI Merger Corp. will succeed to all of the business operations, properties, rights and assume all of the obligations and liabilities of ATSI. ATSI's mission is to become a full-service international telecommunications carrier providing private line, operator-assisted, direct dial and other long distance and value added network services between and within Latin America and the U.S.

Network Management

Overview

     ATSI offers domestic and international private-line telecommunications services via satellite between the United States and Latin America and within Latin America to commercial customers for a number of applications. These applications generally involve creating private international point-to-point communications links for clients who need special services, such as heavy data and voice usage at lower cost and greater dependability. In addition, ATSI offers telecommunications hauling capacity via satellite into the U.S. to domestic and regional communications carriers in Latin America. The Company believes that as Latin

American markets continue to develop and as multi-national corporations globalize and expand into the region, the demand for customized telecommunications services between the United States and Latin America and within Latin America, as well as for communications transmissions into the U.S., will continue to grow.

     ATSI anticipates that the demand for international satellite services in the business communications market and carrier services market will grow substantially in the foreseeable future, particularly within the Latin American region. This growth is expected to result from (i) continuing deregulation of telecommunications markets in Latin America, (ii) continuing technological advancement, (iii) economic development in Latin America, and (iv) the increasing globalization of business. However, there can be no assurance that demand for international satellite services will grow as anticipated, if at all.

     ATSI provides modern telecommunications standards of reliability and connectivity to the Latin American region from its Teleport via the Hughes built, Mexican owned and operated Solidaridad Satellite System ("Solidaridad"). Solidaridad consists of the Solidaridad I and II satellites, which are replacing the older Mexican Morelos Satellite System. Solidaridad I and II were successfully launched into orbit in November 1993 and the fourth quarter of 1994, respectively. These satellites have increased capacity for telecommunications services (i.e., "C," "Ku" and "L" bands) and define ATSI's market, covering portions of North America, all of Mexico, the Caribbean Basin and Central America, and the western portion of South America.

     ATSI entered into an agreement with Telecomunicaciones de Mexico ("Telecomm") in October 1995 to purchase transponder capacity on Solidaridad for a period of five years (the "Solidaridad Agreement"). The Company chose Telecomm based upon its favorable transmission rates and Solidaridad's area of satellite coverage. Pursuant to the Solidaridad Agreement, ATSI pays a tariff to Telecomm based upon the amount of satellite capacity it uses. Telecomm offers a volume discount to users of 10 Megahertz of capacity or more. As of October 1996, ATSI leased 13.8 Megahertz of capacity on Solidaridad. The following charts display the Company's areas of satellite coverage.

                         SOLIDARIDAD SATELLITE SYSTEM
--------------------------------------------------------------------------------






                                                ================================
                                                       C BAND, REGION 2
                                                       C BAND, REGION 3
                                                       Ku BAND, REGION 5
                                                ================================










                             INTERNATIONAL COVERAGE
--------------------------------------------------------------------------------

          The depiction on this page illustrates Solidaridad's entire area of satellite coverage by displaying Solidaridad's coverage "footprints" over a map of North America, Mexico, Central America, South America and the Caribbean Basin. Such footprints cover three separate and distinct regions, referred to as Regions 2, 3 and 5. Solidaridad's coverage footprint of Region 2 includes cities on the southwestern border of the United States, all of Mexico and Central America, the Caribbean Basin and the northern portion of South America. Its coverage footprint of Region 3 includes the western portion of South America, and its footprint of Region 5 covers parts of the midwestern, eastern and southern regions of the United States, as well as the San Francisco Bay Area. Solidaridad's coverage of Regions 2, 3 and 5 is more fully described in the following three pages.

                           BAND C COVERAGE, REGION 2

--------------------------------------------------------------------------------












--------------------------------------------------------------------------------


     The depiction on this page illustrates Solidaridad's area of satellite coverage over the southwestern border of the United States, the southern tip of Florida, the Caribbean Basin, Mexico, Central America and the northern tip of South America by displaying Solidaridad's coverage "footprint" over a map of such area. Solidaridad utilizes band "C" frequency to cover such area, referred to as Region 2, which includes the cities of San Antonio (the location of the Company's Teleport), Los Angeles, Las Vegas, Phoenix and other major cities in the southwestern United States, Miami, Florida, all of Mexico and Central America, the Caribbean Basin, Venezuela and Columbia.

                           BAND C COVERAGE, REGION 3

--------------------------------------------------------------------------------














--------------------------------------------------------------------------------


     The depiction on this page illustrates Solidaridad's area of satellite coverage over the western portion of South America by displaying Solidaridad's coverage "footprint" over a map of South America. Solidaridad utilizes band "C" frequency to cover such area, referred to as Region 3, which includes Ecuador, Peru, Bolivia, Paraguay, Uruguay, Chile, Argentina and the western border of Brazil.

                          BAND Ku COVERAGE, REGION 5

--------------------------------------------------------------------------------
















--------------------------------------------------------------------------------


     The depiction on this page illustrates Solidaridad's area of satellite coverage over the midwestern, eastern and southern regions of the United States by displaying Solidaridad's coverage "footprint" over a map of the United States. Solidaridad utilizes band "Ku" frequency to cover such area, referred to as Region 5, which includes the cities of Detroit, Chicago, Toronto, New York, Pittsburgh, Washington, Atlanta, New Orleans, Dallas, Austin, Houston, San Francisco and other major U.S. cities in the Midwest, East and South.

Private Networks

     ATSI offers domestic and international private telecommunications networks via satellite and fiber optics between the U.S. and Latin America and within Latin America for voice and fax communications, data transmission, point-to-point videoconferencing links and value added network services, such as credit card processing, Internet, E-Mail and reservation networks. In addition to offering networks utilizing traditional private line technology, the Company intends to offer frame relay technology. Frame relay increases network efficiency by enabling high-speed packets of data to be transported through a network in unpredictable "bursty" patterns. Frame relay allows for bandwidth sharing to any of the concurrent data sessions sharing the circuit whenever a burst of data occurs, and thus offers lower costs and higher performance for handling high-speed, bursty data on wide area networks in contrast to the traditional point to point services.

     Satellite technology's accessibility in remote areas, its distance-insensitivity and its ability to be rapidly deployed have encouraged its use for specialized private telecommunications networks. Private business network users utilizing satellites rather than ground-based transmission media enjoy the following additional advantages:

     . greater reliability, including increased network availability and lower transmission error rates;

     .    cost savings for large, geographically dispersed networks;

     .    independence from telephone companies;

     . predictability of costs over a long period through fixed-rate contracts;

     .    flexibility in changing and adding remote locations to a network; and

     .    integrated network management and control of all remote locations.

     Many businesses and organizations currently use satellite communications networks for certain of their communications needs. For example, retail chains use satellite business communications networks for rapid credit card authorization and inventory control. Banks use satellite networks to connect automated teller machines to processing computers. News agencies use satellite networks to distribute information continuously to numerous locations, and paging companies use satellite networks to distribute paging information from a central switch to multiple remote transmitters for retransmission to pagers.

     ATSI provides end-to-end very small aperture terminal ("VSAT") private network satellite services via Solidaridad between the United States and Latin America and within Latin America for its business communications customers. The Company's fiber-optic and satellite transmission capabilities enable its customers to bypass limited telecommunications services which remain in many areas of Latin America. VSAT networks consist of very small (e.g., 1.8 to 3.8 meters) rooftop antennas and are utilized by customers that need a network over which to send communications and data transmissions at any time. Through the use of VSAT technology and sophisticated software, these networks can be served with a relatively small amount of satellite capacity. Generally, the user pays for this service based on the capacity leased regardless of volume of use.

     In addition to providing satellite capacity for private networks, the Company's services to its business communications customers include customized end-to-end solutions to their communications needs by providing survey and analysis of customer needs, network design, engineering and integration, coordination and filing of permits for access to Solidaridad, importation and shipping of equipment, complete installation and network testing, systems operations training and ongoing maintenance and technical support. ATSI commits to provide its customers error-free transmission at U.S. performance standards of 99.98% reliability. All services are provided by the Company's personnel in San Antonio, Texas and Mexico.

     ATSI's business communications customers currently using Solidaridad and the Company's Teleport include: Reuter's de Mexico, S.A. de C.V. for information distribution between Mexico and the U.S.; Banco del Centro for credit card processing services between Mexico and the U.S.; Total Systems Services de Mexico, S.A. de C.V. for credit card authorization services between Mexico and the U.S.; Operadora Corporativo Miro Reservation Network between Mexico and the U.S., with a link to Grand Cayman; Rooster Products International between Mexico and the U.S.; Copamex within Mexico and between Mexico and the U.S.; ATSI also provides Evamex with a wide area network ("WAN") within Mexico.

     Networks using VSATs and fiber optics have been growing rapidly to meet the specialized data requirements of particular industries, such as banking, mining and retailing. The Company believes that the market for networks in Latin America has the potential to grow significantly in the future, although there can be no assurance that such growth will occur.

     The Company's private telecommunications network services provide substantially higher profit margins than its long distance call services. As a result, and further due to the anticipated increase in demand for international telecommunication services, ATSI intends to continue to engage in aggressive sales and marketing efforts with respect to this aspect of its business. ATSI's private network services generated revenues of approximately $318,000 during the Company's 1995 fiscal year and revenues of approximately $2.4 million during the Company's 1996 fiscal year. Private network services represented approximately 6.6% of the Company's total operating revenue during fiscal 1995, and 18.2% of total revenues during the first six months of fiscal 1996. The Company's private network services contracts generally last from two to five years. As a result, there exists no seasonal variation in revenues with respect to private network services.

Carrier Services

     In addition to providing private networks to business customers, ATSI offers network services and satellite capacity to domestic and regional communications carriers in Latin America that lack transmission facilities to locations in the U.S. or need more transmission capacity into the U.S. ATSI began marketing such services to foreign telecom carriers in the last quarter of fiscal 1995. In the second quarter of fiscal 1996, the Company entered into an agreement with TELPAN (a Panamanian telecom carrier) to provide transmission capacity into the U.S. for network services out of Panama. In the fourth quarter of fiscal 1996, the Company entered into an interconnection agreement with Radiografica Costarricense, S.A. ("RACSA"), the national telephone company in Costa Rica. Under the agreement, ATSI will provide RACSA, as well as third party private companies, with voice, fax, and data transmission services to the United States and Mexico. Although the Company does not currently have any additional agreements to provide such carrier services, the Company believes that this is in part the result of the relative infancy of its efforts in this area and that, if the regulatory environment permits, significant opportunities could arise with respect to the provision of network services and satellite transmission capacity. Therefore, the Company will continue to pursue what it believes to be opportunities with domestic and regional communications carriers in this market.

Sales and Marketing

     As of October 15, 1996, the Company employed an international sales manager and two account executives for sales and marketing of private networks. The sales manager is based in the U.S., while the account executives are based in Mexico City, Mexico. However, each spends a significant amount of time working in either country. The Company's senior management also takes an active role in supporting the sales team and attracting new accounts for private networks and carrier services. All of the Company's private network sales personnel are fluent in both English and Spanish.

     ATSI utilizes several marketing channels. The Company focuses on securing new business through direct prospecting and sales efforts, as well as from leads supplied by Telecomm, financing companies specializing in the telecommunications industry, telecommunications equipment vendors and existing customers.

     The Company locates prospects through information obtained from institutions such as the American Chamber of Commerce in Mexico and the Mexican Chamber of Commerce (Concanaco Servytur), as well as from trade periodicals such as Mexico Business, Twin Plant News, and Latin Trade Magazine. When a prospect is identified, the Company's sales personnel contact the prospect directly for qualification. Quotas are set by the sales manager for both prospecting and sales. Other direct marketing efforts include attendance at or participation in major conventions or expositions for targeted user groups, as well as maintaining a presence on the Internet relative to satellite private network and carrier services. In the near future, ATSI intends to advertise in specific industry magazines aimed as its target customers, which include:

          1) U.S. corporations operating in Mexico and Latin America,
          2) Mexican corporations operating in the U.S.,
          3) Mexican fortune 100 companies,
          4) Hotels and resorts in Mexico,
          5) Mexican banks and financial institutions, and
          6) Latin American telecommunications companies.

     Telecomm, the owner and operator of Solidaridad, has executed bilateral agreements with most of the Latin American countries which allow entities in those countries to access Solidaridad. Telecomm frequently receives requests from Latin American companies requiring private networks or carrier services. Due to Telecomm's inability to provide end-to-end solutions to these companies, specifically for network needs between Latin American sites and the U.S., these requests are sometimes forwarded to ATSI sales personnel.

     The leasing division of IBM de Mexico has utilized ATSI-Mexico as a network integrator for their customers requiring turn-key domestic (intra-Mexico) or international (U.S.-Mexico) telecommunication networks. IBM and ATSI worked in tandem to provide the prospective customers with a complete solution to include the computer data network, telecommunication network and financing. IBM has periodically contacted ATSI sales personnel with prospects which they jointly pursued.

     Although no formal arrangements exists to do so, many of ATSI's vendors such as Newbridge de Mexico, Red Uno and ISC Bunker Ramo periodically contact ATSI sales personnel for assistance in providing their customers with turn-key telecommunication networks. The vendors typically only provide a single component to the complete network, and must work with a telecommunications network provider such as ATSI in order to provide complete solutions to their customers' needs.

     ATSI sales personnel are required to contact existing customers on a monthly basis in order to ensure that such customers' current needs are being met. This activity may stimulate sales growth by increasing usage levels among its current customer base. These existing customers may also provide ATSI sales personnel with qualified leads for new business.

Competition

     In providing network management services, ATSI competes with MCI/OTI, LDDS Worldcomm, Telefonos de Mexico, GeoComm/SERSA and others, many of which have significantly greater resources and more extensive domestic and international satellite and fiber-optic communications networks than the Company. The Company uses the Solidaridad Satellite System combined with fiber-optic networks in Mexico and the U.S. to meet its customers' requirements.

     For most of the Company's business communications services, the factors critical to a customer's choice of a service provider are cost, reliability, ease of use, speed of installation and, in some cases, geography, network size and hauling capacity. The Company believes it has the reputation as a responsive service provider of customized communications services. ATSI's Teleport facility, combined with its engineering and operations capability, provide the Company with considerable flexibility in tailoring cost-effective communications services to meet its customers' requirements. This network allows ATSI to implement communications networks to and from virtually any location in the U.S. and Latin America. The Company believes that its responsiveness is an important factor in a customer's selection of ATSI. The Company's size also allows it to provide services more promptly and conveniently, particularly when a customer's needs require rapid installation of service or unique solutions. The Company believes that many markets which are important to ATSI are not large enough for a substantially larger competitor to focus the resources necessary to provide cost competitive and responsive service. In addition, ATSI's understanding of international telecommunications issues allows it to provide prompt solutions to the diverse communications needs of multinational corporations, government entities and news organizations.

     The Company believes that it holds certain competitive advantages with respect to conducting business in Mexico and Latin America. In the U.S., the current trend by vendors of satellite services is to provide turnkey services and network management, rather than simply the "up-link" and "down-link" facilities. ATSI's concept is similar, but is targeted toward the Latin American market, which has a greater need for total bypass telecommunications services. Most of the Company's top management are bilingual and bicultural, which the Company believes is essential to building effective working relationships with persons and business entities in the Latin American region. Additionally, ATSI-Mexico provides an array of services to aid ATSI in the provision of domestic (Mexico) and international private networks. See "-- ATSI-Mexico."

Strategy

     The Company's mission is to become a full service international telecommunications carrier providing private line, operator-assisted, direct dial and other long distance and value added network services between Latin America and the U.S. ATSI intends to pursue this strategy from the network management aspect of its business by, among other things, attracting new private network accounts, working to increase the usage level of current private network clients, competing for licenses issued by Latin American countries to provide expanded network services, including value added network services, where the regulatory environment permits, pursuing strategic alliances with Latin American telephone companies and international telecommunications carriers to provide network services and satellite transmission capacity into the U.S. and reselling excess private-line capacity. The Company's private telecommunications network services provide substantially higher profit margins than its long distance call services. As a result, and further due to the anticipated increase in demand for international telecommunications services, ATSI intends to continue to engage in aggressive sales and marketing efforts with respect to this aspect of its business. Additionally, because many costs of providing network services are fixed costs of the Company, ATSI expects that it will realize increased margins as network and carrier usage expand. There can be no assurance, however, that the Company will recognize increased revenues and/or profits from the provision of such network services in the future.

     The Company's initial focus has been on Mexico, and, because ATSI believes that the regulatory climate in Mexico will continue to be favorable with respect to its business, the Company intends to continue to concentrate primarily on opportunities to provide communications services to, from and within that country. In connection with this plan, ATSI anticipates that it will target U.S. companies with operations in Mexico and Latin America, Mexican and Latin American companies with operations in the U.S., U.S. and foreign companies participating in the "in-bond" (maquiladora) manufacturing program and entities in Mexico and Latin America with existing VSAT networks requiring connectivity to the U.S.

Long Distance Call Services

Operator Service Provider Industry Overview

     In the U.S., the Operator Service Provider ("OSP") industry developed out of the deregulation of interstate telephone services by the Federal Communications Commission ("FCC") in 1981, and the court-ordered divestiture in 1984 leading to the break up of AT&T and the formation of the Regional Bell Operating Companies ("RBOCs"). Prior to 1985, virtually all interexchange operator services were provided by AT&T. The deregulation of the telephone industry created a substantial market opportunity for companies competing for traffic requiring operator-assisted services and long distance processing. Related judicial rulings permitted private ownership and operation of pay telephones.

     Prior to deregulation, traditional operator services included no-charge dialing assistance, verification of busy line condition, emergency interrupt and free information requested by callers enabling them to complete calls. As manual assistance costs increased and callers became more familiar with how to directly dial calls, many of these services were tariffed and charged to callers. Currently, "operator services" means providing the systems which route and complete calls, allowing callers to be billed later from their local telephone company, and providing alternative methods of charging calls. OSPs are entities which process automated or live operator completed calls in a manner that places the OSP in control of the automated or live operator function and the billing arrangements. The OSP industry has brought innovations to the marketplace, such as multilingual operators, teleconferencing, voice messaging (e.g. delivering a caller's message later if a line is busy or not answering) and multiple billing options including the use of major credit cards.

     Away from home, callers are dependent upon the equipment, lines and carriers that are selected, maintained and paid for by various location owners or agents ("call aggregators"). Currently, call aggregators in the U.S. and Mexico, such as hotels, convention centers, hospitals, university dormitories, institutions and private payphone managers, can choose the long distance telecommunications company that will complete and process their customer's "0+" ("Zero Plus," automated credit or calling card) and "0-" ("Zero Minus," operator assisted) calls. Call aggregators contract with OSPs to provide routing and billing arrangements for these calls and receive commission revenue from OSPs for the use of their space, equipment and local lines. Transient callers may have the option of billing the call to a major credit card, calling card, a third number, or to make a collect call. It is also possible for a caller to dial carrier access codes, such as 800, 950 or 10XXX, allowing the caller to use the operator services of other OSPs than the primary presubscribed carrier. The provision of operator services to call aggregators as a significant source of revenue is a recent development in the telecommunications industry.

     According to data provided to the FCC, U.S. OSP revenues in 1994 were in excess of $10 billion. Although no such information is available with respect to international OSP revenues, industry revenues in

1994 for international long distance, of which OSP revenues are a component, in fact grew at a faster rate than domestic long distance revenues. Additionally, international long distance provided revenue and gross profit per minute at a substantially higher rate than domestic long distance. The Company believes that as international settlement rates (which provide the basis for determining the amount of payments owed by U.S. carriers to foreign carriers for the services U.S. carriers bill and the amount they are owed for services that foreign carriers bill) and costs for leased transmission capacity decline, international long distance will continue to grow at a faster rate and provide higher revenue and gross profit per minute than domestic long distance.

     As a result, the Company has decreased and intends to continue to decrease its efforts toward providing call services in the highly competitive U.S. market, and to increase its focus on the international long distance market, particularly between the rapidly growing market of Mexico and the U.S., for the provision of call services. U.S.-billed revenues for international long distance traffic with Mexico increased from approximately $731 million in 1988 to $1.4 billion in 1993, the most recent year for which such information is available. The significant increase in such traffic, as well as that with other Latin American countries, is due in part to (i) the ties that exist between many major metropolitan areas in the U.S. and Mexico and other Latin American countries, which have been strengthened by the rapid growth of the Hispanic segment of the U.S. population, and (ii) the increase in trade between Mexico and other Latin American countries and the U.S.

     Competition between the Company and other operator services providers is based upon commission programs, quality of service, reporting and customer service. The Company's revenues from international long distance call services were $2,952,571 during the Company's 1995 fiscal year (of which 98% was from traffic between Mexico and the U.S.) and $7,780,742 for the Company's 1996 fiscal year (of which 87% was from traffic between Mexico and the U.S.), which accounted for 40% and 44%, respectively, of the Company's minutes of use and 66% and 72%, respectively, of its overall long distance-related revenues. However, there can be no assurance that such an increase in revenues will continue.

Operations and Services

     The Company provides domestic long distance call services (although on a "demand type" basis only due to the relatively thin profit margins on domestic long distance call services) and international long distance call services through its family of "Plus" plans, as an alternative to those services offered by AT&T, MCI, Sprint and other call service providers. See "--Competition." The Company owns and operates its own switching facility and an operator center located at its headquarters in San Antonio, Texas (the "Switch"). The Company provides live and automated operator services 24 hours per day, 365 days per year, and features multi-lingual operators versed in English, Spanish, Portuguese and, at times, other languages. At October 31, 1996, the Company employed 12 full-time and 21 part-time operators. The Company maintains a sophisticated emergency call handling system for calls originating in the U.S. that enables its operators to access police, fire and other emergency agencies within the jurisdiction of the telephone from which the call is placed. The Company utilizes its own transmission facilities when possible or contracts to use facilities of other long distance network providers as necessary.

     The Company provides call services through its CallPlus/TM/ program for subscribers such as private and public telephones, hotels, motels, casinos and resorts in the U.S. and Mexico. All long distance telephone calls originating from a subscriber's property are directed to call destination points by computerized switching equipment located at the Company's control center. The digital telecommunications switching equipment is linked to the Company's operator assistance hardware and software system, which includes a local area network of computerized operator terminal work stations. Call processing is either handled automatically by the Company's 0+ systems or routed to an operator who provides the 0- assistance needed by the call originator. Users of the Company's services can charge their calls with most Bell calling cards or commercial credit cards. Additionally, calls handled by an operator can be person to person, collect or third party calls.

     An automated call requires the use of a touch tone telephone. This enables the caller to provide billing information and complete the call without ever speaking to an operator. Upon hearing the "bong" tone, the caller enters a credit card number which can include telephone company calling cards and commercial credit cards such as Visa, MasterCard and American Express.

     To route a call to a Company operator from a subscriber telephone, a caller in Mexico and elsewhere generally dials "0," and the area code and number. The call is then automatically routed to the Switch. In the hospitality industry an autodialer may be installed at the subscriber's premises. When an autodialer is used, it monitors the numbers dialed and automatically redirects calls to the Company. The interception and direction of telephone calls by the autodialer is transparent to the phone user. As Company operators receive the incoming calls, they collect billing information from the caller and enter it into the Company's computer system from their operator terminals. Operators identify themselves as American TeleSource International and Communications Services operators to persons placing calls from subscriber telephones in the U.S. and Mexico, respectively. All calling information (including origination, termination and billing numbers) is recorded for credit validation, rating the call and billing the end user. The call is then released into the local telephone company's or long distance carrier's system for completion. The Company selects the most cost effective and efficient method of completing the call.

     The Company contracts with subscribers to provide call services for calls made from telephones they operate or telephones which are located on their property, offering them the opportunity to receive commissions on calls made on their phones. Subscribers earn commissions based on the gross billable revenue originating from the subscriber's property. The commission rate is determined in accordance with an agreement between the subscriber and the Company, or between the subscriber and an independent marketing representative used by the Company, as the case may be.

     The Company's revenue is derived from composite charged rates for a call which is billed to the end-user. Revenue per call is subject to limits imposed by the Company and regulatory authorities. It is based upon operator assistance surcharges (if applicable), per minute usage charges between points of origin and destination, and rates determined in accordance with agreements made with subscribers.

     Approximately one-fourth of the calls handled by the Company are billed to commercial credit cards. The Company utilizes the services of a credit card processing company for the billing of these calls and receives cash from these calls, net of transaction and billing fees, within seven days from the dates the calls are made. All other calls, including calling card, collect, person-to-person and third-party billed calls, are billed under an agreement between the Company and Zero Plus Dialing, Inc. ("ZPDI"), one of the largest billing and collection clearinghouses in the United States. This agreement allows ATSI to submit call detail records to ZPDI, which in turn forwards these records to the local telephone companies that maintain the addresses of the parties to be billed for the calls. The local telephone company includes the call(s) in a billed party's home telephone bill, collects the funds and remits those funds net of charges to ZPDI. ZPDI then remits the funds net of charges to ATSI. Because this collection process can take up to 75 days, ATSI participates in an advance funding program offered by ZPDI under which ZPDI purchases 100% of the call records for 75% of their value within five days of presentment to ZPDI.
The remaining 25% of the call records is remitted to ATSI net of charges as ZPDI collects the funds from the local telephone companies. ATSI currently pays ZPDI a funding charge of prime plus 4% per annum on the 75% of the value of the calls which is advanced to ATSI.

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

     The Company is able to transmit long distance telephone calls to all points in the United States and international destinations serviced by AT&T, MCI and Sprint. A long distance telephone call generally consists of three segments -- origination, switching and termination. A domestic long distance call originates on a local exchange network and is transported by a long distance carrier to the Company's Switch. The call is then carried via the long distance network to another local exchange network where the call is terminated. An international long distance call is similar to a domestic long distance call, but typically involves at least two long distance carriers: a carrier transporting the call from the country of origination and a carrier terminating the call in the country of termination.

     At July 31, 1996, the Company provided operator services to approximately 5,700 and 3,600 hotel and motel rooms in the U.S. and Mexico, respectively. The Company's customers include certain Holiday Inn, Best Western and Ramada Inn franchises and the casinos of Circus Circus. In addition, at July 31, 1996, the Company had service contracts with pay telephone owners covering approximately 2,300 and 400 public telephones in the United States and Mexico, respectively. The Company carried 923,341 and 590,792 minutes of operator services traffic during fiscal 1995 originating in the U.S. and Mexico, respectively, and 2,039,492 and 1,154,374 minutes, respectively, for the year ended July 31, 1996. The Company's operator services revenues from calls originating in the U.S. and Mexico amounted to $1,516,958 and $2,890,891, respectively, in fiscal 1995, and $1,389,417 and $6,769,246, respectively, for the year ended July 31, 1996.

     The Company also provides call services for Latin American travelers in the United States through its TravelPlus/TM/ and RoamerPlus/TM/ programs. Latin travelers typically do not have AT&T, MCI or Sprint travel cards, nor do their countries' national phone companies provide them with travel cards that can be used in the United States. However, such travelers generally carry common international credit cards, such as Visa, Mastercard and American Express. TravelPlus/TM/ enables Latin travelers to use an eligible common credit card to place domestic or international calls from virtually any phone in the United States and reach a Portuguese or Spanish speaking ATSI operator. By using a credit card as a phone card, the traveler is able to avoid the high cost of collect calls and minimize hotel and public phone surcharges. Callers using TravelPlus/TM/ are billed directly through their credit card companies, and ATSI is paid in U.S. dollars. ATSI has contracted to provide TravelPlus/TM/ services to the Bank of Brazil for its Visa card holders.

     RoamerPlus/TM/ enables Latin American travelers to use their cellular phones while in the United States. Because of problems associated with cellular phone fraud, United States cellular companies generally limit foreign cellular users while traveling in the United States from placing international calls. To avoid this problem, PIN numbers are issued to Latin Americans through their own local cellular provider. When in the United States, the Latin American cellular user dials a special "800" number which connects the user with an ATSI operator and provides the operator with an account and PIN number. The operator then completes the call, and charges are billed to the user's local cellular account. Currently, ATSI has one agreement with a Mexican cellular company to route calls placed by such company's customers travelling in the U.S. to ATSI's call center. As relationships with other Latin American cellular companies are established, ATSI anticipates expanding access to this service.

     The Company's telephone services are available 24 hours a day, 365 days per year. To assist subscribers and end users with service or billing questions, the Company maintains a customer service department and staff which is available during normal business hours. Emergency 24-hour service is available to all subscribers. Seasonal variation in call volume is expected by the Company from hospitality and payphone subscribers, reflecting the higher occupancy rates during the winter vacation months in Mexico (when U.S. volume is at its lowest) and lower rates during summer months in Mexico (when U.S. volume is at its peak).

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


     The Company's long distance call services business generated revenues of $4,469,529 during the Company's 1995 fiscal year and revenues of $10,806,586 during the Company's 1996 fiscal year. Long distance call services represented approximately 93.4% of the Company's total operating revenue during fiscal 1995, and 81.8% of total revenues during the Company's 1996 fiscal year.

     In April 1996, the Company and Long Distance Exchange Corporation ("LDEC") entered into a litigation settlement agreement with Capital Network Systems, Inc. ("CNSI") and Teleplus, Inc. ("Teleplus") pursuant to which the parties agreed not to contract with, provide service to, benefit from, derive revenues from or solicit any customer of another party with respect to operator-assisted long distance services from Mexico for a period of 10 months. Additionally, CNSI and Teleplus, on the one hand, and the Company and LDEC, on the other hand, agreed to submit to binding arbitration to resolve any disputes between them for a period of 22 months.

Switching and Operator Equipment

     The Company's call center platform consists of a fully redundant digital Summa Four Switch interlinked with a Digital Equipment Corporation VAX 4000, which utilizes Micro Dimensions software to interconnect the computerized operator terminal work stations at the service center. The operator center platform enables the Company to process calling card calls, collect calls, person-to-person, third-party and credit card calls. ATSI is currently in the process of turning up a NACT LCX 120 switch, which will enhance its current platform by allowing the Company to process debit cards, one-plus calls, as well as offer inmate facility automated call processing and 800 service. The Company expects that the LCX 120 will enable the Company to provide a full array of long distance services.

Sales and Marketing

     The Company markets its long distance call services in Mexico through the combined effort of five direct sales representatives based in its corporate and branch offices, all of whom are fluent in English, Spanish and Portuguese, and a network of independent marketing representatives. The Company's corporate sales force focuses on larger accounts, such as hotel management companies, multi-unit franchises and large pay telephone companies. The Company's independent representatives in the United States and Mexico market the Company's call services in their respective countries and typically receive a commission based upon the volume of business generated. The Company also participates in various industry trade shows and promotes its call services through advertisements in trade magazines. The Company customizes its telecommunications services to provide individualized reports and to achieve, for a given customer, the desired balance between high customer commissions and low charges to the billed party.

     The OSP industry has primarily provided its services to call aggregators rather than the general public, allowing subscribers to receive revenues from calls made from telephones they operate or which are located on their property. Reasons for selecting call aggregators over residential customers include the sales volume offered by call aggregators and the high advertising costs and customer turnover associated with handling residential customers.

     The Company's customers look for call services as an additional source of revenue. Although needs vary from market to market, the Company generally modifies the in-house phone system of subscribers, or installs additional equipment necessary to interface with the Company's Switch. The Company contracts with subscribers to provide call services for calls made from telephones they operate or telephones which are located on their property, offering them the opportunity to receive commissions on calls made on their phones.

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

Competition

     The overall domestic long distance call services market is dominated by AT&T. The Company also competes with other public and private companies, such as Sprint and MCI, which provide long distance call services similar to those of the Company. These long distance carriers have been in business longer than the Company and have far greater resources, experience and reputations than the Company. Moreover, the RBOCs are likely to become major competitors in the long distance market for both 0+ and 1+ calls as a result of the recently passed Telecommunications Act of 1996, which permits the RBOCs to immediately provide long distance service outside their local exchange region. See "--Regulation-Federal." The Company competes in the international long distance call services market with AT&T, Sprint, MCI, CNSI and others, many of which, again, have considerably greater financial and other resources than the Company.

     The Company believes it competes favorably in its targeted markets due in part to its bilingual operators and billing services and a broad array of service offerings. Among them, the Company provides its customers with customized, detailed and sophisticated reporting of calling patterns and volumes from each customer location. This allows the Company's call services customers to analyze their traffic and maximize telecommunication revenues by, for example, relocating underutilized telephones. The Company's detailed reporting also allows its customers to reconcile the accuracy or integrity of their commissions. The Company employs a highly skilled professional staff of customer service employees and technicians, who provide service 24 hours per day, 365 days per year.

Strategy

     The Company's mission is to become a full service international telecommunications carrier providing private line, operator-assisted direct dial and other long distance and value added network services between Latin America and the U.S. ATSI intends to pursue this strategy in its long distance call services business by, among other things, competing for licenses issued by Latin American countries where the regulatory environment permits, to provide expanded long distance call services, working to increase the volume of calls which it processes by attracting new call services accounts and creating billing innovations such as using credit cards as calling cards, as the Company has done with respect to its TravelPlus(SM) program. Because margins on international calls are substantially higher than domestic (U.S.) calls, and because the Company expects growth to continue in the market for calls between the U.S. and Mexico, as well as other Latin American countries, the Company intends to focus on the international long distance market, particularly between Mexico and the U.S., for the provision of long distance call services. ATSI has decreased its efforts toward providing call services in the highly competitive U.S. market, offering such services domestically on a "demand type" basis only.

     The Company currently views the following target markets as ones in which it can most profitably provide its service for the optimum benefit of the customer:

     . International Public Communications -- Includes segments such as private and public phone operators, cellular telephone operators and transportation centers such as airports, ship ports and marinas, primarily in Mexico.

     . International Hospitality Industry -- Includes hotels, motels and resorts located primarily in Mexico.

     In addition, ATSI intends to promote its TravelPlus(SM) program to credit card issuers in Latin American countries where and as the regulatory environment permits. With respect to its RoamerPlus(SM) program, ATSI has initiated discussions with certain Mexican cellular companies to route calls placed by U.S. citizens in

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

Mexico to the Company's call center. If successful in these negotiations, ATSI expects to expand RoamerPlus(SM) services to enable U.S. citizens to use their cellular phones while travelling in Mexico.

ATSI-Mexico

     American TeleSource International de Mexico, S.A. de C.V. was formed on June 20, 1995 to aid ATSI in the provision of domestic (Mexico) and international long distance services and private networks. At the direction of the Company, ATSI-Mexico provides an array of services to support ATSI clients, including frequency applications, as well as planning, design, implementation and maintenance of networks. ATSI-Mexico also provides intra-Mexico network services, utilizing ATSI's engineering team for the design of such systems. For networks requiring U.S. connectivity, the San Antonio Teleport is utilized. ATSI-Mexico technical personnel are trained by the Company's technical staff in areas such as monitoring, diagnostics, and troubleshooting of satellite channels. [ATSI-Mexico is 99% owned by ATSI and 1% owned by a Mexican citizen.]


     ATSI intends to focus primarily on the Mexican market for the provision of domestic (Mexico) and international long distance call services. The Company believes that significant opportunities to provide call services within Mexico and between Mexico and the U.S. will arise from the law written into effect in June 1995 by the Secretaria de Communicaciones y Transportes ("SCT"), which provides for the methods by which companies can apply for concessions and licenses to establish and operate telecommunications services businesses within Mexico. This law was, effectively, the first step in the deregulation of the telephone industry within Mexico. It also formalized the methods by which companies such as ATSI may compete against Telefonos de Mexico (Telmex), the privately owned telecommunications monopoly in Mexico.

     The Company, through ATSI-Mexico, has applied or intends to apply to the SCT for the following licenses, which, if obtained, the Company believes will enable it to expand significantly its business in Mexico. However, there can be no assurance that such licenses will be obtained, and, if obtained, that such licenses will enable the Company to expand operations or increase revenue in
Mexico:

     . Public Phone License (applied for) -- to install public pay phones in Mexico, from which ATSI could provide both local call service and domestic and international long distance service. The Company has received formal confirmation from the SCT that it will be granted such a license as soon as certain regulations are published by the SCT.
          The Company expects to receive such license during the second quarter of fiscal 1997. The Company believes that the receipt of this license will create opportunities to expand its long distance call services operations and increase revenues in Mexico, and is considering all options with respect to the license, including possible strategic alliances and partnerships.

     . Comercializadora License (applied for) -- to provide long distance and private line services via TELMEX's or any other concessionaire's fiber optic infrastructure and resell the existing fiber infrastructure in Mexico for various communications services, including the provision of "1+" long distance service to its existing hotel and commercial clients. Receipt of a Comercializadora license would enable ATSI to offer to its existing clients and market to potential customers a complete package of long distance services, including private networks, 0+, 0- and 1+ capabilities, as well as direct billing services, which, the Company believes, could have a positive effect on its revenues due to the desire of customers to consolidate the provision of their communications services into a single provider.
          The Company anticipates receiving approval for this license during the third quarter of fiscal 1997.

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


     . Shared Teleport License (to be applied for) -- to build a shared teleport facility and qualify as a shared teleport facility operator to provide communications transport capabilities for ATSI's Mexican clients, as well as other non-shared teleport-based carriers and their clients. A shared teleport facility would enable the Company to reduce costs for the provision of private networks with a link in Mexico by utilizing a centralized satellite facility (linked to the Mexican Solidaridad Satellite System) with which private network subscribers could connect through local fiber, thereby eliminating the need for a VSAT on every user's premises. The Company anticipates applying for this license in the second quarter of fiscal 1997.

     In the third quarter of fiscal 1996, ATSI-Mexico obtained a Value-Added Service License to provide a value added network service, delivering public access (as distinct from current private network access) to the Internet, including E-Mail, Local Area Network interconnection and frame relay services. The Company will continue to apply for government-issued licenses which the Company believes will create opportunities to expand operations in Mexico and achieve its goal of becoming a full service telecommunications carrier.

     ATSI believes that its affiliation with and interest in ATSI-Mexico gives it a competitive advantage over other U.S. telecommunications companies attempting to enter the Mexican market. All of ATSI-Mexico's significant employees are Mexican citizens with substantial experience in the Mexican telecommunications industry and solid working relationships with persons and entities in Mexico connected with such industry. The Company believes that its success to date in Mexico has been largely the result of, and that its future success with respect to Mexican telecommunications licenses applied for and implementation of business strategies in Mexico will be dependent upon, such individuals' hard work and ability to continue to understand and develop relationships within the Mexican telecommunications industry.

ATSI's International Teleport and Network Control Center

     The Company has constructed an international teleport/satellite earth station at its headquarters in San Antonio, Texas to serve as a telecommunications gateway to the United States. ATSI believes that the Teleport is one of the first facilities in the South Central United States specifically designed to provide international telecommunications networks between the United States and Latin America via the Mexican Solidaridad Satellite System. The Teleport provides fiber optic integration into U.S. based private and public telecommunications networks via a fiber optic link to a facility in downtown San Antonio, where all major long distance carriers have a point of presence. The Company constructed the Teleport utilizing advanced digital satellite communications equipment, and built the network operating system modularly to enable it to expand telecommunications capacity quickly, on an as-needed basis. In September 1995, the Company increased the system's networks capacity from 20 watts to 400 watts, giving ATSI the capability to operate up to 30 T-1 circuits, or 720 64K circuits of C-band frequency and 144 64K circuits of Ku band frequency.

     ATSI's Teleport facility contains a 6.1 meter "C" and a 6.1 meter "Ku" band earth station with fully redundant electronics capable of "seeing" across the full 500 Mhz of these two satellite bands in both horizontal and vertical polarization schemes. The earth station electronics are state-of-the-art in design and dependability.

     The Company's Network Control Center (the "Control Center"), also located at its San Antonio headquarters, houses the converter subsystem relative to the networks, the modem subsystem and the data equipment. The Control Center serves as the maintenance and control hub of the Company's private networks and long distance call services systems. It utilizes specialized software and hardware components to monitor subsystem elements within the Teleport. Remote VSATs are equipped with maintenance and control processors that monitor subsystem elements and dial into the Teleport facility to report fault conditions. The

Control Center technicians, once aware of a problem, can dial into the remote terminals to diagnose, troubleshoot, make equipment changes or upgrade for complete system management. The Company's Control Center is protected through an uninterruptable power supply system which, upon commercial power failure, utilizes battery back-up until an on-site diesel generator is automatically triggered to supply AC power. The Control Center facility has a dedicated environmental control system to maintain optimal conditions of 68(degrees)F with light-to-moderate levels of humidity.

Regulation

     The Company's business operations are subject to extensive federal and state regulation, and more limited foreign regulation. Federal laws and U.S. Federal Communications Commission ("FCC") regulations apply to interstate telecommunications (including international telecommunications that originate or terminate in the United States), while particular state regulatory authorities have jurisdiction over telecommunications originating and terminating within the state. The laws of other countries only apply to carriers doing business in those countries. Thus, if the Company conducts business with such countries through settlement agreements with a foreign carrier, or otherwise by engaging in service to such countries, it is affected indirectly by such laws insofar as they affect the foreign carrier. There can be no assurance that future regulatory, judicial, and legislative changes or activities will not have a material adverse effect on the Company, that domestic or international regulators or third parties will not raise material issues with regard to the Company's compliance or noncompliance with applicable regulations, or that regulatory activities will not have a material adverse effect on the Company.

     In addition, changes in certain regulations may potentially preclude or impair the Company's ability to provide call services in certain jurisdictions. The Company does not foresee any such changes; however, it cannot predict whether such changes may occur. Therefore, the Company cannot estimate the impact of such changes upon its operator services in the event of any such change.

     Federal.

     The FCC has classified the Company as a non-dominant, interexchange carrier. Generally, the FCC has chosen not to exercise its statutory power to closely regulate the charges, practices, or classifications of non-dominant carriers. Nevertheless, the FCC acts upon complaints against such carriers for failure to comply with statutory obligations or with the FCC's rules, regulations, and policies. The FCC also has the power to impose more stringent regulatory requirements on the Company and to change the Company's regulatory classification. In the current regulatory atmosphere, the Company believes that the FCC is unlikely to do so.

     Among domestic carriers, only the local exchange carriers ("LECs") are currently classified as dominant carriers. Thus, the FCC regulates many of the LECs' rates, charges, and services to a greater degree than those of the Company. Until October 1995, AT&T was classified as a dominant carrier, but AT&T successfully petitioned the FCC for non-dominant status in the domestic interstate and interexchange marketplaces. Therefore, certain pricing restrictions that once applied to AT&T have been eliminated, likely making AT&T's prices more competitive with those of the Company. Recently, AT&T was also reclassified as a non-dominant carrier for international services.

     The Company has the authority to provide domestic, interstate telecommunications services. The Company also has been granted authority by the FCC to provide switched international telecommunications services through the resale of switched services of United States facilities-based carriers and to provide certain international telecommunications services by acquiring circuits on various undersea cables or leasing certain satellite facilities. The FCC reserves the right to condition, modify, or remake such domestic and international authority for violations of the Communications Act of 1934, as amended (the "Communications Act") or the

FCC's regulations, rules, or policies promulgated thereunder. Although the Company believes the possibility to be remote, a rescission by the FCC of the Company's domestic or international authority or a refusal by the FCC to grant additional domestic or international authority would have a material adverse effect on the Company.

     Currently, the FCC requires that domestic and international non-dominant carriers must maintain interstate and international tariffs on file with the FCC. The Company believes it is in full compliance with all applicable FCC tariff regulations. Prior to a recent court decision, Southwestern Bell v. FCC, 43 F.3d 1515 (D.C. Cir. 1995), domestic non-dominant carriers were permitted by the FCC to file tariffs with a "reasonable range of rates" instead of detailed schedules of individual charges. However, the Company must now file tariffs containing specific rates. In reliance on the FCC's past relaxed tariff filing requirements for non-dominant domestic carriers, the Company and most of its competitors did not maintain such rates for domestic offerings in their tariffs. Until the two-year statute of limitations expires, the Company could be held liable for damages for its past failure to file tariffs containing specific rates. The Company believes that such an outcome is remote especially in light of the FCC's recent proposal to adopt a mandatory detariffing policy for domestic services of non-dominant, interexchange carriers. Moreover, such an outcome would not have a material adverse effect on the Company's financial condition or results of operation. The Company has always been required to include detailed rate schedules in its international tariffs.

     As a non-dominant carrier, the Company is also subject to a variety of miscellaneous regulations that, among other things, govern the documentation and verifications necessary to change a consumer's long distance carrier, limit the use of "800" numbers, require certain disclosures regarding operator services, limit foreign ownership and control, and require prior approval of transfers of control. The Company began providing operator services in the U.S. in May 1994. The FCC requires the filing of informational tariffs concerning such services and requires both written and verbal identification of the operator service provider on each call processed.

     To date, the FCC has only exercised its regulatory authority to supervise closely the rates of dominant carriers. However, the FCC has increasingly relaxed its control in this area. As an example, the FCC is considering repricing local transport charges (the fee for the use of the LECs' transmission facilities connecting the LECs' central offices and the interexchange carrier's access point). In addition, the LECs have been afforded a degree of pricing flexibility in setting access charges where adequate competition exists, and the FCC is considering certain proposals to relax further LEC access regulation.
The impact of such repricing and pricing flexibility on facilities-based interexchange carriers, such as the Company, cannot be determined at this time.

     The Telecommunications Act of 1996 (signed into law on February 8, 1996) permits the RBOCs to immediately provide interLATA interexchange (long distance) services outside their local exchange region. Moreover, the Act allows the RBOCs to provide long distance services in-region with FCC approval after the FCC has consulted with the Department of Justice and determines that such market entry is consistent with the public interest, convenience, and necessity. In order for a RBOC to provide in-region interLATA interexchange service, it must also demonstrate that it has a facilities-based competitor and that it has complied with a 14-point competitive checklist as determined by the Commission. As a result, the Company will undoubtedly face increased competition from the RBOCs. This new law attempts to guard against anti competitive conduct that could result from an RBOC having access to all customers on its existing networks as well as its ability to cross-subsidize its services and discriminate in its favor against its competitors.

     The FCC has determined that call-back services using uncompleted call signaling violates neither United States domestic nor international law. Call-back services involve calls originating in a foreign country directed in such a manner as to give the foreign caller the advantage of the lower charges for outbound United

States calls. However, United States call-back providers are not authorized to provide service to customers in countries that expressly have declared such call-back services to be illegal. The FCC will receive documentation from any government that seeks to place United States carriers on notice that call-back services using uncompleted call signaling has been expressly declared illegal in its country. Currently, the Company does not itself provide call-back services and it does not provide services to resellers and other carriers that do provide such call-back services.

     The microwave and satellite communications licenses held by the Company are subject to FCC regulations. Such licenses were granted for fixed terms with an option to renew. The majority of these licenses expire within six years and the remainder will expire within ten years. The Company intends to seek renewal of its licenses and anticipates that they will be renewed in the ordinary course. Failure to obtain renewal of its licenses could have a material adverse effect on the Company.

     Except with respect to transit agreements, authorizations held under
Section 214 of the Communications Act (such as those held by the Company) for international services are limited to providing services or using facilities between the United States and countries specified in the authorizations. The Company holds all necessary Section 214 authorizations for conducting its present business, but may need additional authority in the future. Additionally, carriers may not lease lines between the United States and an international point for the purpose of offering switched services without first determining that the foreign country affords opportunities to United States carriers equivalent to those available under United States law.

     The FCC also has promulgated certain rules governing the offering of international switched telecommunications services. Such calls typically involve a bilateral, correspondent relationship between a carrier in the United States and a carrier in the foreign country. Until recently, the United States was one of a few countries to allow multiple carriers to handle international calls; almost all foreign countries authorized only a single carrier, often a state owned monopoly, to provide telecommunications services. In light of the disparate bargaining positions of the United Stated carriers, the FCC imposed certain requirements to try to minimize the opportunities that dominant foreign telecommunications providers would have to counterpoise one United States carrier against another. These policies include the International Settlement Policy, which requires that rates of all carriers be uniform on parallel routes and that traffic received by a United States carrier from a foreign carrier must be proportional to the traffic the United States carrier terminates to a foreign carrier. The Company currently has no agreements with foreign carriers providing for the handling of switched calls.

     For more than six years, the FCC has been considering the implementation of a system whereby a caller could make a long distance call from any publicly available telephone and have the call automatically routed over the long distance telephone network of the caller's choice. The concept, called Billed Party Preference ("BPP"), would necessitate that each local telephone company have access to a data base that could match every U.S. calling card and telephone number to a preferred long distance company and be able to route each long distance call accordingly. Implementation of BPP or a similar system could potentially have a major impact on U.S. operator services companies such as ATSI that depend on telephones presubscribed, or routed, directly to their network. Although the FCC continues to consider the adoption of BPP, it is not likely to be operational in the near term. Moreover, less than 25% of the Company's revenues were generated from such calls during the year ended July 31, 1996, and this percentage is expected to decease in the future as the volume of international calls continues to increase. The Company cannot predict when and if any final ruling will be issued by the FCC relating to BPP, but the Company does not expect any ruling on BPP to be implemented in the near future. See "Notes to Consolidated Financial Statements--Note 15."

     State.

     The intrastate, long distance telecommunications operations of the Company are also subject to various state laws, regulations, rules, and policies. Currently, the Company is certified and tariffed to provide service in 23 states. Additionally, the Company provides service in certain states that do not require certification or registration of any type. Many state regulatory bodies, however, require the filing of informational tariffs concerning operator services and require written and/or verbal identification of the operator service provider on each call processed. The Company is currently in the process of making the appropriate filings for these informational tariffs in order to maintain compliance with these jurisdictional requirements.
Ultimately, the Company intends to obtain authorization in all states that require certification or registration. The vast majority of states require the Company to apply for certification to provide telecommunications services before commencing intrastate service and to file and maintain detailed tariffs listing the rates for intrastate service. Many states also impose various reporting requirements and require prior approval for all transfers of control of certified carriers, assignments of carrier assets, carrier stock offerings, and the incurrence by carriers of certain debt obligations. In some states, prior regulatory approval may be required for acquisitions of telecommunications operations.

     Foreign.

     On June 7, 1995, the SCT, the entity responsible for governing telecommunications services in Mexico, wrote into law the method by which companies could apply for concessions and licenses to establish and operate telecommunications services businesses in Mexico. This was, effectively, the first step in the deregulation of the telephone industry in Mexico. The SCT also formalized the methods by which companies such as ATSI may compete against Telmex, the privately owned telecommunications monopoly in Mexico. The Company, through ATSI-Mexico, has applied for several licenses to provide various telecommunications services in Mexico. The Company hopes to receive various such concessions and licenses during fiscal 1997, and believes that the receipt of such concessions and licenses will enable the Company to expand significantly its call services business in Mexico.

     The Company provides international services by either reselling the services of other carriers or by entering into direct operating or transit agreements with PTTs. Generally, PTTs are state-owned and operated monopolies. Although the services currently provided by the Company are not directly subject to the laws of other countries, the foreign carriers with whom the Company conducts business are subject to those laws. Consequently, any changes to the laws of a country served by the Company could have a material adverse effect on the Company.

Employees

     At October 15, 1996, the Company had 48 full-time employees, of whom 12 are operators, 7 are sales and marketing personnel and 29 perform administrative functions, and 23 part-time employees, of whom all are operators. The Company believes its future success will depend on its continued ability to attract and retain highly skilled and qualified employees. The Company considers its employee relations to be good. None of the Company's employees is represented by unions.

Properties

     The Company's executive offices, Teleport and Control Center are located in and on the premises of a leased facility in San Antonio, Texas, consisting of 11,819 square feet. The lease agreement covering such property is effective until January 2001, and requires the Company to pay rent in the amount of $75,287 per year.

     The Company's offices in Mexico City are located on the premises of a leased facility near the World Trade Center, consisting of approximately 2,150 square feet. The lease agreement covering such property is effective until August 1997, and requires the Company to pay rent in the amount of approximately $19,200 per year, measured at 7.5 Pesos to one U.S. Dollar.

Legal Proceedings

     There are no material pending legal proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject.

                                   MANAGEMENT

Executive Officers and Directors

     The ATSI Board currently consists of three members, Messrs. Smith, Nye and Moses. Upon Domestication, the ATSI Board will be increased to six members and will be divided into three classes, one class of which is to be elected each year to hold office for a three-year term and until successors are elected and qualified, as provided by the terms of the Certificate of Incorporation to be filed pursuant to the Company's Domestication into Delaware. The terms of the initial Class A, Class B and Class C directors of the Company will expire at the 1997, 1998 and 1999 annual meetings, respectively. If elected at the Meeting, it is anticipated that immediately following the Domestication, John R. Moses will resign as a director of ATSI and Arthur L. Smith and Murray R. Nye, representing a majority of the directors then in office, will elect, in order to fill such vacancies and newly created directorships on the Board of ATSI, then a Delaware corporation, Terry Colbert and Carlos Kauachi to serve as the Class A directors, Richard Benkendorf and Tomas Revesz to serve as the Class B directors and Arthur L. Smith and Murray R. Nye to serve as the Class C directors. Additionally, immediately following the Domestication the officers of ATSI will be as follows: Arthur L. Smith - President and Chief Executive Officer; H. Douglas Saathoff - Secretary, Treasurer and Chief Financial Officer; Craig K. Clement - Vice President; and Everett Waller - Vice President.

     The ATSI Merger Corp. Board of Directors currently consists of six members, two of whom are Class A directors, two of whom are Class B directors and two of whom are Class C directors. Like the ATSI Board upon Domestication, one of the three classes of ATSI Merger Corp. directors is to be elected each year to hold office for a three-year term and until successors are elected and qualified.
The terms of the initial Class A, Class B and Class C directors of the Company will expire at the 1997, 1998 and 1999 annual meetings, respectively. Terry Colbert and Carlos Kauachi will serve as the Class A directors, Richard Benkendorf and Tomas Revesz will serve as Class B directors and Arthur L. Smith and Murray R. Nye as Class C directors. Successors to those directors whose terms have expired are required to be elected by stockholder vote while vacancies in unexpired terms and any additional positions created by board action are filled by action of the existing Board of Directors. Additionally, Arthur L. Smith has been elected to the offices of President and Chief Executive Officer of ATSI Merger Corp., H. Douglas Saathoff has been elected to the offices of Secretary, Treasurer and Chief Financial Officer of ATSI Merger Corp., and Craig K. Clement and Everett Waller have each been elected a Vice President of ATSI Merger Corp., all to serve in such capacities until the next annual meeting of the Board of Directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship among any of the directors and executive officers of the Company or ATSI Merger Corp. The persons who are directors and executive officers of ATSI Merger Corp. immediately prior to the Merger will continue to be the directors and executive officers of the surviving corporation immediately following the Merger. The following table sets forth the names, ages and positions of the directors and executive officers of ATSI and ATSI Merger Corp.:

         Name                   Age                 Position Held
         ----                   ---                 -------------

         Arthur L. Smith         32    President, Chief Operating Officer and
                                       Director of ATSI; President, Chief
                                       Executive Officer and Director of ATSI
                                       Merger Corp.

         H. Douglas Saathoff     34    Secretary and Treasurer of ATSI;
                                       Secretary, Treasurer and Chief Financial
                                       Officer of ATSI Merger Corp.


         Name                   Age    Positions Held
         ----                   ---    --------------

         Craig K. Clement        38    Vice President of ATSI Merger Corp.

         Everett Waller          45    Vice President of ATSI Merger Corp.

         Murray R. Nye           44    Chief Executive Officer of ATSI and
                                       Director of each ATSI Company

         John R. Moses           44    Director of ATSI

         Terry Colbert           43    Director of ATSI Merger Corp.

         Tomas Revesz            59    Director of ATSI Merger Corp.

         Richard Benkendorf      58    Director of ATSI Merger Corp.

         Carlos Kauachi          56    Director of ATSI Merger Corp.

     Arthur L. Smith has served as President, Chief Operating Officer and a director of ATSI since its formation in May 1994. From December 1993 until May 1994, Mr. Smith served in the same positions with Latcomm International Inc., which company amalgamated with Willingdon Resources Ltd. to form ATSI in May 1994. Mr. Smith has also served as President, Chief Executive Officer and a director of ATSI Merger Corp. since June 1996, and has served as President and Chief Executive Officer of ATSI-Texas since December 1993. From June 1989 to December 1993, Mr. Smith was employed by Geocomm Partners, an international telecommunications firm, as director of international sales. Mr. Smith has over seven years experience in the telecommunications industry.

     H. Douglas Saathoff, C.P.A., has served as Secretary and Treasurer of ATSI since February, 1996, and has served as Secretary, Treasurer and Chief Financial Officer of ATSI Merger Corp. since June 1996. Mr. Saathoff has also served as Vice President-Finance of ATSI-Texas since June 1994, and as Secretary and Treasurer of ATSI-Texas since October 1994. From May 1993 to May 1994, Mr. Saathoff served in the position of Chief Accountant for Santa Rosa Healthcare Corporation, a San Antonio-based healthcare corporation. From January 1990 to February 1993, Mr. Saathoff served as Financial Reporting Manager for U.S. Long Distance Corp., a San Antonio-based long distance telecommunications company. Prior to that time, Mr. Saathoff served as an accountant with Arthur Andersen LLP for approximately five years.

     Craig K. Clement has served as Vice President-Corporate Development for ATSI-Texas since August 1994. Mr. Clement has also served as Vice President of ATSI Merger Corp. since June 1996. From April 1993 to July 1994, Mr. Clement served as Vice President of Corporate Development for LATelco, a wireless communications company. From February 1992 until March 1993, Mr. Clement served as Vice President of Operations for CSI Environmental, an environmental cleanup company. From August 1983 until July 1993, Mr. Clement served as President of Yucca Oil Company, an oil and gas exploration company. Mr. Clement served as a director of Geocommunications, Inc., a satellite networks company, from November 1987 to November 1991. Mr. Clement also served as a director of PANACO, a Nasdaq-traded company, from 1988 to 1993, and was a member of the compensation committee. In July 1993, Mr. Clement became unable to satisfy the personal guarantee made by him on the corporate bank notes of Yucca Oil Company and, as a result, filed for relief under Chapter 7 of the Bankruptcy Code. The obligations of Mr. Clement were discharged in the bankruptcy case.

     Everett Waller has served as Senior Vice President-Operations and Sales of ATSI-Texas since August 1995. Mr. Waller has also served as Vice President of ATSI Merger Corp. since June 1996. From May 1994 to August 1995, Mr. Waller served as Vice President-Operations of ATSI-Texas. Prior to that time,

Mr. Waller served as Vice President of Technical Services of U.S. Long Distance Corp. for a period of seven years.

     Murray R. Nye has served as Chief Executive Officer and a director of ATSI since its formation in May 1994. From December 1993 until May 1994, Mr. Nye served in the same positions with Latcomm International Inc., which company amalgamated with Willingdon Resources Ltd. to form ATSI in May 1994. Mr. Nye has also served as a director of ATSI Merger Corp. since June 1996. From 1992 to 1995, Mr. Nye served as President of Kirriemuir Oil & Gas Ltd. From 1989 until 1992, Mr. Nye was self-employed as a consultant and Mr. Nye is again currently self-employed as a consultant. Mr. Nye serves as a director of D.M.I. Technologies, Inc., an Alberta Stock Exchange-traded company. It is anticipated that upon completion of the Merger, Mr. Nye will be appointed to ATSI Merger Corp.'s (or ATSI's in the event the Domestication occurs but the Merger does not) Audit Committee and Compensation Committee.

     John R. Moses has served as a director of ATSI since its formation in May 1994. Prior to that time, Mr. Moses served as President of Willingdon Resources Ltd., which company amalgamated with Latcomm International Inc. to form ATSI. Mr. Moses is currently self-employed as a business consultant.

     Terry Colbert has served as a director of ATSI Merger Corp. since June 1996. Mr. Colbert has been a partner of Boles & Co., an investment banking firm which has provided investment banking services to ATSI since August 1995. From May 1988 to May 1995, Mr. Colbert served as Chairman, Chief Executive Officer and President of Communications Central, Inc., which became a publicly-traded company in October 1993.

     Tomas Revesz has served as a director of ATSI Merger Corp. since June 1996. Mr. Revesz has served as President of Long Distance International, Inc., a long distance reseller, since October 1993. From 1983 to June 1993, Mr. Revesz served as President of Star Long Distance, Inc., also a long distance reseller. From January 1990 until August 1993, Mr. Revesz served as Vice President of Operations of AAA Telephone & Communications, Inc., a telephone interconnection company.

     Richard Benkendorf has served as a director of ATSI Merger Corp. since October 1996. From 1991 to present, Mr. Benkendorf has been a principal of Technology Impact Partners, which provides advisory and investment services. From 1989-1991, Mr. Benkendorf served as Senior Vice President-Investments, Planning, Mergers & Acquisitions and Venture Capital for Ameritech, a communications services company. It is anticipated that upon completion of the Merger, Mr. Benkendorf will be appointed to ATSI Merger Corp.'s (or ATSI's in the event the Domestication occurs but the Merger does not) Audit Committee and Compensation Committee.

     Carlos Kauachi has served as a director of ATSI Merger Corp. since October 1996. From 1962 until 1996, Mr. Kauachi served in various positions with Telefonos de Mexico ("Telmex"), the privately owned telecommunications monopoly in Mexico, including Vice President-Telephone Business Development, Vice President-Marketing and Sales and, most recently, Vice President-International Business Development.

Compensation of Directors

     Except for reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof, none of the directors of ATSI were compensated in their capacity as a director by ATSI and its subsidiaries pursuant to any other arrangement or in lieu of any standard arrangement. It is anticipated, however, that all outside directors of ATSI Merger Corp., or ATSI in the event the Domestication occurs but the Merger does not, will receive $1,000 per meeting.

Committees of the Board of Directors

     It is anticipated that upon completion of the Merger, ATSI Merger Corp., or ATSI in the event the Domestication is completed but the Merger is not, will have an Audit Committee and a Compensation Committee. Neither ATSI Merger Corp. nor ATSI, as the case may be, intends to have a nominating committee.

     The Audit Committee will review and report to the Board of Directors the scope and results of audits by ATSI Merger Corp.'s or ATSI's, as the case may be, outside auditor. Such committee will also recommend a firm of certified public accountants to serve as ATSI Merger Corp.'s or ATSI's, as the case may be, independent public accountants, subject to nomination by the Board of Directors and approval of the stockholders, authorize all audit and other professional services rendered by the auditor and periodically review the independence of the auditor. ATSI Merger Corp., or ATSI in the event the Domestication is completed but the merger is not, intends to appoint Messrs. Nye and Benkendorf to the Audit Committee.

     The Compensation Committee will review and recommend to the Board of Directors the compensation to be paid to the executive officers of ATSI Merger corp. or ATSI, as the case may be. ATSI Merger Corp, or ATSI in the event the Domestication is completed but the merger is not, intends to appoint Messrs. Nye and Benkendorf to the Compensation Committee.

Executive Compensation

     Summary Compensation Table. The following table sets forth all annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the years ended July 31, 1996, 1995 and 1994 in respect of its Chief Executive Officer (the "Named Executive Officer"). None of the executive officers of the Company received total annual salary and bonus in excess of $100,000 for the fiscal year ended July 31, 1996. Specific aspects of the compensation of the Named Executive Officer are dealt with in further detail in subsequent tables.

                           Summary Compensation Table

                                                                             Long Term Compensation
                                                              ---------------------------------------------------
                                      Annual Compensation                  Awards                Payouts
                                    ($ except as indicated)
                             ------------------------------------------------------------------------------------
                                                      Other
                                                     Annual       Restricted     Securities             All Other
Name and                                             Compen-        Stock        Underlying    LTIP      Compen-
Principal              Fiscal                Bonus   sation        Award(s)       Options/    Payouts    sation
Position                Year   Salary ($)     ($)    ($)(3)          ($)           SARs(#)      ($)       ($)
---------------------  ------  ---------     -----   -------      ----------     ----------   -------   ---------

Arthur L. Smith(1)...   1996     96,000        -        -              -              -          -          -
President and Chief..   1995     61,813        -        -              -              -          -          -
Operating Officer....   1994     37,500(2)

-----------------
(1) Mr. Smith currently serves as President and Chief Executive Officer of ATSI-Texas, the wholly owned subsidiary of ATSI, through which all of the business of ATSI is conducted.
(2) The figure given reflects payment beginning in December 1993 (inception) through July 31, 1994.
(3) Mr. Smith receives personal benefits in addition to salary; however, the Company has concluded that the aggregate amounts of such personal benefits do not exceed the lesser of $50,000 or 10% of Mr. Smith's annual salary and bonus.

Employment Agreements

     It is anticipated that immediately following the Domestication, ATSI will enter into employment agreements with each of Messrs. Smith, Saathoff, Clement and Waller, pursuant to which Mr. Smith will agree to serve as President and Chief Executive Officer of the Company, Mr. Saathoff will agree to serve as Secretary, Treasurer and Chief Financial Officer of the Company, Mr. Clement will agree to serve as Vice President of the Company and Mr. Waller will agree to serve as Vice President of the Company, each for a period of three years (with automatic one-year extensions unless either the executive or Company gives 120 days prior written notice of their intent not to renew), unless earlier terminated in accordance with the terms of the respective agreements. The annual base salary under such agreements for each of Messrs. Smith, Saathoff, Clement and Waller is reviewed from time to time, but may not be less than $80,000, $75,000, $90,000 and $82,500, respectively, per annum. In addition, each of Messrs. Smith, Saathoff, Clement and Waller is eligible to receive bonus payments in amounts to be determined by the Board of Directors from time to time. Such bonus payments, however, may not exceed 50% of the executive's base salary in any fiscal year.

     Pursuant to each of Messrs. Smith's, Saathoff's, Clement's and Waller's employment agreement, in the event of the executive's death during the term of his agreement, the Company is required to pay to the executive's estate the base salary at the rate in effect on the date of death for a period of six months.
In the event of the executive's disability, the Company is required to pay the executive the base salary at the rate then in effect until the earliest of (i) the conclusion of the then current term of executive's agreement or (ii) for a period of six months. If the Company terminates the executive's employment agreement without "cause" (as defined therein), the Company is required to pay the executive his base salary at the rate then in effect until the third anniversary of the effective date or until twelve months after the date of termination, whichever period is longer. If the executive is terminated for cause, the Company has no further obligations under the agreement. Should the executive terminate his employment for "good reason" (as defined therein), the Company is required to continue to pay the executive the base salary then in effect until the third anniversary of the effective date or, in the event the agreement has been automatically extended, until the next anniversary of the effective date.

     Each of the employment agreements also provides that the executive will not interfere with the relationship of the Company and any employee, agent or representative and the executive will not divert or attempt to divert from the Company any business which provides telecommunications services from the United States or Latin America until the third anniversary of the effective date or, in the event the agreement has been automatically extended, until the next anniversary of the effective date, or until twelve months after the date of termination of executive, whichever period is longer. Pursuant to the terms of each of the employment agreements, each executive will also agree that during the term he performs services for the Company and for a period of 36 months after termination thereof he will not directly or indirectly own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business or enterprise which provides telecommunications services in the United States or Latin America.

1996 Option Plan

     In June 1996, the Board of Directors unanimously adopted the American TeleSource International Inc. 1996 Stock Option Plan (the "1996 Option Plan") and directed that the 1996 Option Plan be submitted to the shareholders for their approval. For a summary of the 1996 Option Plan, see "The 1996 Option Plan--Summary of the 1996 Option Plan."

Exculpatory Charter Provision

     Each ATSI Company has included in its Delaware Certificate of Incorporation provisions to eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty; provided, however, that such provisions do not eliminate liability for breaches of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL concerning the unlawful payment of dividends or stock redemptions or repurchases or for any transactions from which the director derived an improper personal benefit.

     Additionally, each ATSI Company has included in its Delaware Certificate of Incorporation provisions to indemnify each director and officer of each such Company who may be indemnified, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), as it may be amended from time to time, in each and every situation where such ATSI Company is obligated to make such indemnification pursuant to Section 145. In addition, each ATSI Company will indemnify each of its directors and officers in each and every situation where, under Section 145, such ATSI Company is not obligated, but is permitted or empowered, to make such indemnification. Each ATSI Company may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board deems advisable, as permitted by such section. Each ATSI Company will promptly make or cause to be made any determination which Section 145 requires. Each ATSI Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

     Each ATSI Company has entered into or intends to enter into indemnification agreements with each of its directors and its executive officers. The indemnification agreements provide that the Company shall indemnify these individuals against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the Company) to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of the Company, provided that such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Company, such individuals may also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. The agreements also require indemnification of such individuals for all reasonable expenses incurred in connection with the successful defense of any action or claim and provide for partial indemnification in the case of any partially successful defense.

                              CERTAIN TRANSACTIONS

     In December 1995 ATSI entered into an agreement with Boles & Company, Inc. ("BCI"), an investment banking firm of which ATSI Merger Corp. director Terry Colbert is a partner, for the provision of certain investment banking services, including the location of a potential long-term strategic investment partner.
On April 24, 1996, this agreement was extended for a period of 120 days. As compensation for providing services, BCI received an engagement fee of $15,000 in Common Shares each month until August 14, 1996, when the agreement was extended for an additional 120-day period, but without payment of such monthly engagement fee and on a non-exclusive basis. Upon completion of an equity financing, BCI will receive a fee equal to 6% of the first $10,000,000 of each such financing and 4% of all amounts in excess of $10,000,000. Upon completion of a non-convertible subordinated debt financing, BCI will receive a fee equal to 4% of the first $10,000,000 of each such financing and 3.5% of all amounts in excess of $10,000,000. Upon completion of a senior debt financing, BCI will receive a fee equal to 2% of all amounts of senior debt and non-subordinated debt financed. In the event that transactions, business associations or other arrangements are initiated by BCI and concluded with BCI's active involvement, then BCI and ATSI will negotiate in good faith the amount of completion fees due BCI. In the event that a financing transaction is concluded with certain other entities, BCI's success fee will be 30% of the fees set forth above.

     Upon the successful closing of each financing transaction, ATSI will issue to BCI warrants to purchase up to 5% of the amount of Common Shares associated with each financing (or such amount of Common Shares as is equal to 5% of the proceeds received in connection with each financing). Such warrants will be exercisable for a period of 48 months following the closing of the transaction. All monthly engagement fees will be credited to completion fees due BCI. Either ATSI or BCI may terminate the agreement upon 30 days prior written notice.

     It is also anticipated that ATSI will execute a service agreement with ATSI-Mexico during the current fiscal year to provide, among other things, engineering, maintenance and network access services. An independent accounting firm will audit the prices charged by ATSI for the performance of such services to ensure that such prices will be competitive.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Shares as of November 15, 1996, by (i) each person known by the Company to beneficially own more than 5% of such shares, (ii) each current and anticipated director of the Company, (iii) the Named Executive Officer, and (iv) all directors and executive officers as a group.

                                                 Shares
                                              Beneficially
Name(1)                                         Owned(2)       Percent of Class
-------                                     ----------------  ------------------

Arthur L. Smith                                 2,538,767            10.64%

Murray R. Nye                                     215,500              *

DKKS, LP(3)                                     2,362,910            13.88%

James McCourt(3)

John R. Moses(4)                                        -              *

Terry Colbert(5)                                   27,481              *

Tomas Revesz(5)                                         -              *

Richard Benkendorf(5)                              10,000              *

Carlos Kauachi(5)                                       -              *

All directors and officers as a group (10       2,901,435            12.16%
 persons)

-----------------------
*   Less than 1%

(1) Unless otherwise indicated, the address of each of the persons named above is in care of the Company at 12500 Network Blvd., Suite 407, San Antonio, Texas 78249.
(2) To the knowledge of the Company, each person named in the table has sole voting and investment power with respect to all Common Shares shown as beneficially owned by him, subject to applicable community property law where applicable. Common Shares that are not outstanding but that may be acquired by a person upon exercise of options or warrants within 60 days of the date of this information are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(3) Includes 950,000 shares subject to warrants held by DKKS, LP. Dr. McCourt owns no shares of record. However, as the authorized representative of the general partner, Dr. McCourt may be deemed to be the beneficial owner of the shares owned by DKKS, LP. The address of Dr. McCourt and DKKS, LP is 1717 Harrison, Harlingen, Texas 78550.
(4) It is anticipated that Mr. Moses will resign as a director of ATSI upon completion of the Domestication.
(5) It is anticipated that such person will be elected as a director of ATSI upon completion of the Domestication.

                DESCRIPTION OF THE ATSI MERGER CORP. SECURITIES

     The following summary description of the capital stock of ATSI Merger Corp. does not purport to be complete and is qualified in its entirety by reference to the ATSI Merger Corp. Certificate and Bylaws, copies of which are attached as Exhibit G and Exhibit H, respectively. Furthermore, except as noted, the following discussion describes the capital stock of the Company assuming that the Domestication and Merger have already been effected. If the Domestication occurs but the Merger does not, the following description will also apply to the securities of ATSI as a Delaware corporation. (Currently, the authorized capital stock of ATSI consists of an unlimited number of Common Shares, no par value per share.)

General

     The authorized capital stock of ATSI Merger Corp. consists of 100,000,000 shares of Common Stock, $0.001 par value per share, 23,862,157 of which will be issued and outstanding immediately following the Merger, and 10,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock"), none of which will be issued and outstanding immediately following the Merger.

Common Stock

     Subject to the rights of holders of Preferred Stock then outstanding, holders of Common Stock are entitled to receive such dividends as may from time to time be declared by the Board of Directors of ATSI Merger Corp. Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote. Because holders of Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock represented at a meeting can select all of the directors. In addition, super majority voting requirements apply in respect of certain stockholder actions.

     Holders of Common Stock have no preemptive rights to subscribe for any additional securities that ATSI Merger Corp. may issue and there are no redemption provisions or sinking fund provisions applicable to the Common Stock, nor is the Common Stock subject to calls or assessments by ATSI Merger Corp.
All shares of Common Stock to be outstanding upon completion of the Domestication and Merger will be legally issued, fully paid and nonassessable. Upon the liquidation, dissolution or winding up of ATSI Merger Corp., holders of the shares of Common Stock are entitled to share equally, share-for-share, in the assets available for distribution after payment to all creditors of ATSI Merger Corp., subject to the rights, if any, of the holders of any outstanding shares of Preferred Stock.

Preferred Stock

     Pursuant to the ATSI Merger Corp. Certificate, the Board of Directors of ATSI Merger Corp. is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock from time to time in one or more series and to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and relative, participating, optional and other special rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Because the Board of Directors has such power to establish the powers, preferences and rights of each series, it may afford the holders of Preferred Stock preferences, powers and rights (including voting rights) senior to the rights of the holders of Common Stock. Although ATSI Merger Corp. has no current intention to issue shares of Preferred Stock, the issuance of such shares, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.

Warrants and Convertible Securities

     The following table describes the terms of certain warrants ATSI has outstanding.


                   Number of            Exercise
               Underlying Shares        Price($)           Expiration Date
             ---------------------    ------------       -------------------

                     180,000              $1.25           November 29, 1996

                     875,000              $0.50             March 30, 1997

                   2,359,375              $1.00             June 23, 1997

                     100,000              $2.00            October 25, 1997

                     153,088              $0.75              June 1, 1998

                     342,210              $1.00           November 14, 1998

                     970,290              $1.00           December 15, 1998

                   3,087,500              $0.70             April 11, 1999

                      30,000              $0.50           December 31, 1999

           Total   8,097,463
                   =========

     ATSI has also agreed to issue warrants to Boles & Company, Inc. ("BCI"), of which ATSI Merger Corp. director Terry Colbert is a partner, pursuant to the agreement to provide investment banking services entered into between ATSI and BCI, to purchase up to 5% of the amount of Common Shares associated with each financing transaction (or such amount of Common Shares as is equal to 5% of the proceeds received in connection with each financing), upon the successful closing of such transaction. See "Certain Transactions."

     The Company currently has no outstanding options.

     The Company has guaranteed a 12% convertible promissory note in the original principal amount of $100,000.00 made by ATSI-Texas, due on January 1, 1997. Pursuant to the terms of such note, upon maturity the payee has the option to (i) be repaid the principal amount of the note plus accrued interest thereon, (ii) exchange the note for Common Shares on the basis of two Common Shares for each dollar of principal and interest then outstanding on the note, or (iii) extend the note at 12% interest for consecutive 90-day periods with the same right of exchange. The note has thus far been extended in this manner seven times.

Provisions Having Possible Anti-Takeover Effects

     The Certificate of Incorporation (the "Certificate") and the Bylaws of ATSI Merger Corp. contain provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions which may involve an actual or threatened change of control of ATSI Merger Corp. The provisions are designed to reduce the vulnerability of ATSI Merger Corp. to an unsolicited proposal for a takeover of ATSI Merger Corp. that does not contemplate the acquisition of all of its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of ATSI Merger Corp. The provisions are also intended to discourage certain tactics that may be used in proxy contests. Set forth below is a description of such provisions in the Certificate and the Bylaws. The Board of Directors has no current plant to formulate or effect additional measures that could have an anti-takeover effect.

     Pursuant to the Certificate, directors, other than those, if any, elected by the holders of Preferred Stock, can be removed from office by the affirmative vote of the holders of 66 2/3% of the voting power of the then outstanding shares of capital stock entitled to vote thereon ("Voting Stock"). Vacancies on the Board of Directors may be filled by the remaining directors without stockholder approval.

     The Certificate provides for the Board of Directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders of ATSI Merger Corp., with the other classes continuing for the remainder of their respective three-year term. The classification of the Board of Directors makes it more difficult to replace the Board of Directors as well as for another party to obtain control of ATSI Merger Corp. by replacing the Board of Directors. Since the Board of Directors has the power to retain and discharge officers of ATSI Merger Corp., these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

     ATSI Merger Corp. is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business transaction" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. A "business combination" generally includes, without limitation, a merger, assets or stock sale, or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" generally is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of a corporation's outstanding voting stock.

     The Certificate provides that except as otherwise provided for with respect to the rights of holders of Preferred Stock, no action that is required or permitted to be taken by the stockholders of ATSI Merger Corp. at any annual or special meeting of the stockholders may be effected by written consent of the stockholders in lieu of a meeting of stockholders, unless the actions to be effected by written consent of the stockholders and the taking of such action by such written consent has been expressly approved in advance by the Board of Directors. This provision makes it difficult for stockholders to initiate or effect an action by written consent, and thereby effect an action opposed by the Board of Directors. The Certificate and Bylaws also provide that special meetings of stockholders may be called only by the President or a majority of the Board of Directors of ATSI Merger Corp. In addition, the Bylaws set forth an advance notice procedure with regard to business to be brought before an annual meeting of stockholders of ATSI Merger Corp.

     The Certificate further provides that the Board of Directors, by a majority vote, may adopt, alter, amend or repeal provisions of the Bylaws. However, stockholders may only adopt, alter, amend or repeal provisions of the Bylaws by a vote of 66 2/3% or more of the combined voting power of the then outstanding Voting Stock. In addition, the Certificate provides that whenever any vote of Voting Stock is required by law to amend, alter, repeal or rescind ("Change") any provision thereof, then, in addition to any affirmative vote required by law the affirmative vote of 66 2/3% or more of the combined voting power of the then outstanding shares of Voting Stock is required to Change certain provisions of the Certificate, including the provisions referred to above relating to interested stockholder transactions, the filling of vacancies on the Board of Directors, the removal of directors, the limitations on stockholder action by written consent, the calling of special meetings by stockholders and the approval of amendments to the ATSI Merger Corp.'s Bylaws.

     Pursuant to the Certificate, the Board of Directors is also authorized to issue shares of "blank check" preferred stock that may have the effect of discouraging an unsolicited acquisition proposal. See "--Preferred Stock."

Canadian Dealing Network

     The Company's Common Shares are currently listed on the Canadian Dealing Network under the symbol ATIL.CDN. ATSI expects that the ATSI Merger Corp. Common Stock will be listed on the Canadian Dealing Network upon the effectiveness of the Merger. Furthermore, the Company, or ATSI Merger Corp. in the event the Merger occurs, may in the future apply for listing on the Nasdaq National Market, Nasdaq SmallCap Market or another securities market or exchange, which listing may require the satisfaction of certain conditions, including without limitation minimum per share price requirements.

Exchange Agent, Transfer Agent and Registrars

     The Exchange Agent for exchange of stock certificates following the Merger will be The R-M Trust Company, at its principal offices at 393 University Avenue, Toronto, Ontario, M5G 1E6. The Transfer Agent and Registrar for the Common Shares is The R-M Trust Company.

Dividend Policy

     The Company has never paid cash dividends on its common equity securities. The Company's current policy is to retain earnings, if any, to finance the anticipated growth of its business. Any further determination as to the payment of dividends will be made at the discretion of the Board of Directors and will depend upon the Company's operating results, financial condition, capital requirements, general business conditions and such other factors as the Board of Directors deems relevant. The Company may procure credit from third parties for additional capital for expansion and business development activities. It is likely that any credit facility procured by the Company may limit or restrict the Company's ability to pay cash dividends on the Common Stock under certain circumstances.

Registration Rights

     The 30,000 warrants issued to Robert G. Watt contain "piggyback" registration rights that allow the holders thereof to require the Company to register the underlying shares of common stock in the event the Company files a registration statement under the Securities Act. These rights expire in December 31, 1999.

              CANADIAN AND UNITED STATES INCOME TAX CONSIDERATIONS

     The Domestication and Merger will result in certain income tax consequences in both the United States and Canada, which management believes will have a positive effect on the Company by reducing, over the long term, income taxes paid by the Company and giving the Company the flexibility to enter into certain types of mergers, acquisitions and combination transactions with United States corporations which could result in adverse tax consequences absent the Domestication. Certain tax consequences of the Domestication and Merger are summarized below.

     THE FOLLOWING SUMMARY IS OF A GENERAL NATURE ONLY AND IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY SHAREHOLDER OR HOLDER OF WARRANTS OF THE COMPANY. ACCORDINGLY, SHAREHOLDERS AND HOLDERS OF WARRANTS OF THE COMPANY SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PROPOSED DOMESTICATION, THE EXERCISE OF DISSENT RIGHTS AND THE PROPOSED MERGER.

United States Tax Consequences

     General

     The following is a summary of the material United States federal income tax consequences of the Domestication and Merger (collectively, the "Domestication Transactions") and the material United States federal income and estate tax consequences to Non-U.S. Holders (as defined below) of holding and disposing of the Common Stock (as defined below) of ATSI Merger Corp.

     The summary is based on current law, which is subject to change (possible retroactively). The summary does not discuss all aspects of United States taxation that may be relevant to security holders in light of their personal investment circumstances or to certain security holders subject to special treatment under United States tax laws (such as securities dealers, tax-exempt entities (including qualified retirement plans) and insurance companies) and does not discuss the tax consequences under state, local, or foreign laws. In particular, this summary does not discuss the tax consequences to holders of Warrants who have received their Warrants in connection with services rendered to the Company. Security holders are urged to consult their own tax advisors regarding the federal, state, local, and other tax considerations of participating in the Domestication Transactions and of holding and disposing of shares of ATSI Merger Corp. and Warrants.

     The term "U.S. Holder" means a beneficial owner of the stock of the Company that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State thereof or (iii) an estate or trust whose income is includable in gross income for United States federal income tax purposes regardless of its source. The term "Non-U.S. Holder" means a beneficial owner of the stock of the Company that is not a U.S. Holder.

     Consequences to the Company



     Domestication and Merger. Although the matter is not free of doubt, the Company believes that the Domestication and Merger will be treated as a single transaction for United States federal income tax purposes by which ATSI transfers its assets to ATSI Merger Corp. and ATSI Merger Corp. issues its Common Stock in exchange for the Common Shares of ATSI. Further, the Company believes that the Domestication and Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue

Code of 1986. Accordingly, the Company will recognize no gain and will incur no United States federal income tax as a result of the Domestication and Merger.

     Consequences of the Domestication Transactions to U.S. Holders



     Domestication and Merger. U.S. Holders who exchange their Common Shares in ATSI for Common Stock in ATSI Merger Corp. pursuant to the Domestication and Merger will recognize no gain or loss for United States federal income tax purposes. A U.S. Holder who dissents from the Domestication and Merger and receives cash in exchange for his Common Shares will recognize gain or loss, measured by the difference between the Holder's basis in his Common Shares and the amount of cash received.

     The total basis of Common Stock received by a shareholder will equal his total basis in the Common Shares surrendered in the exchange. The holding period for Common Stock will be the same as such shareholder's holding period for the Common Shares surrendered, provided that the shares were held as a capital asset.

     Generally, a shareholder's basis in each share of the Common Stock received would equal such shareholder's total basis in the Common Shares surrendered divided by the total number of shares of Common Stock received. However, the basis and holding period of specific shares of Common Stock (including shares of different classes) may be determined solely by reference to the basis and holding period of specific Common Shares surrendered if the shareholder can specifically identify such shares.

     Pursuant to Temporary Treasury regulation Section 7.367(b)-7(c), exchanging U.S. Holders who have held 10% or more of the total voting power of all classes of stock of the Company entitled to vote at any time during the 5 year period ending on the effective date of the Domestication and Merger would include in income (as dividend income) their pro rata portion of ATSI's earnings and profits attributable to the stock exchanged to the extent that the fair market value of the stock exchanged exceeds its basis. The basis of the Common Stock received by certain foreign corporations treated as U.S. Holders pursuant to Temporary Treasury regulation Section 7.367(b)-2(b) would then be increased by such amount. However, management has determined that the Company has no earnings and profits for this purpose.

     Each exchanging U.S. Holder must file with his District Director of the Internal Revenue Service on or before the last day for filing his federal income tax return (determined by taking into account any extensions of time therefor) for the year in which the Domestication Transactions are consummated, the notice required by Temporary Treasury regulation Section 7.367(b)-1(c). Any such U.S. Holder who fails to file the necessary notice and who fails to establish reasonable cause for such failure may be denied the benefit of the federal income tax consequences specified above.

     Consequences of the Domestication and Merger to Non-U.S. Holders

     A Non-U.S. Holder who dissents and receives cash in exchange of his Common Shares will recognize gain or loss in the manner described above for U.S. Holders. A Non-U.S. Holder will not be subject to United States federal income tax with respect to capital gains unless (i) such gain is effectively connected with the conduct of a trade or business within the United States by such holder,
(ii) such holder is an individual who has been present in the United States for at least 183 days during the taxable year of the disposition, the Common Stock is a capital asset and either (a) such individual's "tax home" for federal income tax purposes is in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, or (iii) the Company is or has been a "United States real property holding corporation" for federal income tax purposes and the Non-U.S. Holder owned directly or pursuant to certain attribution rules at any time during the five-year period ending on the date of disposition more than

5% of the Company's Common Stock (assuming that Common Stock is regularly traded on an established securities market). The Company believes that it is not presently a United States real property holding corporation.

     Consequences of the Domestication and Merger on Holders of Warrants

     Although the matter is not free from doubt, for United States federal income tax purposes, the Domestication and Merger should not result in the recognition of gain or loss under Section 1001 of the Code to the holders of Warrants in ATSI. The IRS or the courts could disagree with this characterization of the results to Warrant holders and instead treat the transaction in connection with the Warrants as a taxable exchange. In such event, each U.S. Holder of Warrants will recognize gain or loss on the exchange equal to the difference between the fair market value of its Warrants prior to the Merger and the adjusted tax basis of its Warrants of ATSI (which such gain or loss will be capital gain or loss if the Warrants are capital assets that have been held for more than one year). Non-U.S. Holders of Warrants will not be subject to United States federal income tax with respect to capital gains (resulting from the Merger) unless (i) such gain is effectively connected with the conduct of a trade or business within the United States by such holder, (ii) such holder is an individual who has been present in the United States for at least 183 days during the taxable year of the disposition, the Warrants are capital assets and either (a) such individual's "tax home" for federal income tax purposes is in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, or (iii) the Company is or has been a "United States real property holding corporation" for federal income tax purposes and the Non-U.S. Holder of Warrants is treated as owning directly or indirectly or pursuant to certain attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Company's Common Stock (assuming that the Common Stock is regularly traded on an established securities market). The Company believes that it is not presently a United States real property holding corporation. Each holder of Warrants is urged to consult its own tax advisor regarding the tax consequences of the Domestication and Merger on its particular circumstances. See "Risk Factors--Risks Relating to Ownership of Company Securities and this Offering--Tax Consequences of the Domestication and Merger on Holders of Warrants."

     Consequences to Non-U.S. Holders of Owning and Disposing of ATSI Merger Corp. Common Stock

     Dividends. Generally, dividends paid to a Non-U.S. Holder of Common Stock will be subject to United States withholding tax at the rate of 30% of the amount of the dividend, or at a lower applicable treaty rate. Under the income tax treaty between the United States and Canada, the withholding tax rate on dividends paid to most shareholders who are resident in Canada will be 15%. In the case of Canadian corporations that beneficially own 10% or more of the voting stock of ATSI Merger Corp., such withholding rate will be 5% (6% if paid in 1996). Under current Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of determining the applicability of a treaty rate. Under proposed Treasury regulations not currently in effect, however, a holder of Common Stock who wished to claim the benefit of an applicable treaty rate would be required to file certain forms with the Company or its agent. Such Forms would contain the holder's name and address and other pertinent information certified by such holder under penalties of perjury.

     If, however, the dividend is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder, the dividend will be subject to regular United States federal income tax, which is not collected by withholding, provided the Non-U.S. Holder files an Internal Revenue Service Form 4224 with the Company or its agent in accordance with current treasury regulations. Moreover, in the case of a Non-U.S. Holder that is a corporation, a branch profits tax at the rate of 30% (or a lower applicable treaty rate) may be imposed on such corporation on its earnings (including dividends) effectively connected with a

United States trade or business to the extent that such earnings are considered to be repatriated away from the United States trade or business.

     Sale of Common Stock. A Non-U.S. Holder will not be subject to United States federal income tax on any gain recognized upon the sale (or other disposition) of Common Stock unless (i) such gain is effectively connected with the conduct of a trade or business within the United States by such holder, (ii) such holder is an individual who has been present in the United States for at least 183 days during the taxable year of the disposition, the Common Stock is a capital asset and either (a) such individual's "tax home" for federal income tax purposes is in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, or (iii) the Company is or has been a "United States real property holding corporation" for federal income tax purposes and the Non-U.S. Holder owned directly or pursuant to certain attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Company's Common Stock (assuming that Common Stock is regularly traded on an established securities market). The Company believes that it is not presently a United States real property holding corporation.

     Estate Tax. Common Stock owned (or treated as owned) by an individual who, at the time of death, is neither a citizen or a domiciliary of the United States will be includable in his gross estate for United States federal estate tax purposes and thus may be subject to United States estate tax, unless an applicable estate tax treaty provides otherwise.

     Information Reporting and Backup Withholding

     The Company must report annually to the Internal Revenue Service and to each shareholder the amount of cash proceeds paid as a result of the Domestication Transactions and dividends paid to, and the tax withheld with respect to, each shareholder. These reporting requirements apply regardless of whether withholding was reduced by an applicable tax treaty or not required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which a Non-U.S. Holder resides.

     Shareholders may be subject to backup withholding at the rate of 31% with respect to cash proceeds from the Domestication Transactions, gross proceeds from the sale of the Common Stock, or dividends paid on the Common Stock, unless such holder (a) is a corporation or comes within certain other exempt categories or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. United States backup withholding tax will generally not apply to payments to a payee at an address outside the United States unless the payor has knowledge that the payee is a United States person.

     Payment to a Non-U.S. Holder of the proceeds of a sale of Common Stock to or through a United States office of a broker will be subject to information reporting and backup withholding unless the holder certifies as to its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption. Payment of the proceeds of a sale of Common Stock to or through a non-U.S. office of a broker generally will not be subject to backup withholding or information reporting; however, if such holder is (i) a United States person,
(ii) a "controlled foreign corporation," or (iii) a foreign person that derives 50% or more of its gross income from the conduct of a trade or business in the United States, such payment will be subject to information reporting (but currently not backup withholding) unless such broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met or the holder otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be credited against the shareholder's federal income tax liability, if any, or refunded, provided the required information is furnished to the Internal Revenue Service.

Canadian Federal Income Tax Consequences

     The following is a general summary of the principal Canadian federal income tax consequences under the Income Tax Act (Canada) (the "Canadian Act") and the Canada-US Tax Convention (1980) (the "U.S. Treaty") of the Domestication (also referred to as a "Continuance" under section 181 of the OBCA) and Merger and the exercise of dissent rights as described herein to shareholders and holders of Warrants of the Company.

     This summary is based upon and takes into account the current provisions of the Canadian Act and the current regulations thereunder (the "Regulations"), all specific proposals to amend the Canadian Act and the Regulations publicly announced by the Minister of Finance prior to the date hereof (the "Amendments"), and the Company's understanding of the current administrative practices published by Revenue Canada ("RCT"). This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, nor, except as specifically noted herein, does it take into account tax laws or considerations of any province or territory of Canada or any jurisdiction outside Canada. Moreover, there can be no assurance that the Amendments will be enacted as proposed or that the Canadian Act, the Regulations thereunder or the administrative practices of RCT, respectively, will not change, in a manner which will affect the tax consequences of the transactions to the Company, the shareholders or the holders of Warrants.

     This summary is based on the facts and agreements described herein and is also based on the assurances of management of the Company that no other transactions have been undertaken or are contemplated that would affect the matters dealt with herein.

     This summary is restricted to those shareholders and holders of Warrants of the Company who, for purposes of the Canadian Act, are resident in Canada, deal at arm's length with the Company and hold their shares or Warrants as capital property. A share or Warrant will generally be capital property to holders unless it is held in the course of carrying on a business of trading or dealing in securities, has been acquired in a transaction or transactions considered to be an adventure in the nature of trade, or is a mark-to-market property of certain financial institutions.

     This summary is of a general nature only, is not exhaustive of all potentially relevant Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder or holder of Warrants. Therefore, shareholders and holders of Warrants should consult their own tax advisers with respect to their particular circumstances.





     Domestication

     Shareholders Consequences. The Domestication will not constitute a taxable event for the Company's shareholders or holders of Warrants. Shareholders or holders of Warrants of the Company will continue to hold their shares or Warrants at the same adjusted cost base as before the Domestication.

     Any dividends paid by the Company to its shareholders on the Common Shares after the Domestication must be included in computing their income.

     After the Domestication, in the case of shareholders who are individuals, dividends received on Common Shares, as dividends on shares of a foreign corporation, will not be entitled to the benefit of the gross up and dividend tax credit rules in the Canadian Act. After the Domestication, in the case of corporate shareholders of which the Company is not a foreign affiliate for purposes of the Canadian Act, dividends received on Common Shares are not deductible in computing taxable income.

     Under the U.S. Treaty, the U.S. withholding tax on dividends paid by the Company after the Domestication will be 15% in most cases, and 5% (6% for dividends paid in 1996) in the case of a Canadian corporation that owns at least 10% of the voting stock of the Company at the time the dividend is paid.

     U.S. withholding taxes imposed on such dividends may either be credited against Canadian taxes payable by the investor, or deducted by such investor in computing income for Canadian tax purposes, at the investor's option, subject to the detailed rules in the Canadian Act in that regard.

     Special rules apply to corporate shareholders that receive dividends from a foreign affiliate and such shareholders are advised to consult their own tax advisers with respect thereto.

     Dissenting Shareholders. The consequences under the Canadian Act to a shareholder who dissents from the Domestication described herein and who receives a payment for his or her shares are discussed below.

     The receipt by a dissenting shareholder of a cash payment from the Company equal to the fair value of his or her Common Shares prior to the completion of the Domestication will generally be treated as a dividend to the holder of such shares to the extent that such payment exceeds the paid-up capital for purposes of the Canadian Act of the subject shares. The balance of the fair value paid (i.e. the amount equal to the paid-up capital of the shares) will generally be treated as proceeds of disposition of the subject shares for capital gains purposes. Consequently, such dissenting shareholders would realize a capital gain (capital loss) to the extent that the proceeds of disposition he or she receives for the share exceed (are exceeded by) the shareholder's adjusted cost base thereof. Notwithstanding the foregoing, if the dissenting recipient shareholder is a corporation resident in Canada, the full amount of the redemption proceeds received may be treated under the Canadian Act as proceeds of disposition, with the result that no dividend will be deemed to have been paid to the shareholder and any gain or loss realized by it upon disposition of the shares will be determined by reference to the full amount of the redemption proceeds. Corporate shareholders should consult their own advisor with respect to the applicability of these provisions.

     If the dissenting shareholder receives such cash payment after the Domestication, the payment will be treated as proceeds of disposition of the subject shares for capital gains purposes. Accordingly, the dissenting shareholder will realize a capital gain or loss as described above.

     Any capital loss arising on the exercise of dissent rights by a corporate shareholder of the Company will be reduced by dividends received or deemed to be received, including any deemed dividend arising from the exercise of dissent rights, on the subject shares to the extent and under the circumstances prescribed in the Canadian Act. Similar rules apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares of the Company. Under the Amendments, these rules will be extended to apply where a trust or partnership is a member of a partnership or a beneficiary of a trust that owns shares of the Company.

     Company Consequences. The "corporate emigration" rules under the Canadian Act will apply upon Domestication. Accordingly, the Company will be deemed to have completed a taxation year immediately prior to it being granted articles of continuance in Delaware. In addition, each property owned by the Company immediately before the deemed year-end will be deemed to have been disposed by it for proceeds of disposition equal to that property's fair market value and immediately reacquired at a cost equal to such proceeds of disposition. Any gains or losses derived by the Company from such deemed disposition of property will be taken into account in determining the amount of the Company's taxable income for the taxation year which ends immediately before the Domestication. The amount of any taxable income so determined will be subject to tax in accordance with the provisions of the Canadian Act. Accordingly, the Company may incur a tax liability upon the effective date of the Domestication, which liability could be in excess of $2.0 million, payable within 60 days of the effective date of the Domestication. The Company does not currently have adequate resources to pay such a liability. However, the Company has not completed a valuation of its assets, and therefore is unable to estimate such amount of tax, if any, that may be due upon Domestication.

     The Company will also be required to pay a special branch tax applicable to the amount by which the fair market value of the Company's property exceeds the aggregate of its liabilities, including any liabilities under the Canadian Act (other than the special branch tax itself), and the paid-up capital of its issued and outstanding shares at the time of the Domestication. The rate of tax under the U.S. Treaty is 6%, on the assumption that the Domestication occurs in 1996.

     Following completion of the Domestication, the Company will be considered to be a resident of the United States for Canadian tax purposes. Accordingly, it would only be required to pay Canadian tax on Canadian-source income rather than on its worldwide income.

     Merger

     Company Consequences. The Company expects that there will be no material adverse Canadian tax consequences to it from the Merger.

     Shareholders Consequences. Unless a shareholder elects otherwise, the shareholder will not realize a capital gain or a capital loss on the Merger.
The cost of the Common Stock of ATSI Merger Corp. received by a shareholder of ATSI as a result of the Merger will be equal to the aggregate adjusted cost base of the Common Shares that are so exchanged. Following the Merger, dividends received on the ATSI Merger Corp. Common Stock will be treated in the same way as dividends on the Common Shares received after the Domestication, as described above.

     Consequences to Holders of Warrants. While the matter is not free from doubt, a holder of Warrants of ATSI will likely be regarded as having disposed of the Warrants on the Merger for proceeds of disposition equal to the fair market value of the Warrants, thereby giving rise to a capital gain (capital loss) equal to the amount by which such proceeds of disposition exceed (are exceeded by) the holder's adjusted cost base of the Warrants of ATSI.

     Eligibility for Investment under the Canadian Act

     Following the Domestication, the Common Shares or the ATSI Merger Corp. Common Stock, as the case may be, will not be qualified investments under the Canadian Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans until the Common Shares or the ATSI Merger Corp. Common Stock, as the case may be, are listed on a prescribed stock exchange. Following the Domestication, the Common Shares or the ATSI Merger Corp. Common Stock, as the case may be, will be considered foreign property for the purposes of the foreign property limitations under the Canadian Act subject, however, to a 24 month grace period that generally applies to shares that had been held, or were exchanged on the Merger for shares that had been held, prior to the Domestication. Pursuant to the Amendments, however, if an entity subject to the foreign property limitations acquired all of its Common Shares after 1995, otherwise than as a consequence of the exercise of rights acquired before 1996, its Common Shares will be classified as foreign property from the time of acquisition and it will not be eligible for such 24 month grace period.

                                LEGAL OPINIONS

     Certain legal matters relating to the Domestication and Merger have been passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., San Antonio, Texas.


                             SHAREHOLDER PROPOSALS

Assuming the Domestication and Merger are approved and effected, stockholders wishing to invoke the provisions of the rules of the Commission regarding the inclusion of a proposal in ATSI Merger Corp.'s proxy material for its Annual Meeting of Stockholders to be held in 1998 must submit such proposals to ATSI Merger Corp., in accordance with these rules, for receipt not later than October 1, 1997. Such stockholders must also comply with the provisions of the ATSI Merger Corp. Certificate described under the caption "Effects of the Domestication and Merger on Shareholders Rights."


               OTHER BUSINESS AT ANNUAL AND SPECIAL MEETING

     While there is no business other than that mentioned in the Notice of Meeting to be presented for action by the shareholders at the Meeting, it is intended that the proxies for the Meeting solicited hereby will be exercised upon any other matters and proposals that may properly come before the Meeting in accordance with the discretion of the person authorized to act thereunder.

--------------------------------------------------------------------------------

                             APPROVAL OF PROSPECTUS

     This Prospectus and the enclosed forms of proxy, and the sending thereof the shareholders of the Company, have been approved by the Board of Directors of the Company.



Dated at San Antonio, Texas                By Order of the Board of Directors


                                           /s/  H. Douglas Saathoff
                                           -------------------------------------
____________, 1996                         Secretary

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Consolidated Financial Statements of American TeleSource International Inc.

Report of Independent Public Accountants                                     F-2

Consolidated Balance Sheets as of July 31, 1995 and 1996...................  F-3

Consolidated Statements of Loss for the Period from December 17, 1993
(Inception) through July 31, 1994 and the Years ended July 31, 1995 and 1996...................................................................  F-4

Consolidated Statements of Stockholders' Equity for the Period from
December 17, 1993 (Inception) through July 31, 1994 and the Years ended
July 31, 1995 and 1996.....................................................  F-5

Consolidated Statements of Cash Flows for the Period from December 17,
1993 (Inception) through July 31, 1994 and the Years ended July 31, 1995 and 1996...................................................................  F-6

Notes to Consolidated Financial Statements.................................  F-7


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of American TeleSource International Inc.:


We have audited the accompanying consolidated balance sheets of American Telesource International Inc. (an Ontario corporation) and subsidiaries as of July 31, 1995 and 1996, and the related consolidated statements of loss, stockholders' equity and cash flows for the period from December 17, 1993 (Inception) through July 31, 1994 and the years ended July 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Telesource International Inc. and subsidiaries as of July 31, 1995 and 1996, and the results of their operations and their cash flows for the period from December 17, 1993 (Inception) through July 31, 1994 and the years ended July 31, 1995 and 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception, has a working capital deficit at July 31, 1996, and has limited capital resources available to support further development of its operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                                    ARTHUR ANDERSEN LLP

San Antonio, Texas
October 7, 1996

                     AMERICAN TELESOURCE INTERNATIONAL INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           (Presented in U.S. dollars)

                                                                                     July 31,      July 31,
                                                                                       1995          1996
                                                                                   -----------    -----------
ASSETS
------
CURRENT ASSETS:
 Cash                                                                              $   101,980    $   655,955
 Accounts receivable, net of allowance of $ 143,546                                    430,704        599,924
     and $ 154,382, respectively
 Stock subscriptions receivable                                                        350,000         75,000
 Notes receivable, current                                                              37,251        101,283
 Inventory                                                                                --           10,000
 Prepaid expenses                                                                      144,899        230,673
 Other                                                                                  23,241        116,061
                                                                                   -----------    -----------
     Total current assets                                                            1,088,075      1,788,896
                                                                                   -----------    -----------

PROPERTY AND EQUIPMENT (At cost):                                                    1,476,261      2,523,832
 Less - Accumulated depreciation and amortization                                     (122,442)      (376,685)
                                                                                   -----------    -----------
     Net property and equipment                                                      1,353,819      2,147,147
                                                                                   -----------    -----------
OTHER ASSETS, net
 Notes receivable, long-term                                                            18,580           --
 Organization costs, net                                                               112,061        163,712
 Other                                                                                 193,172        248,449
                                                                                   -----------    -----------
     Total assets                                                                  $ 2,765,707    $ 4,348,204
                                                                                   ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
 Accounts payable                                                                  $   883,955    $ 1,303,459
 Accrued liabilities                                                                   452,799        794,875
 Notes payable                                                                         132,704        100,000
 Current portion of obligations under capital leases                                      --          182,884
 Deferred revenue                                                                       64,987           --
                                                                                   -----------    -----------
     Total current liabilities                                                       1,534,445      2,381,218
                                                                                   -----------    -----------

LONG-TERM LIABILITIES:
 Obligations under capital leases, less current portion                                   --          321,575
 Customer deposits                                                                        --           16,786
                                                                                   -----------    -----------
                                                                                          --          338,361

COMMITMENTS AND CONTINGENCIES: (Note 6 and 14)

STOCKHOLDERS' EQUITY:
 Common shares, no par value, unlimited shares authorized, 18,272,447 issued and
 18,197,447 outstanding at July 31, 1995,
 23,849,657 issued and 23,774,657 outstanding at July 31, 1996                       3,633,781      6,231,953
 Accumulated deficit                                                                (2,402,519)    (4,607,246)
 Cumulative translation adjustment                                                        --            3,918
                                                                                   -----------    -----------
     Total stockholders' equity                                                      1,231,262      1,628,625
                                                                                   -----------    -----------

     Total liabilities and stockholders' equity                                    $ 2,765,707    $ 4,348,204
                                                                                   ===========    ===========


       The accompanying notes are an integral part of these consolidated financial statements.

                     AMERICAN TELESOURCE INTERNATIONAL INC.
                                AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF LOSS
                           (Presented in U.S. dollars)

                                 For the period from
                                  December 17, 1993     For the Years Ended
                                     (Inception)             July 31,
                                       through       --------------------------
                                     July 31, 1994      1995           1996
                                     -------------   -----------    -----------
OPERATING REVENUES:
  Long distance services                $ 110,483    $ 4,469,529    $10,806,586
  Network management services             131,186        318,312      2,410,818
                                        ---------    -----------    -----------

     Total operating revenues             241,669      4,787,841     13,217,404
                                        ---------    -----------    -----------

OPERATING EXPENSES:
  Cost of services                        201,258      4,061,091     10,575,384
  Selling, general and administrative     373,226      2,588,428      4,534,853
  Depreciation and amortization            10,713        140,798        280,583
                                        ---------    -----------    -----------

     Total operating expenses             585,197      6,790,317     15,390,820
                                        ---------    -----------    -----------

Operating loss                           (343,528)    (2,002,476)    (2,173,416)

OTHER INCOME(EXPENSE):
  Interest income                             --           9,858          6,669
  Other income                                --           1,242          7,436
  Interest expense                            --         (12,791)       (45,416)
                                        ---------    -----------    -----------

     Total other income                       --          (1,691)       (31,311)
                                        ---------    -----------    -----------

NET LOSS                                ($343,528)   ($2,004,167)   ($2,204,727)
                                        =========    ===========    ===========

NET LOSS PER SHARE                        ($0.04)        ($0.14)        ($0.11)
                                        =========    ===========    ===========




             The accompanying notes are an integral part of these
                      consolidated financial statements.

                     AMERICAN TELESOURCE INTERNATIONAL INC.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           (Presented in U.S. dollars)

                                                                Common Shares                     Cumulative      Total
                                                        ------------------------   Accumulated    Translation  Stockholders'
                                                          Shares        Amount       Deficit      Adjustment      Equity
                                                        ----------    ----------   -----------    ----------    -----------
BALANCE, December 17, 1993 (Inception)                        --      $     --     $      --      $      --     $      --
     Contribution of capital - founding stockholders    10,490,307       922,835          --             --         922,835
     Amalgamation                                        1,173,368          --         (54,824)          --         (54,824)
     Issuances of common stock, net                        510,000       294,067          --             --         294,067
     Stock grant to employee                                12,500          --            --             --            --
     Net loss                                                 --            --        (343,528)          --        (343,528)
                                                       -----------   -----------   -----------    -----------   -----------
BALANCE, July 31, 1994                                  12,186,175     1,216,902      (398,352)          --         818,550
     Exercise of warrants                                1,350,423       675,211          --             --         675,211
     Issuances of common stock for cash                  4,110,625     1,646,487          --             --       1,646,487
     Issuances of common stock for services                337,724        84,070          --             --          84,070
     Stock grants to employees                             212,500        11,111          --             --          11,111
     Net loss                                                 --            --      (2,004,167)          --      (2,004,167)
                                                       -----------   -----------   -----------    -----------   -----------
BALANCE, July 31, 1995                                  18,197,447     3,633,781    (2,402,519)          --       1,231,262
     Issuances of common stock for cash                  4,515,500     2,252,830          --             --       2,252,830
     Issuances of common stock for services              1,061,710       312,009          --             --         312,009
     Amortization of deferred compensation                    --          33,333          --             --          33,333
     Cumulative effect of translation adjustment             3,918         3,918
     Net loss                                                 --            --      (2,204,727)          --      (2,204,727)
                                                       -----------   -----------   -----------    -----------   -----------
BALANCE, July 31, 1996                                  23,774,657   $ 6,231,953   $(4,607,246)   $     3,918   $ 1,628,625
                                                       ===========   ===========   ===========    ===========   ===========







      The accompanying notes are an integral part of these consolidated financial statements

                     AMERICAN TELESOURCE INTERNATIONAL INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Presented in U.S. dollars)

                                                      For the period from                  For the Years Ended July 31,
                                                 December 17, 1993 (Inception)          -----------------------------------
                                                     through July 31, 1994                 1995                    1996
                                                 -----------------------------          -----------             -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                ($  343,528)                  ($2,004,167)            ($2,204,727)
  Adjustments to reconcile net loss to net cash used in
   operating activities-
     Depreciation and amortization                              9,729                       140,798                 280,583
     Deferred compensation                                       --                          11,111                  33,333
     Provision for losses on accounts receivable               13,490                       339,829                 554,332
     Changes in operating assets and liabilities-
       Increase in accounts receivable                       (126,455)                     (657,568)               (723,552)
       Increase in other assets-current and long-term        (211,498)                     (281,970)                 (9,853)
       Increase in accounts payable                            97,056                       786,899                 419,505
       Increase in accrued liabilities                        110,898                       341,901                 342,076
       Increase (Decrease) in deferred revenue                 22,335                        42,652                 (64,987)
       Other                                                    1,080                           --                   20,703
                                                          -----------                   -----------             -----------
Net cash used in operating activities                        (426,893)                   (1,280,515)             (1,352,587)
                                                          -----------                   -----------             -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                         (617,645)                     (858,616)              (475,303)
  Issuance of note receivable                                    --                         (90,108)               (88,107)
  Payment to prior shareholders of Willingdon                 (54,824)                          --                     --
  Payments received on note receivable                           --                          34,277                 42,655
                                                          -----------                   -----------            -----------
Net cash used in investing activities                        (672,469)                     (914,447)              (520,755)
                                                          -----------                   -----------            -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of debt                                --                         175,000                    --
   Payments on debt                                              --                         (42,296)               (32,704)
   Capital lease payments                                        --                             --                 (67,809)
   Proceeds from issuance of common stock,
     net of issuance costs                                  1,216,902                     2,046,698              2,527,830
                                                          -----------                   -----------            -----------
Net cash provided by financing activities                   1,216,902                     2,179,402              2,427,317
                                                          -----------                   -----------            -----------

NET INCREASE (DECREASE) IN CASH                               117,540                       (15,560)               553,975

CASH, beginning of period                                        --                         117,540                101,980
                                                          -----------                   -----------            -----------

CASH, end of period                                       $   117,540                    $   101,980           $   655,955
                                                          ===========                    ===========           ===========




              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     AMERICAN TELESOURCE INTERNATIONAL INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JULY 31, 1994, 1995 AND 1996

  The financial information utilized in the following Notes is presented in U.S. dollars.

  1. BUSINESS ACTIVITY

  The company was originally incorporated under the laws of the province of Alberta, Canada on December 17, 1993 (date of inception or "Inception"), under the name Latcomm International Inc. (Latcomm). On December 20, 1993, Latcomm purchased all of the outstanding shares of Latin America Telecomm, Inc., a Texas Corporation, for cash consideration of $25,000. On April 22, 1994 Latin America Telecomm, Inc. changed its name to American TeleSource International, Inc. (ATSI-Texas). Effective May 26, 1994 (Effective Date), Latcomm amalgamated under the Business Corporations Act of Ontario, Canada with Willingdon Resources, Ltd. (Willingdon), a corporation incorporated under the laws of the Province of Ontario, Canada. The resulting Ontario Corporation was named American TeleSource International Inc. (ATSI-Canada). In accordance with the amalgamation agreement between Latcomm and Willingdon, on the Effective Date every four issued and outstanding shares of Willingdon were converted to one issued and outstanding share of ATSI-Canada and each issued and outstanding share of Latcomm was converted to one issued and outstanding share of ATSI-Canada. Of the 11,963,675 shares of ATSI-Canada issued in conjunction with the amalgamation, approximately 10% were issued to the former shareholders of Willingdon. The remaining 90% of the shares were issued to the former shareholders of Latcomm (See Note 7). The amalgamation was accounted for as a recapitalization of Latcomm. With the exception of a $54,824 liability to certain prior shareholders of Willingdon which was assumed by ATSI-Canada, only the results of Latcomm and not those of Willingdon are included in the accompanying consolidated financial statements for the period from Inception to the Effective Date. No assets and no other liabilities of Willingdon were assumed by ATSI-Canada. Collectively, ATSI-Texas and ATSI-Canada are referred to hereafter as "ATSI" or "the Company".

  ATSI conducts its primary operations through ATSI-Texas. ATSI-Texas provides long distance operator services to the hospitality industry and private payphone owners in the U.S. and Mexico. ATSI-Texas also provides a full range of private network services via satellite to customers conducting business in Mexico, Central and South America, and the Caribbean Basin. These services include the purchasing, exporting, installation and maintenance of equipment as well as providing voice, data, fax and video telecommunication services via its teleport facility in San Antonio, Texas.

  On June 20, 1995, ATSI-Texas formed a foreign subsidiary based in Mexico City, Mexico. The subsidiary, American TeleSource International de Mexico, S.A. de C.V. (ATSI-Mexico), performs customer service and maintenance operations within Mexico and serves as a sales office for both private network and long distance services. ATSI-Mexico has applied for and expects to receive several licenses to provide public telecommunication services from the Secretaria de Comunicaciones y Transportes ("SCT"), the regulatory authority in Mexico charged with oversight of the telecommunications industry in Mexico. However, there can be no assurances that such licenses will be obtained. See Note 15.

  In April 1996, the Company formed GlobalScape, Inc. (GlobalScape), a wholly-owned subsidiary of ATSI-Texas. GlobalScape is a Delaware corporation based in San Antonio, Texas which was formed by the Company for purposes of implementing Internet related strategies. During the year ended July 31, 1996, the operations of GlobalScape were insignificant when compared to the accompanying consolidated financial statements of ATSI.

  2. FUTURE OPERATIONS

  The consolidated financial statements of the Company have been prepared on the basis of accounting principles applicable to a going concern. For the period from inception to July 31, 1996, the Company has incurred cumulative net losses of $4,552,422. Further, the Company has a working capital deficit of $592,322 at July 31, 1996, and has limited capital resources available to support its ongoing developmental operations until such time as the Company is able to generate positive cash flow from operations. There is no assurance the Company will be able to achieve future revenue levels sufficient to support operations or recover its investment in property and equipment. The Company's future ability to generate revenues is also subject to uncertainty with regards to certain regulatory matters described in Note 15. These matters raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the ongoing support of its stockholders and customers, its ability to obtain capital resources to support developmental operations, the ultimate outcome of certain regulatory matters as described in Note 15 and its ability to successfully market its services.

  The Company will require significant additional financial resources in both the near term and long-term to support its ongoing operations. The Company has retained various financial advisers to assist it in refining its strategic growth plan, defining its capital needs and obtaining the funds required to meet those needs. The plan includes securing funds through equity offerings and entering into lease or long-term debt financing agreements to raise capital. There can be no assurances, however, that such equity offerings or other financing arrangements will actually be consummated or that such funds, if received, will be sufficient to support existing operations until revenue levels are achieved sufficient to generate positive cash flow from operations. If the Company is not successful in completing additional equity offerings or entering into other financial arrangements, or if the funds raised in such stock offerings or other financial arrangements are not adequate to support the Company until a successful level of operations is attained, the Company has limited additional sources of debt or equity capital and would likely be unable to continue operating as a going concern.

  Effective for the fiscal year beginning August 1, 1996, the Company will have to adopt Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS121). SFAS121 requires an assessment of the recoverability of the Company's investment in long-lived assets to be held and used in operations whenever events or circumstances indicate that their carrying amounts may not be recoverable. Such assessment requires that the future cashflows associated with the long-lived assets be estimated over their remaining useful lives and an impairment loss be recognized when the future cash flows are less than the carrying value of such assets. Management presently cannot reasonably estimate what potential impact, if any, the adoption of this statement may have on the financial condition or results of operations of the Company.

  3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation and Basis of Presentation
  -----------------------------------------------------

  The accompanying consolidated financial statements include the accounts of ATSI-Canada, ATSI-Texas and ATSI-Mexico. The consolidated financial statements have been prepared on the accrual basis of accounting under generally accepted accounting principles of the U.S. There are no significant differences related to the Company's financial position or results of operations for the periods ended July 31, 1994, 1995 and 1996, between U.S. generally accepted accounting principles and those of Canada. All significant intercompany balances and transactions have been eliminated in consolidation. Certain prior period amounts have been reclassified for comparative purposes.

  As mentioned in Note 1, ATSI-Mexico was formed on June 20, 1995. At that time, the Company anticipated applying for a concession from the Mexican government in order to implement its business plan. Mexican law mandates that any company applying for a concession from the Mexican government to build a fiber-optic infrastructure and provide telecommunications services via that infrastructure be majority-owned by a Mexican entity. As such, when ATSI-Mexico was formed, ATSI-Texas purchased 49% of the shares, and the remaining shares were purchased by an individual employed by ATSI-Mexico (hereinafter referred to as "Mexican Partner"). However, ATSI-Texas loaned its Mexican Partner the funds to purchase its 51% ownership, and the underlying shares were physically held by ATSI-Texas as collateral. In addition, the share certificates owned by its Mexican Partner stated that he may not transfer ownership of his shares without the permission of ATSI-Texas. ATSI-Texas retained the right to purchase the shares for their original purchase price. Because of these restrictions, and because ATSI-Mexico has been financially dependent upon ATSI-Texas, 100% of the financial results of ATSI-Mexico have been included in the accompanying consolidated financial statements.

  During fiscal 1996, as the Mexican government continued to refine its policies concerning public telecommunications, it became clear to the Company that it would not need to obtain a concession from the Mexican government in order to carry out its business plan. Rather, the Company applied for a comercializadora license from the Mexican government. This license, if and when received, will allow the Company to provide services from public phones and resell long distance via the fiber optic networks of those companies obtaining concessions. Because the comercializadora license does not require majority ownership by a Mexican entity, ATSI-Texas repurchased 98% of the shares held by its Mexican Partner subsequent to July 31, 1996.

  The accompanying consolidated financial statements reflect the assets, liabilities and stockholders' equity of Latcomm, which were transferred to ATSI on the Effective Date in connection with the amalgamation described in Note 1, at such predecessor's historical cost basis. The $54,824 liability to certain former stockholders of Willingdon which was also transferred to ATSI in connection with the amalgamation has been charged to the accumulated deficit as of the Effective Date in the accompanying Consolidated Statement of Stockholders' Equity.

  Estimates in Financial Statements
  ---------------------------------

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

  Revenue Recognition Policies
  ----------------------------

  The Company recognizes revenue from its long distance services as such services are performed, net of unbillable calls. Revenue from network management service contracts is recognized when service commences for service commencement fees and monthly thereafter as services are provided. The Company recognizes revenue from equipment sales when the title for the equipment transfers to the customer and from equipment installation projects when they are completed.

  Accounts Receivable
  -------------------

  During fiscal 1995, the Company began utilizing the services of credit card processing companies for the billing of commercial credit card calls. The Company receives cash from these calls, net of transaction and billing fees, generally within twenty days from the dates the calls are delivered. All other calls (calling card, collect, person-to-person and third-party billed) are billed under an agreement between the Company and a collection clearinghouse. This agreement allows ATSI to submit call detail records to the clearinghouse, who in turn forwards these records to the local telephone company to be billed. The clearinghouse collects the funds from the local telephone company and then remits the funds, net of charges, to ATSI. Because this collection process can take up to 75 days to complete, ATSI participates in an advance funding program offered by the clearinghouse whereby 100% of the call records are purchased for 75% of their value within five days of presentment. The remaining 25% value of the call records are remitted to ATSI, net of interest and billing charges and an estimate for uncollectible calls, as the clearinghouse collects the funds from the local telephone companies. Under the advanced funding agreement, the collection clearinghouse has a security interest in the unfunded portion of the receivables as well as future receivables generated by the Company's long distance business. The allowance for doubtful accounts reflects the Company's estimate of uncollectible calls at July 31, 1995 and 1996. ATSI currently pays a funding charge of prime plus 4 percent per annum on the 75% of the calls which are advanced to ATSI. Receivables sold with recourse during fiscal years 1995 and 1996 were $3,620,056 and $7,673,091, respectively. At July 31, 1995 and 1996, $396,993 and $499,986 of such receivables remained uncollected, respectively.

  The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" in June 1996. This statement provides accounting and reporting standards for, among other things, the transfer and servicing of financial assets, such as factoring receivables with recourse. This statement is effective for transfers and servicing of financial assets occurring after December 31, 1996 and is to be applied prospectively. Earlier or retroactive application is not permitted. The Company believes the adoption of this statement will not have a material impact on the financial condition or results of operations of the Company.

  Earnings Per Share
  ------------------

  Earnings per share were calculated using the weighted average number of common shares outstanding for the period from Inception to July 31, 1994 and the years ended July 31, 1995 and 1996, which equated to 9,146,091 shares, 13,922,018 shares and 19,928,372 shares, respectively. Common stock equivalents, which consist of the stock purchase warrants and options described in Note 9, were excluded from the computation of the weighted average number of common shares outstanding because their effect was antidilutive.

  Property and Equipment
  ----------------------

  Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets, which range from five to fifteen years. Expenditures for maintenance and repairs are charged to expense as incurred. Direct installation costs and major improvements are capitalized.

  Other Assets
  ------------

  Other assets includes organization costs as of July 31, 1995 and 1996 of $141,226 and $219,217, respectively, net of accumulated amortization of $29,165 and $55,505, respectively.

  Income Taxes
  ------------

  Deferred tax liabilities and assets are recorded based on enacted income tax rates that are expected to be in effect in the period in which the deferred tax liability or asset is expected to be settled or realized. A change in the tax laws or rates results in adjustments to the period in which the tax laws or rates are changed.

  The Company has incurred losses in all countries since Inception for both book and tax purposes as of July 31, 1996. Accordingly, no income taxes have been provided for in the accompanying consolidated financial statements for the period from Inception to July 31, 1994, and the years ended July 31, 1995 and 1996.
  Statements of Cash Flows
  ------------------------

  Cash payments and non-cash activities during the periods indicated were as follows:

                                                           For the period
                                                           from Inception   For the Years Ended July 31
                                                               through      ---------------------------
                                                            July 31, 1994       1995            1996
                                                           ---------------      ----            ----

Cash payments for interest                                 $        -            $ 12,791       $ 45,416
Non-cash investing and financing activities:

Common stock issued for services rendered                  $        -            $ 84,070       $312,009

Capital lease obligations incurred                         $        -            $  -           $572,268


  For purposes of determining cash flows, the Company considers all temporary cash investments with an original maturity of three months or less to be cash equivalents.


  4. NOTES PAYABLE

  Notes payable are comprised of the following:


                                                                                                 July 31,
                                                                                 ----------------------------------------
                                                                                 1995                     1996
                                                                                 ----                     ----

A note payable to a shareholder, interest at 12%, interest
accrued monthly with principal due at maturity on October 1,
1996.  Secured by certain telecommunication equipment and
guaranteed by the Company. Convertible upon maturity at
the option of the shareholder on the basis of two common                       $ 100,000                 $ 100,000
shares for each dollar of principal and interest then
outstanding on such note.

A note payable to a Company, interest at 16%, principal and
interest payable monthly ranging from $ 2,000 to $ 6,805.
Maturity in January 1996. Note is unsecured.                                     32,704                       -
                                                                               --------                  --------


                                                                               $ 132,704                 $ 100,000
                                                                               =========                 =========

  5. PROPERTY AND EQUIPMENT, NET

     Following is a summary of property and equipment at July 31, 1995 and 1996:


                                                                                July 31,
                                                           -------------------------------------------
                                                                  1995                     1996
                                                           -----------------         -----------------
Telecommunications equipment                                  $1,255,337                   $1,650,772

Furniture and fixtures                                           111,473                      145,336

Equipment under capital leases                                    -                           572,268

Leasehold improvements                                            71,696                       92,140

Other                                                             37,755                       63,116
                                                              ----------                   ----------

                                                               1,476,261                    2,523,832

Less: Accumulated depreciation and amortization                  122,442                      376,685
                                                              ----------                   ----------

Total - property and equipment, net                           $1,353,819                   $2,147,147
                                                              ==========                   ==========

  6. LEASES

    The Company leases office space, furniture and minor equipment under noncancelable operating leases and certain month-to-month leases. During fiscal 1996, the Company also leased equipment under capital leasing arrangements. Rental expense under the operating leases for the period from Inception through July 31, 1994 and the years ended July 31, 1995 and 1996 was $3,530, $111,397, and $136,107, respectively. Future minimum lease payments under the noncancelable operating leases at July 31, 1996, are as follows:

           Twelve months ending July 31,
           1997                                                 $ 95,414
           1998                                                   87,508
           1999                                                   89,524
           2000                                                   90,047
           Thereafter                                             79,266
                                                                --------
           Total minimum lease payments                         $441,759
                                                                ========

       Capital Leases
       --------------

       Future minimum lease payments under the capital leases together with the present value of the net minimum lease payments at July 31, 1996, are as follows:

           Year ending July 31,
           1997                                                $ 255,863
           1998                                                  204,801
           1999                                                  103,868
           2000                                                   57,478
           2001                                                   20,650
                                                               ---------
           Total Minimum lease payments                          642,660
           Less: Amount representing taxes                       (36,906)
                                                               ---------
           Net minimum lease payments                            605,754
           Less: Amount representing interest                   (101,295)
                                                               ---------
           Present value of net minimum lease payments         $ 504,459
                                                               =========

     7.   SHARE CAPITAL

     During the period from Inception to July 31, 1994, a total of 12,473,675 shares of the Company's common stock was issued. Of this total, 10,790,307 shares were issued to shareholders of Latcomm in conjunction with the amalgamation, including 300,000 shares which were originally held in trust and were not considered to be outstanding until issued to specific individuals. (See
Note 12). Another 1,173,368 shares were issued to the shareholders of Willingdon in conjunction with the amalgamation. Subsequent to the amalgamation and prior to July 31, 1994, a total of 510,000 shares were issued upon the exercise of warrants and options in exchange for cash totaling $294,067.

     During the year ended July 31, 1995, the Company issued 5,798,772 shares of common stock. Of this total, 1,350,423 shares of common stock were issued for approximately $675,000 in cash through the exercise of 1,350,423 warrants, 4,110,625 shares were issued for approximately $1,646,000 net cash proceeds and 337,724 were issued for services rendered to the Company. Additionally, 212,500 shares previously issued and held in trust for employee benefits were distributed to various individuals. (See Note 12).

     During the year ended July 31, 1996, the Company issued 5,577,210 shares of common stock. Of this total, 4,515,500 shares of common stock were issued for approximately $2,250,000 of net cash proceeds and 1,061,710 shares were issued for services rendered to the Company or other nonmonetary considerations. At July 31, 1995 and 1996, stock subscription receivables of $350,000 and $75,000 respectively, were outstanding related to sales of common stock. Such amounts were collected by the Company subsequent to the related fiscal year-ends. No dividends were paid on the Company's stock during the period from Inception to July 31, 1994 and during the years ended July 31, 1995 and 1996.

     8.   DEFERRED REVENUE

     The Company records deferred revenue related to the private network services it provides. Customers may be required to advance cash to the Company prior to service commencement to partially cover the cost of equipment and related installation costs. Any cash received prior to the actual commencement of services is recorded as deferred revenue until services are provided by the Company, at which time the Company recognizes service commencement revenue. At July 31, 1995, $64,987 of deferred revenue was outstanding. No deferred revenue was outstanding at July 31, 1996.

     9.   STOCK PURCHASE WARRANTS AND STOCK OPTIONS

     Certain shareholders of the Company were issued warrants to purchase shares of common stock for $ .50 to $ 2.00 per share. Following is a summary of warrant activity from July 31, 1995 through July 31, 1996:



Warrants outstanding, July 31, 1995     5,814,085

Warrants issued                         4,340,878

Warrants expired                       (2,057,500)

Warrants exercised                              -
                                       ----------
Warrants outstanding, July 31, 1996     8,097,463
                                       ==========

     Warrants outstanding at July 31, 1996 expire as follows:

 Number of Warrants        Exercise Price         Expiration Date
 ------------------        --------------         ---------------
      180,000                   $1.25            November 29, 1996
      875,000                   $0.50            March 30, 1997
    2,359,375                   $1.00            June 23, 1997
      100,000                   $2.00            October 25, 1997
      153,088                   $0.75            June 1, 1998
      342,210                   $1.00            November 14, 1998
      970,290                   $1.00            December 15, 1998
    3,087,500                   $0.70            April 11, 1999
       30,000                   $0.50            December 31, 1999

     In 1994, the Company issued options to certain individuals to purchase 210,000 shares of common stock. All the options were exercised in fiscal 1994 for a total of $ 138,127 and the exercise price for the options ranged from $
 .50 to $ .72 per share. The exercise price on all the options issued equaled the fair market value of the Company's common stock on the date of grant.

     10.  POST EMPLOYMENT BENEFITS

     In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 106 (SFAS No. 106), "Employers' Accounting for Postretirement Benefits Other Than Pensions." In November 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 112 (SFAS No. 112), "Employers' Accounting for Postemployment Benefits." The Company does not provide Postretirement nor Postemployment benefits to its employees. Thus, SFAS Nos. 106 and 112 do not affect the Company's results of operations or financial position.

     11.  INCOME TAXES

     As of July 1996, the Company had net operating loss carryforwards of approximately $4,455,000 for U.S. federal income tax purposes which are available to reduce future taxable income of which $320,000 will expire in 2009, $1,930,000 will expire in 2010 and $2,205,000 will expire in 2011. The tax effects of significant temporary differences representing deferred income tax assets and liabilities are as follows as of July 31, 1995 and 1996:


                                    July 31, 1995   July 31,1996
                                    --------------  -------------

Net operating loss carryforward         $ 765,000    $ 1,515,000

Other tax differences, net                  8,300       (162,000)

Valuation allowance                      (773,300)    (1,353,000)
                                        ---------    -----------

Total deferred income tax assets        $       -    $         -
                                        =========    ===========

     The valuation allowance as of July 31, 1995 and 1996 represents tax benefits of certain net operating loss carryforwards which were not realizable at that date.

     The Company's income tax benefit at the statutory federal income tax rate for the period from Inception to July 31, 1994 and the years ended July 31, 1995 and 1996 differs from the actual income tax benefit of $0 for those periods, as the Company has provided a valuation reserve equal to the income tax benefit amount computed at the statutory federal tax rate.

     12.  SHARES HELD IN TRUST




     As mentioned in Note 7, 300,000 of the 10,790,307 shares issued to the former shareholders of Latcomm in conjunction with the amalgamation were issued to a trust. These shares were to be held for future award to employees in return for services to be rendered to the Company. Because the shares held in trust held no voting rights, the shares were considered to be issued, but not outstanding, until awarded and earned by specific employees. As of July 31, 1996, a total of 225,000 of these shares had been awarded to employees for services to be provided to the Company, resulting in total compensation expense of $44,444. At July 31, 1995 and 1996, the Company had deferred compensation expense of $72,222 and $55,556, respectively.

     13.  REGISTRATION STATEMENT

     On June 7, 1996 the Company filed a Form S-4 Registration Statement
(S-4), File No. 333-5557, with the United States Securities and Exchange Commission (SEC). The Company intends to re-domicile ATSI-Canada from Ontario into the state of Delaware (hereinafter referred to as "the Domestication"). If the Domestication is approved by the shareholders and appropriate regulatory authorities in Ontario and Delaware, each shareholder of ATSI will exchange his shares on a one-for-one basis for shares in the new Delaware corporation (ATSI-Delaware). The S-4 registers the shares of ATSI-Delaware with the SEC. ATSI-Canada will be discontinued in Ontario and ATSI-Delaware will be deemed to have commenced its existence in Delaware on the date it originally commenced existence in Ontario. The Domestication will not interrupt the existence of ATSI.

     The Company will be deemed to have completed a tax year immediately prior to it being granted articles of continuance in Delaware as a result of the Domestication. As such, any assets owned by the Company immediately prior to the continuance for Canadian income tax purposes will be deemed to have been disposed of by the Company at their fair market value. Any gains or losses recognized by the Company on the deemed disposition of those assets will be included in the Company's Canadian taxable income for that tax year. Accordingly, the Company may incur a tax liability to Canadian tax authorities upon the effective date of the proposed Domestication. Such liability could be in excess of $2.0 million. However, the Company has not completed a valuation of assets, and as such is unable to estimate the amount of tax, if any, that may be due upon Domestication in Delaware.

     The Company will also seek shareholder approval for a subsequent merger of ATSI-Delaware into ATSI Merger Corp. (hereinafter referred to as "the Merger"). ATSI Merger Corp. was formed in June 1996, and is wholly owned subsidiary of ATSI-Delaware. Pending shareholder approval, the surviving corporation of the Merger will be renamed American TeleSource International, Inc.

     The Company's Board of Directors believes that the Domestication and Merger will improve the Company's ability and flexibility to meet its future equity and debt financing needs, enhance the Company's profile in the U.S. and international capital markets, and provide greater ease in dealing with income tax complexities associated with the Company's multi-jurisdictional operations. Because the corporate records relating to Willingdon's operations prior to the Amalgamation are incomplete, the Company cannot establish with complete certainty the circumstances surrounding each and every share issuance that occurred prior to the Amalgamation. Although the Company has not identified any defects in share issuances during the period of time prior to the Amalgamation, and has not been notified that any exist, it intends to undertake the Merger in an effort to ensure that no such issues arise in the future. In connection with the Merger, each shareholder surrendering his ATSI-Delaware certificate will be deemed to be surrendering any and all claims, if any, he may have against the Company in respect of a defective issuance which he alleges may have occurred.

     14.  COMMITMENTS AND CONTINGENCIES

     In January 1995, the Company was named as a defendant in a lawsuit in the 45th Judicial District Court in Bexar County, Texas (Teleplus, Inc. And Capital Network Systems, Inc. v. American TeleSource International, Inc., et al., case no. 95-CI-01168). The complaint, filed by a competitor of the Company, alleged, among other things, that the Company conspired with former agents of the plaintiffs to persuade customers of the plaintiffs' to breach their contracts so that the Company could provide operator services to such customers. The Company subsequently filed a counterclaim against the plaintiffs claiming that they engaged in anticompetitive conduct.

     In April 1996, all parties agreed to dismiss all claims, counterclaims and cross-claims that had been brought or could have been brought related to the litigation. The agreement, among other things, established current customer lists for the parties within Mexico as of April 1996, and set forth how both the plaintiffs and defendants may market their services against each other in the future. The agreement does not prevent the Company from growing its customer base within Mexico.

      15.  REGULATORY MATTERS

      Operator Services in Mexico
      ---------------------------

      Since its inception, the Company's near-term strategy has been to position itself to take advantage of the deregulation of the Mexican telecommunications industry. The Company believes that significant opportunities to provide call services within Mexico and between Mexico and the U.S. will arise from the law written into effect in June 1995 by the SCT, which provides for the methods by which companies can apply for concessions and licenses to establish and operate telecommunications services businesses within Mexico. This law was, effectively, the first step in the deregulation of the telephone industry within Mexico. It also formalized the methods by which companies such as ATSI may compete against Telefonos de Mexico ("Telmex"), the privately owned telecommunications monopoly in Mexico. On August 10, 1996, Telmex lost its monopoly status and long distance exclusivity, thereby allowing other concessioned carriers to begin offering domestic and international long distance services within Mexico; however, new carriers must still interconnect to Telmex's local network and pay a fee per minute of usage. Beginning in January 1997, Telmex must begin implementation of a plan imposed by the SCT which mandates that Telmex offer local interconnection to other carriers in all Mexican cities by July 1997. Alternatively, concessioned carriers with wireless local access, such as via cellular or microwave, are currently allowed by Mexican law to bypass Telmex's local network and connect directly into their own long distance networks.

     The Company, through ATSI-Mexico, has applied and intends to apply to the SCT for several licenses, which, if obtained, the Company believes will enable it to expand significantly its call services that it currently provides in Mexico. Such licenses, among other things, will enable the Company to purchase network capacity from Telmex or other concessioned carriers at stable, wholesale prices. However, there can be no assurance that such licenses will be obtained, and if obtained, that such licenses will enable the Company to expand operations or increase revenue in Mexico.

     Operator Services in the U.S.
     -----------------------------

     The Company began providing operator services in the U.S. in August 1994. The Federal Communications Commission (FCC) requires the filing of informational tariffs concerning such services and requires both written and verbal identification of the operator service provider on each call processed. The Company believes it is in full compliance with all applicable regulations set forth by the FCC.

     Many state regulatory bodies have imposed similar or identical regulations upon operator services for intrastate telecommunication. The Company is currently in the process of making the appropriate filings for these informational tariffs in order to maintain compliance with these jurisdictional requirements.

     For the past six years, the FCC has been considering the implementation of a system whereby a caller could make a long distance call from any publicly available telephone and have the call automatically routed over the long distance telephone network of the caller's choice. The concept, called Billed Party Preference (BPP), would necessitate that each local telephone company have access to a data base which could match every U.S. calling card and telephone number to a preferred long distance company and be able to route each long distance call accordingly. The FCC first proposed adopting BPP in 1992, but quickly received comments from local and long distance companies, as well as other industry representatives, suggesting that the implementation and maintenance of BPP would be extremely difficult from a technological standpoint and would not be cost-effective. The FCC responded in June 1994 by releasing a "Further Notice of Proposed Rulemaking" in which it expressed continued interest in BPP and requested suggestions from the telecommunications industry for a more cost-efficient alternative to BPP which would meet the desired results of BPP-easy access to the caller's preferred long distance provider, increased competition and resultant lower rates to callers. Responses, which were due to the FCC on August 1, 1994, were again heavily weighted against the adoption of BPP.

     The FCC again requested comment from the industry in March of 1995 on two proposals that it had received related to BPP. The first proposal was from the National Association of Attorney's General, which suggested that operator service providers modify the branding that is required at the beginning of a call to include more specific information for obtaining access to alternative carriers. The second proposal was from a group of industry members including a majority of the Regional Bell Operating Companies and the American Public Communications Counsel (APCC). The Company is a member of the APCC. This proposal suggested that reasonable rate limits be established for interstate operator assisted services and that any operator service providers wanting to charge rates in excess of these limits must first be required to justify its rates to the FCC based upon its underlying costs.

     In July 1996, the FCC issued a second "Further Notice of Proposed Rulemaking" in which it effectively endorsed the proposal from the National Association of Attorney's General. In this second notice, the FCC proposed requiring operator service providers to modify the branding at the beginning of a call on any calls for which the caller would be charged more than 15% over the average priced charged by AT&T, Sprint and MCI. The branding was to be modified to include specific information on how to obtain access from other carriers. Comments, which were due to the FCC in August 1996, were again heavily weighted against adoption of the proposal.

     Implementation of BPP or a similar system could potentially have a major impact on U.S. operator services companies such as ATSI who depend on telephones being presubscribed, or routed, directly into their network. BPP would take the authority to route long distance traffic away from the telephone owner and place it in the hands of the caller. Both AT&T and the Regional Bell Operating Companies have formally questioned the feasibility of BPP, and the Company believes that BPP would take from two to four years to implement should it be adopted by the FCC.

     Less than 25% of the Company's revenues were generated from such calls during the year ended July 31, 1996, and this percentage is expected to continue to decrease in the future as the volume of international calls continues to increase. The Company cannot predict when and if any final ruling will be issued by the FCC related to BPP, but the Company does not expect any ruling on BPP to be implemented in the near term.

     Changes in certain regulations may potentially preclude or impair the Company's ability to provide operator services within certain jurisdictions. The Company does not foresee any such changes, however, it cannot predict whether such changes may occur. Therefore, the Company cannot estimate the impact of such changes upon its operator services in the event of any such change.

     16.  SUBSEQUENT EVENTS

     On October 7, 1996, the Company signed definitive agreements with a company, whereby the Company may issue convertible notes with detachable warrants in exchange for a total of $2.0 million in cash over a 90 day period. The notes, if and when issued, will carry an annual interest rate of 10%, will mature in 18 months from the date of issue, or will automatically convert to common shares of the Company upon the effectiveness of the Company's domestication into the state of Delaware at the rate of $0.55 per share. In addition to the debt, the company may receive detachable warrants to purchase up to 2,200,000 shares of the Company's common stock at $0.85 per share. Such warrants will expire one year from their date of issue. Under the agreements, the company may purchase a $500,000 note from ATSI on or before November 6, 1996; a second $500,000 note from ATSI on or before December 6, 1996 but not before November 7, 1996; and a third note for $1,000,000 on or before January 5, 1997 but not before December 7, 1996. ATSI has the right to terminate the agreement at any time.

                                  APPENDIX A


                    AMERICAN TELESOURCE INTERNATIONAL INC.
                    --------------------------------------

                            1996 STOCK OPTION PLAN
                            ----------------------


     1.  PURPOSE.  The purpose of this Plan is to promote the interest of
         -------
American TeleSource International Inc. (the "Company") and its shareholders by providing an effective means to attract, retain and increase the commitment of certain individuals and to provide such individuals with additional incentive to contribute to the success of the Company.

     2.  ELIGIBILITY.  Options may be granted under the Plan to directors and
         -----------
employees of, and advisors and consultants to, the Company, or of any parent or subsidiary of the Company (if any) provided, however, in the case of consultants or advisors, that such grant be in consideration of bona fide services rendered by such consultant or advisor and such services not be in connection with the offer or sale of securities in a capital-raising transaction. The Committee (defined below) shall select from such eligible class the individuals to whom Options shall be granted from time to time.

     3.  ADMINISTRATION OF THE PLAN.  The Plan shall be administered by a
         --------------------------
committee (the "Committee") consisting of at least two "non-employee directors," as defined in Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A quorum of such Committee shall consist of a majority of the members of such Committee, or as may be otherwise provided in the Company's bylaws. The Committee shall hold meetings at such times and places and conduct its business at such meetings as it may determine, subject to any express provisions of the Company's bylaws. Acts of a majority of the Committee members attending at a meeting at which a quorum is present, or such acts as are reduced to or approved in writing by the majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time in its discretion determine which individuals shall be granted Options, the amount of shares covered by such Options, and certain other specific terms and conditions of such Options subject to the terms and conditions contained herein. Notwithstanding anything in this Plan to the contrary, the full Board of Directors of the Company shall determine whether any member of the Committee shall be granted Nonqualified Stock Options (as defined below) under the Plan, the terms and provisions of the respective agreements evidencing such options, the times at which such options shall be granted, and the number of shares of Common Stock subject to each such option and shall make all determinations under the Plan with respect to such options (which determinations of the Board of Directors shall be conclusive).

          The Committee shall have the sole authority and power, subject to the express provisions and conditions hereof, to construe this Plan and the Options granted hereunder, and to adopt, prescribe, amend, and rescind rules and regulations relating to this Plan, and to make all determinations necessary or advisable for administering this Plan. The Committee shall also have the authority and power to modify any provision of this Plan to render the Plan consistent with any amendments to Rule 16b-3 or Form S-8 of the Securities Act of 1933, as amended (the "Securities Act"), including amendments which permit the grant of Options on terms which are less restrictive than the terms set forth herein. The interpretation by the Committee of any provision of this Plan with respect to any incentive stock option granted hereunder shall be in accordance with section 422 of the Internal Revenue Code of 1986 and the regulations issued thereunder, as amended from time to time (the "Internal Revenue Code"), in order that the incentive stock options granted hereunder ("Incentive Stock Options") shall constitute "incentive stock options" within the meaning of section 422 of the Internal Revenue Code. Options granted under the Plan which are not intended to be Incentive Stock Options



                                 Appendix A-1
are referred to herein as "Nonqualified Stock Options." The term "Options" as used herein shall refer to Incentive Stock Options and Nonqualified Stock Options, either collectively or without distinction. The interpretation and construction by the Committee, if any, of any provisions of the Plan or of any Option granted hereunder shall be final and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

     4.  SHARES SUBJECT TO THE PLAN.  Subject to the provisions of Section 6,
         --------------------------                                ---------
the number of shares subject to Options granted hereunder shall not exceed 4,000,000 shares of the Company's authorized but unissued or reacquired Common Stock (the "Common Stock"). Such number of shares shall be subject to adjustment as provided in Section 6. Shares that by reason of the expiration,
                          ---------
termination, cancellation or surrender of an Option are no longer subject to purchase pursuant to an Option granted under the Plan (other than by reason of exercise of such Option) may be reoptioned hereunder.

     5.   TERMS AND CONDITIONS.
          --------------------

          (A) Option Price.  Each Option shall state the number of shares that
              ------------
may be purchased thereunder, shall expressly designate such Option as an Incentive Stock Option or a Nonqualified Stock Option, and shall state the option price per share (the "Option Price") which shall be paid in the manner specified in this Section 5(A) in order to exercise such Option. The Option
                  ------------
Price shall not be less than 100% of the fair market value of the shares on the day the Option is granted with respect to any Incentive Stock Option granted hereunder, and not less than 100% of the fair market value of the shares on the date the Option is granted with respect to any Nonqualified Stock Option.

          For purposes of the Plan, the fair market value per share of the Common Stock on any date shall be deemed to be the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, if the Common Stock is then listed or admitted to trading on any national securities exchange. The closing price shall be the last reported sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, as reported by said exchange. If the Common Stock is not then so listed on a national securities exchange, the fair market value per share of the Common Stock on any date shall be deemed to be the closing price (the last reported sale price regular way) in the over-the-counter market as reported by the Nasdaq National Market System, if the Common Stock closing price is then reported on the Nasdaq National Market System, or, if the Common Stock closing price of the Common Stock is not then reported by the Nasdaq National Market System, shall be deemed to be the mean of the highest closing bid and lowest closing asked price of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or, if the Common Stock is not then quoted by Nasdaq, as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc. furnishes quotes with respect to the Common Stock of the Company, such fair market value shall be determined by resolution of the Committee. Notwithstanding the foregoing provisions of this Section 5(A), if
                                                             ------------
the Committee shall at any time determine that it is impracticable to apply the foregoing methods of determining fair market value, the Committee is empowered to adopt other reasonable methods for such purpose. The Committee may, if it deems it appropriate, engage the services of an independent qualified expert or experts to appraise the value of the Common Stock.

          Options under the Plan may be exercised by payment of the Option Price in cash or, if the Common Stock is then registered under the Exchange Act and is then traded on Nasdaq or one or more securities exchanges, by delivery of the equivalent fair market value of Common Stock or by a "cashless exercise" procedure in which an Optionee is permitted to exercise an Option by arranging with the Company and his or her broker to deliver the appropriate Option Price from the concurrent market sale of the acquired


                                 Appendix A-2
shares, or a combination of the foregoing (subject to the discretion of the Committee). An employee's withholding tax due upon exercise of a Nonqualified Stock Option may be satisfied either by a cash payment or the retention from the exercise of a number of shares of Common Stock with a fair market value equal to the required withholding tax, as the Committee may permit.

          In addition, with respect to the exercise of any Nonqualified Stock Option, the Committee (or an authorized representative) shall advise the Optionee, upon receipt of notice of intent to exercise such Option, of the income tax withholding consequences to such Optionee of such exercise, the amount of the appropriate withholding tax and any other payments due by reason thereof. Such Optionee must satisfy all of the preceding payment requirements in order to receive stock upon exercise of such Option.

          (B) Option Period.  Any Options granted pursuant to this Plan must be
              -------------
granted within ten years from the date the Plan was adopted by the Board of Directors of the Company (____________, 1996).

          Each Option shall state the date upon which it is granted. Each Option shall be exercisable during such period as is provided under the terms of the Option, but in no event shall an Option be exercisable after the expiration of ten years from the date of grant. Except in the case of death or disability, Incentive Stock Options may be exercised within three months (or for such shorter period as may be specified in the particular Option) after termination of employment to the extent such Options were exercisable at the date of termination, and Nonqualified Stock Options may be exercised after termination of employment or other service to the Company for such period as may be specified in the particular Option. In the event of the disability of an Optionee, Incentive Stock Options may be exercised for up to one year after disability of the Optionee, to the extent exercisable prior to the date of disability. Nonqualified Stock Options may be exercised following the Optionee's death or disability and Incentive Stock Options may be exercised following the Optionee's death by such Optionee or by his or her estate, heirs, or devisees, as the case may be, for such period thereafter as may be specified in the particular Option.

          (C) Assignability.  An Option granted pursuant to this Plan shall be
              -------------
exercisable during the Optionee's lifetime only by the Optionee and shall not be assignable or transferable by the Optionee (except with the Committee's prior written approval, and only in any such additional circumstances as shall not affect the Plan's qualification with the requirements of the incentive stock option provisions of the Internal Revenue Code, the requirements of Rule 16b-3 under the Exchange Act, or the plan eligibility requirements for the use of Form S-8 of the Securities Act), and shall not be subject to levy, attachment or similar process. Upon any other attempt to transfer, assign, pledge or otherwise dispose of Options granted under this Plan, such Options shall immediately terminate and become null and void.

          (D) Limit on 10% Shareholders.  No Incentive Stock Option may be
              -------------------------
granted under this Plan to any individual who would, immediately after the grant of such Incentive Stock Option directly or indirectly own more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation unless (i) such Incentive Stock Option is granted at an Option Price not less than 110% of the fair market value of the shares on the date the Incentive Stock Option is granted, and (ii) such Incentive Stock Option expires on a date not later than five years from the date the Incentive Stock Option is granted.

          (E) Limits on Options.  An individual may be granted one or more
              -----------------
Options, provided that the aggregate fair market value (determined as of the time the Option is granted) of Common Stock for which an individual may be granted Incentive Stock Options that are first exercisable in any calendar year (under all stock option plans of the Company and any parent or subsidiary corporations, if any) may not exceed $100,000.



                               Appendix A-3

          (F) Rights as Shareholder.  An Optionee, or a transferee by will or
              ---------------------
inheritance of an Option, shall have no rights with respect to any shares covered by an Option until the date of the issuance of a stock certificate for such shares and the recording of such issuance upon the Company's stock ledger by its duly appointed, regular transfer agent. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Section 6 hereof.
                                 ---------

          (G) Additional Provisions.  The Options authorized under this Plan
              ---------------------
shall contain such other provisions as the Board or Committee shall deem advisable, including, without limitation, further restrictions upon the exercise of the Option. Any Incentive Stock Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that the Option shall be an "incentive stock option" as defined in section 422 of the Internal Revenue Code.

          (H) Compliance With Securities Laws.  At the time of exercise of any
              -------------------------------
Option, the Company may require the Optionee to execute any documents or take any action which may then be necessary to comply with the Securities Act and the rules and regulations adopted thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities, and the Company may, if it deems necessary, include provisions in the Options to assure such compliance. The Company may from time to time change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for, or insistence upon, letters of investment intent, such requirements to be determined by the Company in its judgment as necessary to assure compliance with said securities laws. Such changes may be made with respect to any particular Option or to any stock issued upon exercise thereof.

     6.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.  In the event of any change
         ------------------------------------------
in the number of issued and outstanding shares of Common Stock which results from a stock split, reverse stock split, the payment of a stock dividend or any other change in the capital structure of the Company, such as a merger, consolidation, reorganization or recapitalization, the Committee shall appropriately adjust (a) the maximum number of shares which may be issued under this Plan, (b) the number of shares subject to each outstanding Option, and (c) the Option Price per share thereof, so that upon exercise of the Option the Optionee shall receive the same number of shares the Optionee would have received had the Optionee been the holder of all shares subject to such outstanding Options immediately before the effective date of such change in the number of issued shares of the Common Stock of the Company. Any such adjustment shall not result in or entitle the Optionee to the issuance of fractional shares. Instead, appropriate adjustments to any such Option and, in the aggregate, all other options of the Company of the same class (that is, Incentive Stock Options or Nonqualified Options) held by each Optionee shall be made so that such Option and other options of the same class, if any, held by any such Optionee cover the greatest whole number of shares of the Common Stock which does not exceed the number of shares which would be covered applying such adjustments in the absence of any restriction on the issuance of fractional shares. Any excess fractional share shall be redeemed in cash at the then-current fair market value of the Common Stock (determined as provided in Section
                                                                         -------
5(A) hereof) multiplied by the appropriate fraction of a share.
----

     7.  TERMINATION OR AMENDMENT OF THE PLAN.  The Board of Directors may at
         ------------------------------------
any time suspend, amend, or terminate this Plan, provided that, except as set forth in Section 6 hereof, no amendment may be adopted that will change the
         ---------
requirement that the Option Price be at least a specified percentage of the fair market value of the Common Stock or change the provisions required for compliance with section 422 of the Internal Revenue Code, except to conform to a change in the requirements of such law or regulations thereof. Except as otherwise specifically provided herein, the Board shall not, without the approval of the shareholders of the Company, amend this Plan so as to materially increase the benefits accruing to Optionees under the Plan, increase the aggregate number of shares that may be issued under this



                               Appendix A-4

Plan or materially modify the requirements for eligibility for participation in the Plan. No amendment or termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted under the Plan.



                               Appendix A-5

                                   EXHIBIT A

                      SPECIAL RESOLUTION - DOMESTICATION


     Set forth below is the text of the resolution to be submitted with respect to the Domestication to the Shareholders at the Meeting.

     NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

     1. The Company be and it is hereby authorized and directed to make application to the Director under the Business Corporation Act (Ontario) for Authorization to Continue in another jurisdiction.

     2. The Company be and it is hereby authorized and directed to become domesticated as a corporation incorporated under the laws of the State of Delaware pursuant to the Delaware General Corporation Law (the "DGCL").

     3. The Company be and it is hereby authorized and directed to adopt a new Certificate of Incorporation, a copy of which is attached hereto, to be effective upon the domestication of the Company as a Delaware corporation.

     4. Any director or officer of the Company be and he is hereby authorized and directed, for and in the name of and on behalf of the Company, to execute all such documents under the corporate seal or otherwise and to do all such other acts and things including without limitation, the execution of a Certificate of Domestication in the prescribed form and the delivery thereof to the Secretary of State of Delaware under the DGCL and the execution as an incorporator of the Certificate of Incorporation attached hereto and the delivery of the Certificate of Incorporation to the Secretary of State of Delaware, as he may determine in his sole and absolute discretion to be necessary or advisable to give effect to the foregoing provisions of this resolution, the execution of any such document or the doing of any such act or thing being conclusive evidence of such determination, provided that the directors of the Company may, in their sole discretion revoke this special resolution without further approval of the shareholders at any time prior to the filing of the Certificate of Domestication with the Secretary of State of Delaware.


                                  Exhibit A-1-1

                                   EXHIBIT B

                         RESOLUTIONS - 1996 OPTION PLAN


     Set forth below is the text of the resolution to be submitted with respect to the 1996 Option Plan to the Shareholders at the Meeting.

     NOW THEREFORE BE IT RESOLVED AS A RESOLUTION THAT:

     1. In order to promote the interests of the Company and its shareholders by providing an effective means to attract, retain and increase the commitment of directors and employees of, and advisors and consultants to, the Company, and to provide such individuals with additional incentive to contribute to the success of the Company, the shareholders hereby approve and adopt the stock option plan which has been submitted to and reviewed by them pursuant to which the Company may grant to employees incentive stock options and to all such individuals nonqualified stock options for up to an aggregate of 4,000,000 Common Shares.

     2. The proper officers of the Company are hereby authorized and directed to take or cause to be taken all such further action, and to sign, execute, acknowledge, certify, deliver, accept, record and file all such further instruments in the name and on behalf of the Company as in their judgment shall be necessary, desirable or advisable in order to carry out the intent of and to accomplish the purposes of the foregoing resolution.


                                  Exhibit B-1

                                   EXHIBIT C

                          CERTIFICATE OF DOMESTICATION
                                       OF
                     AMERICAN TELESOURCE INTERNATIONAL INC.

     AMERICAN TELESOURCE INTERNATIONAL INC. (the "Corporation"), a corporation presently organized and existing under the laws of the Province of Ontario, Canada, and which is domesticating to the State of Delaware pursuant to section 388 of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: the Corporation was first incorporated on December 17, 1993, under the laws of the Province of Alberta, Canada.

     SECOND: the name of the Corporation immediately prior to the filing of this Certificate of Domestication was American TeleSource International Inc.

     THIRD: the name of the Corporation as set forth in its Certificate of Incorporation filed in accordance with section 388(b) of the General Corporation Law of the State of Delaware is American TeleSource International Inc.

     FOURTH: the principal place of business of the Corporation immediately prior to the filing of this Certificate of Domestication was located in the State of Texas.

     FIFTH: a Certificate of Incorporation of American TeleSource International, Inc. is being filed contemporaneously with the filing of this Certificate of Domestication.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Domestication to be signed by ____________, its ____________, who is authorized to sign this Certificate of Domestication on behalf of the Corporation, on ____________, 1997.


                              AMERICAN TELESOURCE INTERNATIONAL INC.


                              By:_____________________________________________
                              Name:___________________________________________
                              Title:__________________________________________



                                  Exhibit C-1

                                   EXHIBIT D

                      CERTIFICATE OF INCORPORATION OF ATSI
                             (Ontario Corporation)





                                  Exhibit D-1

                                   EXHIBIT E

                                 BYLAWS OF ATSI
                             (Ontario Corporation)



                                  Exhibit E-1

                                   EXHIBIT F

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                     AMERICAN TELESOURCE INTERNATIONAL INC.
                                      INTO
                               ATSI MERGER CORP.
              (pursuant to Section 253 of the General Corporation
                         Law of the State of Delaware)

     AMERICAN TELESOURCE INTERNATIONAL INC., a Delaware corporation (ATSI), does hereby certify:

     FIRST: That ATSI Merger Corp. (the Merger Company) is incorporated pursuant to the General Corporation Law of the State of Delaware (the DGCL).

     SECOND: That ATSI owns all of the outstanding shares of capital stock of the Merger Company.

     THIRD: That ATSI, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent effective __________, 1997, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Office of the Secretary of State of Delaware does, merge ATSI into the Merger Company.

          WHEREAS, the Board of Directors deems it in ATSI's best interest to merge ATSI into the Merger Company in accordance with the provisions of
     Section 253 of the DGCL.

          NOW THEREFORE BE IT RESOLVED, that ATSI is to be merged into the Merger Company.

          FURTHER RESOLVED, that the name of ATSI Merger Corp. shall be changed to American TeleSource International, Inc.

          FURTHER RESOLVED, that each issued share of capital stock of ATSI shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into the identical number of shares of capital stock of the Merger Company, as the corporation surviving the merger.

          FURTHER RESOLVED, that, until surrendered, certificates formerly representing shares of capital stock of ATSI shall, from and after the effective time of the merger, represent the number of shares of capital stock of the surviving corporation into which such shares were converted in the merger.

          FURTHER RESOLVED, that each issued and outstanding share of capital stock of Merger Company, by virtue of the merger and without any action on the part of the holder thereof, be cancelled and no consideration shall be issued in respect thereof.

          FURTHER RESOLVED, that the Chief Executive Officer, the President, and any Vice President of ATSI be and each of them hereby is authorized and empowered to execute a Certificate of Ownership and Merger, and to cause the filing of same in the Office of the


                                  Exhibit F-1

     Secretary of State of the State of Delaware and a certified copy of same in the Office of Recorder of Deeds of the appropriate county in Delaware.

          FURTHER RESOLVED, the officers of ATSI be, and each of them individually hereby is, authorized and empowered, in the name and on behalf of ATSI, to do or cause to be done any and all such further acts and things and to make, execute, acknowledge, verify, deliver, record and/or file, any and all such further certificates, notices, statements, consents, instruments, documents and papers, and to incur and pay all such fees and expenses of ATSI, as any such officer may deem necessary or desirable to consummate the transactions approved in the foregoing resolutions, the necessity and desirability of each such certificate, notice, statement, consent, document, paper, or other instrument, payment of money or other act or thing to be conclusively evidenced by the execution and delivery thereof by any such officer or by his taking such action, and each such officer is hereby authorized and empowered, in the name and on behalf of ATSI, to attest or join in the execution of any or all such certificates, notices, consents, documents, papers or other instruments which shall be so signed on behalf of ATSI by any such officer, to join in the acknowledgment or verification of such certificates, notices, statements, consents, documents, papers or other instruments to deliver or join in delivering the same, and to execute and deliver any certificates or statements which may be necessary, desirable or appropriate in connection therewith.

     FOURTH: That the merger provided for herein has been approved by a majority of the outstanding stock of ATSI entitled to vote thereon pursuant to and in accordance with Sections 253 and 228 of the General Corporation Law of the State of Delaware, and, pursuant to Section 228(d) of the General Corporation Law of the State of Delaware, written notice has been given to the stockholders of ATSI who have not so consented.


     IN WITNESS WHEREOF, ATSI has caused this Certificate to be signed by its duly authorized officer on _________________, 1997.


                              AMERICAN TELESOURCE INTERNATIONAL INC.


                              By:______________________________________________
                              Name:____________________________________________
                              Title:___________________________________________


                                  Exhibit F-2

                                   EXHIBIT G

               CERTIFICATE OF INCORPORATION OF ATSI MERGER CORP.



                               ATSI MERGER CORP.

                          CERTIFICATE OF INCORPORATION



     THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:


                                  ARTICLE I.

                                     NAME

     The name of this company (the "Company") is ATSI Merger Corp.

                                  ARTICLE II.

                                   BUSINESS

     The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                 ARTICLE III.

                           AUTHORIZED CAPITAL STOCK

     A.   Authorization of Shares
          -----------------------

          The total number of shares of capital stock which the Company shall have the authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

     B.   Common Stock
          ------------

          (1) Dividends.  The holders of shares of Common Stock shall be
              ---------
     entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Company, subject to any preferential payments to which the holders of shares of any series of Preferred Stock shall be entitled as may be stated and expressed pursuant to the resolution establishing any such series of Preferred Stock.


                                  Exhibit G-1

          (2) Liquidation.  In the event of any liquidation, dissolution or
              -----------
     winding up of the Company, whether voluntary or involuntary, after payment shall have been made to any holders of shares of any series of Preferred Stock then outstanding of the full amounts of preferential payments to which they shall respectively be entitled as may be stated and expressed pursuant to the resolution establishing any such series of Preferred Stock, the holders of shares of Common Stock then outstanding shall be entitled to share ratably based upon the number of shares of Common Stock held by them in all remaining assets of the Company available for distribution to its shareholders.

          (3) Voting Rights.  All shares of Common Stock shall be identical with
              -------------
     each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote.

     C.   Preferred Stock
          ---------------

          The Board of Directors is authorized to establish, from time to time, one or more series of any class of shares, to increase or decrease the number within each series, and to fix the designations, powers, preferences and relative, participating, optional or other rights of such series and any qualifications, limitations or restrictions thereof.

                                  ARTICLE IV.

                               REGISTERED OFFICE

     The street address of the Company's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805, and the name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE V.

                             ELECTION OF DIRECTORS

     A. The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Company's Board of Directors (the "Board"). The total number of directors constituting the entire Board shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board.

     B. The Board shall be divided into three classes, Class A, Class B and Class C. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term expiring at the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for an initial term expiring at the annual meeting following the end of the Company's 1996 fiscal year, the directors first elected to Class B shall serve for an initial term expiring at the second annual meeting next following the end of the Company's 1996 fiscal year, and the directors first elected to Class C shall serve for an initial term expiring at the third annual meeting next following the end of the Company's 1996 fiscal year. The foregoing notwithstanding, except as otherwise provided in this Certificate or any resolution or resolutions of the Board designating a series of Preferred Stock, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to any resolution or resolutions of the Board designating a series of Preferred Stock, and except as


                                  Exhibit G-2
otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.

     C. Except as otherwise provided for herein, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of this Certificate, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

     D. Except as otherwise provided in any resolution or resolutions of the Board designating a series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then-outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

                                  ARTICLE VI.

                           MEETINGS OF STOCKHOLDERS

     A. Meetings of stockholders of the Company ("Stockholder Meetings") may be held within or without the State of Delaware, as the Bylaws may provide. Except as otherwise provided in any resolution or resolutions of the Board designating a series of Preferred Stock, special Stockholder Meetings may be called only by (i) the President of the Company or (ii) the Board pursuant to a resolution adopted by a majority of the then-authorized number of directors of the Company. Special Stockholder Meetings may not be called by any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the Bylaws of the Company (the "Bylaws") shall so provide.

     B. In addition to the powers conferred on the Board by this Certificate and by the Delaware General Corporation Law, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Company, to adopt, amend or repeal the Bylaws, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, Bylaws relating to (i) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board, (ii) regulation of the attendance at annual or special Stockholder Meetings by persons other than holders of record or their proxies, and (iii) regulation of the business that may properly be brought by a stockholder of the Company before an annual or special meeting of stockholders of the Company.

                                  ARTICLE VII.

                              STOCKHOLDER CONSENT

     Except as otherwise provided in any resolution or resolutions of the Board designating a series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a


                                  Exhibit G-3
meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

                                 ARTICLE VIII.

                            LIMITATION OF LIABILITY

     A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Company or stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after the date of filing of this Certificate to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                  ARTICLE IX.

                                  SECTION 203

     The Company shall be governed by Section 203 of the Delaware General Corporation Law.

                                   ARTICLE X.

                                INDEMNIFICATION

     The Company shall indemnify each director and officer of the Company who may be indemnified, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), as it may be amended from time to time, in each and every situation where the Company is obligated to make such indemnification pursuant to Section 145. In addition, the Company shall indemnify each of the Company's directors and officers in each and every situation where, under Section 145, the Company is not obligated, but is permitted or empowered, to make such indemnification. The Company may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board deems advisable, as permitted by such section. The Company shall promptly make or cause to be made any determination which Section 145 requires.

                                  ARTICLE XI.

                       AMENDMENT OF CORPORATE DOCUMENTS

     A.   Certificate.  Whenever any vote of the holders of voting shares of
          -----------
capital stock of the Company is required by law to amend, alter, repeal or rescind any provision of this Certificate, then in addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock, as provided in any resolution or resolutions of the Board designating a series of Preferred Stock, such alteration, amendment, repeal or rescission (a "Change") of any provision of this


                                  Exhibit G-4

Certificate must be approved by at least a majority of the then-authorized number of directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding voting shares of capital stock of the Company, voting together as a single class; provided, however, that if any such Change relates to Articles III, V, VI, VII, VIII, IX, X or to this Article XI, such Change must also be approved by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding voting shares of capital stock of the Company, voting together as a single class; provided further, however, that the vote(s) required by the immediately preceding clause shall not be required if such Change has been first approved by at least two-thirds of the then-authorized number of directors.

          Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     B.   Bylaws.  In addition to any affirmative vote required by law, any
          ------
Change of the Bylaws may be adopted either (i) by the Board by the affirmative vote of at least a majority of the then-authorized number of directors, or (ii) by the stockholders by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding voting shares of capital stock of the Company, voting together as a single class.

                                  ARTICLE XII.

                                   EXISTENCE

     The Company is to have perpetual existence.

                                 ARTICLE XIII.

                                RELATED PARTIES

     A. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or


                                  Exhibit G-5

          (3) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board, a committee or the stockholders.

     B. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.




                                  Exhibit G-6

                           CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ATSI MERGER CORP.


     Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, Arthur L. Smith, President and Chief Executive Officer of ATSI Merger Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

1.   The name of the Corporation is ATSI Merger Corp.

2. Article III., Section A, of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

               "A.  Authorization of Shares
                    -----------------------

                    The total number of shares of capital stock which the Company shall have the authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock")."

3. Written consent to such action has been given in accordance with Section 228 of the Delaware General Corporation Law.


Signed this 15th day of November, 1996.



                                          -------------------------------------
                                          President and Chief Executive Officer

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                               ATSI MERGER CORP.

     Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, H. Douglas Satthoff, Chief Financial Officer, Treasurer and Secretary of ATSI Merger Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certified that:

1.   The name of the Corporation is ATSI Merger Corp.

2. Article V., Paragraph B, of the Certificate of Incorporation is amended to read in its entirety as follows:

          "B. The Board shall be divided into three classes, Class A, Class B and Class C. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term expiring at the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for an initial term expiring at the annual meeting following the end of the Company's 1997 fiscal year, the directors first elected to Class B shall serve for an initial term expiring at the second annual meeting next following the end of the Company's 1997 fiscal year, and the directors first elected to Class C shall serve for an initial term expiring at the third annual meeting next following the end of the Company's 1997 fiscal year. The foregoing notwithstanding, except as otherwise provided in this Certificate or any resolution or resolutions of the Board designating a series of Preferred Stock, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to any resolution or resolutions of the Board designating a series of Preferred Stock, and except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors."

3. Written consent to such action has been given in accordance with Section 228 of the Delaware General Corporation Law.

Signed this 19th day of November, 1996.


                                ------------------------------------------------
                                Chief Financial Officer, Treasurer and Secretary

                                   EXHIBIT H

                          BYLAWS OF ATSI MERGER CORP.



                                    BYLAWS



                                      OF



                               ATSI MERGER CORP.

                                 Exhibit H - 1

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I.          OFFICES...............................................    1
     Section 1.1.   Registered Office.....................................    1
     Section 1.2.   Additional Offices....................................    1

ARTICLE II.         STOCKHOLDERS MEETINGS.................................    1
     Section 2.1.   Annual Meetings.......................................    1
     Section 2.2.   Special Meetings......................................    1
     Section 2.3.   Notices...............................................    1
     Section 2.4.   Quorum................................................    1
     Section 2.5.   Organization and Conduct of Meetings..................    2
     Section 2.6.   Notification of Stockholder Business..................    2
     Section 2.7.   Voting of Shares......................................    3
                    2.7.1.  Voting Lists..................................    3
                    2.7.2.  Votes Per Share...............................    3
                    2.7.3.  Proxies.......................................    4
                    2.7.4.  Required Vote.................................    4
                    2.7.5.  Consents in Lieu of Meeting...................    4
     Section 2.8.   Inspectors of Election................................    4

ARTICLE III.        DIRECTORS...............................................  5
     Section 3.1.   Purpose.................................................  5
     Section 3.2.   Number and Class........................................  5
     Section 3.3.   Election................................................  5
     Section 3.4.   Notification of Nominations.............................  5
     Section 3.5.   Vacancies and Newly Created Directorships...............  6
                    3.5.1.  Vacancies.......................................  6
                    3.5.2.  Newly Created Directorships.....................  6
     Section 3.6.   Removal.................................................  7
     Section 3.7.   Compensation............................................  7

ARTICLE IV.         BOARD MEETINGS..........................................  7
     Section 4.1.   Regular Meetings........................................  7
     Section 4.2.   Special Meetings........................................  7
     Section 4.3.   Organization, Conduct of Meetings.......................  7
     Section 4.4.   Quorum, Required Vote...................................  7
     Section 4.5.   Consent In Lieu of Meeting..............................  8

ARTICLE V.          COMMITTEES OF DIRECTORS.................................  8
     Section 5.1.   Establishment; Standing Committees......................  8
                    5.1.1.  Executive Committee.............................  8
                    5.1.2.  Finance Committee...............................  8
                    5.1.3.  Conflicts and Audit Committee...................  8
                    5.1.4.  Compensation Committee..........................  9
     Section 5.2.   Available Powers........................................  9
     Section 5.3.   Unavailable Powers......................................  9


                                 Exhibit H - 2

      Section 5.4.  Alternate Members......................................  10
      Section 5.5.  Procedures.............................................  10

ARTICLE VI.        OFFICERS................................................  10
     Section 6.1.  Executive Officers; Term of Office......................  10
     Section 6.2.  Powers and Duties.......................................  11
                   6.2.1.  President.......................................  11
                   6.2.2.  Vice Presidents.................................  11
                   6.2.3.  Secretary.......................................  11
                   6.2.4.  Treasurer.......................................  11
                   6.2.5.  Assistant Secretary.............................  11
                   6.2.6.  Assistant Treasurer.............................  12
     Section 6.3.  Resignations and Removal................................  12
     Section 6.4.  Vacancies...............................................  12
     Section 6.5.  Compensation, Vacancies.................................  12
     Section 6.6.  Additional Powers and Duties............................  12
     Section 6.7.  Voting Upon Stocks......................................  12

ARTICLE VII.       SHARE CERTIFICATES......................................  13
     Section 7.1.  Entitlement to Certificates.............................  13
     Section 7.2.  Multiple Classes of Stock...............................  13
     Section 7.3.  Signatures..............................................  13
     Section 7.4.  Issuance and Payment....................................  13
     Section 7.5.  Lost, Stolen or Destroyed Certificates..................  13
     Section 7.6.  Transfer of Stock.......................................  14
     Section 7.7.  Registered Stockholders.................................  14

ARTICLE VIII.      INDEMNIFICATION.........................................  14
     Section 8.1.  General.................................................  14
     Section 8.2.  Actions by or in the Right of the Company...............  14
     Section 8.3.  Board Determinations....................................  15
     Section 8.4.  Advancement of Expenses.................................  15
     Section 8.5.  Nonexclusive............................................  15
     Section 8.6   Indemnification of Employees and Agents of the Company..  15
     Section 8.7.  Insurance...............................................  16
     Section 8.8.  Certain Definitions.....................................  16
     Section 8.9.  Change in Governing Law.................................  16

ARTICLE IX.        INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS.........  16
     Section 9.1.  Validity................................................  16
     Section 9.2.  Disclosure, Approval....................................  17
     Section 9.3.  Nonexclusive............................................  17

ARTICLE X.         MISCELLANEOUS...........................................  17
     Section 10.1  Place of Meetings.......................................  17
     Section 10.2. Fixing Record Dates.....................................  17
     Section 10.3. Means of Giving Notice..................................  18
     Section 10.4. Waiver of Notice........................................  18
     Section 10.5. Attendance via Communications Equipment.................  18

                                 Exhibit H - 3

     Section 10.6.   Dividends.............................................  18
     Section 10.7.   Reserves..............................................  18
     Section 10.8.   Reports to Stockholders...............................  18
     Section 10.9.   Checks, Notes and Contracts...........................  18
     Section 10.10.  Loans.................................................  19
     Section 10.11.  Fiscal Year...........................................  19
     Section 10.12.  Seal..................................................  19
     Section 10.13.  Books and Records.....................................  19
     Section 10.14.  Resignation...........................................  19
     Section 10.15.  Surety Bonds..........................................  19
     Section 10.16.  Amendments............................................  20

                                 Exhibit H - 4

                                    BYLAWS
                                      OF
                               ATSI MERGER CORP.



                                  ARTICLE I.

                                    OFFICES

     Section 1.1.  Registered Office.  The registered office of the Company
                   -----------------
within the State of Delaware shall be located at the principal place of business in said state of such Company or individual acting as the Company's registered agent in Delaware.

     Section 1.2.  Additional Offices.  The Company may, in addition to its
                   ------------------
registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Company (the Board) may from time to time determine or as the business and affairs of the Company may require.


                                  ARTICLE II.

                             STOCKHOLDERS MEETINGS

     Section 2.1.  Annual Meetings.  Annual meetings of stockholders shall be
                   ---------------
held at a place and time on any weekday which is not a holiday as shall be designated by the Board and stated in the notice of the meeting, at which meeting the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

     Section 2.2.  Special Meetings.  Special meetings of the stockholders, for
                   ----------------
any purpose or purposes, shall be called in the manner prescribed by Article VI of the Certificate of Incorporation (the Certificate).

     Section 2.3.  Notices.  Written notices of each stockholders meeting
                   -------
stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat at the address of such stockholder as reflected in the records of the Company. Such notice shall be given by or at the direction of the party calling such meeting not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is being called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

     Section 2.4.  Quorum.  At any stockholders meeting, the holders present in
                   ------
person or by proxy of a majority of the voting power of the shares of capital stock of the Company entitled to vote thereat shall constitute a quorum of the stockholders for all purposes (unless the representation of a larger number of shares shall be required by law or by the Certificate, in which case the representation of the number of shares so required shall constitute a quorum).

     The holders of a majority of the voting power of the Shares of capital stock of the Company entitled to vote which are present in person or by proxy at any meeting (whether or not constituting a quorum of the outstanding shares) may adjourn the meeting from time to time without notice other than by announcement thereat; and at any adjourned meeting at which a quorum shall be present, any business may be transacted

                                 Exhibit H - 5
which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjournment or adjournments thereof. However, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.5.  Organization and Conduct of Meetings.  Such person as the
                   ------------------------------------
Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his absence, such person as may be chosen by the holders of shares representing a majority of the votes which could be cast by those present, in person or by proxy and entitled to vote, shall call to order any meeting of the stockholders and act as chairman of the meeting.

     The Secretary shall act as secretary of all stockholders meetings; but, in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

     The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and for the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(v) limitation on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     Proceedings at every stockholders meeting shall, at the election of the chairman, comply with Robert's Rules of Order (latest published edition).

     Section 2.6.  Notification of Stockholder Business.  All business properly
                   ------------------------------------
brought before an annual meeting shall be transacted at such meeting. Subject to the right of stockholders to elect a chairman of the meeting, as set forth in
Section 2.5, business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) brought before the meeting by a stockholder of record entitled to vote at such meeting if written notice of such stockholder's intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the annual meeting; provided, however, that if the annual meeting is adjourned, and the Company is required by Delaware law to give notice to stockholders of the adjourned meeting date, written notice of such stockholder's intent to bring such business before the meeting must be delivered to or received by the Secretary no later than the close of business on the fifth day following the earlier of (1) the date the Company makes public, disclosure of the date of the adjourned meeting or (2) the date on which notice of such adjourned meeting is first given to stockholders. Each notice given by such stockholder shall set forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the

                                 Exhibit H - 6
name and address of the stockholder who intends to propose such business; (C) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (D) any material interest of the stockholder, if any, in such business. The chairman of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure. For this
Section 2.6, public disclosure shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     Section 2.7.  Voting of Shares.
                   ----------------

          Section 2.7.1.  Voting Lists.  The officer or agent who has charge of
                          ------------
the stock ledger of the Company shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at said meeting.

          Section 2.7.2.  Votes Per Share.  Each outstanding share of capital
                          ---------------
stock shall be entitled to vote in accordance with the provisions for voting included in the Certificate. In determining the number of shares of stock required by law, by the Certificate or by the Bylaws to be represented for any purpose, or to determine the outcome of any matter submitted to stockholders for approval or consent, the number of shares represented or voted shall be weighted in accordance with the provisions of the Certificate regarding voting powers of each class of stock. Any reference in these Bylaws to a majority or a particular percentage of the voting stock or a majority or a particular percentage of the capital stock shall be deemed to refer to a majority or a particular percentage, respectively, of the voting power of such stock. Issues shall be determined by a class vote only when a class vote is required by law or the Certificate.

          Section 2.7.3.  Proxies.  Every Stockholder entitled to vote at a
                          -------
meeting or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

          Section 2.7.4.  Required Vote.  When a quorum is present at any
                          -------------
meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Certificate

                                 Exhibit H - 7
or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 2.7.5.  Consents in Lieu of Meeting.  Pursuant to Article VII
                          ---------------------------
of the Company's Certificate, no action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless, subject to certain exceptions contained in the Certificate, the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

     Section 2.8.  Inspectors of Election.  The Company shall, in advance of any
                   ----------------------
meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman or the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

     The inspector or inspectors so appointed or designated shall: (a) ascertain the number of shares of capital stock of the Company outstanding and the voting power of each such share; (b) determine the shares of capital stock of the Company represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares of capital stock of the Company represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.


                                 ARTICLE III.

                                   DIRECTORS

     Section 3.1.  Purpose.  The business and affairs of the Company shall be
                   -------
managed by or under the direction of the Board acting by not less than a majority of the directors then in office. The Board shall exercise all such powers of the Company and do all such lawful acts and things as are not by law, the Certificate or these Bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

     Section 3.2.  Number and Class.  The number of directors constituting the
                   ----------------
Board shall never be less than one (1), and shall be determined by resolution of the Board. At each election held after the initial elections, directors elected to succeed such directors whose terms expire shall be elected for a term of office which shall expire at the third succeeding annual meeting of stockholders after their election. The foregoing notwithstanding, except as otherwise provided in the Certificate or any resolution or resolutions of the Board designating a series of preferred stock of the Company, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof

                                 Exhibit H - 8
shall be entitled to elect one or more directors pursuant to the provisions of the Certificate or any resolution or resolutions of the Board designating a series of preferred stock of the Company, and except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors. Except as otherwise provided in the Certificate, directors need not be stockholders.

     Section 3.3.  Election.  Directors shall be elected by the stockholders by
                   --------
plurality vote at a stockholders meeting as provided in the Certificate and these Bylaws, and each director shall hold office until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal from office.

     Section 3.4.  Notification of Nominations.  Subject to the rights of the
                   ---------------------------
holders of any one or more series of Preferred Stock then outstanding, nominations for the election of directors may be made by the Board or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persons for election as directors at such meeting only if written notice of such stockholder's intent to make such nomination is delivered to, or mailed, postage prepaid, and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the meeting; provided, however,that if the meeting is adjourned, and the Company is required by Delaware law to give notice to stockholders of the adjourned meeting date, written notice of such stockholder's intent to make such nomination at such adjourned meeting must be delivered to or received by the Secretary no later than the close of business on the fifth day following the earlier of (1) the date the Company makes public disclosure of the date of the adjourned meeting or (2) the date on which notice of such adjourned meeting is first given to stockholders. Each notice given by such stockholder shall set forth: (A) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (E) the written consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person made without compliance with the foregoing procedure. For this
Section 3.4, public disclosure shall be deemed to be first given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     Section 3.5.  Vacancies and Newly Created Directorships.
                   -----------------------------------------

          Section 3.5.1.  Vacancies.  Any vacancy occurring in the Board shall
                          ---------
be filled in accordance with Article V of the Certificate. A director elected to fill a vacancy shall hold office until his successor has been duly elected and qualified or until his earlier death, resignation or removal from office.

                                 Exhibit H - 9

          Section 3.5.2.  Newly Created Directorships.  A directorship to be
                          ---------------------------
filled because an increase in the number of directors shall be filled in accordance with Article V of the Certificate. A director elected to fill a newly-created directorship shall hold office until his successor has been duly elected and qualified or until his earlier death, resignation or removal from office.

     Section 3.6.  Removal.  Any director or the entire Board may be removed in
                   -------
accordance with the procedures set forth in Article V of the Certificate.

     Section 3.7.  Compensation.  Unless otherwise restricted by law, the
                   ------------
Certificate or these Bylaws, the Board shall have the authority to fix compensation of directors. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board and/or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation.


                                  ARTICLE IV.

                                BOARD MEETINGS

     Section 4.1.  Regular Meetings.  Regular meetings of the Board shall be
                   ----------------
held at such times and places as the Board shall determine. No notice shall be required for any regular meeting of the Board; but a notice of the fixing or changing of the time or place of regular meetings shall be mailed to every director at least five days before the first meeting held pursuant to the notice.

     Section 4.2.  Special Meetings.  Special meetings of the Board (i) may be
                   ----------------
called by the President and (ii) shall be called by the President or Secretary on the written request of two or more directors. Notice of each special meeting of the Board shall be given to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery; two days before the meeting if such notice is delivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by law, the Certificate or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

     Section 4.3.  Organization, Conduct of Meetings.  The Board of Directors
                   ---------------------------------
may, if it chooses, elect a Chairman of the Board and a Vice Chairman of the Board from its members. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting; but in his absence the secretary of the meeting shall be such person as the chairman of the meeting appoints.

     Section 4.4.  Quorum, Required Vote.  A majority of the directors shall
                   ---------------------
constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

                                 Exhibit H - 10

     Section 4.5.  Consent In Lieu of Meeting.  Unless otherwise restricted by
                   --------------------------
the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken by written consent in lieu of a meeting in accordance with applicable provisions of law.


                                  ARTICLE V.

                            COMMITTEES OF DIRECTORS

     Section 5.1.  Establishment; Standing Committees.  The Board may by
                   ----------------------------------
resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. Such committees may include the following standing committees, which committees, if established, shall have and may exercise the following powers and authority

          Section 5.1.1.  Executive Committee.  The Executive Committee shall
                          -------------------
have and may exercise all the powers of the Board delegable, by law in the management of the business and affairs of the Company, unless the resolution creating such committee or further defining its powers provides otherwise, in which case the Executive Committee shall have and exercise the powers so provided in such resolution or resolutions. The Executive Committee shall be comprised of the Chairman of the Board and such other director or directors as the Board by resolution shall appoint thereto. In addition to the foregoing, the Executive Committee shall have such other powers and duties as shall be specified by the Board in a resolution or resolutions.

          Section 5.1.2.  Finance Committee.  The Finance Committee shall, from
                          -----------------
time to time, meet to review the Company's consolidated operating and financial affairs, both with respect to the Company and its subsidiaries, if any, and to report its findings and recommendations to the Board for final action. The Finance Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Finance Committee shall not be binding on the Board, except when, pursuant to Section 5.2, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Finance Committee shall be determined by the Board by resolution.

          Section 5.1.3.  Conflicts and Audit Committee.  The Conflicts and
                          -----------------------------
Audit Committee shall, from time to time, but no less than two times per year, meet to review and monitor the financial and cost accounting practices and procedures of the Company and its subsidiaries, if any, and to report its findings and recommendations to the Board for final action. In addition, the Conflicts and Audit Committee shall recommend an independent public accountant to audit the Company's financial statements and perform other accounting services for the Company to the Board for submission to the stockholders for approval. Furthermore, the Conflicts and Audit Committee will, at the request of the Board by resolution, review specific matters as to which the Board believes there may be a conflict of interest between the Company and an affiliate, officer and/or director of the Company to determine if the resolution of such conflict proposed by the Board or management of the Company, as the case may be, is fair and reasonable. The composition of the Conflicts and Audit Committee shall meet the requirements of any national securities exchange or national market system on which the Company lists any of its capital stock. The Conflicts and Audit Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Conflicts and Audit Committee shall not be binding on the Board, except when, pursuant to Section 5.2, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Conflicts and Audit Committee shall be determined by the Board by resolution. In addition to the foregoing, the specific duties of the

                                 Exhibit H - 11

Conflicts and Audit Committee shall be determined by the Board by resolution. For this Section, "affiliate" shall include (i) any entity that is an "affiliate" within the meaning set forth in Section 12b-2 of Regulation 12B promulgated under the Securities Exchange Act of 1934, as amended, and (ii) any officer or director of an "affiliate" as defined therein.

          Section 5.1.4.  Compensation Committee.  The Compensation Committee
                          ----------------------
shall, from time to time, meet to review the various compensation plans, policies and practices of the Company and its subsidiaries, if any, and to report its findings and recommendations to the Board for final action. The Compensation Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Compensation Committee shall not be binding on the Board, except when, pursuant to Section 5.2, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Compensation Committee shall be determined by the Board by resolution.

     Section 5.2.  Available Powers.  Any committee established pursuant to
                   ----------------
Section 5.1, including the Executive Committee, the Finance Committee, the Conflicts and Audit Committee and the Compensation Committee, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee, and as limited by law, the Certificate, and these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of Delaware (the
DGCL), fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the company.

     Section 5.3.  Unavailable Powers.  No committee of the Board shall have the
                   ------------------
power or authority to amend the Certificate (except in connection with the issuance of capital stock as provided in the previous Section); adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property gad assets, a dissolution of the Company or a revocation of such a dissolution; amend the Bylaws of the Company; or, unless the resolution establishing such committee or the Certificate expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

     Section 5.4.  Alternate Members.  In the absence or disqualification of a
                   -----------------
member of a committee, (i) the Board may designate one or more directors as alternate members of any such committee or (ii) the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; provided, however, that any person or persons appointed pursuant to subparagraph (i) or (ii) are qualified to serve on such committee in accordance with these Bylaws and/or the resolutions establishing the same.

     Section 5.5.  Procedures.  Time, place and notice, if any, of meetings of a
                   ----------
committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board to serve on such committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the Certificate, these Bylaws or the resolution or resolutions establishing such committee. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at

                                 Exhibit H - 12
the meeting, until a quorum is present. Any member of any committee established pursuant to Section 5.1 shall serve until his successor is duly elected by the Board and qualified or until the earlier of his death or his resignation or removal from such committee or the Board. The Board by resolution shall have at any time and from time to time the power to change the membership of, fill any vacancies in, or dissolve any, committee established pursuant to Section 5.1; provided, however, that in no event shall the Audit and Conflicts Committee be dissolved once it is established nor shall the membership of any committee, including, without limitations the Audit and Conflicts Committee and the Executive Committee, be altered in any way if such alteration would cause such committee to fail to meet its membership standards as set forth in the resolutions or resolutions of the Board creating such committee.


                                  ARTICLE VI.

                                   OFFICERS

     Section 6.1.  Executive Officers; Term of Office.  The Board shall elect a
                   ----------------------------------
President, Secretary and Treasurer. The Board may elect one or more Vice Presidents (with such descriptive titles, if any, as the Board shall deem appropriate), one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board may determine. Vice Presidents, Assistant Secretaries and Assistant Treasurers may also be appointed by the President as provided in Section 6.2.1. Each officer shall hold office
                                -------------
until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in these Bylaws. Any number of offices may be held by the same person. The Board may require any officer to give bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may determine.

     Section 6.2.  Powers and Duties.  The officers of the Company shall have
                   -----------------
such powers and duties in the management of the Company as may be provided by applicable laws, the Certificate and these Bylaws, and as may be prescribed by the Board and, to the extent not so provided, as generally pertain and are incident to their respective offices, subject to the control of the Board. Without limiting the generality of the foregoing, the following officers shall have the respective duties and powers enumerated below:

          Section 6.2.1.  President.  The President shall be the chief executive
                          ---------
officer of the Company. He shall have the responsibility for the general management and control of the business and affairs of the Company and shall perform all duties and have all powers which are commonly incident to the office of chief executive. The President may sign and execute, in the name of the Company, stock certificates, deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except when signing and execution thereof shall be expressly and exclusively delegated by the Board or the Bylaws to some other person, or shall be required by law to be signed otherwise. The President shall also have the power to appoint Vice Presidents, Assistant Secretaries and Assistant Treasurers as he deems necessary from time to time. The President may remove such appointed officers at any time for or without cause. The President shall have general supervision and direction of all other officers, employees and agents of the Company.

          Section 6.2.2.  Vice Presidents.  The Vice President, or if there be
                          ---------------
more than one, the Vice Presidents in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the President or in the event of his inability or refusal to act, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the President or the Board may from time to time prescribe. The Vice President may sign certificates evidencing shares of stock of the Company.

                                 Exhibit H - 13

          Section 6.2.3.  Secretary.  The Secretary shall issue all authorized
                          ---------
notices for, and shall keep minutes of, all meetings of stockholders and the Board. He may sign certificates evidencing shares of stock of the Company. He shall have custody of the corporate seal and shall have authority to affix the seal to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of an Assistant Secretary. The Secretary shall keep and account for all books, documents, papers and records of the Company except those for which some other officer or agent is properly accountable.

          Section 6.2.4.  Treasurer.  The Treasurer shall be the chief
                          ---------
accounting and financial officer of the Company. He shall have the custody of the corporate funds and securities, and shall disburse the funds of the Company as are authorized. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and, when requested by the President or Board, shall render from time to time an accounting of all such transactions and of the financial condition of the Company. The Treasurer may sign certificates evidencing shares of stock of the Company.

          Section 6.2.5.  Assistant Secretary.  The Assistant Secretary, or if
                          -------------------
there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President, Secretary or Board may from time to time prescribe.

          Section 6.2.6.  Assistant Treasurer.  The Assistant Treasurer, or if
                          -------------------
there be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the President, Treasurer or Board may from time to time prescribe.

     Section 6.3.  Resignations and Removal.  Any officer may resign at any time
                   ------------------------
by giving written notice to the Board or, if the President is not resigning, to the President of the Company. Such resignation shall take effect at the time therein specified, or if no time is specified, upon receipt. Unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. All officers serve at the pleasure of the Board; any elected or appointed officer may be removed at any time for or without cause by the Board. Officers appointed by the President may also be removed at any time for or without cause by the President.

     Section 6.4.  Vacancies.  Any vacancy in any office because of death,
                   ---------
resignation, removal, disqualification or any other cause shall be filled for the unexpired term in the manner prescribed in these Bylaws for the regular election or appointment to such office.

     Section 6.5.  Compensation, Vacancies.  The Board shall have the power to
                   -----------------------
establish the compensation of officers of the Company or authorize the Company to enter into an agreement with an affiliate whereby the services of such officers, along with certain other services specified therein, are provided to the Company for a fee. To the extent not governed by such an agreement, the Board shall fill any vacancy in an office. Any of the powers granted in this Section may be delegated to a committee established pursuant to Section 5.1. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director. For this Section, "affiliate" shall include (i) any entity that is an "affiliate" within the meaning set forth in Section 12b-2 of Regulation 12B promulgated under the Securities Exchange Act of 1934, as amended, and (ii) any officer or director of an "affiliate" as defined therein.

     Section 6.6.  Additional Powers and Duties.  In addition to the foregoing
                   ----------------------------
especially enumerated powers and duties, the several officers of the Company shall perform such other duties and exercise such

                                 Exhibit H - 14
further powers as may be provided by law, the Certificate or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

     Section 6.7.  Voting Upon Stocks.  Unless otherwise ordered by the Board,
                   ------------------
the President or any other officer of the Company designated by the President shall have full power and authority on behalf of the Company to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation or entity in which the Company may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Company, as the owner or holder thereof, might have possessed and exercised if present. The President or any other officer of the Company designated by the President may also execute and deliver on behalf of the Company powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Company. The Board may, from time to time, by resolution confer like powers upon any other person or persons.


                                 ARTICLE VII.

                              SHARE CERTIFICATES

     Section 7.1.  Entitlement to Certificates.  Every holder of the capital
                   ---------------------------
stock of the Company, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by him.

     Section 7.2.  Multiple Classes of Stock.  If the Company shall be
                   -------------------------
authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

     Section 7.3.  Signatures.  Each certificate representing capital stock of
                   ----------
the Company shall be signed by or in the name of, the Company by (1) the President or a Vice President; and (2) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

     Section 7.4.  Issuance and Payment.  Subject to any provision of applicable
                   --------------------
law, the Certificate or these Bylaws, shares of capital stock of the Company may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid.

     Section 7.5.  Lost, Stolen or Destroyed Certificates.  The Board may direct
                   --------------------------------------
a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the

                                 Exhibit H - 15
certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 7.6.  Transfer of Stock.  Upon surrender to the Company or its
                   -----------------
transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

     Section 7.7.  Registered Stockholders.  The Company shall be entitled to
                   -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                 ARTICLE VIII.

                                INDEMNIFICATION

     Section 8.1.  General.  The Company shall indemnify any person who was or
                   -------
is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), because he is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the written request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

     Section 8.2.  Actions by or in the Right of the Company.  The Company shall
                   -----------------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor because he is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the written request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect to any claim, issue

                                 Exhibit H - 16
or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 8.3.  Board Determinations.  Any indemnification under Sections 8.1
                   --------------------
and 8.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel (which may be counsel ordinarily used by, the Company) in a written opinion, or (3) by the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     Section 8.4.  Advancement of Expenses.  Expenses incurred by a director or
                   -----------------------
officer of the Company in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Company) or may (in the case of any pending threatened action, suit or proceeding against an officer) be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by law or in this Article VIII.

     Section 8.5.  Nonexclusive.  The indemnification and advancement of
                   ------------
expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Company seeking indemnification or advancement of expenses may be entitled under any other provision of there Bylaws or by the Certificate, an agreement, a vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 8.6  Indemnification of Employees and Agents of the Company.  The
                  ------------------------------------------------------
Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Company to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the Company.

     Section 8.7.  Insurance.  The Company may purchase and maintain insurance
                   ---------
on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under provisions of applicable law, the Certificate or this Article VIII.

     Section 8.8.  Certain Definitions.  For this Article VIII, (a) references
                   -------------------
to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued, would have the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is serving at the request of

                                 Exhibit H - 17
such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with, respect to an employee benefit plan; and (d) references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this
Article VIII.

     Section 8.9.  Change in Governing Law.  Upon any amendment or addition to
                   -----------------------
Section 145 of the DGCL or the addition of any other section to such law which shall limit indemnification rights thereunder, the Company shall, to the extent permitted by the DGCL, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) because he is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.


                                  ARTICLE IX.

                INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

     Section 9.1.  Validity.  Any contract or other transaction between the
                   --------
Company and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer, or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

     Section 9.2.  Disclosure, Approval.  The foregoing shall, however, apply
                   --------------------
only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:

             (1) to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority to carry the vote; or

             (2) to the stockholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested stockholder to be counted for quorum and voting purposes.

     Section 9.3.  Nonexclusive.  This provision shall not be construed to
                   ------------
invalidate any contract or transaction which would be valid in the absence of this provision.

                                 Exhibit H - 18

                                  ARTICLE X.

                                 MISCELLANEOUS

     Section 10.1  Place of Meetings.  All stockholders, directors and committee
                   -----------------
meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

     Section 10.2.  Fixing Record Dates.  So that the Company may determine the
                    -------------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or to effect any other lawful action, or to make a determination of stockholders for any other proper purpose, the Board may fix, in advance, a record date for any such determination of stockholders, which shall not be more than 60 nor less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In the absence of any action by the Board, the date on which a notice of meeting is given, or the date the Board adopts the resolution declaring a dividend or other distribution or allotment or approving any change, conversion or exchange, as the case may be, shall be the record date. A record date validly fixed for any meeting of stockholders and the determination of stockholders entitled to vote at such meeting shall be valid for any adjournment of said meeting except where such determination has been made through the closing of stock transfer books and the stated period of closing has expired.

     Section 10.3.  Means of Giving Notice.  Except as expressly provided
                    ----------------------
elsewhere herein, whenever under law, the Certificate or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegraph, telex, or facsimile transmission, addressed to such director or stockholder at his address, telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be.

     Section 10.4.  Waiver of Notice.  Whenever notice is required to be given
                    ----------------
under any provision of law or of the Certificate or of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or of directors or of a committee shall constitute waiver of notice of such meeting, except where otherwise provided by law.

     Section 10.5.  Attendance via Communications Equipment.  Unless otherwise
                    ---------------------------------------
restricted by law, the Certificate or these Bylaws, members of the Board or any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 10.6.  Dividends.  Dividends on the capital stock of the Company,
                    ---------
paid in cash, property, or securities of the Company and as may be limited by applicable law and applicable provisions of the Certificate (if any), may be declared by the Board at any regular or special meeting.

                                 Exhibit H - 19

     Section 10.7.  Reserves.  Before payment of any dividends, there may be set
                    --------
aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company to be distributed to stockholders, or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

     Section 10.8.  Reports to Stockholders.  The Board shall present at each
                    -----------------------
annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

     Section 10.9.  Checks, Notes and Contracts.  Checks and other orders for
                    ---------------------------
the payment of money shall be signed by such person or persons as the Board shall from time to time by resolution determine. Contracts and other instruments or documents may be signed in the name of the Company by the President or by any other officer authorized to sign such contract, instrument or document by the Board, and such authority may be general or confined to specific instances.

     Checks and other orders for the payment of money made payable to the Company may be endorsed for deposit to the credit of the Company, with a depositary authorized by resolution of the Board, by the President or Treasurer or such other persons as the Board may from time to time by resolution determine.

     Section 10.10. Loans.  No loans and no renewals of any loans shall be
                    -----
contracted on behalf of the Company except as authorized by the Board. When authorized so to do by the Board, any officer or agent of the Company may effect loans and advances for the Company from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Company. When authorized so to do by the Board, any officer or agent of the Company may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Company, any and all stocks, securities and other personal property at any time held by the Company, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

     Section 10.11. Fiscal Year.  The fiscal year of the Company shall begin on
                    -----------
the first day of August in each year and terminate on the final day of July in the succeeding calendar year.

     Section 10.12. Seal.  The seal of the Company shall be in such form as
                    ----
shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     Section 10.13. Books and Records.  The Company shall keep correct and
                    -----------------
complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

     Section 10.14. Resignation.  Any director, committee member, officer or
                    -----------
agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                 Exhibit H - 20

     Section 10.15. Surety Bonds.  Such officers and agents of the Company (if
                    ------------
any) as the President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the President or the Board may determine. The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the Secretary.

     Section 10.16. Amendments.  These Bylaws may from time to time be altered,
                    ----------
amended or repealed and new Bylaws may be adopted, as provided in the Certificate.



                          [NEXT PAGE IS ADOPTION PAGE]

                                 Exhibit H - 21

                                   EXHIBIT I

             TEXT OF ONTARIO BUSINESS CORPORATION ACT SECTION 185


     (1) Rights of Dissenting Shareholders. Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

          (a) amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

          (b) amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

          (c)  amalgamate with another corporation under sections 175 and 176;

          (d) be continued under the laws of another jurisdiction under section 181; or

          (e) sell, lease or exchange all or substantially all its property under subsection 184(3),

a holder of shares of any class or series entitled to vote on the resolution may dissent.

     (2) Idem. If a corporation resolves to amend its articles in a manner referred to in subsection 170(1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

          (a) clause 170(1)(a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

          (b)  subsection 170(5) or (6).

     (3) Exception. A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

          (a) amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

          (b) deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

     (4) Shareholder's Right to be Paid Fair Value. In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

                                 Exhibit I - 1

     (5) No Partial Dissent. A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

     (6) Objection. A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent.

     (7) Idem. The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

     (8) Notice of adoption or resolution. The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.

     (9) Idem. A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

     (10) Demand for Payment of Fair Value. A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

          (a)  the shareholder's name and address;

          (b) the number and class of shares in respect of which the shareholder dissents; and

          (c)  a demand for payment of the fair value of such shares.

     (11) Certificates to be Sent In. Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

     (12) Idem.  A dissenting shareholder who fails to comply with subsections
(6), (10) and (11) has no right to make a claim under this section.

     (13) Endorsement on Certificate. A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

     (14) Rights of Dissenting Shareholder. On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

          (a) the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

                                 Exhibit I - 2

          (b) the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

          (c) the directors revoke a resolution to amend the articles under subsection 168(3), terminate an amalgamation agreement under subsection 176(5) or an application for continuance under subsection 181(5), or abandon a sale, lease or exchange under subsection 184(8), in which case the dissenting shareholder's rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

     (15) Offer to Pay. A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

          (a) a written offer to pay for the dissenting shareholder's shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

          (b) if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

     (16) Idem. Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

     (17) Idem. Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

     (18) Application to Court to Fix Fair Value. Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

     (19) Idem.  If a corporation fails to apply to the court under subsection
(18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

     (20) Idem. A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

     (21) Costs. If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to borne by the corporation unless the court otherwise orders.

     (22) Notice to Shareholders. Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may

                                 Exhibit I - 3
be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

          (a)  has sent to the corporation the notice referred to in subsection
               (10); and

          (b) has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder's right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.

     (23) Parties Joined. All dissenting shareholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

     (24) Idem. Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.

     (25) Appraisers. The court may in it discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

     (26) Final Order. The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favor of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22)(a) and (b).

     (27) Interest. The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

     (28) Where Corporation Unable to Pay. Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that is unable lawfully to pay dissenting shareholders for their shares.

     (29) Idem. Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

          (a) withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder's full rights are reinstated; or

          (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

                                 Exhibit I - 4

     (30) Idem. A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

          (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

          (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

     (31) Court Order. Upon application by a corporation that proposed to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission.

     (32) Commission May Appear. The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31) if the corporation is an offering corporation.

                                 Exhibit I - 5

                                   EXHIBIT J

                     CERTIFICATE OF INCORPORATION OF ATSI
        (to be filed in Delaware in connection with the Domestication)


                                     ATSI

                          CERTIFICATE OF INCORPORATION



     THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:


                                  ARTICLE I.

                                     NAME

     The name of this company (the "Company") is ATSI Merger Corp.

                                  ARTICLE II.

                                   BUSINESS

     The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                 ARTICLE III.

                           AUTHORIZED CAPITAL STOCK

     A.   Authorization of Shares
          -----------------------

          The total number of shares of capital stock which the Company shall have the authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

     B.   Common Stock
          ------------

          (1) Dividends.  The holders of shares of Common Stock shall be
              ---------
     entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Company, subject to any preferential payments to which the holders of shares of any series of Preferred Stock shall be entitled as may be stated and expressed pursuant to the resolution establishing any such series of Preferred Stock.


                                  Exhibit J-1

          (2) Liquidation.  In the event of any liquidation, dissolution or
              -----------
     winding up of the Company, whether voluntary or involuntary, after payment shall have been made to any holders of shares of any series of Preferred Stock then outstanding of the full amounts of preferential payments to which they shall respectively be entitled as may be stated and expressed pursuant to the resolution establishing any such series of Preferred Stock, the holders of shares of Common Stock then outstanding shall be entitled to share ratably based upon the number of shares of Common Stock held by them in all remaining assets of the Company available for distribution to its shareholders.

          (3) Voting Rights.  All shares of Common Stock shall be identical with
              -------------
     each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote.

     C.   Preferred Stock
          ---------------

          The Board of Directors is authorized to establish, from time to time, one or more series of any class of shares, to increase or decrease the number within each series, and to fix the designations, powers, preferences and relative, participating, optional or other rights of such series and any qualifications, limitations or restrictions thereof.

                                  ARTICLE IV.

                               REGISTERED OFFICE

     The street address of the Company's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805, and the name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE V.

                             ELECTION OF DIRECTORS

     A. The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Company's Board of Directors (the "Board"). The total number of directors constituting the entire Board shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board.

     B. The Board shall be divided into three classes, Class A, Class B and Class C. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term expiring at the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for an initial term expiring at the annual meeting following the end of the Company's 1997 fiscal year, the directors first elected to Class B shall serve for an initial term expiring at the second annual meeting next following the end of the Company's 1997 fiscal year, and the directors first elected to Class C shall serve for an initial term expiring at the third annual meeting next following the end of the Company's 1997 fiscal year. The foregoing notwithstanding, except as otherwise provided in this Certificate or any resolution or resolutions of the Board designating a series of Preferred Stock, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to any resolution or resolutions of the Board designating a series of Preferred Stock, and except as


                                  Exhibit J-2
otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.

     C. Except as otherwise provided for herein, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of this Certificate, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

     D. Except as otherwise provided in any resolution or resolutions of the Board designating a series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then-outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

                                  ARTICLE VI.

                           MEETINGS OF STOCKHOLDERS

     A. Meetings of stockholders of the Company ("Stockholder Meetings") may be held within or without the State of Delaware, as the Bylaws may provide. Except as otherwise provided in any resolution or resolutions of the Board designating a series of Preferred Stock, special Stockholder Meetings may be called only by (i) the President of the Company or (ii) the Board pursuant to a resolution adopted by a majority of the then-authorized number of directors of the Company. Special Stockholder Meetings may not be called by any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the Bylaws of the Company (the "Bylaws") shall so provide.

     B. In addition to the powers conferred on the Board by this Certificate and by the Delaware General Corporation Law, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Company, to adopt, amend or repeal the Bylaws, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, Bylaws relating to (i) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board, (ii) regulation of the attendance at annual or special Stockholder Meetings by persons other than holders of record or their proxies, and (iii) regulation of the business that may properly be brought by a stockholder of the Company before an annual or special meeting of stockholders of the Company.

                                  ARTICLE VII.

                              STOCKHOLDER CONSENT

     Except as otherwise provided in any resolution or resolutions of the Board designating a series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a


                                  Exhibit J-3
meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

                                 ARTICLE VIII.

                            LIMITATION OF LIABILITY

     A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Company or stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after the date of filing of this Certificate to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                  ARTICLE IX.

                                  SECTION 203

     The Company shall be governed by Section 203 of the Delaware General Corporation Law.

                                   ARTICLE X.

                                INDEMNIFICATION

     The Company shall indemnify each director and officer of the Company who may be indemnified, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), as it may be amended from time to time, in each and every situation where the Company is obligated to make such indemnification pursuant to Section 145. In addition, the Company shall indemnify each of the Company's directors and officers in each and every situation where, under Section 145, the Company is not obligated, but is permitted or empowered, to make such indemnification. The Company may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board deems advisable, as permitted by such section. The Company shall promptly make or cause to be made any determination which Section 145 requires.

                                  ARTICLE XI.

                       AMENDMENT OF CORPORATE DOCUMENTS

     A.   Certificate.  Whenever any vote of the holders of voting shares of
          -----------
capital stock of the Company is required by law to amend, alter, repeal or rescind any provision of this Certificate, then in addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock, as provided in any resolution or resolutions of the Board designating a series of Preferred Stock, such alteration, amendment, repeal or rescission (a "Change") of any provision of this


                                  Exhibit J-4

Certificate must be approved by at least a majority of the then-authorized number of directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding voting shares of capital stock of the Company, voting together as a single class; provided, however, that if any such Change relates to Articles III, V, VI, VII, VIII, IX, X or to this Article XI, such Change must also be approved by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding voting shares of capital stock of the Company, voting together as a single class; provided further, however, that the vote(s) required by the immediately preceding clause shall not be required if such Change has been first approved by at least two-thirds of the then-authorized number of directors.

          Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     B.   Bylaws.  In addition to any affirmative vote required by law, any
          ------
Change of the Bylaws may be adopted either (i) by the Board by the affirmative vote of at least a majority of the then-authorized number of directors, or (ii) by the stockholders by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding voting shares of capital stock of the Company, voting together as a single class.

                                  ARTICLE XII.

                                   EXISTENCE

     The Company is to have perpetual existence.

                                 ARTICLE XIII.

                                RELATED PARTIES

     A. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or


                                  Exhibit J-5

          (3) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board, a committee or the stockholders.

     B. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.


                                  Exhibit J-6

                                  EXHIBIT K

                                BYLAWS OF ATSI
   (to be adopted by the Board of Directors of ATSI in connection with the
                                Domestication)


                                    BYLAWS



                                      OF



                                     ATSI

                                 Exhibit K - 1

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I.          OFFICES...............................................    1
     Section 1.1.   Registered Office.....................................    1
     Section 1.2.   Additional Offices....................................    1

ARTICLE II.         STOCKHOLDERS MEETINGS.................................    1
     Section 2.1.   Annual Meetings.......................................    1
     Section 2.2.   Special Meetings......................................    1
     Section 2.3.   Notices...............................................    1
     Section 2.4.   Quorum................................................    1
     Section 2.5.   Organization and Conduct of Meetings..................    2
     Section 2.6.   Notification of Stockholder Business..................    2
     Section 2.7.   Voting of Shares......................................    3
                    2.7.1.  Voting Lists..................................    3
                    2.7.2.  Votes Per Share...............................    3
                    2.7.3.  Proxies.......................................    4
                    2.7.4.  Required Vote.................................    4
                    2.7.5.  Consents in Lieu of Meeting...................    4
     Section 2.8.   Inspectors of Election................................    4

ARTICLE III.        DIRECTORS...............................................  5
     Section 3.1.   Purpose.................................................  5
     Section 3.2.   Number and Class........................................  5
     Section 3.3.   Election................................................  5
     Section 3.4.   Notification of Nominations.............................  5
     Section 3.5.   Vacancies and Newly Created Directorships...............  6
                    3.5.1.  Vacancies.......................................  6
                    3.5.2.  Newly Created Directorships.....................  6
     Section 3.6.   Removal.................................................  7
     Section 3.7.   Compensation............................................  7

ARTICLE IV.         BOARD MEETINGS..........................................  7
     Section 4.1.   Regular Meetings........................................  7
     Section 4.2.   Special Meetings........................................  7
     Section 4.3.   Organization, Conduct of Meetings.......................  7
     Section 4.4.   Quorum, Required Vote...................................  7
     Section 4.5.   Consent In Lieu of Meeting..............................  8

ARTICLE V.          COMMITTEES OF DIRECTORS.................................  8
     Section 5.1.   Establishment; Standing Committees......................  8
                    5.1.1.  Executive Committee.............................  8
                    5.1.2.  Finance Committee...............................  8
                    5.1.3.  Conflicts and Audit Committee...................  8
                    5.1.4.  Compensation Committee..........................  9
     Section 5.2.   Available Powers........................................  9
     Section 5.3.   Unavailable Powers......................................  9


                                 Exhibit K - 2

      Section 5.4.  Alternate Members......................................  10
      Section 5.5.  Procedures.............................................  10

ARTICLE VI.        OFFICERS................................................  10
     Section 6.1.  Executive Officers; Term of Office......................  10
     Section 6.2.  Powers and Duties.......................................  11
                   6.2.1.  President.......................................  11
                   6.2.2.  Vice Presidents.................................  11
                   6.2.3.  Secretary.......................................  11
                   6.2.4.  Treasurer.......................................  11
                   6.2.5.  Assistant Secretary.............................  11
                   6.2.6.  Assistant Treasurer.............................  12
     Section 6.3.  Resignations and Removal................................  12
     Section 6.4.  Vacancies...............................................  12
     Section 6.5.  Compensation, Vacancies.................................  12
     Section 6.6.  Additional Powers and Duties............................  12
     Section 6.7.  Voting Upon Stocks......................................  12

ARTICLE VII.       SHARE CERTIFICATES......................................  13
     Section 7.1.  Entitlement to Certificates.............................  13
     Section 7.2.  Multiple Classes of Stock...............................  13
     Section 7.3.  Signatures..............................................  13
     Section 7.4.  Issuance and Payment....................................  13
     Section 7.5.  Lost, Stolen or Destroyed Certificates..................  13
     Section 7.6.  Transfer of Stock.......................................  14
     Section 7.7.  Registered Stockholders.................................  14

ARTICLE VIII.      INDEMNIFICATION.........................................  14
     Section 8.1.  General.................................................  14
     Section 8.2.  Actions by or in the Right of the Company...............  14
     Section 8.3.  Board Determinations....................................  15
     Section 8.4.  Advancement of Expenses.................................  15
     Section 8.5.  Nonexclusive............................................  15
     Section 8.6   Indemnification of Employees and Agents of the Company..  15
     Section 8.7.  Insurance...............................................  16
     Section 8.8.  Certain Definitions.....................................  16
     Section 8.9.  Change in Governing Law.................................  16

ARTICLE IX.        INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS.........  16
     Section 9.1.  Validity................................................  16
     Section 9.2.  Disclosure, Approval....................................  17
     Section 9.3.  Nonexclusive............................................  17

ARTICLE X.         MISCELLANEOUS...........................................  17
     Section 10.1  Place of Meetings.......................................  17
     Section 10.2. Fixing Record Dates.....................................  17
     Section 10.3. Means of Giving Notice..................................  18
     Section 10.4. Waiver of Notice........................................  18
     Section 10.5. Attendance via Communications Equipment.................  18

                                 Exhibit K - 3

     Section 10.6.   Dividends.............................................  18
     Section 10.7.   Reserves..............................................  18
     Section 10.8.   Reports to Stockholders...............................  18
     Section 10.9.   Checks, Notes and Contracts...........................  18
     Section 10.10.  Loans.................................................  19
     Section 10.11.  Fiscal Year...........................................  19
     Section 10.12.  Seal..................................................  19
     Section 10.13.  Books and Records.....................................  19
     Section 10.14.  Resignation...........................................  19
     Section 10.15.  Surety Bonds..........................................  19
     Section 10.16.  Amendments............................................  20

                                 Exhibit K - 4

                                    BYLAWS
                                      OF
                               ATSI MERGER CORP.



                                  ARTICLE I.

                                    OFFICES

     Section 1.1.  Registered Office.  The registered office of the Company
                   -----------------
within the State of Delaware shall be located at the principal place of business in said state of such Company or individual acting as the Company's registered agent in Delaware.

     Section 1.2.  Additional Offices.  The Company may, in addition to its
                   ------------------
registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Company (the Board) may from time to time determine or as the business and affairs of the Company may require.


                                  ARTICLE II.

                             STOCKHOLDERS MEETINGS

     Section 2.1.  Annual Meetings.  Annual meetings of stockholders shall be
                   ---------------
held at a place and time on any weekday which is not a holiday as shall be designated by the Board and stated in the notice of the meeting, at which meeting the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

     Section 2.2.  Special Meetings.  Special meetings of the stockholders, for
                   ----------------
any purpose or purposes, shall be called in the manner prescribed by Article VI of the Certificate of Incorporation (the Certificate).

     Section 2.3.  Notices.  Written notices of each stockholders meeting
                   -------
stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat at the address of such stockholder as reflected in the records of the Company. Such notice shall be given by or at the direction of the party calling such meeting not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is being called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

     Section 2.4.  Quorum.  At any stockholders meeting, the holders present in
                   ------
person or by proxy of a majority of the voting power of the shares of capital stock of the Company entitled to vote thereat shall constitute a quorum of the stockholders for all purposes (unless the representation of a larger number of shares shall be required by law or by the Certificate, in which case the representation of the number of shares so required shall constitute a quorum).

     The holders of a majority of the voting power of the Shares of capital stock of the Company entitled to vote which are present in person or by proxy at any meeting (whether or not constituting a quorum of the outstanding shares) may adjourn the meeting from time to time without notice other than by announcement thereat; and at any adjourned meeting at which a quorum shall be present, any business may be transacted

                                 Exhibit K - 5
which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjournment or adjournments thereof. However, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.5.  Organization and Conduct of Meetings.  Such person as the
                   ------------------------------------
Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his absence, such person as may be chosen by the holders of shares representing a majority of the votes which could be cast by those present, in person or by proxy and entitled to vote, shall call to order any meeting of the stockholders and act as chairman of the meeting.

     The Secretary shall act as secretary of all stockholders meetings; but, in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

     The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and for the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(v) limitation on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     Proceedings at every stockholders meeting shall, at the election of the chairman, comply with Robert's Rules of Order (latest published edition).

     Section 2.6.  Notification of Stockholder Business.  All business properly
                   ------------------------------------
brought before an annual meeting shall be transacted at such meeting. Subject to the right of stockholders to elect a chairman of the meeting, as set forth in
Section 2.5, business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) brought before the meeting by a stockholder of record entitled to vote at such meeting if written notice of such stockholder's intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the annual meeting; provided, however, that if the annual meeting is adjourned, and the Company is required by Delaware law to give notice to stockholders of the adjourned meeting date, written notice of such stockholder's intent to bring such business before the meeting must be delivered to or received by the Secretary no later than the close of business on the fifth day following the earlier of (1) the date the Company makes public, disclosure of the date of the adjourned meeting or (2) the date on which notice of such adjourned meeting is first given to stockholders. Each notice given by such stockholder shall set forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the

                                 Exhibit K - 6
name and address of the stockholder who intends to propose such business; (C) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (D) any material interest of the stockholder, if any, in such business. The chairman of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure. For this
Section 2.6, public disclosure shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     Section 2.7.  Voting of Shares.
                   ----------------

          Section 2.7.1.  Voting Lists.  The officer or agent who has charge of
                          ------------
the stock ledger of the Company shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at said meeting.

          Section 2.7.2.  Votes Per Share.  Each outstanding share of capital
                          ---------------
stock shall be entitled to vote in accordance with the provisions for voting included in the Certificate. In determining the number of shares of stock required by law, by the Certificate or by the Bylaws to be represented for any purpose, or to determine the outcome of any matter submitted to stockholders for approval or consent, the number of shares represented or voted shall be weighted in accordance with the provisions of the Certificate regarding voting powers of each class of stock. Any reference in these Bylaws to a majority or a particular percentage of the voting stock or a majority or a particular percentage of the capital stock shall be deemed to refer to a majority or a particular percentage, respectively, of the voting power of such stock. Issues shall be determined by a class vote only when a class vote is required by law or the Certificate.

          Section 2.7.3.  Proxies.  Every Stockholder entitled to vote at a
                          -------
meeting or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

          Section 2.7.4.  Required Vote.  When a quorum is present at any
                          -------------
meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Certificate

                                 Exhibit K - 7
or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 2.7.5.  Consents in Lieu of Meeting.  Pursuant to Article VII
                          ---------------------------
of the Company's Certificate, no action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless, subject to certain exceptions contained in the Certificate, the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

     Section 2.8.  Inspectors of Election.  The Company shall, in advance of any
                   ----------------------
meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman or the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

     The inspector or inspectors so appointed or designated shall: (a) ascertain the number of shares of capital stock of the Company outstanding and the voting power of each such share; (b) determine the shares of capital stock of the Company represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares of capital stock of the Company represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.


                                 ARTICLE III.

                                   DIRECTORS

     Section 3.1.  Purpose.  The business and affairs of the Company shall be
                   -------
managed by or under the direction of the Board acting by not less than a majority of the directors then in office. The Board shall exercise all such powers of the Company and do all such lawful acts and things as are not by law, the Certificate or these Bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

     Section 3.2.  Number and Class.  The number of directors constituting the
                   ----------------
Board shall never be less than one (1), and shall be determined by resolution of the Board. At each election held after the initial elections, directors elected to succeed such directors whose terms expire shall be elected for a term of office which shall expire at the third succeeding annual meeting of stockholders after their election. The foregoing notwithstanding, except as otherwise provided in the Certificate or any resolution or resolutions of the Board designating a series of preferred stock of the Company, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof

                                 Exhibit K - 8
shall be entitled to elect one or more directors pursuant to the provisions of the Certificate or any resolution or resolutions of the Board designating a series of preferred stock of the Company, and except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors. Except as otherwise provided in the Certificate, directors need not be stockholders.

     Section 3.3.  Election.  Directors shall be elected by the stockholders by
                   --------
plurality vote at a stockholders meeting as provided in the Certificate and these Bylaws, and each director shall hold office until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal from office.

     Section 3.4.  Notification of Nominations.  Subject to the rights of the
                   ---------------------------
holders of any one or more series of Preferred Stock then outstanding, nominations for the election of directors may be made by the Board or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persons for election as directors at such meeting only if written notice of such stockholder's intent to make such nomination is delivered to, or mailed, postage prepaid, and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the meeting; provided, however,that if the meeting is adjourned, and the Company is required by Delaware law to give notice to stockholders of the adjourned meeting date, written notice of such stockholder's intent to make such nomination at such adjourned meeting must be delivered to or received by the Secretary no later than the close of business on the fifth day following the earlier of (1) the date the Company makes public disclosure of the date of the adjourned meeting or (2) the date on which notice of such adjourned meeting is first given to stockholders. Each notice given by such stockholder shall set forth: (A) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (E) the written consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person made without compliance with the foregoing procedure. For this
Section 3.4, public disclosure shall be deemed to be first given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     Section 3.5.  Vacancies and Newly Created Directorships.
                   -----------------------------------------

          Section 3.5.1.  Vacancies.  Any vacancy occurring in the Board shall
                          ---------
be filled in accordance with Article V of the Certificate. A director elected to fill a vacancy shall hold office until his successor has been duly elected and qualified or until his earlier death, resignation or removal from office.

                                 Exhibit K - 9

          Section 3.5.2.  Newly Created Directorships.  A directorship to be
                          ---------------------------
filled because an increase in the number of directors shall be filled in accordance with Article V of the Certificate. A director elected to fill a newly-created directorship shall hold office until his successor has been duly elected and qualified or until his earlier death, resignation or removal from office.

     Section 3.6.  Removal.  Any director or the entire Board may be removed in
                   -------
accordance with the procedures set forth in Article V of the Certificate.

     Section 3.7.  Compensation.  Unless otherwise restricted by law, the
                   ------------
Certificate or these Bylaws, the Board shall have the authority to fix compensation of directors. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board and/or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation.


                                  ARTICLE IV.

                                BOARD MEETINGS

     Section 4.1.  Regular Meetings.  Regular meetings of the Board shall be
                   ----------------
held at such times and places as the Board shall determine. No notice shall be required for any regular meeting of the Board; but a notice of the fixing or changing of the time or place of regular meetings shall be mailed to every director at least five days before the first meeting held pursuant to the notice.

     Section 4.2.  Special Meetings.  Special meetings of the Board (i) may be
                   ----------------
called by the President and (ii) shall be called by the President or Secretary on the written request of two or more directors. Notice of each special meeting of the Board shall be given to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery; two days before the meeting if such notice is delivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by law, the Certificate or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

     Section 4.3.  Organization, Conduct of Meetings.  The Board of Directors
                   ---------------------------------
may, if it chooses, elect a Chairman of the Board and a Vice Chairman of the Board from its members. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting; but in his absence the secretary of the meeting shall be such person as the chairman of the meeting appoints.

     Section 4.4.  Quorum, Required Vote.  A majority of the directors shall
                   ---------------------
constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

                                 Exhibit K - 10

     Section 4.5.  Consent In Lieu of Meeting.  Unless otherwise restricted by
                   --------------------------
the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken by written consent in lieu of a meeting in accordance with applicable provisions of law.


                                  ARTICLE V.

                            COMMITTEES OF DIRECTORS

     Section 5.1.  Establishment; Standing Committees.  The Board may by
                   ----------------------------------
resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. Such committees may include the following standing committees, which committees, if established, shall have and may exercise the following powers and authority

          Section 5.1.1.  Executive Committee.  The Executive Committee shall
                          -------------------
have and may exercise all the powers of the Board delegable, by law in the management of the business and affairs of the Company, unless the resolution creating such committee or further defining its powers provides otherwise, in which case the Executive Committee shall have and exercise the powers so provided in such resolution or resolutions. The Executive Committee shall be comprised of the Chairman of the Board and such other director or directors as the Board by resolution shall appoint thereto. In addition to the foregoing, the Executive Committee shall have such other powers and duties as shall be specified by the Board in a resolution or resolutions.

          Section 5.1.2.  Finance Committee.  The Finance Committee shall, from
                          -----------------
time to time, meet to review the Company's consolidated operating and financial affairs, both with respect to the Company and its subsidiaries, if any, and to report its findings and recommendations to the Board for final action. The Finance Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Finance Committee shall not be binding on the Board, except when, pursuant to Section 5.2, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Finance Committee shall be determined by the Board by resolution.

          Section 5.1.3.  Conflicts and Audit Committee.  The Conflicts and
                          -----------------------------
Audit Committee shall, from time to time, but no less than two times per year, meet to review and monitor the financial and cost accounting practices and procedures of the Company and its subsidiaries, if any, and to report its findings and recommendations to the Board for final action. In addition, the Conflicts and Audit Committee shall recommend an independent public accountant to audit the Company's financial statements and perform other accounting services for the Company to the Board for submission to the stockholders for approval. Furthermore, the Conflicts and Audit Committee will, at the request of the Board by resolution, review specific matters as to which the Board believes there may be a conflict of interest between the Company and an affiliate, officer and/or director of the Company to determine if the resolution of such conflict proposed by the Board or management of the Company, as the case may be, is fair and reasonable. The composition of the Conflicts and Audit Committee shall meet the requirements of any national securities exchange or national market system on which the Company lists any of its capital stock. The Conflicts and Audit Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Conflicts and Audit Committee shall not be binding on the Board, except when, pursuant to Section 5.2, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Conflicts and Audit Committee shall be determined by the Board by resolution. In addition to the foregoing, the specific duties of the

                                 Exhibit K - 11

Conflicts and Audit Committee shall be determined by the Board by resolution. For this Section, "affiliate" shall include (i) any entity that is an "affiliate" within the meaning set forth in Section 12b-2 of Regulation 12B promulgated under the Securities Exchange Act of 1934, as amended, and (ii) any officer or director of an "affiliate" as defined therein.

          Section 5.1.4.  Compensation Committee.  The Compensation Committee
                          ----------------------
shall, from time to time, meet to review the various compensation plans, policies and practices of the Company and its subsidiaries, if any, and to report its findings and recommendations to the Board for final action. The Compensation Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Compensation Committee shall not be binding on the Board, except when, pursuant to Section 5.2, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Compensation Committee shall be determined by the Board by resolution.

     Section 5.2.  Available Powers.  Any committee established pursuant to
                   ----------------
Section 5.1, including the Executive Committee, the Finance Committee, the Conflicts and Audit Committee and the Compensation Committee, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee, and as limited by law, the Certificate, and these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of Delaware (the
DGCL), fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the company.

     Section 5.3.  Unavailable Powers.  No committee of the Board shall have the
                   ------------------
power or authority to amend the Certificate (except in connection with the issuance of capital stock as provided in the previous Section); adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property gad assets, a dissolution of the Company or a revocation of such a dissolution; amend the Bylaws of the Company; or, unless the resolution establishing such committee or the Certificate expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

     Section 5.4.  Alternate Members.  In the absence or disqualification of a
                   -----------------
member of a committee, (i) the Board may designate one or more directors as alternate members of any such committee or (ii) the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; provided, however, that any person or persons appointed pursuant to subparagraph (i) or (ii) are qualified to serve on such committee in accordance with these Bylaws and/or the resolutions establishing the same.

     Section 5.5.  Procedures.  Time, place and notice, if any, of meetings of a
                   ----------
committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board to serve on such committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the Certificate, these Bylaws or the resolution or resolutions establishing such committee. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at

                                 Exhibit K - 12
the meeting, until a quorum is present. Any member of any committee established pursuant to Section 5.1 shall serve until his successor is duly elected by the Board and qualified or until the earlier of his death or his resignation or removal from such committee or the Board. The Board by resolution shall have at any time and from time to time the power to change the membership of, fill any vacancies in, or dissolve any, committee established pursuant to Section 5.1; provided, however, that in no event shall the Audit and Conflicts Committee be dissolved once it is established nor shall the membership of any committee, including, without limitations the Audit and Conflicts Committee and the Executive Committee, be altered in any way if such alteration would cause such committee to fail to meet its membership standards as set forth in the resolutions or resolutions of the Board creating such committee.


                                  ARTICLE VI.

                                   OFFICERS

     Section 6.1.  Executive Officers; Term of Office.  The Board shall elect a
                   ----------------------------------
President, Secretary and Treasurer. The Board may elect one or more Vice Presidents (with such descriptive titles, if any, as the Board shall deem appropriate), one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board may determine. Vice Presidents, Assistant Secretaries and Assistant Treasurers may also be appointed by the President as provided in Section 6.2.1. Each officer shall hold office
                                -------------
until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in these Bylaws. Any number of offices may be held by the same person. The Board may require any officer to give bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may determine.

     Section 6.2.  Powers and Duties.  The officers of the Company shall have
                   -----------------
such powers and duties in the management of the Company as may be provided by applicable laws, the Certificate and these Bylaws, and as may be prescribed by the Board and, to the extent not so provided, as generally pertain and are incident to their respective offices, subject to the control of the Board. Without limiting the generality of the foregoing, the following officers shall have the respective duties and powers enumerated below:

          Section 6.2.1.  President.  The President shall be the chief executive
                          ---------
officer of the Company. He shall have the responsibility for the general management and control of the business and affairs of the Company and shall perform all duties and have all powers which are commonly incident to the office of chief executive. The President may sign and execute, in the name of the Company, stock certificates, deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except when signing and execution thereof shall be expressly and exclusively delegated by the Board or the Bylaws to some other person, or shall be required by law to be signed otherwise. The President shall also have the power to appoint Vice Presidents, Assistant Secretaries and Assistant Treasurers as he deems necessary from time to time. The President may remove such appointed officers at any time for or without cause. The President shall have general supervision and direction of all other officers, employees and agents of the Company.

          Section 6.2.2.  Vice Presidents.  The Vice President, or if there be
                          ---------------
more than one, the Vice Presidents in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the President or in the event of his inability or refusal to act, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the President or the Board may from time to time prescribe. The Vice President may sign certificates evidencing shares of stock of the Company.

                                 Exhibit K - 13

          Section 6.2.3.  Secretary.  The Secretary shall issue all authorized
                          ---------
notices for, and shall keep minutes of, all meetings of stockholders and the Board. He may sign certificates evidencing shares of stock of the Company. He shall have custody of the corporate seal and shall have authority to affix the seal to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of an Assistant Secretary. The Secretary shall keep and account for all books, documents, papers and records of the Company except those for which some other officer or agent is properly accountable.

          Section 6.2.4.  Treasurer.  The Treasurer shall be the chief
                          ---------
accounting and financial officer of the Company. He shall have the custody of the corporate funds and securities, and shall disburse the funds of the Company as are authorized. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and, when requested by the President or Board, shall render from time to time an accounting of all such transactions and of the financial condition of the Company. The Treasurer may sign certificates evidencing shares of stock of the Company.

          Section 6.2.5.  Assistant Secretary.  The Assistant Secretary, or if
                          -------------------
there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President, Secretary or Board may from time to time prescribe.

          Section 6.2.6.  Assistant Treasurer.  The Assistant Treasurer, or if
                          -------------------
there be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the President, Treasurer or Board may from time to time prescribe.

     Section 6.3.  Resignations and Removal.  Any officer may resign at any time
                   ------------------------
by giving written notice to the Board or, if the President is not resigning, to the President of the Company. Such resignation shall take effect at the time therein specified, or if no time is specified, upon receipt. Unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. All officers serve at the pleasure of the Board; any elected or appointed officer may be removed at any time for or without cause by the Board. Officers appointed by the President may also be removed at any time for or without cause by the President.

     Section 6.4.  Vacancies.  Any vacancy in any office because of death,
                   ---------
resignation, removal, disqualification or any other cause shall be filled for the unexpired term in the manner prescribed in these Bylaws for the regular election or appointment to such office.

     Section 6.5.  Compensation, Vacancies.  The Board shall have the power to
                   -----------------------
establish the compensation of officers of the Company or authorize the Company to enter into an agreement with an affiliate whereby the services of such officers, along with certain other services specified therein, are provided to the Company for a fee. To the extent not governed by such an agreement, the Board shall fill any vacancy in an office. Any of the powers granted in this Section may be delegated to a committee established pursuant to Section 5.1. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director. For this Section, "affiliate" shall include (i) any entity that is an "affiliate" within the meaning set forth in Section 12b-2 of Regulation 12B promulgated under the Securities Exchange Act of 1934, as amended, and (ii) any officer or director of an "affiliate" as defined therein.

     Section 6.6.  Additional Powers and Duties.  In addition to the foregoing
                   ----------------------------
especially enumerated powers and duties, the several officers of the Company shall perform such other duties and exercise such

                                 Exhibit K - 14
further powers as may be provided by law, the Certificate or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

     Section 6.7.  Voting Upon Stocks.  Unless otherwise ordered by the Board,
                   ------------------
the President or any other officer of the Company designated by the President shall have full power and authority on behalf of the Company to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation or entity in which the Company may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Company, as the owner or holder thereof, might have possessed and exercised if present. The President or any other officer of the Company designated by the President may also execute and deliver on behalf of the Company powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Company. The Board may, from time to time, by resolution confer like powers upon any other person or persons.


                                 ARTICLE VII.

                              SHARE CERTIFICATES

     Section 7.1.  Entitlement to Certificates.  Every holder of the capital
                   ---------------------------
stock of the Company, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by him.

     Section 7.2.  Multiple Classes of Stock.  If the Company shall be
                   -------------------------
authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

     Section 7.3.  Signatures.  Each certificate representing capital stock of
                   ----------
the Company shall be signed by or in the name of, the Company by (1) the President or a Vice President; and (2) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

     Section 7.4.  Issuance and Payment.  Subject to any provision of applicable
                   --------------------
law, the Certificate or these Bylaws, shares of capital stock of the Company may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid.

     Section 7.5.  Lost, Stolen or Destroyed Certificates.  The Board may direct
                   --------------------------------------
a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the

                                 Exhibit K - 15
certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 7.6.  Transfer of Stock.  Upon surrender to the Company or its
                   -----------------
transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

     Section 7.7.  Registered Stockholders.  The Company shall be entitled to
                   -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                 ARTICLE VIII.

                                INDEMNIFICATION

     Section 8.1.  General.  The Company shall indemnify any person who was or
                   -------
is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), because he is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the written request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

     Section 8.2.  Actions by or in the Right of the Company.  The Company shall
                   -----------------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor because he is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the written request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect to any claim, issue

                                 Exhibit K - 16
or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 8.3.  Board Determinations.  Any indemnification under Sections 8.1
                   --------------------
and 8.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel (which may be counsel ordinarily used by, the Company) in a written opinion, or (3) by the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     Section 8.4.  Advancement of Expenses.  Expenses incurred by a director or
                   -----------------------
officer of the Company in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Company) or may (in the case of any pending threatened action, suit or proceeding against an officer) be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by law or in this Article VIII.

     Section 8.5.  Nonexclusive.  The indemnification and advancement of
                   ------------
expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Company seeking indemnification or advancement of expenses may be entitled under any other provision of there Bylaws or by the Certificate, an agreement, a vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 8.6  Indemnification of Employees and Agents of the Company.  The
                  ------------------------------------------------------
Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Company to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the Company.

     Section 8.7.  Insurance.  The Company may purchase and maintain insurance
                   ---------
on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under provisions of applicable law, the Certificate or this Article VIII.

     Section 8.8.  Certain Definitions.  For this Article VIII, (a) references
                   -------------------
to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued, would have the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is serving at the request of

                                 Exhibit K - 17
such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with, respect to an employee benefit plan; and (d) references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this
Article VIII.

     Section 8.9.  Change in Governing Law.  Upon any amendment or addition to
                   -----------------------
Section 145 of the DGCL or the addition of any other section to such law which shall limit indemnification rights thereunder, the Company shall, to the extent permitted by the DGCL, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) because he is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.


                                  ARTICLE IX.

                INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

     Section 9.1.  Validity.  Any contract or other transaction between the
                   --------
Company and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer, or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

     Section 9.2.  Disclosure, Approval.  The foregoing shall, however, apply
                   --------------------
only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:

             (1) to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority to carry the vote; or

             (2) to the stockholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested stockholder to be counted for quorum and voting purposes.

     Section 9.3.  Nonexclusive.  This provision shall not be construed to
                   ------------
invalidate any contract or transaction which would be valid in the absence of this provision.

                                 Exhibit K - 18

                                  ARTICLE X.

                                 MISCELLANEOUS

     Section 10.1  Place of Meetings.  All stockholders, directors and committee
                   -----------------
meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

     Section 10.2.  Fixing Record Dates.  So that the Company may determine the
                    -------------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or to effect any other lawful action, or to make a determination of stockholders for any other proper purpose, the Board may fix, in advance, a record date for any such determination of stockholders, which shall not be more than 60 nor less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In the absence of any action by the Board, the date on which a notice of meeting is given, or the date the Board adopts the resolution declaring a dividend or other distribution or allotment or approving any change, conversion or exchange, as the case may be, shall be the record date. A record date validly fixed for any meeting of stockholders and the determination of stockholders entitled to vote at such meeting shall be valid for any adjournment of said meeting except where such determination has been made through the closing of stock transfer books and the stated period of closing has expired.

     Section 10.3.  Means of Giving Notice.  Except as expressly provided
                    ----------------------
elsewhere herein, whenever under law, the Certificate or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegraph, telex, or facsimile transmission, addressed to such director or stockholder at his address, telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be.

     Section 10.4.  Waiver of Notice.  Whenever notice is required to be given
                    ----------------
under any provision of law or of the Certificate or of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or of directors or of a committee shall constitute waiver of notice of such meeting, except where otherwise provided by law.

     Section 10.5.  Attendance via Communications Equipment.  Unless otherwise
                    ---------------------------------------
restricted by law, the Certificate or these Bylaws, members of the Board or any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 10.6.  Dividends.  Dividends on the capital stock of the Company,
                    ---------
paid in cash, property, or securities of the Company and as may be limited by applicable law and applicable provisions of the Certificate (if any), may be declared by the Board at any regular or special meeting.

                                 Exhibit K - 19

     Section 10.7.  Reserves.  Before payment of any dividends, there may be set
                    --------
aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company to be distributed to stockholders, or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

     Section 10.8.  Reports to Stockholders.  The Board shall present at each
                    -----------------------
annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

     Section 10.9.  Checks, Notes and Contracts.  Checks and other orders for
                    ---------------------------
the payment of money shall be signed by such person or persons as the Board shall from time to time by resolution determine. Contracts and other instruments or documents may be signed in the name of the Company by the President or by any other officer authorized to sign such contract, instrument or document by the Board, and such authority may be general or confined to specific instances.

     Checks and other orders for the payment of money made payable to the Company may be endorsed for deposit to the credit of the Company, with a depositary authorized by resolution of the Board, by the President or Treasurer or such other persons as the Board may from time to time by resolution determine.

     Section 10.10. Loans.  No loans and no renewals of any loans shall be
                    -----
contracted on behalf of the Company except as authorized by the Board. When authorized so to do by the Board, any officer or agent of the Company may effect loans and advances for the Company from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Company. When authorized so to do by the Board, any officer or agent of the Company may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Company, any and all stocks, securities and other personal property at any time held by the Company, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

     Section 10.11. Fiscal Year.  The fiscal year of the Company shall begin on
                    -----------
the first day of August in each year and terminate on the final day of July in the succeeding calendar year.

     Section 10.12. Seal.  The seal of the Company shall be in such form as
                    ----
shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     Section 10.13. Books and Records.  The Company shall keep correct and
                    -----------------
complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

     Section 10.14. Resignation.  Any director, committee member, officer or
                    -----------
agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                 Exhibit K - 20

     Section 10.15. Surety Bonds.  Such officers and agents of the Company (if
                    ------------
any) as the President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the President or the Board may determine. The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the Secretary.

     Section 10.16. Amendments.  These Bylaws may from time to time be altered,
                    ----------
amended or repealed and new Bylaws may be adopted, as provided in the Certificate.



                          [NEXT PAGE IS ADOPTION PAGE]

                                 Exhibit K - 21

================================================================================


     --------------------------------------------------------------------

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Available Information....................................................... (i)
Summary.....................................................................   1
Risk Factors................................................................  13
General Proxy Information...................................................  20
Domestication and Merger....................................................  23
Effect of Domestication on Shareholder Right................................  28
Dissent Rights of ATSI Shareholders.........................................  32
The 1996 Option Plan........................................................  34
Price Range of Common Shares................................................  40
Capitalization..............................................................  41
Selected Consolidated Financial Data........................................  42
Management's Discussion and Analysis of
  Financial Condition and Results of Operations.............................  44
Business....................................................................  52
Management..................................................................  75
Certain Transactions........................................................  81
Principal Shareholders......................................................  82
Description of ATSI Merger Corp. Securities.................................  83
Canadian and United States Income Tax Consideration.........................  87
Legal Opinions..............................................................  94
Shareholder Proposals.......................................................  94
Other Business at Annual and Special Meeting................................  94
Approval of Prospectus......................................................  94
Index to Financial Statements............................................... F-1
Stock Option Plan.................................................... Appendix A
Exhibits.................................................................. A - K

     --------------------------------------------------------------------

This Prospectus does not constitute an offer to sell any of the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the information set forth herein or in the business of the Company since the date hereof.

================================================================================


================================================================================

                              AMERICAN TELESOURCE
                              INTERNATIONAL INC.


                             31,959,620 Shares of
                                 Common Stock

                                      and

                              8,097,463 Warrants
                             to Purchase Shares of
                                 Common Stock




                               ATSI MERGER CORP.


                             31,959,620 Shares of
                                 Common Stock

                                      and

                              8,097,463 Warrants
                             to Purchase Shares of
                                 Common Stock




                             --------------------


                                  PROSPECTUS


                             ---------------------




                            ________________, 1996

                             The R-M Trust Company


==============================================================================

                              PART II TO FORM S-4

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) board of directors by a majority vote of directors who were not parties to such action, suit or proceeding even though less than a quorum, (ii) independent counsel if there are no such disinterested directors or if such directors so direct, or (iii) stockholders, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors of otherwise.

     ATSI's (upon Domestication) and ATSI Merger Corp.'s Certificate of Incorporation and Bylaws, copies of which are filed as Exhibits to this Registration Statement, provide, in substance, that directors and officers shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

     ATSI's (upon Domestication) and ATSI Merger Corp.'s Certificate of Incorporation, copies of which are filed as Exhibits to this Registration Statement, limit the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the DGCL. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation also provides that if the DGCL is amended after the approval of the Amended and Restated Certificate of incorporation also provides that if the DGCL is amended after the approval of the Amended and Restated Certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the full extent permitted by the DGCL, as so amended.

     Each ATSI Company has entered into or intends to enter into indemnification agreements with each of its directors and its executive officers. The indemnification agreements provide that the Company shall indemnify these individuals against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the Company) to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of the Company, provided that such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Company, such individuals may also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. The agreements also require indemnification of such individuals for all reasonable expenses incurred in connection with the successful defense of any action or claim and provide for partial indemnification in the case of any partially successful defense.

Item 21.  Exhibits and Financial Statement Schedules

          (a)   Exhibits.


   Exhibit
   Number                             Description
   -------                            -----------
    *3.1    Canadian Certificate of Incorporation of American TeleSource
            International Inc. ("ATSI")

    *3.2    Canadian Bylaws of ATSI

    *3.3    Certificate of Domestication of ATSI

 *,**3.4    Certificate of Incorporation of ATSI Merger Corp. ("ATSI Merger
            Corp."), as amended

    *3.5    Bylaws of ATSI Merger Corp.

   **3.6 Certificate of Incorporation of ATSI (to be filed in Delaware in connection with the Domestication)

   **3.7 Bylaws of ATSI (to be adopted by the Board of Directors of ATSI in connection with the Domestication)

    *4.1    Form of ATSI's Private Placement Warrant

  ***5.1    Opinion and Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

   **8.1 Opinion regarding United States Federal Income Tax Consequences of the Domestication and Merger

 ***10.1    Agreement between Telecomunicaciones de Mexico and ATSI, dated
            October 2, 1995

   *10.2    Form of ATSI's Customer Service Agreement for Private Networks

 ***10.3    Form of ATSI's Master Independent Marketing Agreement

   *10.4    Telecommunications Agreement, by and between ATSI-Texas and Long
            Distance Exchange Corp., dated December 13, 1994

 ***10.5    Zero plus-Zero minus Billing and Information Management Services
            Agreement, by and between ATSI-Texas and ZeroPlus Dialing, Inc., dated June 14, 1994

   *10.6    ATSI 1996 Option Plan

   *10.7    Credit Card Processing Agreements


   Exhibit
   Number                           Description
   -------                          -----------
    *10.8   Financing Agreement--Convertible Note made by ATSI-Texas in the amount of $100,000, payable to Robert G. Watt

 *,***10.9  Investment Banking Agreement, by and between Boles & Company, Inc.
            and ATSI, dated December 14, 1995, as amended.

    *10.10  FCC Radio Station Authorization-C Band

    *10.11  FCC Radio Station Authorization-Ku Band

    *10.12  Section 214 Certification from FCC

    *10.13  Carrier Termination Services Agreement, by and between U.S. Long
            Distance, Inc. and ATSI-Texas, dated September 15, 1994

    *10.14  Office Space Lease Agreement

  ***10.15  Employment Agreement with Arthur L. Smith

  ***10.16  Employment Agreement with H. Douglas Saathoff

  ***10.17  Employment Agreement with Craig K. Clement

  ***10.18  Employment Agreement with Everett Waller

  ***10.19  Form of director and executive officer Indemnification Agreement

 *,**11     Statement of Computation of Per Share Earnings

    *22     Subsidiaries of Registrant

 *,**23.1   Consent of Arthur Andersen LLP

  ***23.2   Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
            Exhibit 5.1)

   **24     Powers of Attorney (included on Signature Pages to the Registration
            Statement)

    *27     Financial Data Schedule

------------------------

*    Filed previously.
**   Filed herewith.
***  To be filed by amendment.

  (b) Financial Statement Schedules

Schedule Number           Description of Schedule                 Page Number
---------------           -----------------------                 -----------
                          Report of Independent Public Accountants    S-1
      II                  Valuation and Qualifying Accounts           S-2

Item 22.  Undertakings

  The undersigned registrants hereby undertake:

  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

  (e) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (f) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (g) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (h) that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, AMERICAN TELESOURCE INTERNATIONAL INC. has duly caused this Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas on November ___, 1996.

                                  AMERICAN TELESOURCE INTERNATIONAL INC.,
                                  an Ontario corporation



                                  By:
                                     ---------------------------------------
                                      Arthur L. Smith
                                      President and Chief Operating Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, hereby constitutes and appoints Arthur L. Smith and H. Douglas Saathoff, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-4 Registration Statement for filing with the Securities and Exchange Commission, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Form S-4 Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

            Signature                                   Title                                    Date
            ---------                                   -----                                    ----

---------------------------------------      President, Chief Operating Officer          November ___, 1996
Arthur L. Smith                              and Director

---------------------------------------      Chairman of the Board, Chief                November ___, 1996
Murray R. Nye                                Executive Officer and Director
                                             (Principal Executive Officer)

---------------------------------------      Secretary, Treasurer and Chief              November ___, 1996
H. Douglas Saathoff                          Financial Officer (Principal
                                             Financial and Accounting Officer)

---------------------------------------      Director                                    November ___, 1996
John Moses

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, ATSI MERGER CORP. has duly caused this Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas on November ___, 1996.

                                   ATSI MERGER CORP.,
                                   a Delaware corporation


                                   By:
                                      -----------------------------------
                                      Arthur L. Smith
                                      President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, hereby constitutes and appoints Arthur L. Smith and H. Douglas Saathoff, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-4 Registration Statement for filing with the Securities and Exchange Commission, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Form S-4 Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                                   Title                                 Date
              ---------                                   -----                                 ----
----------------------------------------     President, Chief Executive Officer         November ___, 1996
Arthur L. Smith                              and Director (Principal Executive
                                             Officer)

----------------------------------------     Secretary, Treasurer and Chief             November ___, 1996
H. Douglas Saathoff                          Financial Officer (Principal
                                             Financial and Accounting Officer)

----------------------------------------     Director                                   November ___, 1996
Murray R. Nye

----------------------------------------     Director                                   November ___, 1996
Tomas Revesz

----------------------------------------     Director                                   November ___, 1996
Terry Colbert

----------------------------------------     Director                                   November ___, 1996
Richard Benkendorf

----------------------------------------     Director                                   November ___, 1996
Carlos Kauachi

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this Registration Statement (No. 333-5557).


                                                             ARTHUR ANDERSEN LLP


San Antonio, Texas
November 14, 1996

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of American Telesource International Inc.:

We have audited, in accordance with generally accepted accounting standards, the consolidated financial statements of American Telesource International Inc., and subsidiaries included in this Registration Statement on Form S-4 and have issued our report thereon dated October 7, 1996. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                                                       ARTHUR ANDERSEN LLP


San Antonio, Texas
October 7, 1996

                                                                     Schedule II


            AMERICAN TELESOURCE INTERNATIONAL INC. AND SUBSIDIARIES
                       VALUATION AND QUALIFYING ACCOUNTS

                                                                           Charged to  Write-offs
                                                        Balance at         Costs and   Charged to     Balance at
Period Ended              Description               Beginning of Period     Expenses    Allowance    End of Period
------------     -------------------------------    -------------------    ----------  ----------    -------------
July 31, 1994    Allowance for Doubtful Accounts               $0            $14,887     ($1,397)        $13,400

July 31, 1995    Allowance for Doubtful Accounts          $13,490           $339,828   ($209,772)       $143,546

July 31, 1996    Allowance for Doubtful Accounts         $143,546           $554,333   ($543,497)       $154,382

                                      S-2